                                                                     Exhibit 2.1

                                                                  CONFORMED COPY
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                           --------------------------

                           RECAPITALIZATION AGREEMENT

                           --------------------------

                                      Among

                              CORNING INCORPORATED,

                       CORNING CONSUMER PRODUCTS COMPANY,

                             CCPC ACQUISITION CORP.

                                       and

                                  BORDEN, INC.

                               Dated March 2, 1998

================================================================================
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                                TABLE OF CONTENTS

Section                                                                   Page

                                  ARTICLE I

                                 DEFINITIONS

1.01.  Certain Defined Terms.................................................1
1.02.  Other Defined Terms...................................................9

                                  ARTICLE II

                              PURCHASE AND SALE

2.01.  Consummation of Financing; Dividend..................................11
2.02.  Purchase and Sale of Acquired Shares.................................12
2.03.  Closing..............................................................12
2.04.  Adjustment of Cash Dividend Amount...................................13

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.01.  Incorporation of the Seller and Authority of the Seller
       and the Company......................................................16
3.02.  Organization, Authority and Qualification of the Company.............16
3.03.  Capital Stock of the Company.........................................16
3.04.  Subsidiaries.........................................................17
3.05.  No Conflict..........................................................17
3.06.  Consents and Approvals...............................................18
3.07.  Financial Information; Inventory; Receivables........................18
3.08.  Absence of Undisclosed Liabilities...................................18
3.09.  Absence of Certain Changes or Events.................................19
3.10.  Absence of Litigation................................................20
3.11.  Compliance with Laws.................................................20
3.12.  Licenses and Permits.................................................20
3.13.  Real Property; Tangible Property.....................................21
3.14.  Employee Benefit and Labor Matters...................................22
3.15.  Labor Matters........................................................27
3.16.  Taxes................................................................27
3.17.  Environmental, Health and Safety.....................................28
3.18.  Intellectual Property................................................29

Section                                                                   Page

3.19.  Material Contracts...................................................31
3.20.  Brokers..............................................................32
3.21.  Entire Business......................................................32

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

4.01.  Incorporation and Authority of the Purchaser.........................32
4.02.  No Conflict..........................................................33
4.03.  Consents and Approvals...............................................33
4.04.  Absence of Litigation................................................33
4.05.  Investment Purpose...................................................33
4.06.  Financing............................................................34
4.07.  Brokers..............................................................34

                                  ARTICLE V

                            ADDITIONAL AGREEMENTS

5.01.  Conduct of Business Prior to the Closing.............................34
5.02.  Access to Information................................................37
5.03.  Confidentiality......................................................38
5.04.  Regulatory and Other Authorizations; Consents........................39
5.05.  Investigation........................................................39
5.06.  Administrative Services Agreement....................................40
5.07.  Company Headquarters.................................................40
5.08.  Non-Solicitation of Employees........................................41
5.09.  Intellectual Property Matters........................................41
5.10.  Corning Glass Center; Corning Plant Stores; Shared Facility
       Agreement............................................................44
5.11.  Greenville Supply Agreement; Transfer of Molds.......................44
5.12.  Technology Support Agreement.........................................44
5.13.  Transition Services Agreement........................................44
5.14.  Actions Affecting the Closing Balance Sheet..........................45
5.15.  Foreign Sales Corporation............................................45
5.16.  Payment of Intercompany Accounts Payable.............................45
5.17.  Non-Competition......................................................46
5.18.  Facility Financing Interests.........................................47
5.19.  Stockholders Agreement...............................................48
5.20.  No Negotiation.......................................................48
5.21.  Financial Statements and Reports.....................................48

Section                                                                   Page

5.22.  Insurance............................................................49
5.23.  Cumulative Gross Margin Payment......................................49
5.25.  Reasonable Best Efforts..............................................51

                                  ARTICLE VI

                               EMPLOYEE MATTERS

6.01.  Employees............................................................51
6.02.  Employee Benefits Arrangements.......................................53
6.03.  Goal Sharing Plan....................................................58
6.04.  Stock Options........................................................59
6.05.  Supplemental Plans...................................................59
6.06.  Medical Costs........................................................59
6.07.  Cooperation..........................................................59
6.08.  Remedies.............................................................60
6.09.  Indemnification......................................................60
6.10.  Survival.............................................................60

                                 ARTICLE VII

                                     TAX

7.01.  Tax Indemnities......................................................61
7.02.  Refunds and Tax Benefits.............................................63
7.03.  Contests.............................................................64
7.04.  Preparation of Tax Returns...........................................66
7.05.  Cooperation and Exchange of Information..............................68
7.06.  Conveyance Taxes.....................................................68
7.07.  Section 338(h)(10) Election..........................................68
7.08.  Miscellaneous........................................................70

                                 ARTICLE VIII

                            CONDITIONS TO CLOSING

8.01.  Conditions to Obligations of the Seller and the Company..............70
8.02.  Conditions to Obligations of the Purchaser...........................71

                                  ARTICLE IX

                                 INDEMNIFICATION

9.01.  Survival of Representations and Warranties...........................73
9.02.  Indemnification for the Benefit of the Seller........................73
9.03.  Indemnification by the Seller........................................75
9.04.  Indemnification Procedures...........................................77
9.05.  Environmental Indemnification........................................78

                                  ARTICLE X

                            TERMINATION AND WAIVER

10.01.  Termination.........................................................80
10.02.  Effect of Termination...............................................81
10.03.  Waiver..............................................................81

                                  ARTICLE XI

                              GENERAL PROVISIONS

11.01.  Expenses............................................................81
11.02.  Notices.............................................................82
11.03.  Public Announcements................................................83
11.04.  Headings............................................................83
11.05.  Severability........................................................83
11.06.  Entire Agreement....................................................84
11.07.  Assignment..........................................................84
11.08.  No Third Party Beneficiaries........................................84
11.09.  Amendment...........................................................84
11.10.  Governing Law.......................................................84
11.11.  Counterparts........................................................84
11.12.  Specific Performance................................................84
11.13.  Waiver of Jury Trial................................................84
11.14.  Guarantee...........................................................85
11.15.  Effect of Disclosure Schedules......................................85

                                   EXHIBITS

Exhibit 1.01(a)      Durable Consumer Products
Exhibit 1.01(b)      Housewares Products
Exhibit 1.01(c)      1997 Balance Sheet
Exhibit 2.01         Financing
Exhibit 2.03(b)      Summary of Preferred Stock Terms
Exhibit 2.03(f)      Form of Stockholders Agreement
Exhibit 5.01         Corning Consumer Products Company 1998 Capital Budget
Exhibit 5.06         Form of Administrative Services Agreement
Exhibit 5.07         Form of Company Headquarters Lease Agreement
Exhibit 5.09(b)(i)   Form of CORNING WARE and PYROCERAM License Agreement
Exhibit 5.09(b)(ii)  Form of PYREX License Agreement
Exhibit 5.09(d)      Form of Patent and Know-How License Agreement
Exhibit 5.09(e)      Form of Temporary CORNING License Agreement
Exhibit 5.10         Form of Shared Facility Agreement
Exhibit 5.11         Form of Greenville Supply Agreement
Exhibit 5.12         Form of Technology Support Agreement
Exhibit 5.13         Form of Transition Services Agreement

                              DISCLOSURE SCHEDULE

            The Disclosure Schedule shall include the following Sections:

3.04    Subsidiaries
3.05    No Conflict
3.06    Consents and Approvals
3.08    Absence of Undisclosed Liabilities
3.09    Absence of Certain Changes or Events
3.10    Absence of Litigation
3.11    Compliance with Laws
3.12    Licenses and Permits
3.13    Real Property; Tangible Property
3.14    Employee Benefit Matters
3.15    Labor Matters
3.16    Taxes
3.17    Environmental, Health and Safety Compliance
3.18    Intellectual Property
3.19    Material Contracts
3.22    Insurance
5.01    Conduct of Business Prior to the Closing
5.18    Documents and Instruments Evidencing Facility Financing Interests
6.01    Termination Benefits of the Company and the Subsidiaries
6.02    Collective Bargaining Agreements
            6.02(d)(i)   Continued Collective Bargaining Agreements
            6.02(d)(ii)  Assumed Collective Bargaining Agreements

            RECAPITALIZATION AGREEMENT, dated March 2, 1998, among CORNING INCORPORATED, a New York corporation (the "Seller"), CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "Company"), CCPC ACQUISITION CORP., a Delaware corporation (the "Purchaser") and, solely for purposes of Sections
10.02 and 11.14(a) hereof, Borden, Inc., a New Jersey corporation and an Affiliate of the Purchaser ("Borden").

            WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of common stock, no par value per share, of the Company; and

            WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, certain Shares, and the Purchaser and the Seller desire to effect a recapitalization of the Company, each on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Purchaser, the Company and the Seller hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Acquired Shares" means 920 Shares.

            "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

            "Agreement" or "this Agreement" means this Recapitalization Agreement, dated March 2, 1998, among the Seller, the Company, the Purchaser and, for purposes of Sections 10.02 and 11.14(a) only, Borden (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 11.09.

            "Books and Records" means all the books of account and other financial records pertaining to the Company and the Subsidiaries.

            "Business" means the business of manufacturing, distributing, exporting and/or selling the Corning Consumer Products as conducted and as currently intended to be conducted by the Company and the Subsidiaries.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "Cash Dividend Amount" means $472,600,000 as adjusted pursuant to
Section 2.04.

            "Charleroi Facility" means all real property, all improvements thereon and all machinery and equipment used in connection therewith owned by or leased or otherwise made available to the Company, including all easements, licenses, rights and appurtenances thereto, comprising its manufacturing facility located in the Borough of Charleroi, Washington County, Commonwealth of Pennsylvania, such real property being bounded generally on the east by Monongahela River, on the south by real property owned (on the date of this Agreement) by West Penn Power, on the west by real property owned (on the date of this Agreement) by Consolidated Rail Corporation and on the north by real property owned (on the date of this Agreement) by the Borough of Charleroi.

            "Closing Balance Sheet" means the audited consolidated balance sheet (including the related notes and schedules thereto) of the Company and the Subsidiaries, to be prepared pursuant to Section 2.04 and to be dated as of the Closing Date, except that if the Closing Date is the first day of any month, the Closing Balance Sheet will be dated as of the day immediately preceding the Closing Date.

            "Code" means the Internal Revenue Code of 1986, as amended through the date hereof.

            "Confidentiality Agreement" means the letter agreement dated as of February 9, 1998, Seller and Borden.

            "Consumer Copyrights" means any and all statutory or other rights in any copyrights owned by the Seller, the Company or any Subsidiary and protecting a work which has been used or is currently intended to be used in the Business.

            "Consumer Grantee License Agreements" means each written unexpired agreement dated prior to the Closing Date pursuant to which the Seller (and its Affiliates), the Company or any Subsidiary, individually or in combination with each other, has the right to use any Consumer Intellectual Property, or any other intellectual property owned by a third party, in connection with the Business.

            "Consumer Grantor License Agreements" means each written, unexpired agreement dated prior to the Closing Date pursuant to which the Seller (and its Affiliates), the Company or any Subsidiary has licensed to a third party any Consumer Intellectual Property.

            "Consumer Intellectual Property" means all intellectual property rights owned or used by the Company and the Subsidiaries, including, without limitation, the Consumer Trademarks, the Consumer Know-How, the Consumer Patents, the Seller's Retained Patents, the Consumer Copyrights, and any one of the foregoing.

            "Consumer License Agreements" means the Consumer Grantor License Agreements and the Consumer Grantee License Agreements.

            "Consumer Know-How" means any and all knowledge and experience used or currently intended to be used by the Seller, the Company or any Subsidiary prior to the Closing Date, or that pertain or relate to the technology and industrial techniques used, in the commercial production of Corning Consumer Products and any evolutionary improvements therein, and not a replacement therefor, created before the fifth anniversary of the Closing Date.

            "Consumer Patents" means all patents, and all applications, reissues, renewals, continuations and extensions relating to any patents owned or used by, or subject to a right of assignment to, the Seller, the Company or any Subsidiary prior to the Closing which in the case of the Seller only pertain or relate to, or are only used in or currently intended for use in, the Business, including, without limitation, those identified in Section 3.18 of the Disclosure Schedule, but excluding Seller's Retained Patents.

            "Consumer Trademarks" means all trademarks and all registrations, applications, and renewals, relating to trademarks, and all logos, company names and trade names currently owned, used and/or intended to be used by the Seller (or its Affiliates), the Company or any Subsidiary in connection with the Business, including, but not limited to, the trademarks listed in Section 3.18 of the Disclosure Schedule, and all goodwill associated with and all rights in the foregoing.

            "Corning Consumer Products" means Stanadyne Products, pressed glass ceramic molds to be used for metal consumer products for retail sale, final water filtration system products for home use (but excluding OEM Component Products parts of such water filtration systems products) and products manufactured, distributed and/or sold by the Company and the Subsidiaries for use primarily in the preparation, cooking, storage, service and enjoyment of foods and/or beverages, including, but not limited to, glass, glass-ceramic, ceramic, plastic and metal ovenware, bakeware, cookware, dinnerware, tableware, tableware accessories, kitchen gadgets; provided, however, that Corning Consumer Products shall not include Steuben Products, ceramic briquettes, OEM Component Products for consumer household appliances, household cooking ovens or ranges, products for lighting, computers, laboratory science, electronics, medical applications, automobile and building windows, mirrors, flatglass, television or display applications, liquid filtration products (other than Stanadyne Products and final water filtration system products for home use), OEM Component Product parts of water filtration system products for home use, glass ceramic burner caps, glass ceramic cook tops, flat glass ceramic stove windows and new products manufactured from flat glass ceramic by Eurokera, S.N.C. or Keraglass, S.N.C. or their respective licensees for sale in Europe.

            "Cumulative Gross Margin" means the sum of the Gross Margins in each of the three years ended December 31, 1998, 1999 and 2000.

            "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement.

            "Durable Consumer Products" means Housewares and those products identified on the attached Exhibit 1.01(a); provided that Durable Consumer Products will not include such items as are specifically excluded from the definition of Corning Consumer Products.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and any regulations promulgated or proposed thereunder.

            "Facility Financing Interests" means all of the rights and obligations of the Seller and the Company with respect to the Charleroi Facility and the Greencastle Facility, as evidenced by the documents and instruments set forth on Section 5.18 of the Disclosure Schedule.

            "Foreign Sales Corporation" means Corning Incorporated Foreign Sales Corporation.

            "Foreign Subsidiaries" means Corning Canada Inc. (a Canadian corporation), Corning Australia Pty. Limited (an Australian corporation), CCPC
(Asia) Pte. Ltd. (a Singapore corporation), Mundial Brasil Produtos de Consumo Ltda. (a Brazilian corporation), CCPC Korea Co. Ltd. (a Korean corporation) and Iwaki Corning (Malaysia) SDN BHD (a Malaysian corporation).

            "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Greencastle Facility" means all real property, all improvements thereon and all machinery and equipment used in connection therewith, including all easements, licenses, rights and appurtenances thereto, owned by or leased or otherwise made available to the Company comprising its manufacturing facility located at 1200 South Antrim Way, Greencastle, Franklin County, Commonwealth of Pennsylvania.

            "Gross Margin" means the difference (as calculated by the Company and certified by the Company's accountants in accordance with Section 5.23) between (a) consolidated net sales of the Company and the Subsidiaries, and (b) cost of sales, in each case as reflected on the 1998, 1999 and 2000 Financial Statements adjusted as follows. Net sales and cost of sales shall be adjusted to exclude, to the extent not reflected in Management's Business Plans for 1998, 1999 and 2000 provided to the Purchaser prior to the date hereof and projecting Cumulative Gross Margin of $710,900,000 (i) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (ii) any charges or income associated with a restructuring of the Business or a decision to close, relocate any facility or terminate or relocate any employees (including severance or other benefits, expense accruals and moving costs associated with the foregoing), (iii) any one-time costs (or release of reserves for estimated costs) or income, in each case solely related to the consummation of the transactions contemplated hereby, including any incentive payments to employees or any payments pursuant to the Pressware Union Agreement, (iv) any expenses or income associated with any assets acquired or divested not in the ordinary course of business, (v) any one-time costs incurred with respect to the implementation of independent financial systems and (vi) the impact of any changes in accounting policies or classifications.

            "Housewares" means Corning Consumer Products and (i) products used primarily in the preparation, cooking, storage, service and enjoyment of food or beverages such as: (A) glass, ceramic, metal, plastic or other bakeware, cookware, dinnerware, tableware, and ovenware; (B) crystal and china dinnerware, tableware, and decorative objects or accessories; (C) kitchen and table utensils, cutlery and gadgets; (D) food storage containers; (E) portable appliances; (F) table linen and oven mitts; (ii) furnishings for the home; and
(iii) the products listed on the attached Exhibit 1.01(b); provided, however, that Housewares shall not include such items as are specifically excluded from the definition of Corning Consumer Products.

            "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "Income Tax or Income Taxes" means any federal, state, local or foreign tax, fee, assessment, levy, duty, tariff or other charges of any kind imposed by a governmental taxing authority and (a) based upon, measured by, or calculated with respect to, net income or net receipts, proceeds or profits, or
(b) based upon, measured by, or calculated with respect to multiple bases (including, but not limited to corporate franchise or occupation taxes) if such tax may be based upon, measured by, or calculated with respect to one or more bases described in clause (a) above, in each case together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto.

            "Indebtedness" means (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, notes, debentures or other similar instruments or by letters of credit, including purchase money obligations or other obligations relating to the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (c) obligations as lessee under leases which have been or should have been, in accordance with U.S. GAAP, recorded as capital leases, (d) obligations under direct or indirect guaranties in respect of Liabilities of others, (e) obligations in respect of outstanding or unpaid checks or drafts or overdraft obligations and (f) accrued interest, if any, on and all other amounts owed in respect of any of the foregoing.

            "IRS" means the Internal Revenue Service of the United States.

            "knowledge" means, with respect to the Seller, the actual knowledge of Peter F. Campanella, Clark S. Kinlin, Twilver Gordon, Gary P. Vogt, Kim Frock, Thomas C. O'Brien, Katherine A. Asbeck, James B. Flaws, John L. Cherill, Kirk P. Gregg, Michael Donnelly, Kevyn Hennessey and Paul R. A. Burke; provided, however, that the actual knowledge of Kirk P. Gregg, Michael Donnelly and Kevyn Hennessey shall be attributed to the knowledge of the Seller only with respect to employee benefits matters, the actual knowledge of John L. Cherill shall be attributed to the knowledge of the Seller only with respect to environmental matters and the actual knowledge of Paul R. A. Burke shall be attributed to the knowledge of the Seller only with respect to intellectual property matters.

            "Leased Real Property" means the real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

            "Material Adverse Effect" means any change in, or effect on, the Company, the Subsidiaries or the Business that is or could reasonably be expected to be materially adverse to the business, properties, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

            "Net Worth" means Total Assets, other than, to the extent included in Total Assets (a) cash and cash equivalents, (b) deferred Tax assets and (c) any assets retained or transferred by the Seller pursuant to Section 5.14, minus Total Liabilities other than, to the extent included in Total Liabilities (i) any Indebtedness, (ii) deferred Tax liabilities and (iii) any liabilities retained by the Seller pursuant to Section 5.14.

            "Other Consumer Products" means consumer products for retail sale.

            "1997 Balance Sheet" means the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1997, a copy of which is attached hereto as Exhibit 1.01(c).

            "1997 Balance Sheet Date" means December 31, 1997.

            "1998, 1999 and 2000 Financial Statements" means each of the audited consolidated statements of income of the Company and the Subsidiaries for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 (including any notes thereto), each prepared in accordance with U.S. GAAP.

            "OEM Component Products" means original equipment manufacturer's component products.

            "Owned Real Property" means the real property owned by the Company or any Subsidiary, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

            "Permitted Encumbrances" means: (a) liens for Taxes and assessments not yet payable; (b) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith; (c) with respect to
Section 3.09 (b) only, imperfections of title, liens, security interests and other encumbrances the existence of which, individually or in the aggregate, would not have a Material Adverse Effect; (d) inchoate mechanics' and materialmen's liens for construction in progress; and (e) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of Business.

            "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

            "Purchaser's Accountants" means Deloitte & Touche LLP, independent accountants of the Purchaser.

            "Purchaser Group" means the Purchaser and any Affiliate of the Purchaser with which the Purchaser files a consolidated, combined or unitary Tax Return.

            "Real Property" means the Leased Real Property and the Owned Real Property.

            "Revolving Credit Agreement" means the Amended and Restated Revolving Credit Agreement between the Company and the Seller, dated as of March 28, 1997.

            "Seller Group" means the Seller and any Affiliate of the Seller with which the Seller files a consolidated, combined or unitary Tax Return.

            "Seller's Accountants" means Price Waterhouse LLP, independent accountants of the Seller.

            "Seller's Future Patents" means each patent or patent application claiming a priority date after the Closing but prior to the fifth anniversary of the Closing and that claims an invention that is an evolutionary improvement in, and not a replacement for, the subject matter of Seller's Retained Patents.

            "Seller's Retained Patents" means all patents, and all applications, reissues, renewals, continuations and extensions relating to any patents, owned by the Seller prior to the Closing and that pertain or relate to the Business but have potential applicability outside of the Business, as identified in
Section 3.18 of the Disclosure Schedule.

            "Stanadyne Products" means glass housings used in fuel systems generally of the type heretofore sold by the Company to the Stanadyne Automotive Corporation.

            "Steuben Products" means high-end crystal glassware sold under the Steuben trademark.

            "Subsidiaries" means Revere Ware Corporation, a Delaware corporation, and the Foreign Subsidiaries.

            "subsidiary" or "subsidiaries" means any Person with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock (or similar voting securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

            "Tax" or "Taxes" means any and all taxes, fees, assessments, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental taxing authority including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, assets, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, severance, occupation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, estimated, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

            "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

            "Total Assets" means the total assets reflected on the 1997 Balance Sheet or the Closing Balance Sheet, as the case may be.

            "Total Liabilities" means the total liabilities reflected on the 1997 Balance Sheet or the Closing Balance Sheet, as the case may be.

            "U.S. GAAP" means United States generally accepted accounting principles.

            SECTION 1.02. Other Defined Terms. The following terms shall have the meanings defined for such terms in the sections set forth below:

            Term:                            Section:
            -----                            --------
            Acquired Employees               6.01(a)
            Administrative Services
                  Agreement                  5.06
            Allocation                       7.07(b)
            Benefit Maintenance Period       6.01(c)
            Benefit Plan                     3.14(a)
            Canadian Plan                    3.14(e)
            Borden                           Preamble
            Cash Dividend                    2.01
            Closing                          2.03
            Closing Date                     2.03
            Code section 338(h)(10)
                 Election                    7.07(a)
            Company                          Preamble
            Company Benefit Plan             3.14(a)

            Company's Accountants            5.23(a)
            Compensation                     6.01(b)
            Continuation Period              6.01(b)
            Corning 401(k) Plans             6.02(b)(i)
            Corning Pension Plan             6.02(a)(i)
            CORNING WARE and
                  PYROCERAM
                  License Agreement          5.09(b)(i)
            Department                       3.14(a)
            Diversified Company              5.17
            Elections                        7.07(a)
            Employee                         3.14(a)
            Employee Agreement               3.14(a)
            Encumbrances                     3.03
            Environmental Claims             3.17
            Environmental Law                3.17
            Environmental Permits            3.17(a)
            Environmental Report             3.17
            ERISA Affiliate                  3.14(a)
            Existing Benefit Plans           6.02(c)(i)
            Financial Statements             3.07
            Financing                        2.01
            Goldman, Sachs                   3.20
            Greenville Supply
                  Agreement                  5.11
            Hazardous Materials              3.17
            HMO                              3.14(j)
            Hourly Employees                 6.02(a)(i)
            Indemnified Party                9.04(a)
            Indemnifying Party               9.04(a)
            Independent Accounting Firm      2.04(b)(ii)
            Key Employee Retention
                  Program                    6.02(e)
            Leased Employees                 6.02(d)(iii)
            Losses                           9.02(a)
            Material Contracts               3.19(a)
            Multi-Employer Plan              3.14(a)
            1988 Guaranty                    5.18
            1992 Guaranty                    5.18
            New Company Plan                 3.14(a)
            New Defined Benefit Plan         6.02(a)(ii)
            New 401(k) Plans                 6.02(b)(ii)
            Non-Competition Period           5.17

            Option Exercise Period           6.04
            Patent and Know-How
                  License Agreement          5.09(d)
            PBGC                             3.14(a)
            PCBs                             3.17
            Pension Plan                     3.14(a)
            Post-Closing Tax Detriment       7.02(a)(ii)
            Pre-Closing Tax Detriment        7.02(a)(ii)
            Pre-Closing Workers and
                  Products Claims            5.14(c)
            Pressware Union Agreement        6.02(d)(ii)
            Purchaser                        Preamble
            Purchaser Indemnified Party      9.03(a)
            Purchaser Returns                7.04(a)
            PYREX License Agreement          5.09(b)(ii)
            Retained Names and Marks         5.09(e)
            Revere Hourly Employees          6.02(a)(ii)
            Revere Plan                      6.02(a)(iii)
            Revere Post-Retirement Plan      6.02(c)(i)
            Seller                           Preamble
            Seller Benefit Plan              3.14(a)
            Seller Indemnified Party         9.02(a)
            Seller Insurance Policies        5.22
            Separate Return Tax Liability    7.03(b)
            Seller Returns                   7.04(a)
            Share Purchase Price             2.02
            Shared Facility Agreement        5.10(c)
            Shares                           Recitals
            Stockholders Agreement           2.03(d)
            Systems Plan                     5.24
            Tangible Property                3.13(d)
            Technology Support
                  Agreement                  5.12
            Temporary CORNING
                  License Agreement          5.09(e)
            Termination Benefits             6.01(c)
            Transition Services Agreement    5.13
            Welfare Plan                     3.14(a)

                                   ARTICLE II

                                PURCHASE AND SALE

            SECTION 2.01. Consummation of Financing; Dividend. Upon the terms and subject to the conditions of this Agreement, (a) prior to the Closing, the Company may declare as a dividend payable to its stockholder of record as of the day prior to the Closing Date, and pay to such stockholder on the Closing Date an amount in cash equal to the Cash Dividend Amount (the "Cash Dividend"), and
(b) at the Closing, the Seller shall cause the Company to borrow, and the Purchaser shall lend (or cause one of more of its Affiliates to lend), funds to the Company on the terms previously described to the Seller (the "Financing") in the amounts set forth on Exhibit 2.01 hereto, the proceeds of which (net of any fees, expenses and other costs required to be paid by the Company in connection with the Financing and the transactions contemplated hereby), together with the proceeds of the preferred stock referred to in Section 2.03(b), shall be sufficient to pay the Cash Dividend Amount.

            SECTION 2.02. Purchase and Sale of Acquired Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell to the Purchaser, and the Purchaser shall purchase from the Seller, the Acquired Shares for $110,400,000 in the aggregate (the "Share Purchase Price"). The Share Purchase Price shall be payable as provided in Section 2.03(c).

            SECTION 2.03. Closing. Upon the terms and subject to the conditions of this Agreement, the consummation of the transactions contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York at 10:00 A.M. New York time, on the later to occur of (i) the fifth Business Day following the satisfaction of the conditions contained in Sections 8.01(b) and 8.02(b), or (ii) April 1, 1998, or at such other place or at such other time or on such other date as the Seller and the Purchaser mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). At the Closing, the following will take place:

            (a) The Company shall consummate the Financing.

            (b) The Company shall issue to the Purchaser or one of its Affiliates shares of preferred stock having an aggregate liquidation preference of $30,000,000 and other terms substantially as set forth in
      Exhibit 2.03(b) hereto in exchange for $30,000,000.

            (c) Immediately following the consummation of the Financing and the receipt by the Company of the proceeds therefrom, the Company will pay the Cash Dividend declared pursuant to Section 2.01(a), by wire transfer in immediately available funds to an account or accounts designated by the Seller at least two Business Days before the Closing Date in a written notice to the Company.

            (d) Immediately following the payment of the Cash Dividend by the Company to the Seller in accordance with Section 2.03(c), the Purchaser will pay to the Seller the Share Purchase Price, by wire transfer in immediately available funds to an account or accounts designated by the Seller at least two Business Days before the Closing Date in a written notice to the Purchaser. The Seller will deliver to the Purchaser stock certificates evidencing the Acquired Shares duly endorsed in blank or accompanied by stock powers duly executed in blank.

            (e) The Company and its Subsidiaries shall have repaid or shall repay all third-party Indebtedness of the Company or any Subsidiaries, other than the Facility Financing Interests, and all Indebtedness of the Company or any Subsidiaries owing to the Seller or any of its other Affiliates shall be repaid or otherwise discharged as described in Section 5.14(a) or otherwise in a manner that does not cause any adverse tax consequences to the Company or any of the Subsidiaries.

            (f) The Seller, the Company and the Purchaser shall enter into a Stockholders Agreement (the "Stockholders Agreement"), substantially in the form attached hereto as Exhibit 2.03(f).

            SECTION 2.04. Adjustment of Cash Dividend Amount. The Cash Dividend Amount shall be subject to adjustment as specified in Section 2.04(c):

            (a) Closing Balance Sheet. As promptly as practicable, but in any event within sixty calendar days following the Closing Date, the Seller shall prepare and deliver to the Purchaser the Closing Balance Sheet, together with a report thereon of the Seller's Accountants stating that the Closing Balance Sheet fairly presents the consolidated financial position of the Company at the Closing Date in conformity with U.S. GAAP as in effect on the date hereof applied on a basis consistent with the preparation of the 1997 Balance Sheet. For the purposes of the preparation of the Closing Balance Sheet, the Financing, the payment of the Cash Dividend Amount and the payments to be made to or on behalf of the Purchaser or any of its Affiliates (in aggregate amounts previously described to the Seller) in connection with the Closing shall be excluded in calculating Net Worth.

            (b) Disputes. (i) Subject to clause (ii) of this Section 2.04(b), the Closing Balance Sheet delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                  (ii) The Purchaser may dispute any amounts relevant to Section
            2.04(c) reflected on the Closing Balance Sheet, but only on the basis that the amounts reflected on the Closing Balance Sheet were not arrived at in conformity with U.S. GAAP applied on a basis consistent with the preparation of the 1997 Balance Sheet; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser. In the event of such a dispute, the Seller's Accountants, together with the Seller, and the Purchaser's Accountants, together with the Purchaser, shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If the Seller's Accountants, together with the Seller, and the Purchaser's Accountants, together with the Purchaser, are unable to resolve any such dispute within 50 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser and the items remaining in dispute (excluding any item relating to Indebtedness or cash) are such that the Cash Dividend Amount would be adjusted by at least $250,000, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to Arthur Andersen & Co. (or, if such firm shall decline to act or is not, at the time of such submission, independent of the Seller, the Company and the Purchaser, to another independent accounting firm of international reputation mutually acceptable to the Seller and the Purchaser) (either Arthur Andersen & Co. or such other accounting firm being referred to herein as the "Independent Accounting Firm"), which shall, within 40 Business Days after such submission, determine and report to the Seller and the Purchaser upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting
            Firm) bears to the total amount of such remaining disputed items so submitted. Any amounts payable pursuant to this Section 2.04 which are not in dispute shall be paid in accordance with paragraph (c) of this Section 2.04, notwithstanding that other amounts may remain in dispute.

                  (iii) In acting under this Agreement, the Independent
            Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

            (c) Cash Dividend Amount Adjustment. The Closing Balance Sheet shall be deemed final for the purposes of this Section 2.04(c) upon the earliest of (A) the failure of the Purchaser to notify the Seller of a dispute within 30 Business Days of the Seller's delivery of the Closing Balance Sheet to the Purchaser,
      (B) the resolution of all disputes, pursuant to Section 2.04(b)(ii), by the Purchaser's Accountants and the Seller's Accountants and (C) the resolution of all disputes, pursuant to Section 2.04(b)(ii), by the Independent Accounting Firm. Within three Business Days of the Closing Balance Sheet being deemed final, a Cash Dividend Amount adjustment or adjustments shall be made as follows:

                  (i) in the event that the amount of Net Worth calculated with respect to the Closing Balance Sheet exceeds the amount of Net Worth calculated with respect to the 1997 Balance Sheet, then the Cash Dividend Amount shall be adjusted upward in an amount equal to such excess;

                  (ii) in the event that the amount of Net Worth calculated with respect to the Closing Balance Sheet is less than the amount of Net Worth calculated with respect to the 1997 Balance Sheet, then the Cash Dividend Amount shall be adjusted downward in an amount equal to such deficiency;

                  (iii) in the event that the amount of cash and cash
            equivalents reflected on the Closing Balance Sheet is greater than zero, then the Cash Dividend Amount (as adjusted pursuant to clause
            (i) or (ii) of this Section 2.04(c)) shall be adjusted upward in an amount equal to such excess;

                  (iv) in the event that the amount of Indebtedness reflected on the Closing Balance Sheet is greater than $10,300,000, then the Cash Dividend Amount (as adjusted pursuant to clause (i), (ii) or (iii) of this Section 2.04(c)) shall be adjusted downward in an amount equal to such excess; and

                  (v) in the event that the amount of Indebtedness reflected in the Closing Balance Sheet is less than $10,300,000, then the Cash Dividend Amount (as adjusted pursuant to clause (i), (ii) or (iii) of this Section (c)) shall be adjusted upward in an amount equal to such difference.

            The payments to be made by the Seller or the Company pursuant to this Section 2.04(c) shall be made after giving effect to all the adjustments set forth in clauses (i) or (ii) and (iii) or (iv) or (v) above, and, in the case of payments to be made by the Seller, shall be made, within three Business Days of the determination of any such adjustment or adjustments, to the Company by wire transfer in immediately available funds to an account or accounts designated by the Company, and, in the case of payments to be made by the Company, shall be made, within three Business Days of the determination of any such adjustment or adjustments, to the Seller by wire transfer in immediately available funds to an account or accounts designated by the Seller.

            (d) Interest. Any payment required to be made by the Seller or the Company pursuant to Section 2.04(c) shall bear interest from the Closing Date through the date of payment on the basis of the average daily rate of interest publicly announced by Citibank, N.A. in New York, New York from time to time as its base rate from the Closing Date to the date of such payment.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

            The Seller represents and warrants to the Purchaser as follows:

            SECTION 3.01. Incorporation of the Seller and Authority of the Seller and the Company. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Seller and the Company, the performance by each of the Seller and the Company of its obligations hereunder and the consummation by each of the Seller and the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller and the Company, respectively. This Agreement has been duly executed and delivered by the Seller and the Company, and (assuming due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of each of the Seller and the Company enforceable against each of them in accordance with its terms.

            SECTION 3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of the properties owned or leased by it or the operation of its business makes such qualification necessary except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect.

            SECTION 3.03. Capital Stock of the Company. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of, or other equity interest in, the Company obligating the Seller or the Company to issue, sell, transfer or otherwise dispose of or sell any shares of capital stock of, or other equity interest in, the Company. The Company has issued and outstanding 1,000 Shares, which constitute all the authorized, issued and outstanding shares of capital stock of the Company and are owned of record and beneficially solely by the Seller. The Shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights. The Seller owns the Shares free and clear of all pledges, security interests and all other liens, encumbrances and adverse claims. (collectively, "Encumbrances"). Upon consummation of the transactions contemplated by Section 2.03(c), the Purchaser will acquire valid title to the Acquired Shares free and clear of all Encumbrances, other than any Encumbrances imposed in connection with the Financing. There are no voting trusts, stockholder or registration rights agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

            SECTION 3.04. Subsidiaries. Section 3.04 of the Disclosure Schedule sets forth, with respect to each Subsidiary, its type of entity, the jurisdiction of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the Company's current ownership of such shares, partnership interests or similar ownership interests. Except as set forth in Section 3.04 of the Disclosure Schedule, each of the outstanding shares of capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by the Company or another wholly owned Subsidiary and are owned free and clear of all Encumbrances of any nature whatsoever. Except as set forth in Section 3.04 of the Disclosure Schedule, the Company and the Subsidiaries do not own any equity interest in any Person. As of the date of this Agreement, the Company owns shares of capital stock of Foreign Sales Corporation which, prior to the Closing Date, the Company shall transfer to the Seller, as provided in Section 5.15. Each Subsidiary is duly organized and validly existing under the laws of its respective jurisdiction of incorporation and has the requisite power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business in all material respects as currently conducted by such Subsidiary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect.

            SECTION 3.05. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.05 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller and the Company do not and will not (a) violate or conflict in any material respect with the Certificate of Incorporation or By-laws of the Seller or the Company, (b) conflict with or violate any law, rule, regulation order, writ, judgment, injunction, decree, determination or award applicable to the Seller, the Company, the Business or any Subsidiary, or
(c) result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or, except for liens or other encumbrances imposed in connection with the Financing or the Stockholders Agreement and applicable securities laws, result in the loss of any benefit to the Company or any Subsidiary or the creation of any lien or other encumbrance on the Shares or on any of the assets or properties of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Seller, the Company or any Subsidiary is a party or by which any of such assets or properties is bound or affected, except, in the case of clause (b) or (c), as would not, individually or in the aggregate, have a Material Adverse Effect or prevent or materially delay the consummation by the Seller or the Company of the transactions contemplated hereby.

            SECTION 3.06. Consents and Approvals. The execution, delivery and performance of this Agreement by the Seller and the Company does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.06 of the Disclosure Schedule, (b) the notification and waiting period requirements of the HSR Act, (c) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, individually or in the aggregate, would not prevent or materially delay the consummation by the Seller or the Company of the transactions contemplated by this Agreement and would not have a Material Adverse Effect and
(d) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

            SECTION 3.07. Financial Information; Inventory; Receivables. (a) Financial Information. The Seller has delivered to the Purchaser true and correct copies of the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1997, 1996 and 1995 and the related audited consolidated statements of income and cash flows (all such financial statements being the "Financial Statements"). The Financial Statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and the Subsidiaries as of such dates or for the periods covered thereby and have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Seller and the Company.

            (b) Inventory. All of the inventories of the Company and the Subsidiaries are suitable, usable or salable in the ordinary course of business for the purposes for which intended, except to the extent of normal obsolescence, and except to the extent written down to realizable market value prior to or as of the Closing Date or for which adequate reserves have been provided in accordance with U.S. GAAP on the 1997 Balance Sheet consistent with past practice.

            (c) Receivables. All accounts and notes receivable of the Company and the Subsidiaries reflected in the 1997 Balance Sheet or arising since the 1997 Balance Sheet Date have arisen in the ordinary course of business of the Company and the Subsidiaries from bona fide transactions and represent valid obligations due to the operations of the Company or the Subsidiaries in accordance with their terms, subject to the reserve for bad debt set forth in the 1997 Balance Sheet.

            SECTION 3.08. Absence of Undisclosed Liabilities. Except with respect to the matters addressed in Section 3.16 or Article VII (which shall be governed solely by the terms of such Section 3.16 or Article VII), there are no Liabilities of the Company or any Subsidiary, other than Liabilities (i) reflected or reserved against on the 1997 Balance Sheet, (ii) disclosed in
Section 3.08(a) of the Disclosure Schedule or (iii) incurred since the 1997 Balance Sheet Date in the ordinary course of business consistent with past practice, and which do not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 3.09. Absence of Certain Changes or Events. Since the 1997 Balance Sheet Date, except as disclosed in Section 3.09 of the Disclosure Schedule, the Business has been conducted in the ordinary course consistent with past practice. As amplification and not limitation of the foregoing, since the 1997 Balance Sheet Date, and except as set forth in Section 3.09 of the Disclosure Schedule or as contemplated by this Agreement, there has not been:

            (a) any damage, destruction or loss to any of the assets or properties of the Company or any Subsidiary which, individually or in the aggregate, has had a Material Adverse Effect;

            (b) any security interests, pledges, liens or other encumbrances created on any properties or assets (whether tangible or intangible) of the Company or any Subsidiary, other than (i) Permitted Encumbrances, (ii) security interests, pledges, liens and other encumbrances that will be released at or prior to the Closing and (iii) security interests, pledges, liens or other encumbrances on assets having a value not exceeding $500,000 in the aggregate;

            (c) except for sales of inventory and obsolete fixed assets and the transfer of cash in payment of trade payables, in each case, in the ordinary course of business, any sale, assignment, transfer, lease or other disposition or agreement to sell, assign, transfer, lease or otherwise dispose of any of the fixed assets of the Company or any Subsidiary having an aggregate value exceeding $500,000;

            (d) any acquisition (by merger, consolidation or acquisition of stock or assets) by the Company or any Subsidiary of any corporation, partnership or other business organization or division thereof;

            (e) except in the ordinary course of business, (i) any incurrence by the Company or any Subsidiary of any indebtedness for borrowed money, (ii) any issuance by the Company or any Subsidiary of any debt securities or (iii) any assumption, granting, guarantee or endorsement or other accommodation or arrangement making the Company or any Subsidiary responsible for the Liabilities of any Person (other than the Company or another Subsidiary, as the case may be), in the case of (i), (ii) and (iii) above, having an aggregate value exceeding $500,000;

            (f) any material change in any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by U.S.
      GAAP;

            (g) any event that, individually or together with all other events, has had a Material Adverse Effect;

            (h) any action which, if it had been taken after the date hereof, would have required the consent of the Purchaser under Section 5.01(b) hereof; or

            (i) any agreement to take any actions specified in this Section
      3.09.

            SECTION 3.10. Absence of Litigation. Except as set forth in Section
3.10 of the Disclosure Schedule (a) there are no material claims, actions, proceedings or investigations pending or, to the knowledge of the Seller, threatened against or involving the Seller, the Company or any Subsidiary or any of the assets or properties of the Company or any Subsidiary, before any Governmental Authority and (b) the Company, the Subsidiaries and their respective assets and properties are not subject to any Governmental Order. The matters set forth in Section 3.10 of the Disclosure Schedule, individually or in the aggregate, have not had a Material Adverse Effect.

            SECTION 3.11. Compliance with Laws. Neither the Company nor the Subsidiaries are in violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any of the properties of the Company or any Subsidiary is bound, except (a) as set forth in
Section 3.11 of the Disclosure Schedule and (b) where such violations, individually or in the aggregate, would not have a Material Adverse Effect. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company and any Subsidiaries have not, in the last three years, received any written communication from any Governmental Authority that alleges that the Company or such Subsidiary is not in compliance in any material respect with any material law, rule, regulation, ordinance, order, judgment or decree that has not been resolved.

            SECTION 3.12. Licenses and Permits. Except as set forth in Section
3.12 of the Disclosure Schedule, the Company and the Subsidiaries have all governmental licenses, permits and authorizations necessary to conduct the Business, except for such governmental licenses, permits and authorizations the absence of which, individually or in the aggregate, would not have a Material Adverse Effect. None of the Seller, the Company or any Subsidiary has, within the last two years, received written notice or otherwise has knowledge that any Governmental Authority intends to cancel or terminate any material license, permit, certificate or other authorization required to carry on the Business as currently conducted.

            SECTION 3.13. Real Property; Tangible Property. (a) Section 3.13(a) of the Disclosure Schedule sets forth a list of all the Owned Real Property. The Company and the Subsidiaries have good, valid, marketable and insurable title in fee simple to the Owned Real Property, free and clear of all liens, security interests and other encumbrances, except (i) as disclosed in Section 3.13(a) of the Disclosure Schedule and (ii) Permitted Encumbrances.

            (b) Section 3.13(b) of the Disclosure Schedule sets forth a list of all Leased Real Property. Except as described in Section 3.13(b) of the Disclosure Schedule, the Seller has made available to the Purchaser true and complete copies of all leases and subleases relating to the Leased Real Property. The Company and the Subsidiaries have good marketable and insurable leasehold estates in the Leased Real Property, free and clear of all liens, security interests and other encumbrances, except Permitted Encumbrances. Except as disclosed in Section 3.13(b) of the Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, each such lease or sublease is legal, valid, binding and enforceable and in full force and effect, and will not cease to be legal, valid, binding and enforceable and in full force and effect as a result of the consummation of the transactions contemplated by this Agreement. To the knowledge of the Seller, no party to any such lease or sublease is in material breach or default thereunder.

            (c) Except as set forth on Section 3.13(c) of the Disclosure Schedule, (i) none of the Seller, the Company or any Subsidiary has, within the last two years, received written notice of any pending or threatened condemnation or eminent domain proceedings or their local equivalent that would materially affect the Owned Real Property or the Leased Real Property, (ii) the Owned Real Property and Leased Real Property, the use and occupancy thereof by the Company and the Subsidiaries, and the conduct of the Business thereon and therein does not violate in any material respect any deed restrictions, applicable law consisting of building codes, zoning, subdivision or other land use or similar laws the violation of which would materially adversely affect the use, value or occupancy of any such property or the conduct of the Business thereon, (iii) none of the Seller, the Company or any Subsidiary has, within the last two years, received written notice of a material violation of the restrictions or laws described in the foregoing clause (ii), and (iv) none of the structures or improvements on any of the Leased Real Property or Owned Real Property encroaches upon real property of another person, and no structure or improvement of another person encroaches upon any of the Leased Real Property or Owned Real Property, except for any such encroachment that would not materially adversely affect the use, value or occupancy of any such property.

            (d) Except as set forth in Section 3.13(d) of the Disclosure Schedule, the buildings, facilities, machinery, equipment, furniture, leasehold and their improvement, fixtures, vehicles, structures, and related capitalized items and other tangible property relating to the Business (the "Tangible Property") are in good operating condition and repair, free (in the case of buildings or structures located on the Owned Real Property or Leased Real Property) of any material structural or engineering defects, and, subject to normal wear and tear and continued repair and replacement in accordance with past practice, are suitable for their intended use. During the past five years there has not been any significant interruption of the operations of the Business due to inadequate maintenance of the Tangible Property.

            SECTION 3.14. Employee Benefit and Labor Matters.

            (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            "Benefit Plan" means each plan, program, policy payroll practice, contract, agreement or other arrangement providing for compensation, retirement benefits, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, written or oral and whether or not legally binding, including, without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA and each "multi-employer plan" within the meaning of Section 3(37) of 4001(a)(3) of ERISA.

            "Company Benefit Plan" means (i) the Revere Plan and the Revere PostRetirement Plan (as such terms are defined in Article VI), (ii) any Benefit Plan sponsored, maintained or contributed to exclusively for the benefit of any current or former employee of any Foreign Subsidiary, (iii) each other Benefit Plan (other than an Employee Agreement) which is sponsored, maintained, contributed to, or required to be sponsored, maintained or contributed to, by the Company or any Subsidiary exclusively for the benefit of any Employee and which, either individually or in the aggregate, is material to the business of the Company or any Subsidiary.

            "Department" means the U.S. Department of Labor.

            "Employee" means each current, former or retired employee, officer, consultant, independent contractor, agent or director of the Company or any Subsidiary.

            "Employee Agreement" means each management, employment, severance, consulting, non-compete, confidentiality, or similar agreement or contract between the

      Seller, the Company or any Subsidiary or ERISA Affiliate and any Employee pursuant to which the Company or any Subsidiary has or may have any material liability, contingent or otherwise.

            "ERISA Affiliate" means each business or entity which is or was a member of a "controlled group of corporations", under "common control" or an "affiliated service group" with the Seller within the meaning of
      Section 414(b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA.

            "Multi-Employer Plan" means each Company Benefit Plan which is "multi-employer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

            "New Company Plan" means the New Defined Benefit Plan, the New 401(k) Plan and any other Benefit Plan that the Purchaser is required to establish and maintain or cause to be established and maintained pursuant to Article VI of this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "Pension Plan" means each Seller Benefit Plan or Company Benefit Plan (other than a Multi-Employer Plan) which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

            "Seller Benefit Plan" means each Benefit Plan in which Employees participate that is sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Seller or any ERISA Affiliate, other than a Company Benefit Plan.

            "Welfare Plan" means each Company Benefit Plan which is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA.

            (b) Disclosure Schedule. Section 3.14(b) of the Disclosure Schedule contains a true and complete list of each Seller Benefit Plan, Company Benefit Plan and Employee Agreement. Except as set forth on Section 3.14(b) of the Disclosure Schedule, neither the Company, the Seller, any Subsidiary nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to establish any new Seller Benefit Plan or Company Benefit Plan, to enter into any Employee Agreement or to modify or to terminate any Seller Benefit Plan, Company Benefit Plan or Employee Agreement (except to the extent required by law or to conform any such Seller Benefit Plan, Company Benefit Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Buyer, or as required by this Agreement), nor has any intention to do any of the foregoing been communicated to Employees.

            (c) Documents. The Seller has made available to the Purchaser, and shall deliver to the Purchaser as soon as practicable following the date of this
Agreement: (i) current, accurate and complete copies of all documents embodying (and all material documents relating to) each Seller Benefit Plan, Company Benefit Plan and Employee Agreement, including all amendments thereto, and all written interpretations thereof and trust or funding agreements with respect thereto; (ii) the two most recent annual actuarial valuations, if any, prepared for each Seller Benefit Plan or Company Benefit Plan; (iii) the two more recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Seller Benefit Plan or Company Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation ss.2520.104-23, if any, filed for each Company Benefit Plan which is a "Pension Benefit Plan" for a select group of management of highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code;
(vi) if the Seller Benefit Plan or Company Benefit Plan is funded, the most recent annual and periodic accounting of Seller Benefit Plan or Company Benefit Plan assets upon the Purchaser's request; (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan; and (viii) all material written communications to any Employee or Employees relating to any Seller Benefit Plan or Company Benefit Plan.

            (d) Compliance. Except as set forth in Section 3.14(d) of the Disclosure Schedule: (i) the Company, the Seller, each Subsidiary and each ERISA Affiliate have performed all material obligations required to be performed by them under each Company Benefit Plan and Employee Agreement and all laws and regulations applicable thereto; (ii) each Company Benefit Plan intended to qualify under Section 401 of the Code (and each Corning 401(k) Plan, as defined in Section 6.02(b)) is so qualified and a determination letter has been issued by the IRS to the effect that each such Company Benefit Plan (and each Corning 401(k) Plan) is so qualified and no circumstances exist which could reasonably be expected to adversely affect this qualification; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Benefit Plan which could result in any material liability to the Company or any Subsidiary; (iv) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of the Company, the Seller, any Subsidiary or any ERISA Affiliate, threatened or anticipated (other than routine claims for benefits) against the Company, the Seller, any Subsidiary or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan with respect to any Company Benefit Plan or Employee Agreement, or against any Company Benefit Plan or against the assets of any Company Benefit Plan which could result in any material liability to the Company or any Subsidiary; (v) no event or transaction has occurred with respect to any Company Benefit Plan that would result in the imposition of any material tax under Chapter 43 of Subtitle D of the Code; (vi) each Company Benefit Plan can be amended, terminated or otherwise discontinued without material liability to the Company, the Seller, any Subsidiary or any ERISA Affiliate (other than liability for benefits accrued as of the date of such amendment, termination or discontinuance), provided, however, that such amendment, termination or discontinuance has been effected in accordance with the procedures required under such plan; and (vii) no Company Benefit Plan is under audit or investigation by the IRS, the Department or the PBGC, and to the knowledge of the Company, the Seller, any Subsidiary or any ERISA Affiliate no such audit or investigation is pending or threatened.

            (e) Pension Plans. Except as set forth in Section 3.14(e) of the Disclosure Schedule: (i) no steps have been taken to terminate any Pension Plan now maintained or contributed to, no termination of any Pension Plan has occurred pursuant to which all liabilities have not been satisfied in full, no liability under Title IV of ERISA has been incurred by the Company, the Seller, any Subsidiary or any ERISA Affiliate (whether or not related to a Pension Plan) which has not been satisfied in full, and no event has occurred and no condition exists that could reasonably be expected to result in the Company, the Seller, Subsidiary or any ERISA Affiliate incurring a material liability under Title IV of ERISA or could constitute grounds for terminating any Pension Plan; (ii) no proceeding has been initiated by the PBGC to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (iii) each Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA or Section 412 of the Code, has been maintained in compliance with the minimum funding standards of ERISA and the Code and no such Pension Plan has incurred any "accumulated funding deficiency", as defined in Section 412 of the Code and Section 302 of ERISA, whether or not waived; (iv) neither the Company, the Seller, any Subsidiary nor any ERISA Affiliate has sought nor received a waiver of its funding requirements with respect to any Pension Plan and all contributions payable with respect to each Pension Plan have been timely made; and (v) no reportable event, within the meaning of Section 4043 of ERISA, and no event described in Section 4062 or 4063 or ERISA, has occurred with respect to any Pension Plan. With respect to each of the Revere Plan and the Corning Canada Inc. Pension Plan for Hourly Employees (the "Canadian Plan"), the projected benefit obligations (as determined in accordance with Statement of Financial Accounting Standards No. 87 using the assumptions employed by the Seller in its most recent audited financial statements) under such plan do not exceed the market value of such plan's assets, and with respect to the Canadian Plan, such plan's liabilities, determined on a "solvency" basis, do not exceed the fair market value of such plan's assets by more than Can. $100,000.

            (f) Multi-Employer Plans. None of the Seller, the Company, any Subsidiary or any ERISA Affiliate have any liability under any Multi-Employer Plan.

            (g) No Post-Employment Obligations. Except as set forth in Section 3.14(g) of the Disclosure Schedule, none of the Seller, the Company or any Subsidiary (i) maintains or contributes to any Seller Benefit Plan or Company Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as may be required by
Section 4980B of the Code or (ii) to the best of the Seller's knowledge, and except as would not result in a material liability to the Company, has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical, severance or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by Section 4980B of the Code.

            (h) Effect of Transaction. Except as set forth in Section 3.14(h) of the Disclosure Schedule or as otherwise may be provided in Sections 6.03 and
6.04 of this Agreement, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchaser to amend or terminate any Company Benefit Plan. No payment or benefit which will or may be made by the Company, the Seller, any Subsidiary, the Purchaser or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of
Section 280G(b)(1) of the Code.

            (i) 501(c)(9) Trust. Except as set forth in Section 3.14(i) of the Disclosure Schedule, no Company Benefit Plan nor Employee Agreement is funded by a trust described in Section 501(c)(9) of the Code.

            (j) Welfare Plan Funding. With respect to each Welfare Plan, all claims incurred (including claims incurred but not reported) by Employees thereunder for which the Company is, or will become, liable are (i) insured pursuant to a contract of insurance whereby the insurance company bears any risk of loss with respect to such claims; (ii) covered under a contract with a health maintenance organization (an "HMO") pursuant to which the HMO bears the liability for such claims or (iii) reflected as a liability or accrued for on the Closing Balance Sheet.

            (k) Controlled Group Liability. The Company and the Subsidiaries have no liability, contingent or otherwise, to, or with respect to any Benefit Plan (other than the Company Benefit Plans and Employee Agreements which are listed on Schedule 3.14(b)) which is now, or within the preceding five calendar years has been, sponsored, maintained, contributed to, or required to be sponsored, maintained or contributed to, by the Seller, the Company, any Subsidiary or any ERISA Affiliate.

            SECTION 3.15. Labor Matters. Section 3.15 of the Disclosure Schedule lists all labor, collective bargaining and other agreements to which the Company, the Seller or any Subsidiary is a party with any labor organization, group or association with respect to Employees, and copies of such agreements have been made available to the Purchaser. Except as set forth in Section 3.15 of the Disclosure Schedule, the Company, the Seller and each Subsidiary is in compliance in all material respects with all applicable material laws, rules or regulations respecting employment practices, terms and conditions of employment and wages and hours with respect to any Employee. Except as set forth in Section
3.15 of the Disclosure Schedule there is no, and in the past three years there has not been any, (a) unfair labor practice charge within the meaning of the National Labor Relations Act and the Railway Labor Act or complaint against the Company, the Seller or any Subsidiary pending before the National Labor Relations Board or any comparable state agency relating to labor matters involving any Employees and (b) labor strike, labor dispute or material disturbance, material grievance, arbitration, material administrative proceeding, material litigation or work stoppage pending or, to the knowledge of the Seller, threatened against the Company, the Seller or any Subsidiary relating to labor matters.

            SECTION 3.16. Taxes. Except as set forth in Section 3.16 of the Disclosure Schedule, (a) the Company and the Subsidiaries and each affiliated, consolidated, combined or unitary group which included or includes the Company or any Subsidiary have timely filed, in accordance with all applicable laws and taking into account any extensions, all Income Tax returns required to be filed by or on behalf of the Company and the Subsidiaries with respect to material Income Taxes and have paid all Income Taxes due and payable by them (whether or not shown as due on such returns) and all such Tax Returns are true and correct in all material respects, (b) the Company and the Subsidiaries have timely filed, in accordance with all applicable laws and taking into account any extensions, all other material Tax returns required to be filed by them for any period ending on or before the Closing Date, taking into account any extension of time to file, and all such Tax returns of the Company and the Subsidiaries were true, correct and complete in all material respects and all material Taxes shown to be payable on such Tax returns of the Company and any Subsidiary (other than Taxes being contested in good faith and for which the Company has adequately reserved for in accordance with U.S. GAAP, other than deferred Taxes that reflect the difference between book and tax basis in assets and liabilities) have been paid, (c) no material adjustments relating to Taxes of the Company or the Subsidiaries have been raised in writing by any governmental authority during any presently pending audit or examination, (d) the Company and its Subsidiaries are not presently being audited by any taxing authority with respect to a material amount of Taxes, (e) no adjustment relating to the timing of income, deductions, losses or credits of the Company or any Subsidiary has been made in writing by any taxing authority in any completed audit or examination which, by application of the result of such adjustment, could reasonably be expected to result in a material Tax deficiency for any subsequent period, (f) no waivers of statutes of limitation with respect to the material Tax Returns of the Company or the Subsidiaries have been given by or requested in writing from the Company or the Subsidiaries, (g) there are no material liens for Taxes (other than for Taxes not yet due and payable) on any assets of the Company or any of the Subsidiaries, (h) neither the Company nor any of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provisions of state or local law) apply to any disposition of any asset owned by the Company or any of the Subsidiaries, as the case may be, (i) neither the Company nor any of the Subsidiaries has agreed to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, and (j) no property owned by the Company or any of the Subsidiaries (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(B) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (C) is tax exempt bond financed property within the meaning of Section 168(g) of the Code.

            SECTION 3.17. Environmental, Health and Safety. Except as set forth in Section 3.17 of the Disclosure Schedule or except as would not, individually or in the aggregate, have a Material Adverse Effect: (a) the Company and the Subsidiaries currently hold all the permits, licenses and approvals of Governmental Authorities and agencies necessary for the current use, occupancy or operation of the Business and required by any Environmental Law ("Environmental Permits") and are in compliance with all such Environmental Permits; (b) the Company and the Subsidiaries are, and for the past five years have been, in compliance with all applicable Environmental Laws; (c) except as permitted by and as would not result in any liability under applicable Environmental Laws, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being treated, stored or disposed on any of the Owned Real Property or Leased Real Property or, with respect to the period of the Company's or any Subsidiary's ownership, tenancy or operation of such property, on any real property formerly owned, leased or operated by the Company or any Subsidiary; (d) there is no asbestos or asbestos-containing material on any of the Owned Real Property or Leased Real Property, except to the extent not prohibited by, and as would not result in any liability under, applicable Environmental Laws; (e) neither the Seller, the Company nor any Subsidiary, nor any Person for whom any of them is liable by operation of law, has released, discharged or disposed of Hazardous Materials on any of the Owned Real Property or Leased Real Property or on any real property formerly owned, leased or operated by the Company or any Subsidiary; (f) neither the Seller, the Company nor any Subsidiary is undertaking any investigation or assessment or remedial or response action relating to any release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (g) there are no past, pending or threatened in writing Environmental Claims against the Company, any Subsidiary or any Real Property and, to the Seller's knowledge, there are no facts that are reasonably expected to form the basis of any such Environmental Claim; and (h) the Company has made available to the Purchaser true and complete copies of all Environmental Reports in its possession.

            As used in this Agreement, the following terms have the following meanings:

            "Environmental Claims" means any and all actions, suits, written demands, written claims, complaints, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, written requests from Governmental Authorities, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any actual or alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any foreign, federal, state or local law, statute, ordinance, rule, regulation or common law, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case in effect and as amended as of the Closing Date, relating to, regulating or imposing liability or standards of conduct concerning pollution or protection of the environment, health or safety or the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

            "Environmental Report" means any written report, study, assessment, audit or other similar document, in each case prepared during the last five years, that addresses any issue of actual or potential noncompliance with, or actual or potential liability under, any Environmental Law that may affect the Company.

            "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, including, without limitation, petroleum or any by-products thereof, any form of natural gas, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon or other radioactive elements, carcinogenic or mutagenic agents, pesticides, explosives, flammables, corrosives and urea formaldehyde foam insulation, in each case that form the basis of liability, or are subject to regulation, under any Environmental Laws as of the Closing Date.

            SECTION 3.18. Intellectual Property. Each representation and warranty set forth in this Section 3.18 is qualified in its entirety by reference to Section 3.18 of the Disclosure Schedule.

            (a) Section 3.18 of the Disclosure Schedule contains true and complete lists of (i) the Consumer Trademarks, (ii) the Consumer Patents, (iii) the Seller's Retained Patents,(iv) registered Consumer Copyrights and (v) the Consumer License Agreements.

            (b) The Seller (or its Affiliates), the Company or a Subsidiary owns or possesses adequate licenses or other valid rights to use, in each case, free and clear of all liens, security interests, claims, or restrictions, all material items of the Consumer Intellectual Property. There is no pending or, to the knowledge of the Seller, threatened action, proceeding or Governmental Order, or, to the knowledge of the Seller, assertion or claim, challenging, limiting or canceling the validity or ownership of any Consumer Intellectual Property. There are no pending or, to the knowledge of the Seller, threatened, interferences, reexaminations, oppositions or other proceedings that could threaten or diminish the scope, value, validity or enforceability of any material Consumer Intellectual Property.

            (c) There is no breach or violation of any Consumer License Agreement by the Seller, the Company or any Subsidiary, or, to the knowledge of the Seller, by any other party to such Consumer License Agreement. Each Consumer License Agreement is a legal, valid, binding agreement of the Seller, the Company or a Subsidiary, as the case may be. The consummation of the transactions contemplated by this Agreement will not result in the termination of, or any modification to, any Consumer License Agreement, except where the foregoing would not, individually or in the aggregate, have a Material Adverse Effect. The Company, the Seller or a Subsidiary, as the case may be, has taken reasonable measures to maintain the confidentiality of the Consumer Know-How, the value of which to the Company is dependent upon the maintenance of the confidentiality thereof and has taken reasonable measures to police the Consumer Intellectual Property for infringement by any third party. The Seller, the Company and the Subsidiaries have not received notice of any, and to the knowledge of the Seller, there are no, infringements or threatened infringements of the Consumer Intellectual Property. None of the Seller, the Company or any Subsidiary has licensed or otherwise permitted the use by any third party of any Consumer Know-How on terms or in a manner that would have a Material Adverse Effect. To the knowledge of the Seller, the conduct of the Business does not and will not infringe upon or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark, copyright or other proprietary right of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect, and the Seller, the Company and the Subsidiaries have not received any claim or notice from any third party to the contrary.

            (d) The Consumer Intellectual Property is all of the intellectual property used in and necessary for the operation of the Business as currently conducted.

            SECTION 3.19. Material Contracts. (a) Section 3.19 of the Disclosure Schedule lists the following contracts (the "Material Contracts") in effect as of the date of this Agreement to which the Company or any Subsidiary is a party:

            (i) any commitment, contract, agreement or purchase order that the Seller reasonably anticipates will, in accordance with its terms, involve aggregate payments or receipts by the Company or any Subsidiary of more than $200,000 within any 12-month period following the date of this Agreement and that is not cancelable by the Company or such Subsidiary without liability within 60 days;

            (ii) any lease of personal property involving any annual expense in excess of $250,000 that is not cancelable without liability within 60 days;

            (iii) any contracts or agreements containing covenants limiting the freedom of the Company or any Subsidiary to engage in any line of business or compete with any Person;

            (iv) any license agreement, assignment or contract (whether as licensor or licensee, assignor or assignee) relating to any Consumer Intellectual Property other than immaterial licenses granted in the ordinary course of business consistent with past practice;

            (v) any contract that creates a joint venture or partnership;

            (vi) any contract or agreement relating to clean-up, abatement or other actions in connection with the remediation of any liabilities relating to Hazardous Substances;

            (vii) any contract with an Affiliate; and

            (viii) any credit agreement, loan agreement, guarantee, note or other evidence of Indebtedness or agreement providing for Indebtedness.

            Except as set forth in Section 3.19 of the Disclosure Schedule, correct and complete copies of all written contracts listed or required to be listed in Section 3.19 of the Disclosure Schedule have been made available to Purchaser before the date hereof.

            (b) Neither the Company nor any Subsidiary is (and, to the knowledge of the Seller, no other party is) in breach or violation of, or default under, any of the Material Contracts, where such breach or violation or default would have a Material Adverse Effect. Each Material Contract is a valid agreement, arrangement or commitment of the Company or Subsidiary that is a party thereto, enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms and, to the knowledge of the Seller, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

            SECTION 3.20. Brokers. Except for Goldman, Sachs & Co. ("Goldman, Sachs"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Goldman, Sachs.

            SECTION 3.21. Entire Business. The assets of the Company and the Subsidiaries (together with the rights to be licensed or made available to the Company pursuant to agreements to be entered into pursuant to Article V) include all of the assets, rights or properties of any kind that are material to or necessary for the Business as it is now being and is currently proposed to be conducted.

            SECTION 3.22. Insurance. Section 3.22 of the Disclosure Schedule lists all insurance policies of Seller, the Company and the Subsidiaries covering the assets, products, employees and operations of the Company and the Subsidiaries as of the date hereof. All such policies are in full force and effect, all premiums due thereon have been paid by the Seller, the Company or the Subsidiaries, and the Seller, the Company or the Subsidiaries have complied in all materials respects with the provisions of such policies and have not received notice from any of its insurance brokers or carriers that such broker or carrier will not be willing or able to renew their existing coverage.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Seller as follows:

            SECTION 4.01. Incorporation and Authority of the Purchaser. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller and the Company) constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

            SECTION 4.02. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 4.03 have been obtained and all filings and notifications described in Section 4.03 have been made, and except as may result from any facts or circumstances relating solely to the Seller, the execution, delivery and performance of this Agreement by the Purchaser do not and will not: (a) violate or conflict with the Certificate of Incorporation or By-laws of the Purchaser; (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser; or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or, except for liens or other encumbrances imposed in connection with the Financing or by the Stockholders Agreement and applicable securities laws, result in the creation of any lien or other encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected, except in the case of this clause (b) or clause (c) or as would not, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Purchaser or prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby.

            SECTION 4.03. Consents and Approvals. The execution, delivery and performance of this Agreement by the Purchaser does not and will not require any material consent, approval, authorization or other order of, action by, or filing with or notification to, any Governmental Authority, except (a) the notification and waiting period requirements of the HSR Act, (b) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller or the Company.

            SECTION 4.04. Absence of Litigation. There are no claims, actions, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against the Purchaser before any Governmental Authority that are reasonably likely to prevent or materially delay the consummation by the Purchaser of the transactions contemplated hereby.

            SECTION 4.05. Investment Purpose. The Purchaser is acquiring the Acquired Shares solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof and agrees that the Acquired Shares will not be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

            SECTION 4.06. Financing. The Purchaser has available or access to funds sufficient to fund the payment of the Cash Dividend, to purchase the Acquired Shares and to pay the fees, expenses and other costs required to be paid by the Company in connection with the Financing and the transactions contemplated hereby.

            SECTION 4.07. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser (other than transaction fees and management fees payable by the Company to an Affiliate of the Purchaser as previously disclosed to the Seller).

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            SECTION 5.01. Conduct of Business Prior to the Closing. (a) Unless the Purchaser otherwise agrees in writing and except as otherwise set forth in this Agreement (including, but not limited to, Sections 5.14, 5.15 and 5.16) or in Section 5.01 of the Disclosure Schedule, between the date of this Agreement and the Closing Date, the Seller will cause the Company and each Subsidiary to
(i) conduct the Business only in the ordinary course consistent with past practice and in compliance with applicable laws, (ii) use reasonable best efforts to preserve the current relationships of the Company and the Subsidiaries with their respective customers, suppliers, distributors, agents, officers and employees and other persons with which the Company and the Subsidiaries have significant business relationships, (iii) use reasonable best efforts to maintain all of the assets owned or used by the Business in the ordinary course of business consistent with past practice and (iv) continue capital expenditures substantially in accordance with the forecasts for capital expenditures for 1998 attached hereto as Exhibit 5.01; provided that in connection with such capital expenditures, the Seller agrees that it will approve any appropriation request made by the Company in respect of budgeted capital expenditures during the period between the date of this Agreement and the Closing Date.

            (b) Except as expressly provided in this Agreement (including, but not limited to, Sections 5.14, 5.15 and 5.16) or Section 5.01 of the Disclosure Schedule, between the date of this Agreement and the Closing Date, the Seller will cause the Company and the Subsidiaries not to do any of the following without the prior written consent of the Purchaser (and the Purchaser shall act in good faith in considering any such request):

            (i) create any security interest, pledge, lien or other encumbrance on any properties or assets (whether tangible or intangible) of the Company or any Subsidiary, other than (A) Permitted Encumbrances, (B) security interests, pledges, liens and encumbrances that will be released at or prior to the Closing and (C) security interests, pledges, liens and encumbrances on assets having a value not exceeding $500,000 in the aggregate;

            (ii) (A) except for sales of inventory and obsolete fixed assets and the transfer of cash in payment of trade payables, in each case, in the ordinary course of business, sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any assets of the Company or any Subsidiary or (B) cancel any Liabilities owed to the Company or any Subsidiary, in the case of both (A) and (B) above, having an aggregate value exceeding $500,000;

            (iii) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;

            (iv) (A) issue, repay, repurchase, redeem any debt securities (other than issuances in the ordinary course of business of debt securities to the Seller or any of its Affiliates on terms consistent with past practice that will be repaid prior to the Closing Date), (B) other than with respect to borrowings and repayments of borrowings under the Revolving Credit Agreement in the ordinary course of business, incur, repay, repurchase, redeem any indebtedness for borrowed money, (C) assume, grant, guarantee or endorse, or make any other accommodation or arrangement making the Company or any Subsidiary responsible for, the Liabilities of any Person (other than the Company or another Subsidiary, as the case may be) or (D) make any loans, advances or capital contributions to, or investments in any Person (other than the Company or a Subsidiary), in the case of (A), (B), (C) and (D), having an aggregate value exceeding $500,000;

            (v) change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by U.S. GAAP; provided that the Seller will give the Purchaser prompt notice of any such change;

            (vi) (A) enter into or adopt, or amend any existing agreement or arrangement relating to severance, except that the Company may pay any severance required to be paid by any such agreement or arrangement described in Section 3.14(b) of the Disclosure Schedule as in effect on the date hereof, (B) enter into or adopt, or amend any existing severance plan, (C) enter into or amend any employee benefit plan, employment or consulting agreement or collective bargaining agreement (including, without limitation, the plans, programs, agreements and arrangements referred to in Section 3.14) except as set forth in Section 5.01(b)(vi) of the Disclosure Schedule and in accordance with any collective bargaining agreement listed in Section 3.15 of the Disclosure Schedule or (D) except in accordance with written guidelines for merit compensation increases for employees other than officers or directors, which have been provided to the Purchaser, grant any increases in compensation, except compensation increases associated with promotions and annual reviews of employees other than officers or directors in the ordinary course of business or provided pursuant to collective bargaining agreements;

            (vii) accelerate or delay the manufacture, shipment or sale of inventory, the collection of accounts or notes receivable or the payment of accounts or notes payable or otherwise operate the business of the Company or any Subsidiary, in each case in a manner that would artificially affect the computation of the adjustments to the Cash Dividend Amount pursuant to Section 2.04;

            (viii) engage in any transaction other than on an arms-length basis with the Seller (or its other subsidiaries) or any officer or director of the Seller, the Company or any Subsidiary, except, in the case of the Seller (or such other subsidiary), in the ordinary course of business consistent with past practice;

            (ix) enter into, modify, terminate, amend or grant any waiver in respect of any Material Contract (except in the ordinary course of business in the case of those Material Contracts described in Section 3.19(a)(i));

            (x) allow the lapse of any of the Company's or Subsidiaries' rights of ownership or use of any material Consumer Intellectual Property;

            (xi) issue or sell any shares of the capital stock of, or other equity interests in, the Company or any Subsidiary, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

            (xii) amend the Company's or any Subsidiary's Certificate of Incorporation or By-laws or equivalent organization documents;

            (xii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or any Subsidiary;

            (xiii) make any material state, local or foreign tax election or settle or compromise any material state, local or foreign tax liability;

            (xiv) declare, set aside, make or pay any dividend or other distribution, payable in stock or property, with respect to any capital stock or other equity or ownership interest in the Company or any Subsidiary, provided, that cash dividends with a payment date prior to the date of the Closing Balance Sheet may be declared and paid at any time prior to such date;

            (xv) distribute, pay or otherwise transfer any cash to the Seller or any of its other Affiliates between the date of the Closing Balance Sheet and the Closing;

            (xvi) settle or compromise any pending or threatened suit, action or claim for in excess of $250,000 per suit, action or claim or which relates to the transactions contemplated hereby;

            (xvii) authorize any single expenditure or series of related capital expenditures for any capital which are not specifically provided for in the Company's capital budget for the year ending December 31, 1998;

            (xviii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiaries; or

            (xix) agree to take any of the actions specified in this Section 5.01(b).

            SECTION 5.02. Access to Information. (a) From the date of this Agreement until the Closing, upon reasonable notice, the Seller shall, and shall cause the officers, employees, auditors, attorneys, advisors and agents of the Seller, the Company and the Subsidiaries to, (i) afford the officers, employees, auditors, attorneys, financing sources and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, attorneys, auditors, consultants, advisors, books and records and management employees, auditors, attorneys and financing sources of the Company and the Subsidiaries and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser access to, and copies of, such additional financial and operating data and other documents and information regarding the assets, properties, goodwill and business of the Company and the Subsidiaries as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller, the Company, the Subsidiaries or any Affiliate of the Seller; provided further, that the Seller shall only be obligated to use its reasonable efforts to cause the auditors of the Seller to make any work papers available to any Person. No investigation pursuant to this
Section 5.02(a) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            (b) The Purchaser agrees that it shall preserve and keep all Books and Records in the Purchaser's possession for a period of at least eight years from the Closing Date. After such eight-year period, before the Purchaser shall dispose of any of such Books and Records, at least 90 calendar days' prior written notice to such effect shall be given by the Purchaser to the Seller, and the Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Books and Records as the Seller may select. The Seller acknowledges that the Purchaser shall not be liable to the Seller in the event of any accidental destruction of such Books and Records.

            (c) Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the

Closing Date which are necessary or useful in connection with any Tax inquiry, audit, investigation or dispute, environmental report, filing or liability, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose similar to the foregoing. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees. The Seller may require certain financial information relating to the Business for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign Tax returns and other governmental reports, and the Purchaser agrees to furnish such information to the Seller at the Seller's reasonable request and expense.

            SECTION 5.03. Confidentiality. (a) The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 5.03 shall terminate; provided, however, that the Confidentiality Agreement shall terminate in accordance with its terms in respect of that portion of the Information (as defined in the Confidentiality Agreement) that does not relate to the Business and the transactions contemplated by this Agreement. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

            (b) The Seller agrees to keep confidential all nonpublic information in its possession regarding the Business, the Company and the Subsidiaries (including, without limitation, any information made available to the Seller pursuant to Section 5.02(c)); provided, however, that the Seller will not be required to maintain as confidential any information that (i) becomes generally available to the public other than as a result of a disclosure by the Seller or
(ii) is required to be disclosed pursuant to the terms of a valid subpoena or order by Governmental Authority or other legal requirement.

            (c) At the Closing, the Seller shall assign to the Purchaser, to the extent assignable, its rights under any confidentiality agreements between the Seller and Persons other than the Purchaser that were entered into in connection with or relating to a possible sale of the Business, including, without limitation, to the extent assignable, the right to enforce all terms of such confidentiality agreements; provided, however, that to the extent such confidentiality agreements are not assignable, the Seller agrees to take such action as may be reasonably necessary to enforce its rights thereunder for the benefit of the Company, at the Company's cost and expense. At the Closing, the Seller shall deliver to the Purchaser executed copies of all such confidentiality agreements to the extent available and permitted under such agreements.

            SECTION 5.04. Regulatory and Other Authorizations; Consents. (a) Each party hereto shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities or third parties that may be or become necessary for the performance of its obligations pursuant to this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act, and to the extent applicable, the appropriate form under the Canada Competition Act, with respect to the transactions contemplated hereby within five Business Days of the date hereof, to request early termination of the waiting period under the HSR Act, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act or, if applicable, the Canada Competition Act. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the non-filing or non-responding party and its advisors prior to filing or responding. The parties hereto shall not take any action that will have the effect of delaying, impairing or impeding the receipt of any required approvals.

            (b) The Purchaser agrees to take any and all reasonable steps necessary to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental antitrust authority so as to enable the parties to close the transactions contemplated hereby.

            (c) Each party hereto agrees to cooperate in obtaining any other consents and approvals which may be required in connection with the transactions contemplated by this Agreement.

            SECTION 5.05. Investigation. (a) The Purchaser acknowledges and agrees that (i) it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company, the Subsidiaries and the Business, (ii) it has been furnished with or given adequate access to such information about the Company, the Subsidiaries and the Business as it has requested and (iii) no representations and warranties are being made, and there shall be no liability (other than for intentional breach or fraud), with respect to information (other than, with respect to the Company, the Subsidiaries and the Business, the representations and warranties contained in this Agreement) furnished by the Seller or any of its directors, officers, employees, agents, stockholders, Affiliates, consultants, counsel, accountants, investment bankers or other representatives concerning the Seller, its Affiliates, the Company the Subsidiaries and the Business.

            (b) In connection with the Purchaser's investigation of the Company, the Subsidiaries and the Business, the Purchaser has received from the Seller certain estimates, projections and other forecasts for the Company, the Subsidiaries and the Business, and certain plan and budget information. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties and that the Seller makes no representation or warranty with respect to any such estimates, projections, forecasts, plans or budgets.

            SECTION 5.06. Administrative Services Agreement. On the Closing Date, upon the request of the Purchaser, the Seller shall enter into an administrative services agreement with the Company (the "Administrative Services Agreement"), substantially in the form attached hereto as Exhibit 5.06, pursuant to which the Seller will provide or will cause one or more of its Affiliates to provide to the Company, among other things, certain administrative support services in Japan, Hong Kong, India, Korea, Mexico, China, Taiwan and Brazil and certain sales support services in Mexico. In furtherance of the foregoing, the Seller and the Company have established or will establish in compliance with applicable laws and regulations such appropriate (in the reasonable judgment of the Company) local entities or organizations in foreign jurisdictions to perform or receive the services to be provided pursuant to the Administrative Services Agreement.

            SECTION 5.07. Company Headquarters. The Purchaser shall maintain the principal business headquarters of the Company in the State of New York within 25 miles of Corning, New York for a period of at least five years from the Closing Date. The parties agree that the Company will move its principal business headquarters currently located on the Seller's Houghton Park, Corning, New York campus to a new location in the State of New York within 25 miles of Corning, New York no later than 18 months following the Closing Date, and the Purchaser agrees to use all reasonable efforts, and the Seller shall cooperate, to expedite such relocation as promptly as practicable following the Closing Date. At the Closing, the Company shall enter into a lease with the Seller with respect to the Company's current principal business headquarters covering the period from the Closing to the date on which the Company vacates such headquarters premises, substantially in the form attached hereto as Exhibit 5.07.

            SECTION 5.08. Non-Solicitation of Employees. For a period of two years following the Closing Date and except as otherwise agreed to in writing by the Seller and the Purchaser, (a) the Seller and its Affiliates shall not, directly or indirectly, actively solicit or induce any salaried employee of the Company or any of its Affiliates to leave such employment and become an employee of the Seller or any of its Affiliates and (b) the Purchaser, the Company and its Affiliates shall not, directly or indirectly, actively solicit or induce any salaried employee of the Seller or any of its Affiliates to leave such employment and become an employee of the Company or any of its Affiliates. The parties agree that a remedy at law for any breach of any obligation under this
Section 5.08 will be inadequate and that in addition to any other rights and remedies to which the Purchaser or the Seller may be entitled hereunder, at law or in equity, the Purchaser or the Seller shall be entitled to injunctive relief and reimbursement for all reasonable attorney's fees and other expenses incurred in connection with the enforcement hereof. In the event this
Section 5.08 is held to be in any respect an unreasonable restriction upon the Purchaser, the Seller or the Company or their respective Affiliates by any court having competent jurisdiction, the court so holding may reduce the geographic scope to which this Section 5.08 pertains and/or the period of time for which it operates, or effect any other change to the extent necessary to render this
Section 5.08 enforceable by such court. As so modified, this Section 5.08 will continue in full force and effect. Such decision by a court of competent jurisdiction shall not invalidate this Agreement, but this Agreement shall be interpreted, construed and enforced as not containing such invalidated provision.

            SECTION 5.09. Intellectual Property Matters. (a) Consumer Intellectual Property. At or prior to the Closing, subject to any pre-existing licenses previously disclosed to the Purchaser, the Seller shall assign to the Company all the Consumer Intellectual Property not owned by the Company or a Subsidiary, other than (i) rights to the trademarks or any use of the terms CORNING, CORNING WARE, CROWN CORNING, PYREX and PYROCERAM (the use of which shall be governed by the license agreements referred to in Sections 5.09(b),
(c), (e) and (f)) and (ii) the Consumer Know-How owned by the Seller and the Seller's Retained Patents (each of which shall be licensed to the Company pursuant to Section 5.09(d)). The costs associated with such a transfer, including any associated taxes, shall be borne by the Seller.

            (b) Certain Trademarks of the Seller. (i) At the Closing, subject to any pre-existing licenses previously disclosed to the Purchaser, the Seller shall grant to the Company a worldwide, exclusive and fully paid, royalty-free license to use the CORNING WARE and PYROCERAM trademarks only in the field of Housewares, for a term of ten years, continuously renewable on the same terms and conditions for consecutive ten-year terms at the option of the Company, pursuant to a license agreement (the "CORNING WARE and PYROCERAM License Agreement"), substantially in the form attached hereto as Exhibit 5.09(b)(i).

            (ii) At the Closing, pursuant to the CORNINGWARE and PYROCERAM License Agreement, the Seller shall grant to the Company a worldwide, exclusive, fully paid, and royalty-free license to use the term CORNINGWARE as part of the corporate name of the Company and any of its subsidiaries for a term of ten years, continually renewable on the same terms and conditions for consecutive ten year terms at the option of the Company, subject to the following conditions: (A) the term CORNINGWARE must be preceded by a word that (1) does not begin with the letters COR or COS, (2) is not merely an article (e.g. "a", "the" or "an"), (3) does not include the word "consumer" and (4) is otherwise subject to the Seller's approval, which approval shall not be unreasonably withheld; (B) the corporate name including the term CORNINGWARE word shall use such word in a manner so that the

"CORNING" portion of the word is unified with the "WARE" portion of the word, the Seller acknowledging that use in the form "CorningWare" is acceptable; (C) the corporate name including the term CORNINGWARE shall not be used solely as a trademark or servicemark; and (D) the certificate of incorporation (or equivalent document) of the Company and any of its subsidiaries using the term CORNINGWARE as part of its corporate name shall state that such use is pursuant to the CORNINGWARE and PYROCERAM License Agreement.

            (iii) At the Closing, pursuant to the CORNINGWARE and PYROCERAM License Agreement, the Seller shall grant to the Company a worldwide, exclusive, fully paid and royalty-free license to use the term CORNINGWARE as a servicemark in connection with the operation of the outlet stores primarily selling Housewares products of the Company for a term of ten years continually renewable on the same terms and conditions for consecutive ten year terms at the option of the Company.

            (iv) At the Closing, subject to any pre-existing licenses previously disclosed to the Purchaser, the Seller shall grant to the Company a worldwide, exclusive and fully paid royalty-free license to use the "PYREX" trademark in the field of Durable Consumer Products for a term of ten years, continuously renewable on the same terms and conditions for consecutive ten-year terms at the option of the Company, pursuant to a license agreement (the "PYREX License Agreement"), substantially in the form attached hereto as Exhibit 5.09(b)(ii).

            (c) License Agreements. At the Closing, the Seller shall assign to the Company the Seller's interests in the Consumer License Agreements to which the Seller is a party as they relate to the Business; provided, however, that with respect to any Consumer License Agreement that involves the licensing of the CORNING WARE, PYREX or PYROCERAM trademarks or any confusingly similar modifications or derivations and which by its terms prohibits assignment and is disclosed to the Purchaser, (i) the Seller shall not assign such Consumer License Agreement, but instead shall designate the Company as the recipient of any royalties with respect to the marks CORNING WARE and PYROCERAM in the field of Housewares and with respect to the mark PYREX in the field of Durable Consumer Products to be received (net of any taxes imposed on the Seller with respect to such royalties) pursuant to such license agreement for the remaining term thereof and (ii) the Company shall have the right to compel the Seller to enforce the terms of such Consumer License Agreements.

            (d) Patents and Know-How Licenses. At the Closing, subject to any pre-existing licenses previously disclosed to the Purchaser, the Seller shall grant to the Company (i) a worldwide, exclusive, fully paid royalty-free license to use the Seller's Retained Patents and Seller's Future Patents and the Consumer Know-How owned by the Seller in and limited to the field of Corning Consumer Products, and (ii) a non-exclusive, worldwide fully paid royalty-free license to use the Seller's Retained Patents and Seller's Future Patents and the

Consumer Know-How owned by the Seller in and limited to the field of Durable Consumer Products and Other Consumer Products, in each case pursuant to a license agreement (the "Patent and Know-How License Agreement"), substantially in the form attached hereto as Exhibit 5.09(d).

            (e) Corning Name. No interest in or right to use the name "CORNING" or "PYREX" or "PYROCERAM" or any confusingly similar derivation or modification thereof or any trademark, servicemark, trade dress, logo, domain name, URL (universal resource locator), trade name or corporate name of the Seller, including, without limitation, "Crown Corning" or "Corning Designs" (collectively, the "Retained Names and Marks") is being transferred to the Purchaser pursuant to the transactions contemplated hereby and, except as expressly provided in the license agreements to be executed pursuant to this Agreement, such rights of the Company and the Subsidiaries in the Retained Names and Marks shall terminate as of the Closing. At the Closing, the Seller shall grant to the Company a temporary trademark license: (i) to use the word "Corning" followed by the word "Consumer" as part of the name of the Company or any of the Subsidiaries for up to three years from the Closing Date; and (ii) to continue using the "CORNING" trademark and tradename and the CROWN CORNING trademark and tradename, both pursuant to a license agreement (the "Temporary CORNING License Agreement"), substantially in the form attached hereto as
Exhibit 5.09(e). Except as expressly authorized in the Temporary CORNING License Agreement, as soon as practicable, but not more than (i) three years following the Closing in the case of signs, purchase orders, invoices, sales orders, labels, letterhead, shipping documents, packaging materials, promotional brochures and related items, and (ii) not more than five years following the Closing in the case of molds, the Purchaser shall cause the Company and each Subsidiary to remove or obliterate all the Retained Names and Marks from all of the foregoing, and not to put into use after the Closing Date any additional documents or materials bearing the Retained Names and Marks.

            (f) Further to the agreements of the Seller contained in this
Section 5.09, the Seller agrees that it will not renew any licenses that it has discretion not to renew with respect to any of the Consumer Intellectual Property after the Closing Date.

            (g) The Seller shall cooperate with the Company after the Closing to facilitate the transfer to the Company of any and all applicable Consumer Intellectual Property not licensed pursuant to this Section 5.09, to apply for such renewals, divisions, continuations, or other similar protections as the Company may reasonably request and to assign those rights to the Company and to execute such other and further documents as may be reasonably necessary to effectuate the transfers and licenses contemplated by this Section 5.09.

            SECTION 5.10. Corning Glass Center; Corning Plant Stores; Shared Facility Agreement. (a) The Purchaser agrees to maintain the Company's commercial arrangements with the Corning Glass Center, Corning, New York, for a period of ten years following the

Closing Date, on a pricing basis for Corning Consumer Products of the Company's standard costs plus 15%; provided, however, that the Company shall not be required to sell more than $4.0 million per year of Corning Consumer Products on this basis.

            (b) The Company will continue to sell products to the Seller's manufacturing facilities for a period of five years after the Closing Date, at the same locations, in substantially the same quantities and on substantially the same terms as during the twelve-month period prior to the date hereof.

            (c) At the Closing, the Seller and the Company shall enter into a shared facility agreement (the "Shared Facility Agreement"), substantially in the form attached hereto as Exhibit 5.10.

            SECTION 5.11. Greenville Supply Agreement; Transfer of Molds. At the Closing, the Seller and the Purchaser or the Company shall enter into a supply agreement (the "Greenville Supply Agreement"), substantially in the form attached hereto as Exhibit 5.11. The Seller shall, on or before the Closing Date, transfer to the Company the molds located in its Greenville facility and used in the Business.

            SECTION 5.12. Technology Support Agreement. At the Closing, upon the request of the Purchaser, the Seller shall enter into a technology support agreement with the Purchaser or the Company (the "Technology Support Agreement"), substantially in the form attached hereto as Exhibit 5.12.

            SECTION 5.13. Transition Services Agreement. At the Closing, upon the request of the Purchaser, the Seller shall enter into a transition services agreement with the Purchaser or the Company (the "Transition Services Agreement"), substantially in the form attached hereto as Exhibit 5.13.

            SECTION 5.14. Actions Affecting the Closing Balance Sheet. On or prior to the Closing Date, the Seller shall take or cause to be taken the following actions:

            (a) The Seller shall contribute to the capital of the Company (or otherwise capitalize the Company) in satisfaction of all amounts outstanding under the Revolving Credit Agreement immediately prior to the Closing Date.

            (b) Pursuant to Sections 6.02(a) and (c), the Seller shall assume (and indemnify the Company in respect of), pursuant to an assumption agreement in form and substance reasonably acceptable to the Purchaser, certain post-retirement medical and life insurance liability obligations and pension liability obligations for certain Acquired Employees.

            (c) The Seller shall assume (and indemnify the Company in respect of) pursuant to an assumption agreement in form and substance reasonably acceptable to the Purchaser all liabilities of the Company and the Subsidiaries relating to workers' compensation and product liabilities to the extent based on or arising out of injuries, accidents or incidents the respective dates of occurrence of which were prior to the Closing Date (the "Pre-Closing Workers and Products Claims"). Prior to the Closing, the Company shall transfer any reserves for the Pre-Closing Workers and Products Claims by book-entry to the Seller.

            (d) The Seller will assign to the Company pursuant to an assignment agreement in form and substance reasonably acceptable to the Purchaser all emissions credits relating to the Business.

            (e) For purposes of calculating the amount of Indebtedness and cash on the Closing Balance Sheet, the transactions described in this Section
      5.14 shall be deemed to have occurred at the close of business on the day next preceding the Closing.

            SECTION 5.15. Foreign Sales Corporation. On or prior to the Closing Date, the Seller shall cause the shares of capital stock of Foreign Sales Corporation that are owned by the Company to be paid as a dividend to the Seller or otherwise transferred from the Company to a Person other than the Company or any Subsidiary.

            SECTION 5.16. Payment of Intercompany Accounts Payable. The Purchaser shall cause the Company and/or the Subsidiaries to pay to the Seller all accounts payable that are accrued prior to the Closing Date by the Company or any such Subsidiary in respect of services or goods provided by the Seller to the Company on an arms-length basis or invoices accrued by the Seller to third parties on behalf of the Company on an arms-length basis as they become payable in accordance with their terms and consistent with past practice and at the prices on which such services or goods were provided or purchased.

            SECTION 5.17. Non-Competition. For a period of five years after the Closing Date (the "Non-Competition Period"), neither the Seller nor any of its Affiliates will manufacture, sell or distribute, or have any ownership interest in or control any Person engaged in the manufacture, sale or distribution of, products similar to Corning Consumer Products; provided, however, that the foregoing shall not prohibit the Seller or any of its Affiliates from: (a) owning, individually or collectively, directly or indirectly, securities of any Person traded in a public market which engages in the manufacture, sale or distribution of products similar to Corning Consumer Products, provided that the Seller and its Affiliates do not, in the aggregate, own more than 5% of any class of securities of such Person (other than the Company); (b) engaging in or conducting any business contemplated by the Administrative

Services Agreement, the Greenville Supply Agreement, the Technology Support Agreement or the Transition Services Agreement; (c) acquiring a diversified company (the "Diversified Company") having not more than 20% of its sales or $100,000,000 of revenues (based on its latest published annual audited financial statements) attributable to the manufacture, sale and distribution of products similar to Corning Consumer Products, so long as (i) the Seller shall promptly notify the Purchaser of any such acquisition and (ii) the Seller or such Affiliate shall cause the Diversified Company to dispose of the portion thereof which has sales attributable to the manufacture, sale and distribution of products similar to Corning Consumer Products within 24 months after such acquisition; (d) owning less than 20% of the Shares of the Company; and (e) manufacturing, selling and distributing Steuben Products, ceramic briquettes, OEM Component Products for consumer household appliances, household cooking ovens or ranges, products for lighting, computers, laboratory science, electronics, medical applications, automobile and building windows, mirrors, flatglass, television or display applications, liquid filtration products (other than Stanadyne Products and final water filtration system products for home use), OEM Component Product parts of water filtration system products for home use, glass ceramic burner caps, glass ceramic cook tops, flat glass ceramic stove windows and new products manufactured from flat glass ceramic by Eurokera, S.N.C. or Keraglass, S.N.C. or their respective licensees for sale in Europe. The parties agree that a remedy at law for any breach of any obligation under this Section 5.17 will be inadequate and that in addition to any other rights and remedies to which the Purchaser may be entitled hereunder, at law or in equity, the Purchaser shall be entitled to injunctive relief and reimbursement for all reasonable attorney's fees and other expenses incurred in connection with the enforcement hereof. In the event this Section 5.17 is held to be in any respect an unreasonable restriction upon the Seller or any of its Affiliates by any court having competent jurisdiction, the court so holding may reduce the geographic scope to which this Section 5.17 pertains and/or the period of time for which it operates, or effect any other change to the extent necessary to render this Section 5.17 enforceable by such court. As so modified, this Section
5.17 will continue in full force and effect. Such decision by a court of competent jurisdiction shall not invalidate this Agreement, but this Agreement shall be interpreted, construed and enforced as not containing such invalidated provision.

            (b) The Seller agrees that for so long as the CORNING WARE and PYROCERAM License Agreement has not expired or been terminated in accordance with its terms, the Seller shall not (and will require any direct or indirect transferee not to), without the prior consent of the Company, use and will not license (and shall require any direct or indirect transferee not to license) the "CORNING" trademark or any confusingly similar derivations or modifications thereof in the Housewares field except that, for purposes of such restriction "Housewares" shall not include Steuben Products, ceramic briquettes, OEM Component Products for consumer household appliances, household cooking ovens or ranges, products for lighting, computers, laboratory science, electronics, medical applications, automobile and building windows, mirrors, flatglass, television or display applications, liquid filtration products (other than Stanadyne Products and final water filtration system products for home use), OEM Component Product parts of water filtration system products for home use, glass ceramic burner caps, glass ceramic cook tops, flat glass ceramic stove windows, and new products manufactured from flat glass ceramic by Eurokera, S.N.C. or Keraglass, S.N.C. or their respective licensees for sale in Europe. In addition, the Seller agrees that for so long as the CORNING WARE and PYROCERAM License Agreement has not expired or been terminated in accordance with its terms, it will not use (and will require any direct or indirect transferee not to use) the trademarks CORNING WARE and CROWN CORNING or any confusingly similar derivations or modifications thereof on any products manufactured by it or any of its subsidiaries after the Closing Date, and will not license (and will require any direct or indirect transferee not to license) any such trademark, derivations or modifications, except that nothing in this Section 5.17(b) (other than the first sentence hereof) shall preclude Seller or any of its present or future Affiliates from using the CORNING trademark. The Seller also agrees that for so long as the PYREX License Agreement has not expired or been terminated in accordance with its terms, the Seller shall not (and will require any direct or indirect transferee not to), without the prior consent of the Company, use the PYREX trademark or any confusingly similar derivations or modifications thereof in the field of Durable Consumer Products and on or with respect to any other consumer products and will not license (and will require any direct or indirect transferee not to license) any such trademark, derivations or modifications.

            SECTION 5.18. Facility Financing Interests. On or prior to the Closing Date, the Seller shall assign to the Company, and the Company shall assume the Facility Financing Interests (except the Guaranty of Seller dated August 18, 1988 to the Pennsylvania Department of Commerce (the "1988 Guaranty") and the Guaranty Agreement dated as of December 1, 1992 between the Seller and Pittsburgh National Bank relating to the Greencastle Facility (the "1992 Guaranty"), each of which relate solely to the Facility Financing Interests). Notwithstanding anything to the contrary in this Agreement, the Facility Financing Interests (except the 1988 Guaranty and the 1992 Guaranty) shall be reflected as Indebtedness on the Closing Balance Sheet.

            SECTION 5.19. Stockholders Agreement. At the Closing, the Company, Purchaser and the Seller shall enter into the Stockholders Agreement.

            SECTION 5.20. No Negotiation. Prior to the earlier of the termination of this Agreement or the Closing, the Seller will not, and will cause the Company, the Subsidiaries and their respective officers, directors, employees and agents not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in any negotiations concerning, provide any confidential information or data to, have any discussions with or enter into any agreements with, any Person relating to any acquisition, business combination, reorganization or purchase of all or any portion of the capital stock or assets of the Company or the Subsidiaries other than in the ordinary course of business and in compliance with the other provisions of this Agreement with regard to assets of the Company and the Subsidiaries. The Seller will, and will cause the Company and the Subsidiaries to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any such potential transactions involving the Company and the Subsidiaries. The Seller agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which Seller or the Company is a party. The Seller will, and will cause the Company and the Subsidiaries to, immediately notify the Purchaser if any inquiries are received in respect of the Company and the Subsidiaries and shall provide details with respect thereto.

            SECTION 5.21. Financial Statements and Reports. (a) As promptly as practicable and in any event no later than 30 days after the end of each fiscal month ending after the date hereof and before the Closing Date (other than the last fiscal month) or sixty days after the end of each fiscal year ending after the date hereof and before the Closing Date, as the case may be, the Seller will deliver to the Purchaser true and complete copies of (in the case of any such fiscal year) the audited and (in the case of any such fiscal month) the unaudited consolidated balance sheets and the related audited or unaudited consolidated statements of income and cash flows of the Company and the Subsidiaries as of the last day of and for the fiscal year then ended or as of the last day of and for each such fiscal month and the portion of the fiscal year then ended, as the case may be, together with the notes, if any, relating thereto, which financial statement shall be prepared on a basis consistent with the Financial Statements referred to in Section 3.07.

            (b) As promptly as practicable, the Seller will deliver to the Purchaser true and complete copies of such other regularly-prepared financial statements, reports and analyses as may be prepared by the Seller, the Company or any Subsidiary relating to the Business or operations of the Company or any Subsidiary.

            SECTION 5.22. Insurance. From and after the Closing Date, the Seller shall use its reasonable best efforts, subject to the terms of the Seller Insurance Policies (as hereinafter defined), to retain the right, to the extent the same exists and without the payment of any additional premiums or other fees (or if additional premiums or other fees are payable, to advise the Company if any right of recovery would exist upon the payment of such premiums or fees and, if reimbursed by the Company therefor, to pay such premiums or fees), to make claims and receive recoveries for the benefit of the Company, as well as for the benefit of the Seller, under any insurance policies maintained at any time prior to the Closing Date by the Seller and its predecessors (collectively, the "Seller Insurance Policies"), covering any loss, liability, claim, damage or expense relating to the assets, business, operations, conduct, products and employees (including former employees) of the Company and its predecessors that relates to or arises out of occurrences prior to the Closing and for which the

Company remains liable, has assumed liability or retains ownership of its affected assets (as the case may be) after the Closing Date. With respect to the foregoing, the Seller agrees to use its reasonable best efforts so that the Company shall have the right, power and authority, subject to any required consent of the carriers under the Seller Insurance Policies, to make directly or in the name of the Seller any claims under the Seller Insurance Policies and to receive directly recoveries thereunder.

            SECTION 5.23. Cumulative Gross Margin Payment. (a) As promptly as practicable, but in any event not later than the earlier to occur of the public availability of the 2000 Financial Statements or March 31, 2001, the Company shall prepare and deliver to the Seller (i) the 2000 Financial Statements, together with a report thereon of the Company's independent accountants (the "Company's Accountants") to the effect that such financial statements fairly present the results of operations of the Company and the Subsidiaries for the period ended December 31, 2000, in conformity with U.S. GAAP; (ii) the calculation of Cumulative Gross Margin and (iii) a certificate of the Company's Accountants with respect to the calculation of Cumulative Gross Margin in accordance with the definition of Gross Margin.

            (b) The Seller may dispute the amount of Cumulative Gross Margin as calculated by the Company and the Company's Accountants, but only on the basis, in the case of net sales and cost of sales, that the amounts reflected on the 2000 Financial Statements were not prepared in conformity with U.S. GAAP; provided, however, that the Seller shall have notified the Company and the Company's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within 30 Business Days of the Purchaser's delivery of the 2000 Financial Statements and the calculation of Cumulative Gross Margin to the Seller. The Company shall make available to the Seller and its representatives all information, records, data and auditors' working papers and access to its personnel as shall be reasonably requested by the Seller in connection with its evaluation of the calculation of the Cumulative Gross Margin. In the event of such a dispute, the Company's Accountants, together with the Company, and the Seller's Accountants, together with the Seller, shall attempt to reconcile their differences, and any resolution by them as to any disputed items shall be final, binding and conclusive on the parties hereto. If the Company's Accountants, together with the Company, and the Seller's Accountants, together with the Seller, are unable to resolve any such dispute within 50 Business Days of the Company's delivery of the calculation of Cumulative Gross Margin to the Seller, and the items remaining in dispute are such that the Seller would receive at least $250,000 pursuant to such items, if such items were resolved in favor of the Seller, the Company's Accountants and the Seller's Accountants shall promptly submit the items remaining in dispute for resolution to the Independent Accounting Firm, which shall, within 40 Business Days after such submission, determine and report to the Seller and the Company upon such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Company. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Company in the same proportion that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items to submitted.

            (c) The calculation of Cumulative Gross Margin shall be deemed final for the purposes of this Section 5.23 upon the earliest of (A) the failure of the Seller to notify the Company of a dispute within 30 Business Days of the Company's delivery of the 2000 Financial Statements and the calculation of the Cumulative Gross Margin to the Seller, (B) the resolution of all disputes, pursuant to subsection (b) of this Section 5.23, by the Seller's Accountants and the Company's Accountants and (C) the resolution of all disputes, pursuant to subsection (b) of this Section 5.23, by the Independent Accounting Firm. Within three Business Days of the calculation of Cumulative Gross Margin being deemed final, the Company shall take the actions described in subsection (d) of this
Section 5.23. Any payment that the Company may be obligated to make to the Seller pursuant to subsection (d) of this Section 5.23, shall be made by wire transfer in immediately available funds to an account or accounts designated by the Seller.

            (d) In the event that the Cumulative Gross Margin is greater than $710,900,000, then the Company shall pay to the Seller one dollar for each dollar by which the Cumulative Gross Margin exceeds $710,900,000, up to a maximum of $15,000,000. In the event that the Cumulative Gross Margin is less than $710,900,000, the Company shall make no payment to the Seller pursuant to this Section 5.23.

            SECTION 5.24. Information Systems. (a) Prior to the Closing, the Seller will use reasonable best efforts to cause the Company to continue to implement, and make capital expenditures in respect of, the CCPC Year 2000 plan (which has been provided to the Purchaser prior to the date of this Agreement) (the "Systems Plan") in accordance with its terms.

            (b) The Seller will extend information systems transitional services under the Transition Services Agreement until the implementation of the Systems Plan is substantially complete or the date of the first anniversary of the expiration of the Transition Services Agreement (whichever is sooner); provided, however, that the Seller intends to discontinue its mainframe information system facilities on or about June 30, 1999. In connection with such discontinuance, the Seller will provide reasonable assistance to the Company (at the Company's expense) with respect to obtaining mainframe information services from third party suppliers. After June 30, 1999, in the event the Company requests that the Seller renew its lease for such mainframe facilities so as to provide mainframe information system services to the Company until December 31, 1999, the cost of such renewal, together with the lease payments payable under such renewal leases shall be shared equally by the Seller and the Company (without duplication of any payments to be made by the Company to the Seller under the Transition Services Agreement). Notwithstanding the foregoing, there can be no assurance that such lease can be renewed by the Seller or that the mainframe facilities provided thereunder will not fail prior to December 31, 1999.

            SECTION 5.25. Reasonable Best Efforts. Purchaser and Seller agree to use their respective reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable after the date hereof.

                                  ARTICLE VI

                               EMPLOYEE MATTERS

            SECTION 6.01. Employees. (a) The Purchaser agrees to cause the Company or the Subsidiaries to continue immediately after the Closing the employment of those persons employed by the Company or any Subsidiary immediately prior to the Closing, including those employees on vacation, leave of absence, short-term disability (work-related or otherwise), sick leave or layoff, (provided that any such employee on vacation, leave of absence, short-term disability or sick leave returns to active employment promptly following the expiration of such period of absence and in any event within one year following the Closing), but excluding employees receiving long-term disability benefits at the time of the Closing and employees subject to the Pressware Union Agreement (as defined below) (the "Acquired Employees"); provided, however, that the foregoing does not obligate the Purchaser, the Company or any Subsidiary at any subsequent time to employ any particular person on any particular terms, except as specifically provided in this Article VI, and nothing herein shall restrict the Company or any Subsidiary from terminating the employment of any employee for any reason.

            (b) The Purchaser agrees to cause the Company and the Subsidiaries to continue to provide each Acquired Employee with salary and benefits levels (other than equity-based compensation and the Performance Improvement Plan) ("Compensation") that are substantially similar in aggregate economic value, to those provided to the Acquired Employee immediately prior to the Closing, for five years after the Closing Date for any Acquired Employee who is not a member of a collective bargaining unit or until the expiration of the relevant collective bargaining agreement in effect on the Closing Date with respect to any Acquired Employee who is a member of a collective bargaining unit, (as applicable, the "Continuation Period"); provided, however, (i) that if the Seller reduces or modifies its Compensation level or any portion thereof for any group or groups of its employees, the Purchaser may permit the Company or the Subsidiaries to make commensurate modifications to the Compensation or any portion thereof affecting a substantially similar group or groups of the Acquired Employees (by size or function, as the case may be); and (ii) that, subject to compliance with the other provisions of this
Article VI and applicable law, after the Closing Date, the foregoing shall not obligate the Purchaser to maintain a particular level of employment, which shall be subject to the discretion of management of the Purchaser. The Seller agrees to give the Company written notice of any proposed modification or reduction of Compensation promptly (and in no event later than the effectiveness of such modification or reduction). The Purchaser agrees to give the Seller prompt written notice of the benefits it intends to provide Acquired Employees pursuant to this Section 6.01(b) during the Continuation Period promptly following the implementation (and any subsequent amendment) of such benefits.

            (c) From and after the Closing, the Company and the Subsidiaries shall be solely responsible for all termination, severance benefits, costs, charges and liabilities of any nature incurred as a result of the termination of an Acquired Employee after the Closing, including, without limitation, any claims arising out of or relating to any plant closing, mass layoff or similar event under applicable law occurring after the Closing (collectively, "Termination Benefits"). For a period of one year following the Closing Date (the "Benefit Maintenance Period"), Termination Benefits for employees of the Company and the Subsidiaries shall be paid by the Company in the amounts and kind which the Company and the Subsidiaries would have paid consistent with past practice under similar circumstances of termination (including the amounts required by law, plus any amounts required by any collective bargaining agreement, plus any additional amounts customarily paid by the Company and the Subsidiaries). The Termination Benefits of the Company and the Subsidiaries as of the date of this Agreement are described in Section 6.01(c) of the Disclosure Schedule.

            SECTION 6.02. Employee Benefits Arrangements. (a) Pension Plans. (i) Prior to the Closing Date, the Seller shall amend the Pension Plan of Corning Incorporated (the "Corning Pension Plan") so that following the Closing Date,
(A) subject to clauses (C), (D) and (E) below, Acquired Employees currently participating in the Corning Pension Plan shall cease to accrue benefits in such plan, although the accrued benefits of such Acquired Employees as of the Closing Date (as well as the accrued benefits of former employees of the Company and the Subsidiaries and their beneficiaries) shall be retained by the Corning Pension Plan as an exclusive obligation of the Seller, (B) Acquired Employees' service with the Company or any Subsidiary after the Closing Date will be taken into account for purposes of determining vesting under the Corning Pension Plan, (C) no additional years of credited service shall be provided to and no changes in average compensation or social security benefits shall be recognized for the Acquired Employees for plan benefit formula purposes, (D) service with the Company or any Subsidiary after the Closing Date will be taken into account for purposes of determining eligibility for early retirement subsidies, optional benefit forms and ancillary benefits with respect to the benefits accrued under the Corning Pension Plan and (E) with respect to the benefits for employees paid on an hourly basis ("Hourly Employees"), no increases in the monthly benefit rate beyond that in effect at the Closing Date shall be provided, other than future rate increases that, as of the Closing Date, are scheduled to be effective on or subsequent to the Closing Date. Notwithstanding the foregoing clauses (A) and
(C), the Seller shall amend the Corning Pension Plan, at such time, if any, during the Continuation Period that it implements a periodic update of average compensation for participants in such plan then employed by Seller and its subsidiaries, to increase the accrued benefits of Acquired Employees who have benefits based on compensation (i.e., those on the "salaried roll") in a manner consistent with periodic increases provided to such employees in the past based on average compensation and credited service as of the Closing Date.

            (ii) Effective as of the Closing Date, the Purchaser will cause the Company to establish a pension plan (the "New Defined Benefit Plan") providing pension benefits for each Acquired Employee, other than Hourly Employees of Revere Ware Corporation ("Revere Hourly Employees") and the Foreign Subsidiaries, which are substantially similar in aggregate economic value, consistent with the applicable collective bargaining agreements, to those provided by the Corning Pension Plan as of the Closing Date, and which for the Hourly Employees covered thereunder reflect all increases in monthly benefit rates scheduled to be effective subsequent to the Closing Date; provided, however, that nothing in this Section 6.02(a)(ii) shall limit or relieve Seller's obligations under Section 6.02(a)(i). The Purchaser agrees to cause the Company and the Subsidiaries to maintain the New Defined Benefit Plan without any amendments inconsistent with the foregoing sentence for the Benefit Maintenance Period; provided, however, that if the Seller reduces or modifies its benefit levels under the Corning Pension Plan for any group or groups of its employees, the Purchaser may make commensurate modifications to the New Defined Benefit Plan affecting a substantially similar group or groups of the Acquired Employees (by size or function, as the case may be). The Seller agrees to give the Company written notice of any proposed modification or reduction of benefits under the Corning Pension Plan promptly (and in no event later than the effectiveness of such modification or reduction). With respect to Acquired Employees generally, the Purchaser shall cause the Company and its Subsidiaries to provide under the New Defined Benefit Plan pension benefits which recognize service, compensation and social security benefits with the Company and the Subsidiaries, both before and after the Closing Date, for purposes of vesting, participation and eligibility for early retirement subsidies, optional benefit forms and ancillary benefits (to the extent relevant), but not for benefit accruals, to the extent that these would have been taken into account under the Corning Pension Plan. The New Defined Benefit Plan shall not be required to recognize any final or career average updates of compensation and, notwithstanding Seller's practice of periodically providing such updates, it shall not be considered a reduction of benefits under this Article VI if the New Defined Benefit Plan does not provide for such updates.

            (iii) The Purchaser shall cause the Company or its Subsidiaries to continue to maintain the Revere Hourly Pension Plans (the "Revere Plan") for current and former Revere Hourly Employees consistent with the applicable collective bargaining agreements.

            (iv) The Purchaser shall cause the Company and the Foreign Subsidiaries to continue to maintain during the Benefit Maintenance Period any pension plan of a Foreign Subsidiary in effect on the Closing Date for current and former employees of such Foreign Subsidiary without any amendments thereto during the Benefit Maintenance Period that would cause the benefits for an employee under such plan not to be substantially similar in aggregate economic value to the benefits provided as of the Closing Date, except as may be required by applicable local law.

            (b) Investment/401(k) Plans. (i) Effective as of the Closing Date, Acquired Employees shall no longer accrue benefits under the Corning Incorporated Investment Plan and the Corning Incorporated Investment Plan for Unionized Employees (the "Corning 401(k) Plans") in the capacity of employees of Seller or one of its subsidiaries. The Seller shall cause employer matching and retirement enhancement contributions for Employees with respect to the period up to and including the Closing Date to be made to the Corning 401(k) Plans. The Seller will amend the Corning 401(k) Plans to provide full vesting as of the Closing Date to all Acquired Employees covered by the Corning 401(k) Plans as of the Closing Date.

            (ii) For so long as the Seller continues to provide payroll services to the Purchaser with respect to the Acquired Employees, the Acquired Employees (other than Acquired Employees of the Foreign Subsidiaries) shall continue to participate in the Corning 401(k) Plans, which shall be maintained as multiple employer plans for this purpose. Thereafter, the Purchaser shall cause the Company or its Subsidiaries to establish one or more "401(k)" plans for the Acquired Employees (the "New 401(k) Plans"), other than Acquired Employees of the Foreign Subsidiaries. For the purpose of determining vesting and employer matching and retirement enhancement contributions, the New 401(k) Plans shall recognize service that the Acquired Employees had with the Company or its Subsidiaries before the Closing Date. As soon as practicable following the establishment of the New 401(k) Plans and the Seller's and the Purchaser's receipt of the assurances described in Section 6.02(b)(iii) below, the Seller shall cause an amount in cash, equal to the aggregate account balances of the Acquired Employees participating in Corning 401(k) Plans as of the close of the business day immediately preceding the date of transfer, to be transferred to the trust or trusts maintained with respect to the New 401(k) Plans, and the Purchaser shall assume all liabilities with respect to such account balances. The Purchaser and the Seller shall cooperate to establish procedures to enable Acquired Employees to continue payroll deductions consistent with past practices for loans outstanding on and after the date of the transfer of account balances under the Corning 401(k) Plans.

            (iii) On or as soon as practicable following the adoption of the New 401(k) Plans, each of the Purchaser and the Seller shall provide the other party with reasonably satisfactory assurances (which may include, without limitation, a favorable determination letter issued by the IRS) as to the qualification, respectively, of the New 401(k) Plans and the Corning 401(k) Plans under Section 401(a) of the Code.

            (c) Welfare and Fringe Benefit Plans. (i) Subject to the other terms hereof, during the Benefit Maintenance Period, the Purchaser will cause the Company and its Subsidiaries to provide each Acquired Employee with welfare benefits substantially similar in aggregate economic value consistent with applicable collective bargaining agreements to those provided to such Acquired Employee immediately prior to the Closing Date in the areas generally of medical, vision care, hearing aid, dental assistance, flexible spending accounts, life insurance, post-retirement medical, post-retirement life insurance, vacation, severance, salary continuation, accidental death and dismemberment, dependent life insurance, business travel accident insurance, adoption assistance, short-term disability, long-term disability, workers' compensation, tuition refunds and educational leave, compensation/bonus plans (including "Goalsharing benefits", but not including matching gifts, service awards or the Worldwide Employee Stock Purchase Plan, the Performance Improvement Plan or any other equity-based plan), and non-qualified supplemental pension and deferred compensation arrangements as such employees had with the Company or its Subsidiaries immediately prior to the Closing Date (it being acknowledged and agreed that the Company shall not be required to maintain all of the following so long as the aggregate economic benefit provided to an Acquired Employee are substantially equivalent to the aggregate benefits provided to such employee prior to the Closing Date) (the "Existing Benefit Plans"); provided, however, that the Purchaser will cause the Company or its Subsidiaries to continue to maintain the Revere Post-Retirement Benefit Plan (the "Revere Post-Retirement Plan") consistent with applicable collective bargaining agreements for the Benefit Maintenance Period; provided further that if the Seller reduces or modifies the benefit levels under its post-retirement medical and/or life insurance plans for any group or groups of its employees, the Purchaser may make commensurate modifications to the Revere Post-Retirement Plan for a substantially similar group or groups of Revere Ware Corporation employees (by size or function, as the case may be). Notwithstanding the above, however, other than with regard to employees of Revere Ware Corporation and the Foreign Subsidiaries, neither the Purchaser nor the Company nor the Subsidiaries shall be required to provide post-retirement medical and/or life insurance benefits for former employees of the Company or any of its Subsidiaries or Acquired Employees who are eligible to retire as of the Closing Date, it being hereby agreed that such post-retirement benefits shall be provided by the Seller under the same terms and conditions as the Seller may, from time to time, apply to similarly situated employees (or, if there are no similarly situated employees, as provided to other employees of the Seller), or at such higher level as the retirees may be entitled to under applicable law. For such post-retirement medical benefits, service with the Company or its Subsidiaries after the Closing Date will be taken into account only in determining the retiree's contributions with respect to their benefits. With regard to such post-retirement life insurance, the Seller is not obligated to provide any amounts other than those earned as of the Closing Date. The Purchaser agrees to cause the Company and its Subsidiaries to maintain the Existing Benefit Plans without any amendments inconsistent with the first sentence of this paragraph (i) which would reduce benefit levels for the Benefit Maintenance Period; provided, however, that if the Seller reduces or modifies its benefit levels for any group or groups of its employees under any of its benefits plans which is substantially similar to one of the Existing Benefit Plans, the Purchaser may make commensurate modifications to the applicable, corresponding Existing Benefit Plan for a substantially similar group or groups of Acquired Employees (by size or function, as the case may be). The Seller agrees to give the Company written notice of any proposed modification or reduction of benefits under any of its benefit plans which is substantially similar to one of the Existing Benefit Plans promptly (and in no event later than the effectiveness of such modification or reduction).

            (ii) The Purchaser shall cause the Company and the Subsidiaries to give credit to Acquired Employees for all service with the Company, its Subsidiaries or the Seller for the purpose of determining eligibility for any of the Existing Benefit Plans to be provided in accordance with this Section and for determining the amount and duration of any benefits under the Existing Benefit Plans; provided, however, that such credit does not result in duplication of benefits.

            (d) Collective Bargaining Agreements. (i) Following the Closing Date, the Purchaser shall cause the Company and the Subsidiaries to continue to perform their respective obligations under the collective bargaining agreements set forth on Section 6.02(d)(i) of the Disclosure Schedule. For the collective bargaining agreements set forth on Section 6.02(d)(ii) of the Disclosure Schedule, the Purchaser and the Seller shall cooperate so as to enable the Company to recognize and assume such agreements where possible or to perform the Seller's duties and obligations under and to otherwise abide by such agreements.

            (ii) The Purchaser has received a copy of the Memorandum of Understanding between the Seller and the Company and The American Flint Glass Workers Union AFL-CIO, Including Local 1000, dated as of June 12, 1997 (the "Pressware Union Agreement"). Accordingly, the Purchaser and the Seller agree as follows with respect to the Pressware Union Agreement:

            (A) the Purchaser agrees to take all actions which the Seller undertook in the Pressware Union Agreement to require of the Purchaser;

            (B) the Purchaser agrees to cause the Company to take all actions which the Pressware Union Agreement requires or contemplates that the Company shall take;

            (C) the Seller agrees to take all action which the Pressware Union Agreement requires or contemplates that the Seller shall take;

            (D) the Seller and the Purchaser agree to cooperate to ensure that the Pressware Union Agreement will be implemented so as to accomplish the intended purposes thereof;

            (E) the Seller agrees to reimburse the Company and/or the Purchaser (or, where appropriate, to pay) for the following payments (net of any tax savings by the Company or the Purchaser realized in connection with such payments but only at such time and to such extent as such tax savings are actually realized) to Pressware employees under the terms of the Pressware Union Agreement, within 10 days of the Seller's receipt of the Company's (or the Purchaser's) invoices therefor: (1) special financial inducements pursuant to Section 2(A) of the Pressware Union Agreement in amounts consistent with those previously disclosed by the Seller to the Purchaser and consistent with the Employee Incentive Retention Plan and the Pressware Retention Incentive Plan and (2) special cash awards under
      Section 2(C) of the Pressware Union Agreement; and

            (F) the Seller shall take all actions necessary to ensure that there will be no "bumping" of employees from the Seller or any of its Affiliates to the Company or any Subsidiary after the Closing.

            (iii) After the Closing Date, the Seller shall, at the Purchaser's request, lease to the Company, on terms reasonably satisfactory to the Seller, the Company and the Purchaser, those employees (the "Leased Employees") who are employed at the Company's Pressware facility on the Closing Date and who choose, in accordance with the Pressware Union Agreement, to remain employees of the Seller. The Company shall reimburse the Seller for all costs and expenses incurred by the Seller in connection with the lease of the Leased Employees. Such costs and expenses shall be calculated in a manner consistent with the Seller's customary practices prior to the Closing Date of calculating costs and expenses related to the Company's employees for accounting purposes.

            (e) Retention Program. In addition to the Pressware Union Agreement, the Seller has caused the Company to adopt a retention program for key employees (the "Key Employee Retention Program"). Following the Closing, the Purchaser shall cause the Company and the Subsidiaries to implement the Key Employee Retention Program, and the Seller shall reimburse the Company or the Purchaser, as the case may be, for all payments made after the Closing Date to employees under such programs (net of any tax savings by the Company or the Purchaser realized in connection with such payments but only at such time and to such extent as such tax savings is actually realized), within 30 days after the Seller's receipt of the invoice(s) of the Company or the Purchaser therefor.

            (f) Employee Discounts. Until the fifth anniversary of the Closing Date, the Purchaser will cause the Company and its Subsidiaries to continue the 30% discount policy in Company stores for employees and retirees of the Seller, the Company and the Subsidiaries.

            (g) Pension Benefit Guaranty Corporation Requirements. Subject to
Section 6.09, the Purchaser agrees to cooperate reasonably, at the Seller's expense, with the Seller to attempt to resolve any requirements imposed by the PBGC with respect to the Corning Pension Plan and the Revere Plan during the Continuation Period, but only to the extent that such cooperation does not result in any liability to the Purchaser, the Company or any Subsidiary or to any of their respective officers, directors or stockholders.

            SECTION 6.03. Goal Sharing Plan and Performance Improvement Plan. The Seller shall reimburse the Company and the Subsidiaries for a pro rata portion of any payments required to be made by any of them under the Goal Sharing Plan for 1998 based on the number of days before the Closing Date during the fiscal year ending in 1998 to the extent that the obligation for any such payments is not accrued and reflected on the Final Closing Working Capital Statement. The Seller also shall reimburse the Company and the Subsidiaries for all amounts payable under the Performance Improvement Plan, which amounts shall be based on performance for fiscal year ending 1998 prorated for the period prior to the Closing Date.

            SECTION 6.04. Stock Options. All options to acquire the Seller's common stock held by the Acquired Employees that are intended to qualify as Incentive Stock Options (within the meaning of Code Section 422(b)) shall remain Incentive Stock Options for a period of 90 days following the Closing Date and shall thereafter be converted into nonqualified stock options which, together with any stock options not intended to qualify as Incentive Stock Options, shall remain exercisable for a period of the shorter of three years following the Closing Date or the remaining term of such option (the "Option Exercise Period"); provided, however, that such three-year extension period shall not apply to stock options granted prior to December 4, 1991, which options' exercisability following the Closing Date shall remain subject to the terms currently applicable thereto. All stock options referred to above shall continue to vest during the Option Exercise Period as if the holders thereof remained employed by the Seller or one of its Subsidiaries.

            SECTION 6.05. Supplemental Plans. The Seller shall cause the Acquired Employees who participate in the Supplemental Investment Plan to become fully vested thereunder as of the Closing, and the account balances of such Acquired Employees shall be paid to them in cash promptly thereafter in accordance with the terms of such plan. Acquired

Employees who participate in the Seller's Supplemental Pension Plan shall receive vesting credit for service with the Company for any Subsidiary following the Closing and, notwithstanding the terms of such Plan, shall vest in accordance with the vesting schedule contained in the Corning Pension Plan.

            SECTION 6.06. Medical Costs. The Seller shall be liable for, and indemnify and hold harmless the Purchaser, the Company and the Subsidiaries against, any and all Losses arising out of medical, dental and similar health related claims incurred by the Acquired Employees on or prior to the Closing Date other than claims incurred under any Company Benefit Plan. For this purpose, a claim is "incurred" on the date the relevant treatment is rendered.

            SECTION 6.07. Cooperation. The Seller shall cooperate with the Purchaser with respect to compliance with the covenants set forth in this
Article VI, including entering into a transition services agreement with the Purchaser to provide for continued benefit coverage to Acquired Employees immediately after the Closing. The Seller also shall provide the Purchaser with any documents relating to the Seller Benefit Plans in which Employees participate that the Purchaser may reasonably request to enable the Purchaser to satisfy its obligations under this Article VI.

            SECTION 6.08. Remedies. The Purchaser acknowledges that a breach of its obligations under this Article VI may cause irreparable injury to the Seller in its goodwill, its reputation, and its employee relations, in addition to monetary damages, which may be difficult to calculate, predict or limit, and agrees that equitable relief, including, but not limited to, specific enforcement of its obligations hereunder, may be appropriate (in addition to indemnification pursuant to Article IX hereof) to prevent such breach. Accordingly, without limiting the generality of Section 11.12, the Purchaser agrees that it will not oppose a petition by the Seller for equitable relief with respect to a threatened or actual breach of the Purchaser's obligations under this Article VI on the grounds that such relief is inappropriate.

            SECTION 6.09. Indemnification. The Seller shall indemnify and hold harmless the Company, any of its Subsidiaries, their respective officers, directors, successors and permitted transferees and assigns and each New Company Benefit Plan against any and all Losses arising out of or relating to (i) any Seller Benefit Plan or other Benefit Plan sponsored, maintained or contributed to by the Seller or any ERISA Affiliate (and any Benefit Plan no longer in effect that was previously sponsored, maintained or contributed to by the Seller or any ERISA Affiliate), whether arising out of or relating to any event or state of facts occurring or existing before, on or after the Closing Date, and including, without limitation, any liabilities arising under Title IV of ERISA,
Section 302 of ERISA and section 412 or 4971 of the Code, (ii) the separation, division, allocation, unwinding or similar event involving the liabilities of the joint venture between Vitro S.A. and the Company with respect to Benefit

Plans, (iii) the pension plan asset transfer executed pursuant to the Agreement of Purchase and Sale of Assets, dated April 28, 1988, and the Pension Contribution and Asset Transfer Letter Agreement, dated June 22, 1988, (iv) any post-retirement medical and/or life insurance benefit for Acquired Employees who are eligible to retire as of the Closing Date and former Employees of the Company or any of its Subsidiaries (other than Employees of Revere Ware and the Foreign Subsidiaries), (v) any individual who is on "loan" status to the Pressware plant pursuant to the Pressware Union Agreement, and (vi) any obligation to make special financial payments pursuant to the Pressware Union Agreement, including Section 2(A), 2(B) or 2(C) thereof, in excess of any amounts reimbursed pursuant to Section 6.02(d)(ii)(E) hereof.

            SECTION 6.10. Survival. The covenants and agreements of the parties hereto contained in this Article VI shall survive the Closing and shall remain in full force and effect until the expiration of all statutes of limitations with respect to the respective matters set forth herein.

                                  ARTICLE VII

                                  TAX MATTERS

            SECTION 7.01. Tax Indemnities. (a) Except to the extent reserved for on the Closing Balance Sheet (but only to the extent such reserve is taken into account in determining the Cash Dividend Amount adjustment under Section 2.04(c) hereof) from and after the Closing Date, without duplication, the Seller shall indemnify the Purchaser and the Company and their Affiliates against all Taxes (including reasonable attorneys' and accountants' fees and other reasonable out-of-pocket expenses incurred in connection therewith) (i) imposed on or payable by the Company or any Subsidiary with respect to any taxable period or portion thereof that ends on or before the Closing Date (including any taxes allocated to such period under Section 7.01(d) hereof), (ii) imposed on or payable by the Company or any Subsidiary under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law) by reason of the Company or any Subsidiary being included in any consolidated, affiliated, combined or unitary group at any time on or before the Closing Date, (iii) imposed on or payable by the Company or any Subsidiary as a result of (A) the Code section 338(h)(10) Election with respect to the Company and Revere Ware Corporation referred to in Section 7.07 and (B) an actual election under a state or local provision which is analogous or comparable to Code Section 338(h)(10); (iv) relating to Foreign Sales Corporation or imposed as a result of the transactions contemplated by Section 5.15 hereof, (v) relating to any payments required to be made after the Closing Date under any Tax indemnity, Tax sharing, or Tax allocation agreement between the Seller and the Company under which the Company was obligated, or was a party, on or prior to the Closing Date, and (vi) arising from the breach of any representation, warranty or covenant of Seller with respect to Taxes under this

Agreement. No indemnity shall be provided under this Agreement for any Taxes resulting from any transaction of the Company or any Subsidiary occurring on the Closing Date after the Closing that is not in the ordinary course of business.

            (b) From and after the Closing Date, without duplication, the Purchaser and the Company shall indemnify the Seller and its Affiliates against all Taxes (including reasonable attorneys' and accountants' fees and other reasonable out-of-pocket expenses incurred in connection therewith) (i) arising from the breach of any representation, warranty or covenant of Purchaser with respect to Taxes under this Agreement or (ii) imposed on the Company and the Subsidiaries, which Taxes are not subject to indemnification pursuant to paragraph (a) of this Section 7.01, including, but not limited to, Taxes (A) resulting from any transaction of the Company and the Subsidiaries occurring after the Closing Date or on the Closing Date after the Closing that is not in the ordinary course of business or (B) with respect to any taxable period or portion thereof that begins after the Closing Date and that are imposed on the Company or any of the Subsidiaries.

            (c) Payment by the indemnitor of any amount due under this Section
7.01 shall be made within ten days following written notice by the indemnitee that payment of such amounts to the appropriate tax authority is due, provided that the indemnitor shall not be required to make any payment earlier than two days before it is due to the appropriate tax authority. If the Seller receives an assessment or other notice of Taxes due with respect to the Company or any of the Subsidiaries for any period for which the Seller is not responsible, in whole or in part, pursuant to paragraph (a) of this Section 7.01, then the Purchaser shall pay such Tax, or if the Seller pays such Tax, then the Purchaser or the Company shall pay to the Seller, in accordance with the first sentence of this Section 7.01(c), the amount of such Tax for which the Seller is not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 7.03, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate taxing authority or court. Final determination shall have the meaning as set forth in 1313(a) of the Code.

            (d) Seller and Purchaser shall, to the extent permitted by applicable law and except as otherwise provided herein, elect with the relevant taxing authority to close the taxable period of the Company and the Subsidiaries at the end of the day on the Closing Date. For purposes of this Agreement, in the case of any Tax that is imposed on a periodic basis and is payable for a taxable period that begins before the Closing Date and ends after the Closing Date (including without limitation any Taxes resulting from a Tax audit or administrative court proceeding), the portion of such Taxes which is payable for the portion of such taxable period ending on the Closing Date shall be (i) in the case of any Tax other than a Tax based upon or measured by income or receipts, the amount of such Tax for the entire taxable period (or, in the case of such Taxes determined on an arrears basis, the amount of such Tax for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the portion of such taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period and (ii) in the case of a Tax based upon or measured by income or receipts, the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credit or refund resulting from an overpayment of Taxes shall be prorated based upon the method employed in clause
(ii) of the immediately preceding sentence. In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 7.01(d) shall be computed by reference to the level of such items on the Closing Date. The taxable period of any partnership or other pass-through entity in which the Company or any Subsidiary is a partner or other beneficial interest holder shall be deemed to terminate on the Closing Date. All determinations necessary to effect the foregoing allocations shall be made in a manner consistent with prior practice of the Company and the Subsidiaries.

            SECTION 7.02. Refunds and Tax Benefits. (a) Subject to paragraph (b) of this Section 7.02, the Purchaser shall promptly pay to the Seller the amount of any refund or credit or offset (including any interest paid or credited or any offset allowed with respect thereto but reduced by any Taxes that the Purchaser, the Company or any Subsidiary shall be required to pay with respect thereto) received or used, in the case of a credit or offset, by the Purchaser, the Company or any Subsidiary of Taxes (i) relating to taxable periods or portions thereof ending on or before the Closing Date (including any Taxes allocated to such period under Section 7.01(d) hereof) provided Seller would be liable for such Taxes under Section 7.01(a) hereof, and only to the extent that any such refunds or credits or offsets are in excess of the amount of refunds for Taxes reflected on the Closing Balance Sheet (but only to the extent such refund is taken into account in determining the Cash Dividend Amount adjustment under Section 2.04(c) hereof) or (ii) attributable to an amount paid by the Seller under Section 7.01 hereof. The amount of any refunds or credits or offsets (including any interest paid or credited with respect thereto) received by the Purchaser, the Company or any Subsidiary shall be for the account of the Purchaser if (i) the refund, credit or offset is of Taxes (A) relating to taxable periods or portions thereof that begin on or after the Closing Date (including any Taxes allocated to such period under Section 7.01(d) hereof) or
(B) relating to taxable periods or portions thereof ending on or before the Closing Date provided such refund, credit or offset relates to Taxes for which Seller would not be liable under Section 7.01(a) hereof, or (ii) the refund, credit or offset relates to an adjustment to a taxable period that begins before the Closing Date that arises from an adjustment to a taxable period beginning on or after the Closing Date, but only, in the case of items referred to in clause
(ii), if the adjustment would not impose a material Tax cost or otherwise materially adversely affect the Seller or any of its Affiliates. The Purchaser shall, if the Seller so requests and at the Seller's expense, cause the relevant entity to file for and use its reasonable best efforts to obtain and expedite the receipt of any refund to which the Seller is entitled under this Section 7.02, provided, however, that the Purchaser must consent to any such refund claim, which consent may not be unreasonably withheld (for this purpose, withholding of consent shall be reasonable if such refund claim could reasonably be expected to have a material tax cost or otherwise materially adversely affect Purchaser, the Company, the Subsidiaries or any of their Affiliates). If an adjustment is made with respect to a taxable period ending on or before the Closing Date in respect of Taxes of the Company or the Subsidiaries that increases the Tax liability of the Purchaser Group for any taxable period including or ending after the Closing Date (a "Post-Closing Tax Detriment") and decreases the Tax liability of the Seller Group, Seller shall pay to Purchaser the amount of any such Tax decrease at the time such Post-Closing Tax Detriment is realized by the Purchaser. A Post-Closing Tax Detriment will be considered to be realized for purposes of this Section 7.02 at the time that it increases the aggregate Tax liability of the Purchaser Group, provided, however, a Post-Closing Tax Detriment will be considered realized only to the extent it increases the aggregate Tax liability of the Purchaser Group. If an adjustment is made with respect to a taxable period ending after the Closing Date in respect of Taxes of the Company or the Subsidiaries that increases the Tax liability of the Seller Group for any taxable period ending on or before the Closing Date and decreases the tax liability of the Purchaser Group, Purchaser shall pay to Seller the amount of any such Tax decrease (a "Pre-Closing Tax Detriment") at the time such Pre-Closing Tax Detriment is realized by the Seller. A Pre-Closing Tax Detriment will be considered to be realized for purposes of this Section 7.02 at the time that it increases the aggregate Tax liability of the Seller Group, provided, however, a Pre-Closing Tax Detriment will be considered realized only to the extent it increases the aggregate Tax liability of the Seller Group.

            (b) The Seller has applied to the IRS for a refund of certain FICA taxes paid with respect to employees of the Company for the years January 1, 1993 through December 31, 1996. The Seller has provided copies of such application to the Purchaser. The Seller and the Purchaser agree that the Seller shall pay the full amount of any refund received in respect of employees' withholdings and payments to the employees of the Company entitled to receive the same, and that the Seller shall (i) retain all refunds received in respect of the respective employers' withholdings and payments (but only to the extent not taken into account in determining the Cash Dividend Amount adjustment under
Section 2.04(c) hereof) and (ii) be liable for any reductions in, or net deficiencies associated with, such refunds. The refund claim will not be reflected as an asset on the Closing Balance Sheet.

            (c) The Purchaser and the Company shall make any and all elections under any state, local and foreign tax provisions comparable to section 172(b)(3) of the Code in any state, locality, or foreign jurisdiction within which the Company or any of the Subsidiaries file a combined, unitary or similar return with the Seller or any of its Affiliates (other than the Company or any of the Subsidiaries) to relinquish the entire carryback period with respect to any net operating loss attributable to the Company or any of the Subsidiaries in any taxable period beginning after the Closing Date that could be carried back to a taxable year of the

Company or any such Subsidiary ending on or before the Closing Date. Neither the Seller nor any Affiliate thereof shall be required to pay to the Purchaser, the Company or any Subsidiary any refund or credit of Taxes that results from the carryback to any taxable period ending on or before the Closing Date of any net operating loss, capital loss or tax credit attributable to the Company or any of its Subsidiaries in any taxable period beginning after the Closing Date, except that the Company or any of its Subsidiaries that have not filed combined, unitary or similar returns with the Seller or any of its Affiliates (other than the Company or any of its Subsidiaries) shall be entitled to carryback losses or tax credits from any taxable period beginning on or after the Closing Date to any taxable period of such Company ending on or prior to the Closing Date, but only if such carryback would not impose a material Tax cost or otherwise materially adversely affect the Seller or any of its Affiliates.

            SECTION 7.03. Contests. (a) After the Closing Date, each of the Seller and the Purchaser shall promptly notify the other party in writing upon receipt of written notice of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Seller, the Purchaser or the Company or any Subsidiary which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification by the other party under Section 7.01. Such notice shall contain factual information (to the extent known to the notifying party) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the indemnitee under Section 7.01 fails to give the indemnitor under Section 7.01 prompt notice of an asserted Tax liability as required by this Section 7.03, then the indemnitor shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability but only to the extent that failure to give such notice results in a detriment to the indemnitor.

            (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, the Seller shall have the sole right, at its expense, to control the conduct of such audit or proceeding, but only to the extent that such audit or proceeding relates to a Tax for which the Seller has a potential indemnification obligation under
Section 7.01; provided, however, that if the results of such contest could reasonably be expected to have a material Tax cost to Purchaser, the Company, or the Subsidiaries for any taxable period including or ending after the Closing Date, then Seller and Purchaser shall jointly control the defense and settlement of any such contest and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld and, if the Seller does not assume the defense of any such audit or proceeding, the Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding; provided, however, that the Purchaser shall not settle any such audit or proceeding without the consent of the Seller, which consent shall not be unreasonably withheld. If the Seller chooses to control the contest, the Purchaser shall promptly empower and shall cause the Company or Subsidiary or other party promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Seller as it may designate to represent the Purchaser, Company or Subsidiary or other party or its successor in the contest insofar as the contest involves an asserted tax liability for which the Seller would be liable under Section 7.01. Purchaser shall have sole control over the defense and settlement of any contest relating to taxable periods or portions thereof that begin on or after the Closing Date (including, subject to Section 7.03(c) hereof, any Taxes allocated to such period under Section 7.01(d) hereof) or relating to taxable periods or portions thereof ending on or before the Closing Date provided the Taxes to which such contest relates are Taxes for which Seller is not liable under
Section 7.01(a) hereof, provided, however, that if the results of any such contest otherwise controlled by Purchaser could reasonably be expected to have a material Tax cost or otherwise materially adversely affect the Seller or the Seller Group, then the Seller and Purchaser shall jointly control the defense and settlement of any such contest and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld.

            (c) With respect to periods beginning before the Closing Date and ending after the Closing Date, (i) each party may participate in an audit or proceeding which relates to any such period and (ii) such audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods; provided that neither party shall settle any such audit or proceeding without the consent of the other, which consent shall not be unreasonably withheld. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum) in situations in which separate issues are otherwise controlled hereunder by the Purchaser and the Seller.

            (d) The Purchaser and the Seller agree to cooperate, and the Purchaser agrees to cause the Company and Subsidiaries to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

            (e) Seller shall promptly notify Purchaser of the commencement of any claim, audit, examination or other written change or adjustment received by Seller, in each case relating to the Company or the Subsidiaries, by any taxing authority which could reasonably be expected to affect the liability of Purchaser, the Company or the Subsidiaries for a material amount of Taxes, and Seller shall keep Purchaser informed of the progress thereof. The failure to provide such notice shall not affect the indemnification obligations under this Section unless the indemnified party is materially prejudiced as a result of such failure.

            (f) Purchaser shall promptly notify Seller of the commencement of any claim, audit, examination or other written change or adjustment received by Purchaser, in each case relating to the Company or the Subsidiaries for periods up to and including the Closing Date, by any taxing authority which could reasonably be expected to affect the liability of Seller, the Company or the Subsidiaries (with respect to periods up to and including the Closing Date) for a material amount of Taxes, and Purchaser shall keep Seller informed of the progress thereof. The failure to provide such notice shall not affect the indemnification obligations under this Section unless the indemnified party is materially prejudiced as a result of such failure.

            SECTION 7.04. Preparation of Tax Returns. (a) The Seller shall prepare and file any Tax Returns relating to the Company and the Subsidiaries for any taxable periods that end on or prior to the Closing Date (the "Seller Returns"). The Seller Returns shall be prepared in a manner consistent with the prior practice of the Company and the Subsidiaries (except to the extent counsel for the Seller shall determine that there is no reasonable basis therefor) and, in case of Seller Returns relating to Income Taxes, the Seller shall deliver the Seller Returns to the Purchaser at least 15 days before such Seller Return is due to be filed (taking into account any extensions of time to file such return that have been properly obtained) for Purchaser's review and comment in accordance with Section 7.04(b) hereof. In the case of any Tax Return for a period that includes the Closing Date that does not cover a taxable period that ends on the Closing Date (the "Purchaser Returns"), Purchaser shall prepare or cause the Company to prepare such Purchaser Return in a manner consistent with the prior practice of the Company and the Subsidiaries (except to the extent counsel for the Purchaser shall determine that there is no reasonable basis therefor) and the Purchaser shall deliver such Purchaser Return to the Seller at least 7 days before such return is due to be filed (taking into account any extensions of time to file such return that have been properly obtained) for Seller's review and comment in accordance with Section 7.04(b) hereof. Seller shall reimburse the Purchaser for any Taxes on the Purchaser Return owed by Seller pursuant to Sections 7.01(a) and 7.01(d) hereof to the extent such amount exceeds the accrual for such Taxes (other than deferred Taxes that reflect the differences between book and tax basis in assets and liabilities), if any, established therefor in the Closing Balance Sheet and only to the extent it is taken into account in determining the Cash Dividend Amount adjustment under
Section 2.04(c) hereof. The Purchaser shall prepare and file or cause the Company to prepare and file any Tax return relating to the Company or any of the Subsidiaries for any taxable periods that begin on or after the Closing Date.

            (b) The Purchaser shall have the right to object to any items set forth on the Seller Returns and the Seller shall have the right to object to any items set forth on the Purchaser Returns within 7 days of the delivery of a particular return but only if there is no reasonable basis for the position taken with respect to an item or items set forth on such return or such return is otherwise substantially inaccurate. In the event of such an objection, the parties along with the Seller's counsel or the Seller's Accountants and the Purchaser's counsel or the Purchaser's Accountants shall attempt in good faith to resolve the dispute and any resolution shall be final and binding on them. If the parties cannot resolve any such dispute within 7 days of such delivery by Purchaser to Seller or Seller to Purchaser as the case may be, the items remaining in dispute shall be submitted to an independent accounting firm of international reputation selected by, and mutually acceptable to, the Seller and the Purchaser or, if they cannot agree, the Seller's Accountants and Purchaser's Accountants shall select such an independent firm. The independent accounting firm so selected shall determine the proper amounts for the items remaining in dispute and the Purchaser and the Seller shall be bound by the determination by the independent accounting firm absent manifest error. The independent accounting firm shall make any such determination within 7 days after submission of the remaining disputed items. If a Tax Return is due before the date a disputed item is resolved hereunder, it shall be filed as prepared and resolved items shall be reflected on an amended return.

            SECTION 7.05. Cooperation and Exchange of Information. The Seller and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax returns or portions thereof, together with accompanying schedules and related work papers and documents relating to rulings or other determinations by taxing authorities. Each party shall make its employees reasonably available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Subsidiaries for the taxable period that includes the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) eight years following the date (without extension) for such returns; provided, however, that a party shall not dispose of any such materials if at least 90 Business Days before the later of the end of either of the periods described in clause (i) or (ii) the other party has notified the disposing party of its desire to review such material in which case such other party shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such materials. Any information obtained under this Section 7.05 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

            SECTION 7.06. Conveyance Taxes. The Purchaser and the Seller each shall be liable for and shall pay one-half of all sales, transfer, stamp, stock transfer, value added, use, real property transfer or gains and similar taxes, fees, assessments, levies, duties, tariffs, imposts and other charges incurred as a result of the sale of the Acquired Shares and other transactions contemplated hereby. The Purchaser and the Seller agree to cooperate in the execution and delivery of all instruments and certificates necessary to enable the Seller and/or the Purchaser to comply with any pre-Closing filing requirements.

            SECTION 7.07. Section 338(h)(10) Election. (a) The Seller and the Purchaser shall jointly make a deemed asset sale election described under Code section 338(h)(10) (the "Code section 338(h)(10) Election") and shall make all corresponding or similar elections under applicable state or local law with respect to the Company and Revere Ware Corporation in connection with the qualified stock purchase of the Acquired Shares by the Purchaser hereunder and deemed purchase of the stock of Revere Ware Corporation (collectively, "Elections"). The Seller and the Purchaser shall file all such Elections on a timely basis and comply with all rules and regulations applicable to such Elections. The Seller and the Purchaser shall cooperate with each other to take all actions necessary and appropriate (including filing such forms, returns, elections, schedules and documents on a joint or separate basis as may be required) to effect and preserve timely Elections in accordance with applicable Treasury Regulations under Code section 338 and comparable state or local laws.

            (b) For the purpose of making the Code section 338(h)(10) Election, the Purchaser shall compute and allocate the "modified aggregate deemed sales price" among the assets of the Company (including items assigned to the Company at or prior to the Closing under Article V) and of Revere Ware Corporation in accordance with the provisions of Code section 338 and the Treasury Regulations thereunder (the "Allocation"), and shall deliver to the Seller the Allocation within 45 days of the Closing for the Seller's review and comment. The Seller may dispute amounts set forth on the Allocation within 20 Business Days of delivery of the Allocation by the Purchaser to the Seller if the Seller reasonably believes that any such amount or amounts are incorrect. In the event of such a dispute, the parties along with the counsel to the Seller or the Seller's Accountants and counsel to the Purchaser or the Purchaser's Accountants shall attempt in good faith to resolve such dispute and any resolution shall be final and binding on them. If the parties cannot resolve any such dispute within 20 Business Days of such delivery by the Purchaser to the Seller, the items remaining in dispute shall be submitted to an independent accounting firm of international reputation selected by, and mutually acceptable to, the Seller and the Purchaser or, if they cannot agree, the Seller's Accountants and Purchaser's Accountants shall select such an independent firm. If the independent accounting firm so selected determines that the items remaining in dispute are not materially incorrect, then the Purchaser and the Seller shall be bound by the Allocation as prepared by the Purchaser. If the independent accounting firm so selected determines that one or more of the items remaining in dispute are materially incorrect, then the Seller and the

Purchaser shall be bound by the allocation of such items as determined by the independent accounting firm. The independent accounting firm shall make any such determination within 30 Business Days after submission of the remaining disputed items. Any subsequent adjustments to the modified aggregate deemed sales price shall be reflected in the Allocation in a manner consistent with Code section 338 and the Treasury Regulations promulgated thereunder. The Seller shall calculate gain or loss, if any, resulting from the Elections and the Purchaser shall calculate tax basis in the Company's and the Subsidiaries' assets in a manner consistent with the Allocation (as determined pursuant to the preceding four sentences) and neither party nor the Company nor any Subsidiary shall take any position inconsistent with the Allocation in any tax return, schedule, estimate or otherwise; provided, however, that the Seller shall be entitled to subtract its selling costs from the "modified aggregate deemed sales price" for purposes of calculating gain or loss and the Purchaser shall be entitled to add its acquisition costs to the "adjusted grossed-up basis" of the assets of the Company and the Subsidiaries for purposes of determining the basis of the Company's and the Subsidiaries' assets. The Purchaser will not make an election under section 338(g) of the Code with respect to the sale of the stock of the Company and Revere Ware Corporation hereunder except in connection with the Code section 338(h)(10) Election that will be made by the Purchaser jointly with the Seller.

            SECTION 7.08. Miscellaneous. (a) For Tax purposes, the parties agree to treat all payments made under this Article VII, under any other indemnity provisions contained in this Agreement, and for any misrepresentations or breaches of warranties or covenants, as adjustments to the purchase price.

            (b) This Article VII (and not Article IX) shall be the sole provision for indemnification against breach of representations, warranties, covenants and agreements regarding Tax matters.

            (c) For purposes of this Article VII, all references to the Purchaser, the Seller, the Company and the Subsidiaries include successors.

            (d) The covenants and agreements of the parties hereto contained in this Article VII shall survive the Closing and shall remain in full force and effect until 60 days after the expiration of the applicable statutes of limitations (taking into account any extensions or waivers thereof) with respect to any Taxes that would be indemnifiable by the Seller under Section 7.01(a) of this Agreement or by the Purchaser under Section 7.01(b) of this Agreement.

            (e) The Company and the Subsidiaries shall be entitled to make and receive any and all payments required to be made pursuant to any Tax sharing agreement with the Seller or its Affiliates prior to the Closing, but only to the extent such payments are taken into account in determining the Cash Dividend Amount adjustment under Section 2.04(c) hereof. Except to the extent provided herein, all Tax sharing agreements or similar agreements with respect to or involving the Company and the Subsidiaries and the Seller shall be terminated as of the Closing Date and, after the Closing Date, the Seller, its Affiliates, the Company, and the Subsidiaries shall not be bound thereby or have any liability thereunder.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

            SECTION 8.01. Conditions to Obligations of the Seller and the Company. The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of the Purchaser which address matters only as of a particular date, as of such date), except where the failures to be so true and correct (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "material adverse effect" set forth therein) would not, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement;
      (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all material respects; and (iii) the Seller shall have received a certificate of the Purchaser as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Purchaser;

            (b) HSR Act; Canada Competition Act. Any waiting period (and any extension thereof) under the HSR Act and the Canada Competition Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions, and no Governmental Authority shall have initiated any action that seeks to impose criminal sanctions on the Seller or any of its Affiliates or that has a reasonable likelihood of success on the merits and would impose a material liability on the Seller, in each case, that is intended to have the foregoing effect; and

            (d) Stockholders Agreement. The Purchaser shall have executed and delivered to the Seller the Stockholders Agreement.

            SECTION 8.02. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

            (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of the Seller which address matters only as of a particular date, as of such date), except where the failures to be so true and correct (without giving effect to any limitation or qualification as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller at or prior to the Closing shall have been complied with in all material respects; and (iii) the Purchaser shall have received a certificate of the Seller as to the matters set forth in clauses (i) and (ii) above signed by a duly authorized officer of the Seller;

            (b) HSR Act; Canada Competition Act. Any waiting period (and any extension thereof) under the HSR Act and the Canada Competition Act applicable to the purchase of the Shares contemplated hereby shall have expired or shall have been terminated;

            (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions, and no Governmental Authority shall have initiated any action that seeks to impose any criminal sanctions on the Purchaser or any of its Affiliates or the Company or any Subsidiary or that has a reasonable likelihood of success on the merits and would impose material liability on any such Person, in each case, that is intended to have the foregoing effect;

            (d) Certain Company Indebtedness. Prior to the Closing, the Company shall have retired and paid in full (or otherwise canceled without any adverse tax consequences to the Company) all its Indebtedness (including the liabilities described in Section 3.09(e)(iii)), other than the Indebtedness under the Facility Financing Interests.

            (e) Ancillary Agreements. The Seller shall have duly executed and delivered to the Purchaser, to the extent requested by the Purchaser, the Administrative Services Agreement, the CORNING WARE and PYROCERAM License Agreement, the PYREX License Agreement, the Patent and Know-How License Agreement, the

      Temporary CORNING License Agreement, the Greenville Supply Agreement, the Technology Support Agreement, the Shared Facility Agreement and the Transition Services Agreement;

            (f) Stockholders Agreement. The Seller shall have executed and delivered to the Purchaser the Stockholders Agreement;

            (g) Resignation of Directors. All directors of the Company and any Subsidiary whose resignations shall have been requested by the Purchaser not fewer than five Business Days prior to the Closing Date shall have submitted their resignations or been removed from office effective as of the Closing Date; and

            (h) Termination of Certain Transactions. The Purchaser shall have received legally binding documentation evidencing the termination without liability (except as described in Section 5.16) to the Purchaser, the Company or any Subsidiary of any transactions with the Seller or any of its Affiliates (other than agreements entered into pursuant to the provisions hereof).

            (i) Certain Arrangements Regarding Management. Peter Campanella, the President and Chief Executive Officer of the Company, shall have entered into an agreement with the Company on substantially the terms set forth in the attachment to the letter dated February 28, 1998, signed by Mr. Campanella, relating to the management equity plan for members of senior management of the Company; provided that the provisions of this Section 8.02(i) shall not be available to the Purchaser if it has changed, or stated its intention to change, in a manner adverse to Mr. Campanella or any other members of management of the Company who are asked by the Purchaser to enter into such agreement, the terms of such plan from those attached to such letter.

            (j) Section 1445 Withholding. The Seller shall have delivered to the Purchaser a certificate complying with Treasury Regulations section 1.1445-2(b)(2), in form and substance reasonably satisfactory to the Purchaser, duly executed and acknowledged, certifying that the Seller is not a foreign person within the meaning of such section.

                                  ARTICLE IX

                                INDEMNIFICATION

            SECTION 9.01. Survival of Representations and Warranties. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties hereto contained in this Agreement shall survive the Closing and shall remain in full force and effect for a period of eighteen months after the Closing Date; provided, however, that the representations and warranties contained in Section 3.03 and 3.16 shall survive until 60 days after the expiration of the statute of limitations related thereto.

            SECTION 9.02. Indemnification for the Benefit of the Seller. (a) The Purchaser agrees to indemnify or to cause the Company, from and after the Closing Date, to indemnify the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (as used in this Article IX, each a "Seller Indemnified Party") against and hold them harmless from all Liabilities, losses, damages, claims, costs, and expenses (including reasonable attorney's fees) (collectively, "Losses") actually incurred by them arising out of (i) the breach of any representation or warranty of the Purchaser contained herein, it being understood that for all purposes of this Section 9.02, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") set forth therein, (ii) the breach of any covenant or agreement of the Purchaser contained herein (other than in Article VII, it being understood that the sole remedy for breach thereof shall be pursuant to Article VII), (iii) the Facility Financing Interests, the 1988 Guaranty and the 1992 Guaranty and
(iv) the conduct of the Business by the Company or the Subsidiaries following the Closing. Anything in Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Purchaser for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

            (b) No claim may be made against the Purchaser or the Company for indemnification pursuant to Section 9.02(a)(i) unless the aggregate of all Losses of the Seller Indemnified Parties with respect to this Section 9.02 shall exceed an amount equal to $4,000,000, and the Purchaser shall then only be liable for Losses in excess of such $4,000,000 amount. No Seller Indemnified Party shall be indemnified pursuant to Section 9.01(a)(i) with respect to any individual item of Loss if the aggregate of all payments made for Losses of the Seller Indemnified Parties for which the Seller Indemnified Parties have received indemnification pursuant to this Section 9.02(a)(i) shall have exceeded an amount equal to 40% of the sum of the Share Purchase Price and the Cash Dividend Amount. For the purposes of this Section 9.02(b), in computing such individual or aggregate amounts of claims, the Person seeking indemnification shall deduct from such amounts (i) any insurance recoveries actually received by such Person offsetting the amount of such Loss (net of cost of recovery), (ii) any recoveries actually received by such Person from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery),
(iii) any Tax benefit to such Person attributable to amounts indemnified against and (iv) any adjustments to the Cash Dividend Amount pursuant to Section 2.04 with respect to the subject matter in dispute. A Tax benefit will be considered to be recognized by a Seller Indemnified Party that is a member of the Seller Group for purposes of this Section 9.02 at the time it reduces the aggregate Tax liability of the Seller Group. Any indemnification payment under this Section 9.02 shall be increased by the amount of any liability for Taxes arising thereunder if such payment is finally determined by a taxing authority or a court to be taxable income to the party receiving such payment.

            (c) Without duplication of the amounts referred to in the last sentence of the preceding paragraph, payments by the Purchaser or the Company pursuant to Section 9.02(a) shall be limited to the amount of any Loss that remains after deducting therefrom (i) any insurance recoveries actually received by the Person seeking indemnification offsetting the amount of such Loss (net of cost of recovery), (ii) any recoveries actually received by such Person from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery), (iii) any Tax benefit to such Person attributable to amounts indemnified against and (iv) any adjustments to the Cash Dividend Amount pursuant to Section 2.04 with respect to the subject matter in dispute.

            (d) Subject to Section 11.12, the Seller hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than for fraud or intentional breach) shall be pursuant to the indemnification provisions set forth in this Article IX and Article VII (with respect to the subject matter thereof). In furtherance of the foregoing, the Seller hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than for fraud or intentional breach) it may have against the Purchaser arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

            (e) Except as expressly set forth in this Agreement, the Purchaser is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein (other than for fraud or intentional breach) shall give rise to any right on the part of the Seller, after the consummation of the transactions contemplated by Article II, to rescind this Agreement or any of the transactions contemplated hereby.

            SECTION 9.03. Indemnification by the Seller. (a) The Seller agrees to indemnify the Purchaser and its Affiliates, and their officers, directors, employees, members, agents, successors and assigns (as used in this Article IX, each a "Purchaser Indemnified Party") against and hold them harmless from all Losses actually incurred by them arising out of (i) the breach of any representation or warranty of the Seller contained herein (other than Section 3.16, it being understood that the sole remedy for breach thereof shall be pursuant to Article VII or Section 3.17, it being understood that the sole remedy for breach thereof shall be pursuant to Section 9.05), it being understood that for all purposes of this Section 9.03, such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to "materiality" (including the word "material") or "Material Adverse Effect" set forth therein, (ii) the breach of any covenant or agreement of the Seller contained herein (other than Article VII, it being understood that the sole remedy for breach thereof shall be pursuant to Article VII), (iii) any Liabilities assumed by the Seller under
Section 5.14, and (iv) all Liabilities relating to former businesses of the Company and the Subsidiaries that were transferred from the Company or the Subsidiaries prior to the Closing, including, without limitation, the businesses sold to Newell Co. and the transferred businesses of Corning Brasil. Anything in
Section 9.01 to the contrary notwithstanding, no claim may be asserted nor may any action be commenced against the Seller for breach of any representation or warranty contained herein, unless written notice of such claim or action is received by the Seller describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation or warranty on which such claim or action is based ceases to survive as set forth in Section 9.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

            (b) No claim may be made against the Seller for indemnification pursuant to Section 9.03(a)(i) unless the aggregate of all Losses of the Purchaser Indemnified Parties with respect to this Section 9.03 shall exceed an amount equal to $4,000,000, and the Seller shall then only be liable for Losses in excess of such $4,000,000 amount. No Purchaser Indemnified Party shall be indemnified pursuant to Section 9.03(a)(i) with respect to any individual item of Loss if the aggregate of all payments made for Losses of the Purchaser Indemnified Parties for which the Purchaser Indemnified Parties have received indemnification pursuant to this Section 9.03(a)(i) shall have exceeded an amount equal to 40% of the sum of the Share Purchase Price and the Cash Dividend Amount. For the purposes of this Section 9.03(b), in computing such aggregate amounts of claims, the Person seeking indemnification shall deduct from such amounts (i) any insurance recoveries actually received by such Person offsetting the amount of such Loss (net of cost of recovery), (ii) any recoveries actually received by such Person from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery), (iii) any Tax benefit to such Person attributable to amounts indemnified against and (iv) any adjustments to the Cash Dividend Amount pursuant to Section 2.04 with respect to the subject matter in dispute. A Tax benefit will be considered to be recognized by a Purchaser Indemnified Party that is a member of the Purchaser Group for purposes of this Section 9.03 at the time it reduces the aggregate Tax liability of the Purchaser Group. Any indemnification payment under this Section shall be increased by the amount of any liability for Taxes arising thereunder if such payment is finally determined by a taxing authority or a court to be taxable income to the party receiving such payment.

            (c) Without duplication of the amounts referred to in the last sentence of the preceding paragraph, payments by the Seller pursuant to Section 9.03(a) shall be limited to the amount of any Loss that remains after deducting therefrom (i) any insurance recoveries actually received by the Person seeking indemnification offsetting the amount of such Loss

(net of cost of recovery), (ii) any recoveries actually received by such Person or any of its Affiliates from third parties pursuant to indemnification or otherwise with respect thereto (net of cost of recovery), (iii) any Tax benefit to such Person attributable to amounts indemnified against and (iv) any adjustments to the Cash Dividend Amount pursuant to Section 2.04 with respect to the subject matter in dispute.

            (d) Subject to Section 11.12, the Purchaser hereby acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than for fraud or intentional breach) shall be pursuant to the indemnification provisions set forth in this Article IX, Article VI (with respect to the subject matter thereof) and Article VII (with respect to the subject matter thereof). In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than for fraud or intentional breach) it may have against the Seller arising under or based upon any federal, state, local or foreign statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

            (e) Except as expressly set forth in this Agreement, the Seller is not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Anything herein to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein (other than for fraud or intentional breach) shall give rise to any right on the part of the Purchaser, after the consummation of the transactions contemplated by Article II, to rescind this Agreement or any of the transactions contemplated hereby.

            SECTION 9.04. Indemnification Procedures. (a) A Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (for purposes of this Section 9.04, an "Indemnified Party"), shall give the indemnifying party under Section 9.02 or 9.03, as applicable (for purposes of this Section 9.04, an "Indemnifying Party"), prompt written notice of any claim, assertion, event or proceeding by or in respect of a third party of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification hereunder or any Loss as to which the $4,000,000 amount referred to in Section 9.02(b) or 9.03(b) may be applied. The Indemnifying Party shall have the right to direct, through counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, the defense or settlement of any claim or proceeding the subject of indemnification hereunder at its own expense. If the Indemnifying Party elects to assume the defense of any such claim or proceeding, the Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall provide the Indemnifying Party with access to its records and personnel relating to any such claim, assertion, event or proceeding during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense or settlement thereof, and the Indemnifying Party shall reimburse the Indemnified

Party for all its reasonable out-of-pocket expenses in connection therewith. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. No settlement in respect of any third party claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent unless the settlement involves a full and unconditional release of the Indemnified Party. If the Indemnifying Party shall fail to undertake any such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 9.04 and proposes to settle such claim or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claim or proceeding in the event the Indemnifying Party agrees to assume liability for any Losses arising from such claim or proceeding.

            SECTION 9.05. Environmental Indemnification. (a) Subject to all other terms and conditions of this Section 9.05, the Seller shall indemnify Purchaser Indemnified Parties against and hold them harmless from all Losses actually incurred by them arising from (i) the release of any Hazardous Material into the environment from or at the Real Property or any other property currently or formerly owned or operated by the Company or any Subsidiary in connection with the Business, (ii) the transportation or disposal of any Hazardous Material from the Real Property, or any other property currently or formerly owned or operated by the Company or any Subsidiary in connection with the Business, to any offsite location, (iii) any violation of or liability under any Environmental Law related to the Business or any Hazardous Material, in each case occurring prior to the Closing Date, and (iv) the breach of any representation or warranty of the Seller contained in Section 3.17 (it being understood that for purposes of Section 9.05(a)(iv), in establishing whether such representations and warranties have been breached, the accuracy of such representations and warranties shall be determined by giving effect to the limitations or qualifications as to "materiality" (including the word "material") or "Material Adverse Effect" contained therein) (hereafter collectively referred to as "Indemnifiable Environmental Matters") in accordance with the following formula:

                  (A) The Seller shall pay for eighty percent (80%) and the
            Company shall pay for twenty percent (20%) of all such Losses up to an aggregate of twenty million dollars ($20,000,000); and

                  (B) The Seller shall pay for one hundred percent (100%) of all such Losses in excess of twenty million dollars ($20,000,000).

            (b) The Purchaser agrees as follows in connection with the agreement by the Seller set forth in Section 9.05(a); provided, however, that the Seller's obligations pursuant to Section 9.05(a) shall not be affected by the failure of the Purchaser to comply with any of the following except to the extent the Seller is prejudiced thereby:

                  (i) In the case of any Indemnifiable Environmental Matter that requires remedial work of any kind to be performed at the Real Property, the Purchaser Indemnified Party requesting indemnification pursuant to this Section 9.05 shall give the Seller (A) prompt, written notice of such Indemnifiable Environmental Matter; and (B) all reasonable opportunity and access to the Company's or any Subsidiary's records, personnel and the Real Property necessary for the Seller to plan and implement such remedial work. The Seller shall have the right to plan and implement such remedial work, and the failure to afford the Seller such right shall be presumed to prejudice the Seller for purposes of this Section 9.05(b); provided, however, that if the Seller does not undertake such remedial work within a reasonable period after such Purchaser Indemnified Party provides the Seller with notice as set forth in clause (A) above and reasonable opportunity and access as set forth in clause (B) above, such Purchaser Indemnified Party may undertake such remedial work at the Sellers' expense in accordance with the formula set forth in
            Section 9.05(a). If the Seller undertakes such remedial work, the Seller shall (x) provide such Purchaser Indemnified Party with an opportunity to review and comment on any work plan or similar document related to such remedial work no later than ten (10) days prior to the date the Seller intends to submit such work plan or document to any Governmental Authority or other third party; (y) provide such Purchaser Indemnified Party with a copy of all significant correspondence received from any Governmental Authority or other third party related to such remedial work; and (z) undertake such remedial work in a manner so as not unreasonably to disrupt operations and in compliance with all applicable Environmental Laws and valid directives by Governmental Authorities with jurisdiction.

                  (ii) In the case of any Indemnifiable Environmental Matter that is the subject of a third party claim (whether or not such Indemnifiable Environmental Matter requires remedial work to be performed at the Real Property), the Purchaser Indemnified Party requesting indemnification pursuant to this Section 9.05 shall comply with the procedures set forth in Section 9.04.

                  (iii) Notwithstanding anything to the contrary, the Seller shall not in any way be responsible for any Losses to the extent they arise from any exacerbation of an Indemnifiable Environmental Matter caused by the actions of a Purchaser Indemnified Party after the Closing Date.

                  (iv) Notwithstanding anything to the contrary, the Seller
            shall not in any way be responsible for any Losses arising from an Indemnifiable Environmental Matter of which the Seller has not received written notice pursuant to Paragraph (b)(i) or (b)(ii) of this Section within seven (7) years after the Closing Date.

            (c) Except as provided in Section 9.03(a)(iv), but otherwise notwithstanding anything to the contrary in this Agreement, from and after the Closing Date, the indemnification rights provided in this Section 9.05 shall be the sole and exclusive remedy against the Seller for any Loss incurred by any Purchaser Indemnified Party for any Indemnifiable Environmental Matter. In furtherance of the foregoing, from and after the Closing Date, the Purchaser hereby waives, to the fullest extent permitted under applicable law, any claim or remedy against the Seller now or hereafter available for any Indemnifiable Environmental Matter under any Environmental Law, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and any similar federal or state law whether or not in existence on the date hereof. This waiver does not apply to any claim based on fraud or the intentional breach of any representation, warranty or covenant.

                                   ARTICLE X

                            TERMINATION AND WAIVER

            SECTION 10.01. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of the Seller and the Purchaser;
      or

            (b) by either the Seller or the Purchaser, if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereunder and such order, decree, ruling or other action shall have become final and unappealable; provided, however, that the provisions of this Section 10.01(b) shall not be available to a party unless such party shall have complied with its obligations under Section 5.04 or otherwise used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement; or

            (c) by either the Seller or the Purchaser, if the Closing shall not have occurred by June 1, 1998; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

            Time shall be of the essence in this Agreement.

            SECTION 10.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) that the provisions of Section 5.03(a), this Section 10.02 and
Article XI shall survive termination of this Agreement and (b) that nothing herein shall relieve any party from liability for any breach hereof.

            SECTION 10.03. Waiver. At any time prior to the Closing, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

                                  ARTICLE XI

                              GENERAL PROVISIONS

            SECTION 11.01. Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred; provided, however, that, if the Closing occurs, all such expenses (other than those incurred by or on behalf of the Seller) may be borne by the Company. The Seller agrees that it is solely responsible for all the fees and expenses incurred in connection with the transactions contemplated hereby (other than those incurred by the Purchaser and other than those incurred by the Company after the Closing Date), including, without limitation, the fees and expenses of Goldman, Sachs and Shearman & Sterling. The Seller also acknowledges that the Company will pay to an Affiliate of the Purchaser a transaction fee payable at the Closing and an on-going management fee, in each case, as described to the Seller prior to the date hereof.

            SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

            (a)   if to the Seller:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

            (b)   if to the Company prior to the Closing:

                  Corning Consumer Products Company
                  E-Building
                  Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

                  with copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

            (c)   if to the Purchaser:

                  c/o Borden Capital Management Partners
                  180 East Broad Street
                  Columbus, OH 43215
                  Telecopy: (614) 627-8374
                  Attention: General Counsel

                  with a copy to:

                  Simpson, Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Telecopy: (212) 455-2507
                  Attention: David Sorkin, Esq.

            SECTION 11.03. Public Announcements. Unless otherwise required by applicable law or any stock exchange requirements, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that the Seller may make, or cause to be made, announcements in respect of this Agreement or the transactions contemplated hereby to its employees and the Company's employees without the consent of the Purchaser.

            SECTION 11.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 11.06. Entire Agreement. This Agreement and the agreements referred to herein constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof and thereof.

            SECTION 11.07. Assignment. This Agreement shall not be assigned without the express written consent of the Seller, the Company and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller, the Company or the Purchaser), except that no consent shall be required for Purchaser to assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its Affiliates.

            SECTION 11.08. No Third Party Beneficiaries. Except as provided in
Article IX, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their successors and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 11.09. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the Seller, the Company and the Purchaser.

            SECTION 11.10. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

            SECTION 11.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

            SECTION 11.13. Waiver of Jury Trial. Each of the Seller, the Company and the Purchaser hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Seller or the Purchaser in the negotiation, administration, performance and enforcement thereof.

            SECTION 11.14. Guarantee. (a) Until such time as the Closing occurs or this Agreement is terminated in accordance with its terms, Borden hereby guarantees the performance by the Purchaser (or any of its assignees pursuant to Section 11.07) of all the Purchaser's obligations hereunder. In connection with such guarantee, Borden hereby represents and warrants to the Seller (i) that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all necessary corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder, (ii) that the execution and delivery of this Agreement by Borden and the performance of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Borden and (iii) that this Agreement has been duly executed and delivered by Borden, and (assuming due authorization, execution and delivery by the Seller, the Company and the Purchaser) constitutes a legal, valid and binding obligation of Borden, enforceable against Borden in accordance with its terms.

            (b) From and after the Closing, the Company hereby guarantees the performance by the Purchaser of all its obligations hereunder, including, without limitation, all indemnity obligations hereunder.

            SECTION 11.15. Effect of Disclosure Schedules. Certain information set forth in the Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information in the Disclosure Schedule shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Seller in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality.

            IN WITNESS WHEREOF, the Seller, the Company, the Purchaser and Borden have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CORNING INCORPORATED


                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   CORNING CONSUMER PRODUCTS
                                     COMPANY


                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   CCPC ACQUISITION CORP.


                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                   BORDEN, INC.
                                   (for purposes of Sections 10.02 and
                                   11.14(a) only)


                                   By:
                                      ----------------------------------
                                       Name:
                                       Title:

                                Exhibit 1.01(a)

                           Durable Consumer Products

Hardware & Outdoor

Barbecues, Grills & Accessories
Barometers
Fireplace Accessories
Flashlights
Home & Personal Security Products
Home Improvement & DIY
Home Safety Products
Mailboxes
Outdoor Living Products
Pest Control Products
Picnic Accessories
Recycled Products
Recycling Equipment & Accessories
Tools & Hardware

Furniture

                                Exhibit 1.01(b)

                              Housewares Products

Kitchen, Dining & Electrics

Electrics (Household & Personal)

Fans
Heaters & Portable Radiators
Humidifiers & Dehumidifiers
Irons
Kitchen Electrics
Ovens (Conventional/Toaster/Microwaves)
Personal Care--Electric
Purifiers & Filters (Air/Water)
Vaporizers

Cook & Bakeware

Bakeware
Cookbooks
Cookware
Range Top Drip Pans
Tea Kettles & Brewers

Tabletop

Dinnerware
Flatware
Glassware (Drinkware/Serveware)
Serving & Buffet Accessories

Kitchen Tools & Accessories

Bar Accessories
Canisters
Canning Equipment
Cutlery & Accessories
Food Storage
Kitchen Tools & Gadgets
Magnetics
Spice Racks & Accessories
Textiles (Kitchen)
Thermoses/Vacuumware

Home Organization & Cleaning

Cleaning & Stick Goods

Brushes
Cleaning Products & Supplies
Floor & Carpet Care Products
Gloves (Kitchen/Garden)

Bathroom & Personal Care

Bath & Shower
Accessories
Exercise Equipment
Home Health Care
Products
Personal Care (Non-Electric)
Scales
Textiles (Bathroom)

Space Organizers/Clothing Care

Closet & Clothes Care
Hampers
Sewing Accessories
Storage Products

                                Exhibit 1.01(c)

                              1997 Balance Sheet

                                 Exhibit 2.01

                                  Financing

Senior Term (this amount assumes that the Company will need          $321.6
   $4 million of operating cash and have $10.3 million of Indebtedness as of the Closing)

Senior Subordinated                                                   150.0

                                Exhibit 2.03(b)

                       Summary of Preferred Stock Terms

Issuer:           Corning Consumer Products Company.

Issue Price:      $30 million

Amount:           $30 million aggregate liquidation preference.

Dividend:         12% cumulative compounding, non-voting Pay-in-Kind.
                  Payable quarterly.
                  Payable in cash at option of the Issuer.

Redemption:       At option of the Issuer at par plus accrued dividends.

                  Mandatory redemption on the tenth anniversary at par plus accrued dividends.

Put:              Upon changes of control or IPO at par plus accrued dividends.

Right to
Directors:        None.

Restrictions on
Transfer:         Nontransferable other than to Affiliate of the Purchaser.

                                Exhibit 2.03(d)

                        Form of Stockholders Agreement

                              Exhibit 5.6

                   Form of Administrative Services Agreement

                        ADMINISTRATIVE SERVICES AGREEMENT

            ADMINISTRATIVE SERVICES AGREEMENT, dated April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a New York corporation (the "Seller") and CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation (the "Company").

            WHEREAS, the Seller, the Company and CCPC Acquisition Corp., a Delaware corporation (the "Purchaser") have entered into a Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Recapitalization Agreement), providing for the sale by the Seller to the Purchaser of certain shares of the Company and the recapitalization of the Company, as a result of which the Purchaser would own approximately 92% of the outstanding common shares of the Company and the Seller would own approximately 8% of the outstanding common shares of the Company as of the Closing;

            WHEREAS, the Seller has heretofore conducted the Corning Business in the Foreign Countries through the Seller's employees and/or the Seller's Local Entities;

            WHEREAS, the Company has heretofore conducted the CCPC Business in the Foreign Countries through the Company's employees and/or the Company's Local Entities;

            WHEREAS, in certain Foreign Countries, the Seller has heretofore provided Administrative Services to the Company's Dependent Operations therein;

            WHEREAS, in certain Foreign Countries, the Company has heretofore provided Administrative Services to the Seller's Dependent Operations therein; and

            WHEREAS, the Seller and the Company wish to arrange for their respective Dependent Operations in the Foreign Countries to continue to receive on the terms and conditions contained herein Administrative Services from the respective Service Providers at the same level, and on substantially the same terms, as prior to the Closing;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Seller and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

            "Administrative Services" means services provided to a Dependent Operation of the Seller or the Company, as the case may be, in support of the business thereof, including, but not limited to, the services listed in Exhibit A hereto.

            "CCPC Business" means the Business as conducted by the Company or an Affiliate thereof in a particular Foreign Country prior to the Closing including the employment of any persons involved therein.

            "Corning Business" means the business, other than the CCPC Business, of the Seller or an Affiliate thereof, including the employment of any persons involved therein, conducted in a particular Foreign Country prior to the Closing Date.

            "Customary Level of Services" means with respect to Administrative Services, services of substantially the same nature, quantity and quality as were provided to the particular Dependent Operation prior to the Closing Date.

            "Cutoff Date" means the two-year anniversary of the Closing Date.

            "Dependent Assets" means any fixed assets, including, but not limited to, computer equipment, desks, chairs and other office furnishings, provided by the Service Provider in connection with the Administrative Services and used by the Dependent Operation.

            "Dependent Operation" means, as applicable, any Corning Business that received Administrative Services from a Service Provider of the Company or any CCPC Business that received Administrative Services from a Service Provider of the Seller, prior to the Closing Date in a Foreign Country, including any Local Entity that conducts such Corning Business or CCPC Business, as applicable, whether formed prior to or after the Closing Date.

            "Foreign Countries" means Australia, Brazil, China, Hong Kong, India, Japan, Korea, Mexico, Singapore and Taiwan.

            "Local Entity" means a subsidiary, branch office or representative office of the Seller or the Company (or an Affiliate of the Seller or the Company) in a Foreign Country.

            "Service Provider" means a Local Entity that provided Administrative Services to the Dependent Operations of the Seller or the Company, as applicable, in a Foreign Country prior to the Closing Date. The Service Providers of the Seller and the Service Providers of the Company are listed in Exhibit B hereto.

                                   ARTICLE II

                                    PAYMENTS

            SECTION 2.01. Payments. The Seller and the Company shall cause their respective Service Providers to charge or their respective Dependent Operations to pay, as the case may be, the costs incurred by such Service Providers in providing Administrative Services hereunder, plus a 5% markup thereon calculated in the same manner and on the same terms as such costs and markup were calculated for such services during the 12 months immediately prior to the Closing Date.

            SECTION 2.02. Additional Payments. In the event a Service Provider agrees to provide additional Administrative Services above the Customary Level of Services, such Service Provider shall charge and the Seller or the Company, as applicable, shall cause its Dependent Operation to pay an amount equal to the cost of acquiring similar services on the open market from a third party in an arm's-length transaction.

            SECTION 2.03. Form of Payments; Invoicing. All payments to be made pursuant to this Article II shall be made in the currency of the Foreign Country where the Dependent Operation is receiving Administrative Services. The Service Provider shall provide the Dependent Operation with a monthly invoice, and the Dependent Operation shall make payment on such invoice within 30 days of the date thereof.

                                   ARTICLE III

                              TERM AND TERMINATION

            SECTION 3.01. Term. The term of this Agreement shall be two years from the Closing Date.

            SECTION 3.02. Termination. (a) Any Dependent Operation may terminate any particular Administrative Services provided by the respective Service Provider to such Dependent Operation, and, upon such termination and upon giving 90-days' advance written notice to the respective Service Provider, such Dependent Operation shall have no further obligation to pay for such Administrative Services.

            (b) If any Dependent Operation shall fail to perform or shall default in the performance of any material provision of this Agreement, and if such failure or default shall continue thirty (30) Business Days after receipt by the respective Service Provider of written notice of such failure or default, and such failure or default is not cured within such 30-day period, then the Service Provider may terminate this Agreement with immediate effect.

                                   ARTICLE IV

                          OFFICE SHARING AND SUBLEASES

            SECTION 4.01. Sublease or Sharing of Office Space. To the extent necessary and consistent with the Customary Level of Services, the Service Provider shall license or sublease office space to the Dependent Operation on the same terms and conditions as such office space was provided, and in consideration of payment of the same amounts as were charged for such office space, during the 12-month period immediately prior to the Closing Date.

                                    ARTICLE V

                                DEPENDENT ASSETS

            SECTION 5.01. Use of Dependent Assets. Prior to the Cutoff Date, or such earlier time as may be determined by mutual agreement of the parties hereto, the Service Provider in each Foreign Country shall permit the respective Dependent Operation to use the Dependent Assets. In exchange for such use of the Dependent Assets, the Dependent Operation shall pay, on an annual basis, to the Service Provider an amount equal to the depreciation amount for such Dependent Assets reflected on the balance sheet of the respective Service Provider for the applicable fiscal year.

            SECTION 5.02. Transfer of Dependent Assets. On the Cutoff Date, or at such earlier time as may be determined by mutual agreement of the parties hereto, the Service Provider in each Foreign Country shall sell, assign, transfer, convey and deliver all of the Dependent Assets to the respective Dependent Operation. In exchange for such sale, assignment, transfer, conveyance and delivery, the Dependent Operation shall pay to the respective Service Provider the value of such Dependent Assets reflected on the balance sheet of the respective Service Provider at the time of such sale, assignment, transfer, conveyance and delivery or an amount otherwise agreed by the parties.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 6.01. Undertakings. The Seller and the Company shall cause their respective Service Providers in each of the Foreign Countries to provide Administrative Services to the Dependent Operations of the other party hereto in such Foreign Countries at the Customary Level of Services. If a Dependent Operation shall request an increase in Administrative Services above the Customary Level of Services provided by the respective Service Provider prior to the Closing Date, such Service Provider may, but shall not be obligated to, provide such increased level of services.

            SECTION 6.02. Force Majeure Event. Either party hereto shall not be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruption, accident, unusually severe weather or other similar causes, which are beyond its reasonable control (a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the party affected thereby shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event. During the duration of a Force Majeure Event, the party affected by the Force Majeure Event shall use commercially reasonable efforts to avoid or remove such Force Majeure Event and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

            SECTION 6.03. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

            (a)   if to the Seller:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY 14831
                  Telecopy: (607) 974-8656
                  Attention: General Counsel

            (b)   if to the Company:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY 14831
                  Telecopy: (607) 974-2215
                  Attention: President

            SECTION 6.04. Nondisclosure. Neither the Seller nor the Company shall disclose, imply the existence of or include in any promotional materials any reference to this Agreement or its terms without the written consent of the other party.

            SECTION 6.05. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 6.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 6.07. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.

            SECTION 6.08. Assignment. This Agreement shall not be assigned by either party without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party), except that no consent shall be required for the Company to assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its subsidiaries or pledge and assign all of its rights hereunder to the financial institutions providing the Financing (or refinancings thereof).

            SECTION 6.09. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 6.10. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and the Company.

            (b) No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 6.11. Governing Law. This Agreement shall be governed by the laws of the State of New York.

            SECTION 6.12. Dispute Resolution. Any controversies arising out of the interpretation, implementation or compliance with the provisions of this Agreement or arising out of a dispute as to the proper computation of all charges and costs to be paid under the terms of this Agreement shall be finally settled by arbitration held in The City of New York under the Rules of Conciliation and Arbitration of the American Arbitration Association before a single arbitrator appointed in accordance with such rules, and judgment upon the award rendered may be entered by any court having jurisdiction. The costs and expenses of the arbitration shall be paid by the parties in inverse proportion to the allocation by the arbitrator of the amounts disputed, or if no amounts are in dispute, by the party against whom the dispute is finally settled.

            SECTION 6.13. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            SECTION 6.14. Independent Contractors; No Guarantee of Results. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party. Neither Seller nor Company makes any representation or promise concerning the earnings or other results to be achieved by any Local Entity of a Dependent Operation as a result of Administrative Services of a Service Provider; and neither Seller nor Company shall have any liability to the other based thereon.

            SECTION 6.15. Confidentiality. Each of the Seller and the Company hereby agrees that it will not, and will cause each of its Affiliates not to, at any time reveal to any Person or use in any way detrimental to the other Person any non-public, confidential or proprietary information relating to the other or the business or affairs of such other Person that is acquired or otherwise received by such Person in connection with the performance of its obligations under this Agreement, other than such information that (a) is generally available to the public (other than as a result of a disclosure by such Person),
(b) is available to such Person on a nonconfidential basis from a source that is not prohibited from disclosing such information to such Person or (c) after notice and an opportunity to contest, such Person is required to disclose under any applicable law or under subpoena or other process of laws.

            IN WITNESS WHEREOF, the Seller and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CORNING INCORPORATED


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CORNING CONSUMER PRODUCTS
                                          COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                Exhibit 5.07

                 Form of Company Headquarters Lease Agreement

================================================================================

                                      LEASE

                              CORNING INCORPORATED
                             a New York corporation,

                                  as Landlord,

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY
                             a Delaware corporation,

                                    as Tenant

                               Dated April 1, 1998

================================================================================

                                TABLE OF CONTENTS

Paragraph                                                                 Page
---------                                                                 ----

1.  LEASE OF PREMISES; TERM..................................................1

2.  RENT.....................................................................1

3.  REPAIRS..................................................................1

4.  IMPROVEMENTS AND ALTERATIONS.............................................2

5.  LIENS....................................................................3

6.  USE OF PREMISES..........................................................3

7.  LANDLORD SERVICES........................................................4

8.  RULES AND REGULATIONS....................................................5

9.  TAXES ON TENANT'S PROPERTY...............................................5

10.  FIRE OR CASUALTY........................................................6

11.  EMINENT DOMAIN..........................................................6

12.  ASSIGNMENT AND SUBLETTING...............................................7

13.  ACCESS..................................................................8

14.  SUBORDINATION, ATTORNMENT; ESTOPPEL CERTIFICATES........................8

15.  SALE BY LANDLORD........................................................9

16.  NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE...............10

17.  WAIVER OF SUBROGATION..................................................12

18.  ATTORNEYS' FEES........................................................13

19.  WAIVER.................................................................13

20.  NOTICES................................................................14


21.  INSOLVENCY OR BANKRUPTCY...............................................14

22.  DEFAULT................................................................15

23.  HOLDING OVER...........................................................17

24.  CONDITION OF PREMISES..................................................18

25.  QUIET POSSESSION.......................................................18

26.  NOTICE OF DAMAGE.......................................................18

27.  GOVERNING LAW..........................................................18

28.  COMMON FACILITIES; PARKING.............................................18

29.  SUCCESSORS AND ASSIGNS.................................................19

30.  BROKERS................................................................19

31.  NAME...................................................................19

32.  EXAMINATION OF LEASE...................................................20

33.  INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE..........................20

34.  TIME...................................................................20

35.  DEFINED TERMS AND MARGINAL HEADINGS....................................20

36.  PRIOR AGREEMENTS; SEVERABILITY.........................................21

37.  CORPORATE AUTHORITY....................................................21

38.  NO LIGHT, AIR OR VIEW EASEMENTS........................................21

39.  LANDLORD'S APPROVALS...................................................21

40.  MISCELLANEOUS..........................................................21

41.  SIGNAGE................................................................22


EXHIBIT A         FLOOR PLANS

EXHIBIT B         RULES AND REGULATIONS
EXHIBIT C         FORM OF LEASE CERTIFICATE

            THIS LEASE (this "Lease") is made April 1, 1998, by and between CORNING INCORPORATED, a New York corporation ("Landlord"), and CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation ("Tenant").

      WHEREAS, Landlord, Tenant and CCPC Acquisition Corp. (the "Purchaser") are parties to the Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Recapitalization Agreement), providing for the acquisition by Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value, of Tenant; and

      WHEREAS, pursuant to the Recapitalization Agreement, Landlord and Tenant agreed to enter into this Lease;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

                             BASIC LEASE PROVISIONS

1. The "Premises" shall be that space, as listed in this Item 1, located in facilities owned by Landlord (the "Facilities") in Corning, New York, and the rent therefor (the "Rent") under this Lease shall be:


PREMISES              PREMISES               PREMISES            MONTHLY
NAME:                 LOCATION:              AREA (s.f.):        RENT:
-----                 ---------              ------------        -----
E-Building            HP-EB-01                  36,347          $114,977

A-Building            Houghton Park              6,367           $22,971

B-Building            Houghton Park              6,493        $24,740.06

CORGAS Bldgs. (3)     West William Street          596           $   871

D-Building            Houghton Park                  0           $     0
                                             ---------       -----------

                        TOTAL                   49,803       $166,559.06


       Each of the foregoing five separate spaces referred to as a "Unit".

2. TERM OF LEASE: Eighteen (18) months, terminable in whole or as to any Unit or Units by Tenant on thirty (30) days' notice to Landlord.

3.    COMMENCEMENT DATE: The date hereof.
        EXPIRATION DATE: October 1, 1999.

4. PERMITTED USE: The leased premises may be used for the same purposes (i.e., executive, general and administrative office) and only for such purposes, for which they were used by Tenant prior to the date hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written. The foregoing Basic Lease Provisions are an integral part of this Lease. In the event of any conflict between any Basic Lease Provision and the balance of this Lease, however, the latter shall control.

CORNING INCORPORATED,               CORNING CONSUMER PRODUCTS
Landlord                            COMPANY, Tenant


BY:                                 BY:
   --------------------------           ------------------------------
      Name:                               Name:
      Title:                              Title:

PARAGRAPH 1. LEASE OF PREMISES; TERM

      (a) Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to all the terms and conditions hereinafter set forth, those certain Premises described in Item 1 of the Basic Lease Provisions above and substantially as shown in the floorplans on Exhibit A attached hereto, in their existing condition.

      (b) Term. The term of this Lease (the "Term") shall be as shown in Item 2 of the Basic Lease Provisions and shall commence on the date hereof (the "Commencement Date"), and shall end on October 1, 1999 (the "Expiration Date"). Tenant may terminate this Lease as to the entire Premises, or any Unit or Units, upon thirty (30) days' written notice to Landlord.

      (c) Renewal. Tenant may extend the term of this Lease, on a month-to-month basis for up to six (6) additional months, by written notice to Landlord delivered not less than thirty (30) days prior to the Expiration Date.

PARAGRAPH 2. RENT

      (a) Tenant agrees to pay as monthly Rent for the Premises the sum shown in
Item 1 of the Basic Lease Provisions as the total amount due for the Premises; provided, however, that should Tenant terminate this Lease with respect to any portion of the Premises described in Item 1 of the Basic Lease Provisions, the Rent payable pursuant to this Lease shall be proportionately reduced, based on the total square footage of the Premises and the time of month of the termination date. The Rent shall be payable in advance without notice, without deduction or offset. If the Term commences or ends on a day other than the first or last day, respectively, of a calendar month, then the rent for each such partial month shall be prorated in the proportion that the number of days this Lease is in effect during such partial month bears to the total number of days in such calendar month, and such rent shall be payable at the commencement of such partial month.

      (b) A payment for the first month or partial month of Rent shall be paid to Landlord on the date of this Lease and, subsequently, monthly payments shall be paid to Landlord on the first day of the first calendar month commencing after the Commencement Date and continuing on the first day of each calendar month commencing during the Term thereafter.

PARAGRAPH 3. REPAIRS

      (a) Landlord's Repairs. Subject to Paragraph 3(b), Landlord, at its expense, shall make all necessary repairs to the exterior walls, exterior doors, windows, corridors and other common areas of the Facilities, shall keep such areas in a safe, clean and neat condition, and shall use reasonable efforts to keep all of the Facilities' equipment and systems used in common with other tenants (such as elevators, plumbing, heating, air conditioning and similar equipment) in good working order, condition and repair. Landlord shall use commercially reasonable efforts where practicable to: (1) initiate all necessary repairs promptly; (2) carry out the same in a workmanlike manner so as to reasonably minimize interference with Tenant's ability to conduct its business at the Premises; (3) install pipes, conduits and ducts above hung ceilings, behind drywall and in service rooms; and (4) restore all materially affected areas of the Premises substantially to its condition prior to such repairs. Except as provided in Paragraphs 10 and 11 hereof, there shall be no abatement of Rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to make any repairs, alterations or improvements described in this Paragraph.

      (b) Tenant's Repairs. Tenant agrees that it will make all repairs to the Premises and fixtures therein which Landlord is not required to make pursuant to Paragraph 3(a) above and shall do all decorating, remodeling, alteration and painting of the Premises required by Tenant during the Term. Tenant shall take good care of all floor and window coverings installed at any time in any portion of the Premises and Tenant shall, as and when needed, shampoo, clean and repair any of said coverings as necessary to preserve them in good order, condition and appearance, reasonable wear and tear excepted. Tenant will pay for any repairs to the Premises, or the Facilities that are caused by any negligence or carelessness of Tenant or its assignees, subtenants or employees, or of the respective agents or invitees of any of the foregoing persons. Tenant will maintain the Premises, and will leave the Premises upon termination of this Lease, in a safe, clean, neat and sanitary condition, reasonable wear and tear excepted.

PARAGRAPH 4. IMPROVEMENTS AND ALTERATIONS

      (a) Landlord's Work. Landlord shall have the right at any time to change the arrangement and location of all entrances, passageways, doors, doorways, corridors, stairs, toilets and other public parts of the Facilities and, upon giving Tenant reasonable notice thereof, to change any name, number or designation by which the Premises or the Facilities are commonly known.

      (b) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All such alterations, additions and improvements shall be made in conformity with plans therefor approved by Landlord in writing prior to the commencement of such work. All such alterations, additions or improvements (except movable furniture, furnishings and trade fixtures) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the Term. Upon any termination of this Lease, Tenant shall, upon demand by Landlord and at Tenant's sole expense, immediately remove any alterations, additions or improvements (except those made initially at the commencement of Tenant's possession of the

Premises as approved by Landlord) made under this Paragraph and Tenant shall repair and restore the Premises to their original condition, reasonable wear and tear excepted. Any personal property left on the Premises at the expiration or other termination of this Lease may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease and, to the extent permitted by then applicable law, Tenant shall protect, indemnify, defend and hold Landlord harmless from and against any and all claims and liability with respect thereto.

PARAGRAPH 5. LIENS

      Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause such lien to be released by such means as Landlord shall deem proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all expenses incurred by it in connection therewith shall create automatically an obligation of Tenant to pay an equivalent amount to Landlord as rent on Landlord's demand therefor, together with interest at the maximum rate per annum then permitted by law until paid to Landlord. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity, and Landlord shall have the right at all times, to post such notices of nonresponsibility as are provided for in the mechanics' lien laws of New York.

PARAGRAPH 6. USE OF PREMISES

      Tenant shall use the Premises only as set forth in Item 4 of the Basic Lease Provisions and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law or of any certificate of occupancy issued for the Facilities and shall, upon five (5) days' written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of such certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction that shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupancy thereof. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering any part of the Facilities or any property located thereon. Tenant shall promptly upon demand reimburse Landlord for the full amount of any additional premium charged for any such policy by reason of Tenant's failure to comply with the provisions of this Paragraph 6, it being understood that such demand for reimbursement shall not be Landlord's exclusive remedy. Tenant shall not in any way obstruct or interfere with the rights of other tenants or occupants of the Facilities, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in or upon the Premises.

PARAGRAPH 7. LANDLORD SERVICES

      (a) Services Furnished by Landlord. Landlord will provide to Tenant, to substantially the same extent and in a manner consistent with its prior provision of services, the following services: (1) automatic elevator services;
(2) heat, ventilation and air conditioning services; (3) electrical services, provided that Tenant does not consume electricity at a rate materially above its rate of use prior to the date hereof; (4) water for drinking, cleaning and lavatory purposes; (5) janitorial services; and (6) such other services as were provided by Landlord to Tenant during the 12 months prior to the date hereof.

      (b) Lighting Fixtures. Tenant shall replace, as necessary, all bulbs and fluorescent tubes in lighting fixtures installed in the Premises. If Tenant shall fail to make any such replacement within five (5) days after written notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant, as additional rent.

      (c) Tenant Cooperation. Tenant agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may prescribe for the use of the above-described utilities and services to be provided by Landlord. Any failure to pay any excess costs as described above shall constitute a breach of the obligation to pay rent under this Lease and shall entitle Landlord to the rights granted herein, at law or in equity as a result of such a breach.

      (d) No Abatement of Rent. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the above-described utilities and services to be provided by Landlord when such failure is caused by: (1) accident, breakage or repairs due to the active or wilful misconduct of Tenant, Tenant's agents or Tenant's employees; (2) strikes, lockouts, or other labor disturbances or disputes of any character; (3) governmental regulation, moratorium or other governmental action or inaction; (4) any inability notwithstanding the exercise of reasonable diligence to obtain electricity, water or fuel; or (5) by any other cause beyond Landlord's reasonable control. No such failure, stoppage or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant. In the event of any such failure, stoppage or interruption of the utilities or services to be supplied by Landlord, Landlord shall use commercially reasonable efforts to have service promptly resumed.

      (e) Service Modification. Notwithstanding anything to the contrary above, Landlord reserves the right from time to time to make reasonable modifications to the above standards for utilities and services, after reasonable notice to Tenant.

      (f) Telephone. Tenant shall pay for all telephone service to the Premises and shall contract directly with the providing companies for such service.

PARAGRAPH 8. RULES AND REGULATIONS

      Tenant agrees to abide by all rules and regulations for use of the Premises imposed by Landlord as set forth in Exhibit B attached hereto, as the same may be amended from time to time and upon Landlord's giving reasonable notice of such amendments to Tenant. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, and the Facilities and as may be necessary for the enjoyment of the Facilities by all tenants and their clients, customers, and employees. Landlord shall not be liable for the failure of any tenant or of the agents or employees of any tenant to conform to such rules and regulations.

PARAGRAPH 9. TAXES ON TENANT'S PROPERTY

      (a) Personal Property. Tenant shall be liable for, and shall pay no later than ten (10) days before delinquency, all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such tax, levy or assessment on Tenant's personal property or trade fixtures is levied against Landlord or Landlord's property, or if the assessed value of the Facilities is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord pays such taxes, levies or assessment based upon such increased assessment (which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant), Tenant shall repay upon demand to Landlord the amount of such taxes, levies or assessments so levied against Landlord, or the proportion of any taxes, levies or assessments resulting from such increase in assessment. Tenant shall also be liable for and shall repay upon demand to Landlord the amount of any rental, excise, sales, transaction privilege or other tax or levy, however denominated, imposed upon or measured by the rent reserved hereunder or on Landlord's business of leasing the Premises, excepting only net income taxes, franchise taxes and estate, inheritance or gift taxes. In the event Tenant is required to repay Landlord pursuant to this Paragraph for any taxes, levies or assessments paid by Landlord, Tenant shall have the right, in the name of Tenant and with Landlord's full cooperation, but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies, or assessments so paid under protest, with any amount so recovered to belong to Tenant; provided, however, that if applicable governmental regulations prevent Tenant from bringing such an action in its own name, and if Tenant reasonably and in good faith determines that a protest is appropriate, then Landlord shall, without any cost to Landlord, bring suit as aforesaid in reasonable cooperation with Tenant.

PARAGRAPH 10. FIRE OR CASUALTY

      In the event that any portion of the Premises or any Unit or access thereto is wholly or partially damaged or destroyed by fire or other casualty covered by the form of fire and extended coverage insurance maintained by Landlord, Landlord shall rebuild, repair or restore the Premises or Unit or access thereto to substantially the same condition as when the same were furnished to Tenant, excluding any improvements installed by Tenant, and this Lease shall continue in full force and effect; provided, however, that if, in Landlord's sole determination, any portion of the Premises or Unit or access thereto is materially damaged or destroyed by such fire or other casualty, Landlord shall not be required to restore the Premises or Unit or access thereto. In the event that the Premises is materially damaged or destroyed by such fire or other casualty, either party may elect, by written notice to the other party given within sixty (60) days after the occurrence of the fire or other casualty, to terminate this Lease, in which event this Lease shall terminate as of the date of the occurrence of the casualty. Upon the occurrence of a fire or other casualty as to which neither Landlord nor Tenant elects to terminate this Lease, Landlord shall within sixty (60) days after the date of the occurrence notify Tenant in writing of the time estimated by Landlord to repair or restore the damage caused by such casualty. Rent shall be equitably abated, to the extent that the Premises or any Unit shall be rendered untenantable on account of fire or other casualty, from the date that the Premises or Unit is rendered untenantable until the date that the Premises or Unit no longer is untenantable, unless such damage or destruction was caused by the negligence or willful misconduct of Tenant or Tenant's agent.

PARAGRAPH 11. EMINENT DOMAIN

      (a) Termination of Lease. In case the whole of the Premises or any Unit, or any portion thereof, shall be taken by any lawful power or authority by exercise of the right of eminent domain, or shall be sold to prevent such taking, Landlord may terminate this Lease effective as of the date possession is required to be surrendered to such authority. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, any Unit, the Facilities or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment.

      (b) No Restoration. In no event shall Landlord be required to restore the Premises or any Unit on account of any taking described in Paragraph 11(a) hereof. In the event that Landlord does not restore the Premises or any Unit affected by any taking, Tenant may terminate the lease effective as of the date possession is required to be surrendered to the taking authority. If the Tenant does not elect to terminate this Lease, rent shall be equitably abated, to the extent that the Premises or any Unit shall be rendered untenantable on account of such taking, from the date that the Premises or Unit is rendered untenantable until the date that the Premises or Unit no longer is untenantable.

      (c) Awards. Except as expressly provided herein, Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of any taking of all or any portion of the Premises or any Unit, and Landlord shall be entitled to receive the entire amount of any award therefor without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 11(c), however, shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the taking authority for, the taking of personal property and fixtures belonging to Tenant or for relocation or business interruption expenses recoverable from the taking authority.

PARAGRAPH 12. ASSIGNMENT AND SUBLETTING

      (a) No Assignment or Subletting. Except as provided in Paragraph 12(b) hereof, Tenant shall not voluntarily or involuntarily assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises, except that no consent shall be required for the Tenant to assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its subsidiaries or pledge and assign all of its rights hereunder to the financial institutions providing the Financing (or refinancings thereof).

      (b) Permitted Transfers. Tenant shall have the right to sublet all or any portion of the Premises, without the consent of Landlord, to any entity which is a majority-owned subsidiary of Tenant ("Related Entity"), for as long as such entity continues to be a Related Entity, provided that Tenant gives Landlord notice as provided in clause (1) below. The following conditions shall apply to any sublease made pursuant to this paragraph: (1) Tenant shall be required to provide Landlord with not less than thirty (30) days' prior written notice setting forth the name of such subtenant; (2) Tenant shall not at the time of such sublease be in default in the payment of Rent or otherwise in default under any of the material terms, covenants or conditions in this Lease beyond the applicable notice and grace periods; (3) Tenant shall not be released or discharged from any of its obligations under this Lease in connection with or as a result of any such sublease; (4) any such subtenant shall use the Premises or such portion thereof as may be subleased only for the uses permitted pursuant to the terms of this Lease; (5) such sublease is made for valid intracorporate business purpose and is not made to circumvent the provisions of Paragraph 12(a) hereof; and (6) the sublease shall specifically provide that the subtenant will be bound by all of the terms and conditions of this

Lease and the sublease will be subject and subordinate to this Lease and to all matters to which this Lease is subject and subordinate.

      (c) No Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies.

PARAGRAPH 13. ACCESS

      Landlord reserves and shall at all times have the right to enter the Premises, without notice to Tenant, to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to submit the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to use and maintain pipes and conduits in and through the Premises and to alter, improve or repair the Premises or any other portion of the Facilities, all without being deemed guilty of an eviction of Tenant and without abatement of Rent. Landlord may, for the purpose of altering, improving or repairing the Premises or any other portion of the Facilities, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall use commercially reasonable efforts where practicable to conduct such entries and activities in a workmanlike manner so as to reasonably minimize interference with Tenant's ability to conduct its business at the Premises and Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises and any other loss occasioned thereby or arising therefrom. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, if any. Landlord shall have the right to use any and all means that Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Premises and any such entry shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. No provision of this Paragraph 13 shall be construed as obligating Landlord to perform any repairs, alterations or decoration not otherwise expressly required of Landlord under this Lease.

PARAGRAPH 14. SUBORDINATION, ATTORNMENT; ESTOPPEL CERTIFICATES

      (a) Subordination. This Lease is junior, subject and subordinate to all declarations of restrictions and all mortgages, deeds of trust and other security instruments of any kind now or hereafter covering the Premises, the Facilities or any portion of any thereof; provided, however, that the owner or beneficiary of such encumbrances shall agree to the non-disturbance of the Lease, so long as Tenant is in compliance with the terms hereof. This Lease, at the option of Landlord, shall be subject and subordinate to any such liens or encumbrances now or hereafter imposed by Landlord without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that the owner or beneficiary of such encumbrances shall agree to the non-disturbance of the Lease, so long as Tenant is in compliance with the terms hereof. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) business days upon demand therefor such further instruments evidencing any such subordination of this Lease as may be reasonably requested by Landlord. In the event of the foreclosure of any such lien or encumbrance, Tenant shall attorn to the then owner who owns or acquires title to the Premises or the Facilities, and will recognize such owner as Landlord under this Lease. Tenant hereby waives any right to terminate this Lease (except as may be permitted under other sections of this Lease) solely because of any such foreclosure. This waiver shall in no way constitute a waiver of any of Tenant's rights to terminate this lease under any other provision hereof.

      (b) Estoppel Certificates. Tenant shall at any time and from time to time, upon not less than twenty (20) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and describing the same), the dates through which the Rent and all other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. Any such statement delivered pursuant to this Paragraph 14(b) may be relied upon by any prospective purchaser or encumbrancer (and all successors thereof) of any interest of Landlord in or to the Facilities. Tenant's failure to timely deliver any such statement shall be conclusive upon Tenant that: (1) this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) there are no uncured defaults in Landlord's performance; and (3) not more than one month's Rent has been paid more than one month in advance.

      (c) Lease Certificate. In addition, and not in lieu of the foregoing, Tenant shall execute and deliver, within ten (10) days after demand therefor by Landlord, a certificate substantially in the form of Exhibit C attached hereto, indicating thereon any exceptions thereto which Tenant may claim to exist at that time.

PARAGRAPH 15. SALE BY LANDLORD

      In the event of a sale or conveyance by Landlord of the Premises, such transfer shall operate to release Landlord from any and all liability under this Lease. Subject to the provisions of Paragraph 14 hereof, Tenant's right to quiet possession of the Premises shall not, however, be disturbed on account of such transfer, so long as Tenant shall pay all rent and observe and perform all provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to specific provisions relating to termination contained in this Lease. If any security deposit has been made by Tenant, Landlord may transfer the then balance of such deposit to Landlord's transferee in connection with the sale or conveyance of the Premises, and thereupon Landlord shall be discharged from any further liability in connection with such deposit.

PARAGRAPH 16. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

      (a) Landlord's Non-liability. Except to the extent caused solely by the active negligence or intentional misconduct of Landlord or its servants, employees or agents or by a default under this Lease on the part of Landlord, Landlord shall not be liable for any injury or damage which may be sustained by the person, goods, wares, merchandise or other property of Tenant, of Tenant's employees, invitees or customers or of any other person in or about the Premises resulting from any cause whatsoever (including, without limitation, fire, steam, electricity, gas, water, rain or dampness which may occur, leak or flow from or into any part of the Premises or any other place, any breakage, leakage, obstruction or other defect in the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the Premises, theft, explosion or falling plaster). In no event shall Landlord be liable for any damage arising from any act or neglect of any other tenant of the Facilities or any of their officers, employees, agents, representatives, customers, visitors or invitees, for any damage to Tenant's property entrusted to employees of Landlord or its agents, for any interference with light or other incorporeal hereditaments or for any damage arising from any latent defect in the Premises or the Facilities.

      (b) Indemnification. To the fullest extent permitted by then applicable law, Tenant shall protect and indemnify Landlord, hold Landlord harmless from, and defend Landlord against any and all claims, losses, costs, damages, expenses or liabilities, including, without limitation, reasonable attorneys' fees and costs of defense, for any injury or damage to any person or property whatsoever occurring in or on the Premises caused in part or in whole by the act, neglect, fault or omission of Tenant or its assignees, subtenants or agents, of the respective servants, employees or invitees of any of the foregoing persons or of any other persons permitted in the Facilities by Tenant or any of such persons; excluding, however, such damage to the extent caused solely by the active negligence or intentional misconduct of Landlord or its servants, employees or agents. This indemnity shall not require payment by Landlord as a condition precedent to recovery from Tenant. In addition, if any person not a party to this Lease shall institute any other type of action against Tenant in which Landlord, involuntarily and without cause, shall be made a party defendant, Tenant shall indemnify Landlord, hold Landlord harmless from and defend Landlord against all liabilities by reason thereof consistent with the provisions of this Paragraph 16(b).

      (c) Tenant's Insurance. Tenant hereby agrees to maintain in full force and effect at all times during the Term and any other period of its occupancy or possession of the Premises, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages: (1) Worker's Compensation and Employee's Liability Insurance to the extent required by then applicable law; (2) Commercial

General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction, coverage of Tenant's indemnity obligations under this Lease and blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death and property damage liability, with a limit of not less than Five Million Dollars ($5,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any single "occurrence"; (3) insurance against loss or damage by fire and such other risks and hazards as are insurable under then applicable standard forms of "all risk" fire and extended coverage insurance policies to the personal property, furniture, furnishings and fixtures belonging to Tenant used or located in the Premises for not less than one hundred percent (100%) of the actual replacement value thereof (the proceeds of which insurance, so long as this Lease remains in effect, shall be used to repair or replace such personal property, furnishings and fixtures in the Premises; provided, however, that upon any termination of this Lease pursuant to Paragraph 10 hereof, all proceeds applicable to damages to the Premises shall be the property of Landlord); and (4) business interruption or loss of income insurance in an amount equal to the total Rent for a period of at least twelve
(12) months commencing with the date of loss (the proceeds of which insurance shall be paid to Landlord to the extent of any abatement of Rent under the Lease).

      (d) Deductibles. Tenant may, with the written consent of Landlord, elect to have reasonable deductibles in connection with the policies of insurance required to be maintained by Tenant under Paragraph 16(c) hereof.

      (e) Certificates of Insurance. At the request of the Landlord and upon the commencement of this Lease, Tenant shall deliver to Landlord certificates of insurance evidencing the above coverages with limits not less than those specified above. Such certificates, with the exception of worker's compensation, shall add Landlord, each of its partners, subsidiaries, affiliates, directors, agents and employees, as additional insureds and shall expressly provide that the interest of such persons therein shall not be affected by any breach by Tenant of any policy provision for which such certificates evidence coverage. Further, each such certificate shall expressly provide that no less than thirty
(30) days' prior written notice shall be given to Landlord in the event of a material alteration to or cancellation of the coverages evidenced by such certificate. The insurance that Tenant is required to maintain in force and effect under this Paragraph 16 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under Paragraph 17(c)(2) hereof shall contain an endorsement providing, in substance, that such insurance as is afforded thereby for the benefit of Landlord (and any other additional insureds designated by Landlord) shall be primary and any insurance carried by Landlord (and any other such additional insureds) shall be excess and not contributory.

      (f) No Co-Insurance. If, on account of the failure of Tenant to comply with the provisions of this Paragraph 16, Landlord or any other person is adjudged a co-insurer by its insurance carrier, then any loss or damage which Landlord or such other person shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

      (g) Insurance Limits. Landlord makes no representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant against Tenant's undertaking under this Lease. In the event Tenant believes that any such required coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. In no event shall the limits of any coverage maintained by Tenant pursuant to this Paragraph 16 be considered as limiting Tenant's liability under this Lease.

      (h) Force Majeure. Any covenants, conditions, provisions or agreements on the part of Landlord to perform any act or thing for the benefit of Tenant shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of laws, rules, orders, ordinances, directions, regulations or requirements of any governmental authority, by a strike, lockout or other labor trouble or by any other cause whatsoever beyond Landlord's control, nor shall Tenant's rent be abated by reason of such inability on the part of Landlord except as otherwise specifically required under this Lease. In each instance of Landlord's inability referred to in this paragraph, Landlord shall exercise reasonable diligence to eliminate the cause of such inability or delay and to effect the restoration of any services to Tenant supported thereby.

      (i) Consequential Damages. In no event shall Landlord be liable to Tenant for any damage by reason of loss of profits or business interruption or any other consequential damages.

      (j) General Requirements. All insurance required to be carried by Tenant hereunder shall be with companies reasonably acceptable to Landlord. All policies and certificates delivered by Tenant pursuant to this Paragraph shall contain liability limits not less than those set forth herein, shall list all additional insureds and shall specify all endorsements and special coverages required by this Paragraph. Any insurance required to be maintained by Tenant may be maintained pursuant to so-called "blanket" policies of insurance so long as the Premises are specifically identified therein (by endorsement or otherwise) as included in the coverage provided and such policies otherwise comply with the provisions of this Lease.

PARAGRAPH 17. WAIVER OF SUBROGATION

      (a) Without affecting any other rights or remedies hereunder, at law or in equity, Landlord and Tenant each hereby waives all rights of recovery against the other, any other tenant or occupant in the Premises and all officers, employees, agents, representatives, customers and business visitors of such persons for loss of or damage to property at the Premises arising from any cause insured against under any policy of all-risk insurance either required to be carried by such waiving party pursuant to the provisions of this Lease or actually carried by such waiving party to the extent of any insurance recovery thereunder with respect to such loss or damage. The foregoing waiver shall be effective whether or not such waiving party shall actually obtain and maintain the "all risk" insurance required pursuant to this Lease. Tenant shall, upon obtaining the policies of insurance which it is required to maintain under this Lease, give notice to its insurance carriers that the foregoing waiver of subrogation is contained in this Lease.

      (b) In the event either Landlord or Tenant notifies the other that an insurer under any policy described in Paragraph 17(a) hereof has refused to consent to or permit the waiver of subrogation thereunder in any fashion or has conditioned the same upon the payment of an additional premium, then such waiver shall be of no force or effect with respect to loss or damage covered by such policy during the period commencing five (5) business days after such other party's receipt of such notice and continuing until such insurer reinstates such consent; provided, however, that if such other party elects to reimburse the notifying party for any required additional premium, the notifying party shall obtain such insurer's consent.

PARAGRAPH 18. ATTORNEYS' FEES

      In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees, expenses and costs incurred in such action, and such amount shall be included in any such judgment rendered in such action or proceeding.

PARAGRAPH 19. WAIVER

      No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease, including, without limitation, Tenant's delivery of the keys to the Premises to any employee or agent of Landlord, shall operate as or be deemed to be a termination of this Lease, a surrender of the Premises or an acceptance of a surrender of the Premises unless expressly stated in a writing signed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor-in-possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not constitute a waiver of or cure a default under Paragraph 15 or 23 hereof.

PARAGRAPH 20. NOTICES

      All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Paragraph 20):

      (a)   if to Landlord:

            Corning Incorporated
            One Riverfront Plaza
            Corning, New York 14831
            Telecopy:  (607) 974-8656
            Attention:  Secretary

            with a copy to:

            Corning Incorporated
            One Riverfront Plaza
            Corning, New York 14831
            Telecopy:  (607) 974-8656
            Attention:Business Services Division
                      Real Estate Department

      (b)   if to Tenant:

            Corning Consumer Products Company
            E-Building
            Houghton Park
            Corning, New York 14831
            Telecopy:  (607) 974-2215
            Attention:  President

PARAGRAPH 21. INSOLVENCY OR BANKRUPTCY

      (a) Prior to Term. If at any time prior to the Commencement Date (1) Tenant shall make any general assignment for the benefit of creditors, (2) a petition shall be filed by or against Tenant to have Tenant adjudged a bankrupt or for a reorganization or arrangement under any law relating to bankruptcy, (3) a trustee or receiver shall be appointed to take possession of substantially all of Tenant's assets or of Tenant's interest in this Lease, (4) substantially all of Tenant's assets or Tenant's interest in this Lease shall be seized by attachment, execution or other judicial process, or (5) Tenant shall convene a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts (each an "Insolvency Event"), then this Lease shall automatically be cancelled and terminated and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or by an order of any court shall be entitled to possession of the Premises. In such event Landlord, in addition to the other rights and remedies available to it under this Lease, at law or in equity, may retain as damages all rent, security, deposit and other amounts previously received by it from Tenant or others on behalf of Tenant.

      (b) No Assignment. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

PARAGRAPH 22. DEFAULT

      (a) Default by Tenant. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

            (1) Any failure by Tenant to pay Rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment and the continuance of such failure for a period of five (5) business days after Landlord has delivered to Tenant a written notice with respect to such failure.

            (2) Any abandonment or vacation of the Premises by Tenant.

            (3) Any material warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease is determined to have been false or misleading in any material respect when made or furnished.

            (4) Tenant makes or attempts any assignment, sublease, mortgage or encumbrance in violation of Paragraph 12 hereof.

            (5) The occurrence of any Insolvency Event filed against Tenant by a third party other than Landlord that is not dismissed within sixty (60) days after such occurrence or the occurrence of any other Insolvency Event.

            (6) Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period is specified in this Lease) after written notice thereof by Landlord to Tenant; provided, however, that, if such failure cannot be cured within such thirty (30) day period and Tenant commences to cure such failure within that initial thirty (30) day period, and thereafter diligently pursues such cure to completion, then such failure shall not constitute an Event of Default so long as it is fully cured within ninety (90) days after the above-described written notice by Landlord to Tenant.

      (b) Remedies. Upon the occurrence of an Event of Default, then in addition to all other remedies available to Landlord at law or in equity:

            (1) Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate, in which event Landlord may recover from Tenant all of the following: (A) the worth at the time of award of any unpaid Rent that had been earned at the time of such termination; plus (B) the worth at the time of award of the amount by which the unpaid rent that would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves reasonably could have been avoided; plus (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (D) any other amount necessary to compensate Landlord for all the detriments proximately caused by Tenant's failure to perform its obligations under this Lease or tht in the ordinary course of things would be likely to result therefrom; plus (E) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable New York law. As used in (A) and
(B) above, the "worth at the time of award" shall be computed by allowing interest at the rate specified in Paragraph 33(a) below and as used in (C) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%).

            (2) Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

            (3) In the event Landlord elects to re-enter the Premises under Paragraph 22(b)(2) above or takes possession of the Premises pursuant to any proceeding or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Paragraph 22, Landlord may from time to time without terminating this Lease either recover from Tenant all Rent as it becomes due or relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (A) to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; (B) to the payment of all costs of such reletting; (C) to the payment of the cost of any reasonable alterations and repairs to the Premises; and (D) to the payment of Rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent and other charges due hereunder, as the same may become due. In the event the rental and other charges received by Landlord from all such reletting are at any time less than the then aggregate of (A) through (D) above, Tenant shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.

            (4) No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 22 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may, at any time after such reletting, elect to terminate this Lease for any such default.

            (5) In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of Rent reserved in this Lease for such period, unless Landlord or Tenant shall prove to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by then applicable New York law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.

      (c) Default by Landlord. Landlord shall not be in default or breach of this Lease unless Landlord fails to observe or perform an obligation required under this Lease to be observed or performed by Landlord and such failure continues for fifteen (15) days (except where a different period is specified in this Lease) after written notice thereof by Tenant to Landlord; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such fifteen (15) day period, Landlord shall not be deemed to be in default if Landlord shall, within such period, commence such cure and thereafter diligently prosecute the same to completion, but in no event shall any such cure period exceed one hundred twenty (120) days in the aggregate.

PARAGRAPH 23. HOLDING OVER

      If Tenant holds over after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance only at either the then prevailing market rate, as determined by Landlord in its sole and absolute discretion, for the Premises or, at Landlord's option, one hundred fifty percent (150%) of the Rent, in each case in effect upon the date of such expiration or earlier termination (subject to such adjustments as may be provided for in Paragraph 2 hereof and prorated on a daily basis) and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease. The foregoing provisions of this Paragraph 23 are in addition to and do not affect Landlord's right of re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

PARAGRAPH 24. CONDITION OF PREMISES

      Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Facilities with respect to the suitability of any part of the same for the conduct of Tenant's business. Tenant accepts possession of the Premises in its "as is" condition. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Facilities were at such time in a good and sanitary order, condition and repair acceptable to Tenant.

PARAGRAPH 25. QUIET POSSESSION

      Upon Tenant's paying the rent reserved hereunder, and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease. Landlord shall have the right, upon reasonable oral notification to Tenant and at reasonable times, so as not to interrupt the conduct of Tenant's business, to show the interior of Tenant's suite to prospective tenants, buyers, planners and others as required.

PARAGRAPH 26. NOTICE OF DAMAGE

      Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or at the Facilities or of any defects discovered therein or in their fixtures or equipment.

PARAGRAPH 27. GOVERNING LAW

      This Lease shall be governed by, and construed in accordance with, the laws of the State of New York.

PARAGRAPH 28. COMMON FACILITIES; PARKING

      (a) Right to Use Common Facilities. Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, lobbies, elevators, stairs, ramps, drives and similar access and serviceways and other similar common areas of the Facilities. The rights of Tenant hereunder in and to the common facilities shall at all times be subject to the rights of Landlord and other tenants in the Facilities who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the common areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the common areas from such areas or to prevent the use of such areas by unauthorized persons.

      (b) Changes in Common Areas. Landlord reserves the right, at any time and from time to time to: (1) make alterations in or additions to the common areas of the Facilities, including, without limitation, constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas, and walkways; (2) designate property to be included in or eliminate property from the common areas of the Facilities; (3) close temporarily any of the common areas of the Facilities for maintenance purposes; and (4) use the common areas of the Facilities while engaged in making alterations in or additions and repairs to the Facilities; provided, however, that reasonable access to the Premises and parking at the Facilities remain available.

      (c) Parking. Tenant shall be entitled to parking spaces and privileges that are substantially the same as it enjoyed prior to the date hereof.

PARAGRAPH 29. SUCCESSORS AND ASSIGNS

      Except as otherwise provided in this Lease, all of the covenants, conditions, and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

PARAGRAPH 30. BROKERS

      Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that it knows of no real estate broker or agent who is or might be entitled to a commission or finder's or similar fee in connection with this Lease. Tenant agrees to indemnify, protect, defend and hold Landlord harmless from and against any and all costs, expenses and liabilities for any compensation claimed by any broker (if any) set forth in this Lease or claimed by any other broker, finder or agent in connection with the negotiation of this Lease.

PARAGRAPH 31. NAME

      In no event shall Tenant acquire any rights in or to any names pursuant to this Lease.

PARAGRAPH 32. EXAMINATION OF LEASE

      Submission of this Lease for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

PARAGRAPH 33. INTEREST ON TENANT'S OBLIGATIONS; LATE CHARGE

      (a) Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the lesser of eighteen percent (18%) per annum and the maximum rate then permitted by law in this context from the date such payment is due until paid. The rate so determined shall continue in effect following any default by Tenant pursuant to this Lease. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      (b) In the event Tenant is more than ten (10) business days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant. The parties further agree that the payment of late charges and the payment of interest provided for in Paragraph 33(a) hereof are distinct and separate from one another, in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

PARAGRAPH 34. TIME

      Time is and shall be of the essence of this Lease and each and all of its provisions.

PARAGRAPH 35. DEFINED TERMS AND MARGINAL HEADINGS

      The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If more than one person is named as Tenant under this Lease, the obligations of such persons shall be joint and several. Whenever under the provisions of this Lease Landlord is required or agrees to take certain action, Landlord's obligation to do so shall be deemed fulfilled if Landlord causes such action to be taken by any other person. The marginal headings and titles to the Paragraphs and other divisions of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

PARAGRAPH 36. PRIOR AGREEMENTS; SEVERABILITY

      This Lease, including any and all Exhibits attached hereto, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. If any term or provision of this Lease the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

PARAGRAPH 37. CORPORATE AUTHORITY

      Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that: (a) such individual has full power and authority to execute this Lease on behalf of its party; and (b) the execution and delivery of this Lease have been duly authorized by such party.

PARAGRAPH 38. NO LIGHT, AIR OR VIEW EASEMENTS

      Any diminution or shutting off of light, air or view by any structure tht may be erected on lands adjacent to the Premises shall in no way affect this Lease or impose any liability on Landlord.

PARAGRAPH 39. LANDLORD'S APPROVALS

      In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the Terms of this Lease be deemed to be an approval of or representation or warranty as to the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Facilities and under this Lease, and no third parties shall have any rights pursuant thereto.

PARAGRAPH 40. MISCELLANEOUS

      (a) Tenant acknowledges that the liability of Landlord with respect to its obligations pursuant to this Lease is limited to Landlord's equity interest in the Facilities. Tenant shall look solely to Landlord's equity interest in the Facilities to satisfy any claim or judgment against or any liability or obligation of Landlord to Tenant. No recourse shall be had by

Tenant against Landlord or the assets of Landlord (other than the equity interest of Landlord in the Facilities) to satisfy any claim or judgment of Tenant against Landlord or any obligation or liability of Landlord to Tenant.

      (b) Tenant may not record this Lease.

PARAGRAPH 41. SIGNAGE

      Landlord shall have no obligation to provide any signage to Tenant.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                                    LANDLORD:

                                    CORNING INCORPORATED, a New York
                                      corporation


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                                    TENANT:

                                    CORNING CONSUMER PRODUCTS
                                     COMPANY, a Delaware corporation


                                    By:
                                        -------------------------------------
                                        Name:
                                        Title:

                              Exhibit 5.09(b)(i)

             Form of CORNING WARE and PYROCERAM License Agreement

================================================================================

                      --------------------------------------

                   CORNINGWARE AND PYROCERAM LICENSE AGREEMENT

                      --------------------------------------

                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY

                                  April 1, 1998

================================================================================

                               TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

                                                                       Page
                                                                       ----

SECTION 1.01.  Certain Defined Terms..................................   2

                                   ARTICLE II
                                GRANT OF LICENSES

SECTION 2.01.  Grant of Licenses......................................   5
SECTION 2.02.  Licensor Restrictions..................................   5
SECTION 2.03.  Ownership..............................................   6
SECTION 2.04.  Assignment of Rights...................................   6
SECTION 2.05.  Registration of Marks..................................   7
SECTION 2.06.  Reservation of Licensor Rights.........................   7

                                  ARTICLE III
                          QUALITY CONTROL, ADVERTISING

SECTION 3.01.  Quality Standard.......................................   9
SECTION 3.02.  Quality Assurance......................................   9
SECTION 3.03.  Samples, Quality.......................................   9
SECTION 3.04.  Advertising/Packaging..................................  10
SECTION 3.05.  Compliance.............................................  10
SECTION 3.06.  Notice.................................................  11

                                   ARTICLE IV
                           INDEMNIFICATION, INSURANCE

SECTION 4.01.  Indemnification........................................  11
SECTION 4.02.  Insurance..............................................  12

                                    ARTICLE V
                              TERM AND TERMINATION

SECTION 5.01.  Term...................................................  12
SECTION 5.02.  Licensee's Option to Terminate.........................  13
SECTION 5.03.  Material Breach........................................  13
SECTION 5.04.  Termination for Other Events...........................  13
SECTION 5.05.  Survival...............................................  14

                                   ARTICLE VI
                                FEES AND CHARGES

SECTION 6.01.  Fees and Charges.......................................  14
SECTION 6.02.  Registered User........................................  15

                                   ARTICLE VII
                               FORCE MAJEURE EVENT

SECTION 7.01.  Force Majeure Event....................................  15
SECTION 7.02.  Effect of a Force Majeure Event........................  15

SECTION 7.03.  Length of a Force Majeure Event........................  15

                                  ARTICLE VIII
                       SUBLICENSING, ADDITIONAL LICENSING

SECTION 8.01.  SubLicensing...........................................  15
SECTION 8.02.  Additional Licensing...................................  16

                                   ARTICLE IX
                                  INFRINGEMENT

SECTION 9.01.  Infringement...........................................  16

                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01.  Notices...............................................  17
SECTION 10.02.  Headings..............................................  18
SECTION 10.03.  Severability..........................................  18
SECTION 10.04.  Entire Agreement......................................  18
SECTION 10.05.  Assignment............................................  18
SECTION 10.06.  No Third-Party Beneficiaries..........................  19
SECTION 10.07.  Amendment; Waiver.....................................  19
SECTION 10.08.  Governing Law.........................................  19
SECTION 10.09.  Counterparts..........................................  19
SECTION 10.10.  Independent Contractors...............................  19
SECTION 10.11.  Personnel.............................................  20
SECTION 10.12.  Disclaimer............................................  20

EXHIBIT 1 CORNING WARE TRADEMARK Registrations
EXHIBIT 2 PYROCERAM TRADEMARK Registrations
EXHIBIT 3 Pre-Existing License Agreements
EXHIBIT 4 Arbitration Procedures
EXHIBIT 5 Definition of Franchising

      CORNINGWARE AND PYROCERAM LICENSE AGREEMENT, dated April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a corporation organized under the laws of New York (the "Licensor"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware (the "Licensee").

      WHEREAS, the Licensor, the Licensee, CCPC Acquisition Corp., a corporation organized under the laws of Delaware (the "Purchaser"), and, for certain limited purposes only, Borden, Inc. have entered into a Recapitalization Agreement dated March 2, 1998 (the "Recapitalization Agreement"), providing for the sale by the Licensor to the Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value per share, of the Licensee;

      WHEREAS, the execution and delivery of this Agreement by the Licensor is a condition precedent to the obligations of the Purchaser under the Recapitalization Agreement;

      WHEREAS, on the terms and conditions set forth herein, the Licensor is willing to grant a fully paid, royalty-free and exclusive license to the Licensee to use the CORNING WARE TRADEMARK and the PYROCERAM TRADEMARK only in connection with the manufacture and sale of products within the field of Housewares;

      WHEREAS, the Licensor desires to continue to use the trademark and trade name "CORNING" and the trademark "PYROCERAM" outside of the field of Housewares but, other than through the Licensee, so long as this Agreement remains in effect, will discontinue the Licensor's use of the CORNING WARE trademark;

      WHEREAS, the Licensor is the owner of the CORNING WARE TRADEMARK and the PYROCERAM TRADEMARK;

      WHEREAS, the Licensor had previously licensed to the Licensee and the Subsidiaries the right to utilize the CORNING WARE and PYROCERAM trademarks while the Licensee was a wholly owned subsidiary of Licensor and desires to replace such authorization and license with the license granted under this Agreement; and

      WHEREAS, the Licensor is willing to license to the Licensee and its Affiliates the right to use the term CORNINGWARE as part of its corporate name, pursuant to the terms and conditions contained herein; and

      WHEREAS, the Licensor is willing to license to the Licensee and its Affiliates the right to use the term CORNINGWARE as part of the service mark used in the operation of the Licensee factory outlet store operations, pursuant to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. Capitalized words or phrases used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Recapitalization Agreement. The following terms shall have the following meanings:

            "CORNINGWARE SERVICEMARK" means the CORNINGWARE servicemark and any and all common law and/or statutory trademark rights therein and any confusingly similar modifications, derivations or stylizations thereof (including translations thereof into any language other than English), the goodwill related thereto, and all registrations, applications, renewals, continuations and extensions for the CORNINGWARE servicemark and owned by the Licensor; provided, however, that the CORNINGWARE SERVICEMARK shall only include the right to use the term CORNING immediately followed by the term WARE, in only the same word, the Licensor acknowledging use in the form "CorningWare" is in the same word in connection with the Licensed Services; provided, further, the CORNINGWARE SERVICEMARK shall not include any usage of the term CORNINGWARE or any confusingly similar derivation or modification thereof as part of a corporate name, or vanity phone number, except as provided herein; provided, further however that the CORNINGWARE SERVICEMARK shall not include the right to use the term "CORNING" alone.

            "CORNINGWARE TRADE NAME" means the CORNINGWARE term when used as part of the corporate name of the Licensee and any of its subsidiaries; provided, however, (i) the CORNINGWARE term must be preceded by a word that (a) does not begin with the letters COR or COS, (b) is not merely an article, e.g. "a", "the", "an", (c) does not include the word "consumer" and (d) is otherwise subject to the Licensor's approval, which approval shall not be unreasonably withheld; and (ii) the corporate name including the term CORNINGWARE shall use such word in a manner so that the "CORNING" portion of the word is unified with the "WARE" portion of the word, the Licensor acknowledging that use in the form "CorningWare" is acceptable; (iii) the corporate name including the term CORNINGWARE shall not be used solely as a trademark or servicemark; and (iv) the certificate of incorporation (or equivalent document) of the Licensee and any of its subsidiaries using the term CORNINGWARE as part of its corporate name shall state that such use is pursuant to the terms and conditions of this Agreement.

            "CORNING WARE TRADEMARK" means the CORNING WARE trademark and any and all common law and/or statutory trademark rights therein and any confusingly similar modifications, derivations or stylizations thereof (including translations thereof into any language other than English), the goodwill related thereto, and all registrations, applications, renewals, continuations and extensions for the CORNING WARE trademark and owned by the Licensor including, but not limited to, those identified on Exhibit 1 attached hereto; provided, however, that the CORNING WARE TRADEMARK shall only include the right to use the term CORNING immediately followed by the term WARE, in the same word or as a separate word; provided, further, the CORNING WARE TRADEMARK shall not include any usage of the term CORNING WARE or any confusingly similar derivation or modification thereof as part of a corporate name, vanity phone number or used primarily as a trade name, except as provided herein, nor shall it include the right to use the term "CORNING" alone or followed by any term other than "WARE". Notwithstanding the foregoing, in jurisdictions (a) in which the CORNING WARE TRADEMARK would be viewed as legally indistinguishable from the CORNING trademark and (b) in which, pursuant to the laws thereof, the licensing of the CORNING WARE TRADEMARK would constitute a de facto license of the CORNING trademark, then the CORNING trademark shall be included in the CORNING WARE TRADEMARK only to the extent required by the laws of each such jurisdiction, and Licensee agrees, nevertheless, to use the CORNING WARE TRADEMARK only in the manner provided above.

            "Force Majeure Event" means, with respect to a Person, any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruptions, accident, unusually severe weather or similar causes which are beyond the reasonable control of such Person.

            "Housewares" shall have the same meaning as in the Recapitalization Agreement and repeated here only for the sake of convenience. In the event of any inconsistency between the following definition and the one in the Recapitalization Agreement, the Recapitalization Agreement definition shall control:

                  Housewares means Corning Consumer Products and: (i) products used primarily in the preparation, cooking, storage, service and enjoyment of food or beverages such as: (A) glass, ceramic, metal, plastic or other bakeware, cookware, dinnerware, tableware, and ovenware; (B) crystal and china dinnerware, tableware, and decorative objects or accessories; (C) kitchen and table utensils, cutlery and gadgets; (D) food storage containers; (E) portable appliances; (F) table linen and oven mitts; (ii) furnishings for the home; and (iii) the products listed on Exhibit 1.01(b) to the Recapitalization Agreement; provided, however, that Housewares shall not include such items as are specifically excluded from the definition of Corning Consumer Products.

            "Licensee" to the extent applicable shall include both Corning Consumer Products Company and any of its subsidiaries.

            "Licensed Products" means Housewares bearing or otherwise using one of the Trademarks, and manufactured, distributed, sublicensed or sold by the Licensee after the Closing.

            "Licensed Services" means the operation of outlet stores primarily selling Housewares products of the Company, whether or not other housewares products are sold there.

            "PYROCERAM TRADEMARK" means the PYROCERAM trademark and any and all common law and/or statutory trademark rights therein and derivations or stylizations thereof (including translations thereof into any language other than English), the goodwill related thereto, and all registrations, applications, renewals, continuations and extensions for the PYROCERAM trademark and owned by the Licensor including, but not limited to, those identified on
Exhibit 2 attached hereto; provided, however, that the PYROCERAM TRADEMARK shall not include the use of the term PYROCERAM or any confusingly similar derivation or modification thereof as part of a corporate name, vanity phone number, or used primarily as a trade name.

            "Related Marks" means any other name or mark that is confusingly similar, deceptive or misleading with respect to either of the Trademarks.

            "Steuben Products" means high-end crystal glassware sold under the Steuben trademark.

            "subsidiary" or "subsidiaries" means any Person with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock (or similar voting securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

            "Trademarks" means the CORNING WARE TRADEMARK and the PYROCERAM TRADEMARK.

            "Term" shall mean the term of this Agreement as provided for in
Article V hereof.

            "Territory" shall mean, worldwide subject to any rights of a third party as set forth in a pre-existing license as identified on Exhibit 3 hereto.

                                   ARTICLE II
                                GRANT OF LICENSES

            SECTION 2.01. Grant of Licenses. (a) Subject to the terms and conditions contained herein, and to any pre-existing agreements as identified and described in Exhibit 3 hereto, the Licensor hereby grants to the Licensee a fully paid, exclusive and royalty-free license to use the Trademarks only on or in connection with the manufacture, distribution and/or sale of Licensed Products in the Territory for the Term. The license shall be exclusive in and limited to the field of Housewares, and the Licensee shall not use the Trademarks outside of the field of Housewares. Pursuant to the license granted herein, Licensee may directly or through a third party manufacture the Licensed Products, but only the Licensee may initially distribute or sell the Licensed Products manufactured by a third party unless such third party is authorized to distribute or sell the Licensed Products under Article VIII hereof. Any use of the Trademarks by the Licensee shall inure to the benefit of the Licensor, and Licensee shall be treated as a related company of Licensor for the purpose of 15 U.S.C. ss. 1055 only. The Licensee undertakes to use the Trademarks strictly in accordance with the terms and conditions set forth herein. Licensee shall not use any of the Trademarks together with or accompanied by another word, trademark or trade name in any manner or fashion that could give the impression that the two marks form a single unit or a composite mark, unless such combination has been previously approved by Licensor, which approval shall not be unreasonably withheld.

            (b) Subject to the terms and conditions contained herein, and to any pre-existing agreements as identified and described in Exhibit 3 hereto, the Licensor hereby grants to the Licensee a fully paid, exclusive and royalty-free license to use the CORNINGWARE SERVICEMARK (either by itself or in combination with other words or logos, e.g. CORNINGWARE REVERE FACTORY OUTLET STORES) only on or in connection with the Licensed Services in the Territory for the Term.

            (c) Subject to the terms and conditions contained herein, and to any pre-existing agreements with Persons not a party hereto as identified and described in Exhibit 3 hereto, the Licensor hereby grants to the Licensee a fully-paid, exclusive and royalty-free license to use the CORNINGWARE TRADE NAME as part of the corporate name of the Licensee and any of its subsidiaries in the Territory for the Term. Other than as expressly permitted by Section 2.01 hereof, the Licensee shall not use the CORNINGWARE TRADE NAME as a trademark or servicemark.

            SECTION 2.02. Licensor Restrictions. (a) The Licensor shall not make or permit any further use by Persons other than Licensee within the Territory with respect to the field of Housewares of (i) the mark CORNING, either alone or in combination with other words, or (ii) either of the Trademarks except that, for purposes of such restriction, "Housewares" shall not include Steuben Products, ceramic briquettes, OEM Components for consumer household appliances, household cooking ovens or ranges, products for lighting, computers, laboratory science, electronics, medical applications, automobile and building windows, mirrors, flatglass, television or display application, liquid filtration products (other than Stanadyne Products and final water filtration system products for home use), OEM Component Product parts of water filtration system products for home use, glass ceramic burner caps, glass ceramic cook tops, and flat glass ceramic stove windows and burner caps and new products manufactured from flat glass ceramic by Eurokera, S.N.C. or Keraglass, S.N.C. or their respective licensees for sale in Europe.

            (b) Additionally, Licensor agrees it will not use, will not permit any third party to use, and will require any direct or indirect transferee not to use, the CORNING WARE TRADEMARK, CORNINGWARE SERVICEMARK, CORNINGWARE TRADE NAME or the trademark CROWN CORNING or any confusingly similar modifications, derivations or stylizations thereof, and will not license, permit any third party to license, and will require any direct or indirect transferee not to license, any such trademark, service mark or trade name or any such modifications, derivations or stylizations.

            SECTION 2.03. Ownership. The Licensor warrants to the Licensee that the Licensor is the owner of each of the Trademarks and the Licensee acknowledges that Licensor is the owner of the Trademarks. The Licensee shall not in any manner represent that it has any ownership in any of the Trademarks, the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME or any registration(s) thereof, and the Licensee acknowledges that use of any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME shall not create in the Licensee's favor any ownership right, title, or interest in or to any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME. The Licensee hereby waives and disclaims any ownership right or interest in or to each of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME that may arise under the law of any country by virtue of the use hereunder of any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME.

            SECTION 2.04. Assignment of Rights. (a) In order to carry out the intent of Section 2.02, the Licensee agrees, upon the reasonable request of the Licensor during the continuance or after the termination of this Agreement, to assign without charge to the Licensor any and all ownership rights to each of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME that the Licensee may have, or purport to have, in any country, together with an assignment of any goodwill associated with each of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME provided that the Licensor shall be responsible for all reasonable professional costs incurred by the Licensee in complying with this obligation.

            (b) The Licensor agrees not to assign any of the Trademarks, the CORNINGWARE SERVICEMARK, CORNINGWARE TRADE NAME or any Related Mark(s) without the consent of the Licensee (which consent shall not be unreasonably withheld) except that no such consent shall be required with respect to an assignment (i) to an Affiliate of the Licensor or (ii) to the purchaser of all or substantially all of the business of the Licensor. In the case of an assignment pursuant to either (i) or (ii) immediately above, such assignee shall be bound by all the terms and conditions of this Agreement.

            (c) In the event that the Licensor (including a successor in interest or purchaser of all or substantially all of its business) shall decide to abandon the Trademarks, the CORNINGWARE SERVICEMARK, or the Related Marks through the earlier of (i) three (3) consecutive years of nonuse or (ii) such a period of nonuse as under applicable law in the applicable jurisdiction in the Territory would constitute abandonment of a trademark, the Licensor shall promptly assign such mark(s) to the Licensee, notwithstanding Section 2.02 hereof. In the event of such assignment, the Licensee shall bear all the tax consequence and administrative costs of such assignment.

            SECTION 2.05. Registration of Marks. The Licensee agrees not to register in any country any name or mark which, in the reasonable opinion of the Licensor is confusingly similar, deceptive or misleading with respect to either of the Trademarks or the CORNINGWARE SERVICEMARK. If any application for registration is, or has been, filed by the Licensee in any country that relates to any name or mark which, in the reasonable opinion of the Licensor, is confusingly similar, deceptive or misleading with respect to any of the Trademarks or the CORNINGWARE SERVICEMARK, the Licensee shall immediately abandon any such application or registration or, at the Licensor's reasonable discretion, assign it to the Licensor. Only in accordance with a determination of the arbitration panel as provided for by Article V hereof, or when the Licensor must act in response to the Licensee's failure to act, the Licensee shall reimburse the Licensor for all reasonable costs and expenses of any opposition, cancellation or related legal proceedings, including attorney's fees, initiated by the Licensor or its authorized representative, in connection with any such registration or application. The Licensor shall file and prosecute in the name of the Licensor, at the request of the Licensee, such trademark registration(s) and application(s) for any of the Trademarks or the CORNINGWARE SERVICE MARK as may be reasonably necessary to appropriately protect any authorized use of any of the Trademarks, the CORNINGWARE SERVICEMARK or the Related Marks by the Licensee.

            SECTION 2.06. Reservation of Licensor Rights. (a) Notwithstanding anything in Section 2.02, the Licensor reserves to itself, its Affiliates and its licensees and assigns (excluding the Licensee) the right to continue to use or sublicense the terms and trademarks "CORNING" and "PYROCERAM" outside the field of Housewares. Further, nothing in this Agreement shall be construed to restrict the Licensor or any of its Affiliates from using the term "CORNING" as part of its or any of its Affiliates corporate name(s) or as a trade name.

            (b) Nothing in this Agreement affects or limits the rights of the Licensor and its Affiliates to use any trademark owned by the Licensor or its Affiliates and not licensed hereunder.

            (c) Nothing in this Agreement shall mean, or shall be construed to mean, that, in the event that any pre-existing license agreement that licensed one or more of the Trademarks terminates or expires during the Term of this Agreement, the rights of the pre-existing licensee shall automatically be subsumed by the Licensee under this Agreement; provided, however, in the event of the termination or expiration of any such pre-existing license agreement(s), the Licensor shall (i) offer all of such rights to the Licensee on virtually identical terms to such expired or terminated pre-existing license, except with respect to terms relating to royalties or related payments in respect of such licensed rights, and (ii) with respect to the terms of any royalty or related payments (which the Licensor agrees will be reasonable), or to the extent the Licensee desires terms other than virtually identical terms, the Licensor agrees to first bargain in good faith with the Licensee to grant such rights to the Licensee prior to bargaining with any third party for such rights. In the event the Licensor and the Licensee fail to reach agreement with respect to such royalty, related payment or differing terms, the Licensor agrees that it will not license such rights to any Person other than the Licensee on terms that are less favorable to the Licensor than those last discussed with the Licensee without first offering to the Licensee the opportunity to license such rights on such less favorable terms.

            (d) The Licensor and the Licensee agree that the use of the Trademarks as part of a Universal Resource Locator (URL) or as a domain name, e.g. corningware.com, by only one party could result in confusion in the marketplace. Consequently, the parties agree to cooperate with each other regarding the potential use of either of the Trademarks as part of such a URL or the operation of any Internet site(s) under such URLs, in order to make optimal use of such site(s) to promote the Licensor's and the Licensee's respective businesses and enhance the goodwill related thereto. The Licensor shall, upon reasonable request of the Licensee, register any such URL containing a Trademark in the name of the Licensor with any applicable government authority. The Licensee shall operate and have discretion over the content of any Internet site using the URL "corningware" or "pyroceram" (or any confusingly similar URL) and provided that all the Licensees sites shall be linked, at no cost to the Licensee, to a main site operated by the Licensor under the corning.com URL. Further, the first page of the Licensor's corning.com site shall indicate clearly and respectfully the link to the Licensee's sites. All other terms and conditions regarding the parties' Internet sites shall be negotiated in good faith by the parties at a future point prior to the establishment of such sites on the Internet.

                                   ARTICLE III
                          QUALITY CONTROL, ADVERTISING

            SECTION 3.01. Quality Standard. The Licensee agrees that all current and future Licensed Products shall maintain, with respect to all cosmetic and functional attributes, such quality standards so as to maintain the reputation and goodwill of the Trademarks. Further, in the course of conducting the Business through the Licensee prior to the Closing, the Licensor has established standards for quality in the operations of the Licensed Services. The Licensee agrees to maintain such quality standards so as to maintain the reputation and goodwill of the CORNINGWARE SERVICEMARK.

            SECTION 3.02. Quality Assurance. Within thirty (30) days after the end of each calendar year during the Term after a written request from the Licensor, the officer of the Licensee responsible for all quality control and quality assurance functions shall submit to the Licensor a written statement verified by affidavit that, during the preceding calendar year and with respect to all Licensed Products sold during said calendar year and all operations of the Licensed Services within the preceding calendar year, all quality control procedures followed by the Licensee immediately prior to the date of this Agreement, or any modifications thereof approved by the Licensor, were followed.

            SECTION 3.03. Samples, Quality. (a) Upon the Licensor's written request, and at no charge to the Licensor, the Licensee shall annually make available to the Licensor a reasonable number of representative samples of (i) the Licensed Products and (ii) any and all new products sold under one of the Trademarks introduced by the Licensee in the preceding calendar year, together with any applicable sales or promotional materials (including but not limited to packaging, advertising and sell sheets), for inspection and testing by the Licensor to facilitate proper quality control. The Licensor reserves the right to have such inspection and testing conducted by third parties under contract with the Licensor. Further, the Licensor, upon reasonable notice to the Licensee (or sublicensee) and no more than once in any calendar year and subject to appropriate confidentiality obligations, shall have the right to inspect any facility of the Licensee (or sublicensee) at which the Licensed Products are manufactured, distributed or sold, solely for the purpose of ensuring that the Licensee is complying with the appropriate quality standards and quality control procedures. The Licensee shall permit duly authorized representatives of the Licensor to conduct any such inspections.

            (b) Upon the written request of the Licensor, the Licensee shall annually (or more often if reasonably justified) make available to the Licensor a reasonable number of representative samples of any materials utilizing the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME (including but not limited to packaging, advertising and sell sheets), for inspection and review by the Licensor. The Licensor reserves the right to have such inspection and testing conducted by third parties under contract with the Licensor. Further, the Licensor, upon reasonable notice to the Licensee shall have the right to inspect any facility where the Licensed Services are being performed for the purpose of ensuring that the Licensee is complying with the appropriate quality standards.

            SECTION 3.04. Advertising/Packaging. (a) The Licensee shall have the right to create and use its own advertising, packaging, Internet content and other promotional materials utilizing either of the Trademarks in connection with the manufacture, distribution or sale of Licensed Products; provided, however, that the Licensee shall not commit or omit any act or pursue any course of conduct that might tend to bring either of the Trademarks into disrepute or use any of the Trademarks in any way likely to damage the goodwill and reputation attaching thereto, or in a manner likely to dilute the value or strength of either of the Trademarks or registrations thereof. Upon any request from the Licensor, and at no charge to the Licensor, the Licensee shall make available to the Licensor once in any calendar year a reasonable number of representative samples of any advertising or promotional materials utilizing either of the Trademarks to ensure proper use of the Trademarks.

            (b) Licensee shall have the right to create and use its own advertising, packaging, stationary, signage, business cards, letterhead, promotional brochures, Internet content and related items utilizing either the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME in connection with the operation of the Business and the Licensed Services; provided, however, that the Licensee shall not commit or omit any act or pursue any course of conduct that might tend to bring either the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME into disrepute or use either of the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME in any way likely to damage the goodwill and reputation attaching thereto, or in a manner likely to dilute the value or strength of either of the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME or registrations thereof. The Licensee agrees to use the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME so as to maintain the quality standards embodied in the Licensor's current use of the CORNING name as a trademark, servicemark and trade name. All advertising, packaging, stationary, signage, business cards, letterhead, promotional brochures and related items, using either the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME shall be subject to the Licensor's approval, which shall not be unreasonably withheld. The Licensee shall discontinue or modify in accordance with the Licensor's reasonable instructions all use of any such materials that, in accordance with the reasonable opinion of the Licensor, violates the terms of this Section 3.04(b).

            SECTION 3.05. Compliance. The Licensee agrees to take such actions as are necessary and appropriate to avoid any material in the production of Licensed Products that would contaminate or otherwise degrade foods or beverages used with Licensed Products, and to otherwise comply with all laws and regulations applicable to the packaging, handling, manufacture, distribution or sale of the Licensed Products. The Licensee, at its sole expense, shall be responsible for obtaining and maintaining all material licenses, permits and approvals which are required by all appropriate governmental authorities, with respect to the manufacture, distribution or sale of the Licensed Products. Upon reasonable request, the Licensee shall furnish to Licensor written evidence from such governmental authorities of any such governmental license, permit, clearance authorization, approval, or recording.

            SECTION 3.06. Notice. The Licensee acknowledges the value of, the popularity of, and the goodwill associated with, each of the Trademarks, the CORNINGWARE SERVICEMARK and CORNINGWARE TRADE NAME and acknowledges that such value, popularity and goodwill are property rights belonging to the Licensor. The Licensee shall affix to each Licensed Product or item on which the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME is used any notice which the Licensor may reasonably request for the purpose of preserving its rights according to law. If the Licensee uses any of the Trademarks or the CORNINGWARE SERVICEMARK in advertising, packaging or in any other promotional materials in connection with the Licensed Products or the Licensed Services, the Licensee shall in a manner reasonable for the materials, clearly indicate the Licensor's ownership of the Trademarks. The style, form and manner in which the Trademarks are used by the Licensee on the date hereof shall be deemed approved by the Licensor. When using the Trademarks, the Licensee shall comply with all laws pertaining to the use thereof, including all applicable marking requirements. The Licensee will at no time accept or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confused with the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME.

                                   ARTICLE IV
                           INDEMNIFICATION, INSURANCE

            SECTION 4.01. Indemnification. (a) The Licensee agrees to defend, indemnify, and hold the Licensor and Licensor's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensor or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury or otherwise (excluding infringement, dilution and related claims related to the Trademarks, CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME), as a result of (i) the manufacture, distribution, sale or use of the Licensed Products or (ii) the Licensee's use of the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME, which claims are based on the Licensor's ownership of the Trademarks or the rights of the Licensor under this Agreement ("Licensor Claims"), regardless of whether the Licensor may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability, or any other theory; provided, however, that this sentence shall not apply to Licensor Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            (b) The Licensor agrees to defend, indemnify, and hold the Licensee and Licensee's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensee or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury, unfair competition claims (including trademark infringement or dilution), or otherwise, as a result (i) of the manufacture, distribution, sale or use of products sold by the Licensor under the CORNING trademark or (ii) the Licensee's use of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME pursuant to this Agreement ("Licensee Claims"), regardless of whether the Licensee may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensee Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            SECTION 4.02. Insurance. The Licensee shall name the Licensor as a beneficiary under its existing insurance policies, which shall protect the Licensor from any claims arising out of Licensee's use of the Trademarks, CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME, in an amount no less than $ 10,000,000 general aggregate/$ 10,000,000 each occurrence. The Licensee shall continuously maintain such insurance in full force and effect during the term of this Agreement (including any extensions or renewals thereof) and for a period of two (2) years after the termination or expiration of this Agreement for any reason. The Licensee shall ensure that the Licensor receives within two months after the effective date of this Agreement (and within two months after any extensions or renewals of the policy) a true and complete copy of any such policy or policies of insurance and any riders thereto. If the Licensee fails to maintain such policy in accordance with this Section 4.02, it shall be considered a material breach by the Licensee of this Agreement.

                                    ARTICLE V
                              TERM AND TERMINATION

            SECTION 5.01. Term. Unless previously terminated in accordance with
Section 5.02, 5.03 or 5.04, the term of this Agreement, subject to extension or termination as provided in this Agreement, shall begin as of the date hereof and shall continue for a period of ten (10) years. Unless previously terminated in accordance with Section 5.02, 5.03 or 5.04, this Agreement shall be extended in the discretion of the Licensee for additional successive ten (10) year term(s) through the Licensee's providing the Licensor with notification of its desire to extend the term of this Agreement. In the event that the Licensee fails to provide the Licensor with such notification, this Agreement shall automatically extend, unless in response to an inquiry from the Licensor, the Licensee notifies the Licensor of its desire not to extend this Agreement. Upon the termination or expiration of this Agreement, the Licensee shall cease all use of the Trademarks, the CORNINGWARE SERVICEMARK and the CORNINGWARE TRADE NAME.

            SECTION 5.02. Licensee's Option to Terminate. At any time on ninety
(90) days' prior written notice, the Licensee may, at its sole election, terminate this Agreement.

            SECTION 5.03. Material Breach. In the event that the Licensee is in material breach of any provision of this Agreement such that the Trademarks are in imminent danger of a material diminution in value, or of losing their validity, the Licensor shall give the Licensee a first notice specifying all pertinent information known by the Licensor concerning the nature of the breach and at least enough information so as to provide the Licensee with the ability to attempt a cure, and the Licensee shall have a period specified by the Licensor, but not less than ninety (90) days from the receipt of such first notice to remedy the alleged breach. If the breach is not remedied within such specified period, the Licensor shall give the Licensee a second notice and within sixty (60) days after the Licensee's receipt of such notice, the parties will arrange within thirty (30) days for a first meeting of at least one corporate officer of each party to discuss the alleged breach. If the ensuing meeting(s) of corporate officers do not resolve the dispute or Licensee refuses to participate, the Licensor shall seek arbitration in accordance with the procedures set forth in Exhibit 4 to resolve the dispute. Thereafter, if the Licensee refuses to participate in such arbitration or it is finally determined by such arbitration that the Licensee committed a material breach, then the Licensor shall be entitled to any equitable remedy a court shall order in accordance with such arbitration decision, including, without limitation, specific performance, injunctive relief or an accounting, in addition to any legal remedy in accordance with such arbitration decision, such as monetary damages; provided, however, that nothing contained herein shall prevent either party from seeking immediate and temporary equitable remedies in a court to preserve the status quo until such arbitration proceeding can be completed.

            SECTION 5.04. Termination for Other Events. Upon the occurrence of any of the following events, the Licensor shall have the right, by sending written notice to the Licensee, to terminate this Agreement with immediate effect:

            (a) the liquidation (except for the purposes of an amalgamation or reconstruction) or insolvency of the Licensee, or the appointment of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of the Licensee; or

            (b) with respect only to the subject jurisdiction in the Territory, the nationalization or sequestration by governmental authority of a controlling interest in the Licensee; or

            (c) with respect only to the license granted to use the CORNINGWARE SERVICEMARK in Section 2.01(b) hereof, the transfer of the operation of the Licensed Services in violation of Section 10.05 hereof.

            SECTION 5.05. Survival. The obligations of the parties under Sections 2.02, 2.03, 2.04 and 4.01 and Article VI shall continue during any court ordered enforcement of any obligation under this Agreement.

                                   ARTICLE VI
                                FEES AND CHARGES

            SECTION 6.01. Fees and Charges. The Licensor shall exercise reasonable diligence to maintain the portfolio of Trademark registrations and pay all fees and charges that may be incurred in connection with applications, registrations and renewals of the Trademarks; provided, however, the Licensee shall reimburse the Licensor for all fees and charges incurred in connection with any application or registration of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME requested by the Licensee after the Closing. At the request of and without charge to the Licensor, the Licensee shall assist, to the extent reasonably necessary, in the registration of any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME in each jurisdiction in which this Agreement is applicable and in preparing, executing and filing any document necessary to be executed or filed in connection with the Licensee's use of any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME. Should the filing or approval of an application for registration or other documents be required prior to the Licensee's use of any of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME, the Licensee shall not use such in such place or places unless and until such required filings are made and approvals secured.

            SECTION 6.02. Registered User. If and to the extent the applicable law permits or requires, the Licensor shall apply to register the Licensee as a permitted user or registered user of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME in such countries in which the Licensor or the Licensee believe such registration is desirable or required. The Licensee shall join in any or all of such applications and shall execute and deliver any such documents as may be necessary to implement such applications. The costs and expenses of such permitted user or registered user applications shall be borne by the Licensee in such jurisdictions of the Territory where such recordation is not required by law yet is desired by the Licensee and the Licensor, and by the Licensor in such jurisdictions where such recordation is required by law.

                                   ARTICLE VII
                               FORCE MAJEURE EVENT

            SECTION 7.01. Force Majeure Event. Neither party shall be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any Force Majeure Event.

            SECTION 7.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the party whose performance is so affected shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event.

            SECTION 7.03. Length of a Force Majeure Event. During the duration of the Force Majeure Event, the party so affected shall use its reasonable best efforts to avoid or remove such Force Majeure Event, and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                  ARTICLE VIII
                       SUBLICENSING, ADDITIONAL LICENSING

            SECTION 8.01. SubLicensing. (a) Subject to the Licensor's appropriate quality control limitations, the Licensee may sublicense either of the Trademarks only within the field of Housewares and only within those jurisdiction(s) of the Territory where current law or practice do permit sublicensing of trademarks. The right to sublicense set forth in this Section 8.01(a) shall immediately terminate in any jurisdiction within the Territory where the sublicensing of trademarks becomes prohibited by law or judicial determination. Each sublicense pursuant to which the Licensee purports to grant to a third party any rights licensed herein by the Licensor to the Licensee shall be in writing and a copy delivered to the Licensor by the Licensee. Each such sublicense agreement shall include provisions which insure that the sublicensee conveys rights and undertakes obligations to sublicensor (the Licensee hereunder) of the same character, and to the same extent as herein conveyed or undertaken by the Licensee and therefore, the Licensee agrees that language substantially similar to Sections 2.02, 2.05, 3.01 through 3.06 and
9.01 shall be incorporated in such sublicense agreements. Each such sublicense agreement shall provide that the Licensor shall have the right to terminate any such sublicense agreement in the event of the expiration or termination of this Agreement. Any purported sublicense agreement that does not in all respects comply with the provisions of this paragraph shall be of no force or effect.

            (b) The Licensee shall not be entitled to sublicense the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME, without the Licensor's previous written consent, which shall not be unreasonably withheld.

            SECTION 8.02. Additional Licensing. In the event that the Licensee desires to sublicense one of the Trademarks within the field of Housewares in a jurisdiction which prohibits sublicensing, the Licensee shall notify the Licensor of such desire and, with respect to any such products to be licensed to such a third party, waive the Licensee's exclusivity under this Agreement. The Licensor shall then grant a license to such third party on terms and conditions similar to this Agreement, including the applicable quality control standards, and such other terms as the Licensee requests, but provided that any royalties to be received from such licensee shall be paid to the Licensee; provided, however, that if there are any tax consequences to the Licensor created by the delegation of the royalties to the Licensee, then the Licensee shall reimburse the Licensor for any such taxes that the Licensor shall be required to pay.

                                   ARTICLE IX
                                  INFRINGEMENT

            SECTION 9.01. Infringement. (a) To the extent that such items come to the attention of the Licensee or any sublicensee or their respective employees, agents and Affiliates, the Licensee shall notify the Licensor promptly of (i) any claim of or action for infringement or passing-off threatened, made, or brought against the Licensee by reason of the Licensee's use of any of the Trademarks, CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME and (ii) any infringement by a third party of the Trademarks, CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME. The Licensor shall have a duty to defend the Trademarks, CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME from any infringement of the Trademarks, CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME by third parties. The Licensor shall have the duty to (y) defend any claim or action brought against the Licensee for trademark infringement, dilution or related claims concerning the Trademarks, the CORNINGWARE SERVICEMARK or CORNINGWARE TRADE NAME, and (z) take such action as the Licensor deems reasonable, including litigating, to prevent infringements of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME, in each case through attorneys selected and paid for by the Licensor, that meet with the Licensee's reasonable satisfaction. In the case of infringements within the field of Housewares, including the operation of Housewares store services, the parties shall equally share all costs and proceeds of, and control and supervision over, such action.

            (b) In the case of infringements by third parties, the Licensor shall not be required, and may elect not, to prosecute such third parties in situations in which the Licensor is advised by trademark counsel that such an action could risk a finding of invalidity or cancellation of the applicable registration(s) of the Trademarks, the CORNINGWARE SERVICEMARK or the CORNINGWARE TRADE NAME. The Licensee shall join as a party to any action if necessary to establish standing to sue (locus standi), shall make available to the Licensor all relevant records, papers, information, samples, specimens, formulae and the like, shall cooperate with the Licensor in all respects, and shall make all reasonable efforts to have the Licensee's employees testify when requested by the Licensor, all in support of the defense or prosecution of any infringement, passing-off or related actions undertaken by the Licensor hereunder, provided, however, the Licensor shall reimburse the Licensee for reasonable out of pocket costs incurred in connection with the foregoing. If the Licensor informs the Licensee that the Licensor has been advised by trademark counsel that an action to prevent alleged infringement or passing off or related action could risk a finding of invalidity or cancellation of the applicable registration(s) of the Trademarks, the Licensee shall not be permitted to prosecute such an action.

                                    ARTICLE X
                               GENERAL PROVISIONS

            SECTION 10.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

            (a)   if to the Licensor:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831

                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

            (b)   if to the Licensee:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

            SECTION 10.02. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.04. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Licensor and the Licensee with respect to the subject matter hereof, provided, further, to the extent the Licensee and/or the Subsidiaries have been heretofore authorized or licensed to use the Trademarks in connection with the Business by virtue of agreements (whether oral or written) or authorized conduct between the Licensor and the Licensee and the Subsidiaries, such agreements or authorizations of such conduct by the Licensee or the Subsidiaries are hereby terminated and replaced by this Agreement, including all limitations and other provisions contained herein.

            SECTION 10.05. Assignment. This Agreement may not be assigned by the Licensee without the prior written consent of the Licensor, which shall not be unreasonably withheld; provided, however, that the Agreement may be assigned by the Licensee to any successor to all or substantially all of the Business pertaining to each Trademark without the consent of the Licensor; provided, further, that Licensee may not assign or otherwise transfer its rights under this Agreement to use the CORNINGWARE SERVICEMARK apart from the transferee succeeding to all or substantially all of the Business of the Licensee. The Licensor also agrees that Licensee may transfer any part of its Business to a subsidiary without the consent of the Licensor and not affect the right to use the CORNINGWARE SERVICEMARK. The Licensor agrees that a substantial change in ownership of the Licensee through a public offering of shares in the Licensee or any other change of control of the Licensee shall not constitute an assignment requiring consent. The Licensee agrees that the franchising, as defined in 16 C.F.R. 436 and attached hereto as Exhibit 5, of any portion of its Business shall be considered an assignment requiring the Licensor's consent.

            SECTION 10.06. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 10.07. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Licensor and the Licensee.

            (b) Any failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 10.08. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and fully performed within said State, without regard to any applicable principles of conflict of laws, and, to the extent applicable, the laws of the United States of America. All actions and proceedings arising out of or relating to this Agreement that are not covered by arbitration, if any, shall be heard and determined in a New York state court or a federal court sitting in the State of New York having jurisdiction thereover.

            SECTION 10.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.10. Independent Contractors. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities, or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 10.11. Personnel. The personnel of any party, while present at the facilities of another party, shall be subject to all rules, regulations and security requirements generally in effect at the respective facility. Each party shall be responsible for the costs of their respective employees and agents while present at the facilities of the other party. Each party shall be responsible for insuring its respective personnel against all risks of injury to person or property, caused to or by such personnel, while present at the facilities of another party, or the Affiliates of any of them.

            SECTION 10.12. Disclaimer. Nothing in this Agreement shall be construed as (a) an assumption by the Licensor of any obligation to increase the sales or profits of the Licensee; (b) an assumption by the Licensor of any financial obligation to the Licensee; (c) the creation of any relationship of employment between employees of the Licensees and its Affiliates and employees of the Licensor and its Affiliates; (d) the creation of any fiduciary relationship between the Licensor and the Licensee; (e) the creation of a joint venture or franchise relationship between the Licensor and the Licensee; or (f) the delegation of any function of authority of the Licensee to the Licensor.

            IN WITNESS WHEREOF, the Licensor and the Licensee have executed this Agreement by their respective duly authorized representatives as of the date first above written.


                                    CORNING INCORPORATED


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:


                                    CORNING CONSUMER PRODUCTS
                                    COMPANY


                                    By:
                                       ----------------------------------
                                       Name:
                                       Title:

                              Exhibit 5.09(b)(ii)

                        Form of PYREX License Agreement

================================================================================

                ------------------------------------------------

                             PYREX LICENSE AGREEMENT

                ------------------------------------------------

                                     Between

                              CORNING INCORPORATED,

                                 CORNING LIMITED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY

                                  April 1, 1998

================================================================================

                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01.  Certain Defined Terms................................... 1

                                   ARTICLE II
                           GRANT OF TRADEMARK LICENSE

SECTION 2.01.  Grant of License........................................ 3
SECTION 2.02.  Ownership of PYREX TRADEMARK............................ 3
SECTION 2.03.  Assignment of Trademark Rights.......................... 4
SECTION 2.04.  Registration of Marks................................... 4
SECTION 2.05.  Reservation of Licensor Rights.......................... 4

                                   ARTICLE III
                          QUALITY CONTROL, ADVERTISING

SECTION 3.01.  Quality Standard........................................ 6
SECTION 3.02.  Quality Assurance....................................... 6
SECTION 3.03.  Samples, Quality........................................ 6
SECTION 3.04.  Advertising/Packaging................................... 7
SECTION 3.05.  Compliance.............................................. 7
SECTION 3.06.  Notice.................................................. 7

                                   ARTICLE IV
                           INDEMNIFICATION, INSURANCE

SECTION 4.01.  Indemnification......................................... 8
SECTION 4.02.  Insurance............................................... 9

                                    ARTICLE V
                              TERM AND TERMINATION

SECTION 5.01.  Term.................................................... 9
SECTION 5.02.  The Licensee's Option to Terminate...................... 9
SECTION 5.03.  Material Breach......................................... 9
SECTION 5.04.  Termination for Other Events........................... 10
SECTION 5.05.  Survival............................................... 10

                                   ARTICLE VI
                                FEES AND CHARGES

SECTION 6.01.  Fees and Charges....................................... 10
SECTION 6.02.  Registered User........................................ 11

                                   ARTICLE VII
                               FORCE MAJEURE EVENT

SECTION 7.01.  Force Majeure Event.................................... 11
SECTION 7.02.  Effect of a Force Majeure Event........................ 11
SECTION 7.03.  Length of a Force Majeure Event........................ 11

                                  ARTICLE VIII
                       SUBLICENSING, ADDITIONAL LICENSING

SECTION 8.01.  Sublicensing........................................... 11
SECTION 8.02.  Additional Licensing................................... 12

                                   ARTICLE IX
                                  INFRINGEMENT

SECTION 9.01.  Infringement........................................... 12

                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01.  Notices............................................... 13
SECTION 10.02.  Headings.............................................. 14
SECTION 10.03.  Severability.......................................... 14
SECTION 10.04.  Entire Agreement...................................... 14
SECTION 10.05.  Assignment............................................ 14
SECTION 10.06.  No Third Party Beneficiaries.......................... 14
SECTION 10.07.  Amendment; Waiver..................................... 14
SECTION 10.08.  Governing Law......................................... 15
SECTION 10.09.  Counterparts.......................................... 15
SECTION 10.10.  Independent Contractors............................... 15
SECTION 10.11.  Personnel............................................. 15
SECTION 10.12.  Disclaimer............................................ 15

                                                                        Page
                                                                        ----

EXHIBIT 1   Durable Consumer Products
EXHIBIT 2   Registrations and Applications
EXHIBIT 3   Pre-Existing License Agreements
EXHIBIT 4   Arbitration Procedures
EXHIBIT 5   Definition of Franchising

            PYREX LICENSE AGREEMENT, dated April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a corporation organized under the laws of New York ("Corning"), CORNING LIMITED, a private limited corporation organized under the laws of England ("Corning Limited" and , together with Corning, the "Licensor"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware (the "Licensee").

            WHEREAS, the Licensor, the Licensee, CCPC Acquisition Corp., a corporation organized under the laws of Delaware (the "Purchaser"), and, for certain limited purposes only, Borden, Inc. have entered into a Recapitalization Agreement dated March 2, 1998 (the "Recapitalization Agreement"), providing for the sale by the Licensor to the Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value per share, of the Licensee;

            WHEREAS, the execution and delivery of this Agreement by the Licensor is a condition precedent to the obligations of the Purchaser under the Recapitalization Agreement;

            WHEREAS, on the terms and conditions set forth herein, the Licensor is willing to grant a fully paid, royalty-free and exclusive license to the Licensee to use the PYREX TRADEMARK only in connection with the manufacture and sale of products within the field of Durable Consumer Products;

            WHEREAS, the Licensor desires to continue to use the trademark "PYREX" outside of the field of Durable Consumer Products;

            WHEREAS, the Licensor is the owner of the PYREX TRADEMARK; and

            WHEREAS, the Licensor had previously licensed the Licensee and the Subsidiaries to utilize the PYREX TRADEMARK while the Licensee was a wholly owned subsidiary of Licensor and desires to replace such authorization and license with the license granted under this Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. Capitalized words or phrases used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Recapitalization Agreement. The following terms shall have the following meanings:

            "Durable Consumer Products" shall have the same meaning as set forth in the Recapitalization Agreement and repeated here for purposes of convenience only:

                  Durable Consumer Products means Housewares and those products identified on the attached Exhibit 1.01(a) (Exhibit 1 to this Agreement).

            "Force Majeure Event" means, with respect to a Person, any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruptions, accident, unusually severe weather or similar causes that are beyond the reasonable control of such Person.

            "Licensee" to the extent applicable shall include both Corning Consumer Products Company and its subsidiaries.

            "Licensor" to the extent applicable shall include both Corning and Corning Limited. Corning Limited is the holder of record title to certain of the registrations for the PYREX TRADEMARK in certain of the jurisdictions included in the Territory.

            "Licensed Products" means Durable Consumer Products bearing or otherwise using the PYREX TRADEMARK and manufactured, distributed, sublicensed or sold by the Licensee after the Closing.

            "PYREX TRADEMARK" means the PYREX trademark and any and all common law and/or statutory trademark rights therein and any confusingly similar modifications, derivations or stylizations thereof (including translations thereof into any language other than English), the goodwill related thereto, and all registrations, applications, renewals, continuations and extensions for the PYREX trademark and owned by the Licensor, including, but not limited to, those registrations and publications identified in Exhibit 2; provided, however, that the PYREX TRADEMARK shall not include the use of the term PYREX or any confusingly similar derivation or modification thereof as part of a corporate name, vanity phone number or used primarily as a trade name.

            "Related Marks" means any other name or mark that is confusingly similar, deceptive or misleading with respect to the PYREX TRADEMARK.

            "subsidiary" or "subsidiaries" means any Person with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock (or similar voting securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

            "Term" shall mean the term of this Agreement as provided for in
Article V hereof.

            "Territory" shall mean worldwide, subject to any rights of a third party as set forth in a pre-existing license identified on Exhibit 3 hereto.

                                   ARTICLE II
                           GRANT OF TRADEMARK LICENSE

            SECTION 2.01. Grant of License. (a) Subject to the terms and conditions contained herein, and to any pre-existing agreements with Persons not a party hereto, as identified and described in Exhibit 3 hereto, the Licensor hereby grants to the Licensee an exclusive and fully paid royalty-free license to use the PYREX TRADEMARK only on or in connection with the manufacture, distribution and/or sale of Licensed Products in the Territory for the Term. The license shall be exclusive in and limited to the field of Durable Consumer Products, and the Licensee shall not use the PYREX TRADEMARK outside of the field of Durable Consumer Products. Pursuant to the license granted herein, the Licensee may directly, or through a third party, manufacture the Licensed Products, but only the Licensee may initially distribute or sell the Licensed Products manufactured by a third party unless such third party is authorized to distribute or sell the Licensed Products under Article VIII hereof. Any use of the PYREX TRADEMARK by the Licensee shall inure to the benefit of the Licensor, and the Licensee shall be treated as a related company of Licensor for the purposes of 15 U.S.C. ss. 1055 only. The Licensee undertakes to use the PYREX TRADEMARK strictly in accordance with the terms and conditions set forth herein. The Licensee shall not use the PYREX TRADEMARK together with or another word, trademark or trade name in any manner or fashion that would give the impression that the two marks form a single unit or a composite mark, unless such combination has been previously approved by the Licensor, which approval shall not be unreasonably withheld.

            (b) Licensor shall not make or permit any further use by persons other than the Licensee within the Territory with respect to the field of Durable Consumer Goods of the PYREX TRADEMARK or any Related Mark.

            SECTION 2.02. Ownership of PYREX TRADEMARK. The Licensor warrants to the Licensee that the Licensor is the owner of the PYREX TRADEMARK and the Licensee acknowledges that Licensor is the owner of the PYREX TRADEMARK. The Licensee shall not in any manner represent that it has any ownership in the PYREX TRADEMARK or any registration thereof, and the Licensee acknowledges that use of the PYREX TRADEMARK shall not create in the Licensee's favor any right, title or interest in or to ownership of the PYREX TRADEMARK. The Licensee hereby waives and disclaims any ownership right or interest in or to the PYREX TRADEMARK that may arise under the law of any country out of the use hereunder of the PYREX TRADEMARK.

            SECTION 2.03. Assignment of Trademark Rights. (a) In order to carry out the intent of Section 2.02, the Licensee agrees, upon the request of the Licensor during the continuance or after the termination of this Agreement, to assign without charge to the Licensor any and all ownership rights to the PYREX TRADEMARK that the Licensee may have, or purport to have, in any country, together with an assignment of any goodwill associated with the PYREX TRADEMARK, provided that the Licensor shall be responsible for all reasonable professional costs incurred by the Licensee in complying with this obligation.

            (b) Licensor agrees not to assign the PYREX TRADEMARK or any Related Mark(s) without the consent of the Licensee (which consent shall not be unreasonably withheld) except no such consent shall be required with respect to an assignment (i) to an Affiliate of the Licensor or (ii) to the purchaser of all or substantially all of the business of the Licensor. In the case of an assignment pursuant to either (i) or (ii) immediately above, such assignee shall be bound by all terms and conditions of this Agreement.

            (c) In the event that Licensor (including a successor in interest or purchaser of all or substantially all of its business) shall decide to abandon the PYREX TRADEMARK through the earlier of (i) three (3) consecutive years of nonuse or (ii) such a period of nonuse as under applicable law in the applicable jurisdiction would constitute abandonment of a trademark, Licensor shall promptly assign the PYREX TRADEMARK to the Licensee, notwithstanding Section
2.02 hereof. In the event of such assignment, the Licensee shall bear all tax consequences and administrative costs of such assignment.

            SECTION 2.04. Registration of Marks. The Licensee agrees not to register in any country any name or mark that, in the reasonable opinion of the Licensor is confusingly similar, deceptive or misleading with respect to the PYREX TRADEMARK. If any application for registration is, or has been filed by the Licensee in any country which relates to any name or mark which, in the sole opinion of the Licensor, is confusingly similar, deceptive or misleading with respect to the PYREX TRADEMARK, the Licensee shall immediately abandon any such application or registration or, at the Licensor's reasonable discretion, assign it to the Licensor. Only in accordance with a determination of the arbitration panel as provided for by Article V hereof, or when the Licensor must act in response to the Licensee's failure to act, the Licensee shall reimburse Licensor for all reasonable costs and expenses of any opposition, cancellation or related legal proceedings, including attorney's fees, initiated by the Licensor or its authorized representative, in connection with any such registration or application. The Licensor shall file and prosecute in the name of the Licensor, at the request of the Licensee, such registrations and applications for the PYREX TRADEMARK as may be reasonably necessary to appropriately protect any authorized use of the PYREX TRADEMARK by the Licensee.

            SECTION 2.05. Reservation of Licensor Rights. (a) The Licensor shall not use, will not permit any third party to use, and will require any direct or indirect transferee not to use, the PYREX TRADEMARK or any confusingly similar modifications, stylizations or derivations thereof in the field of Durable Consumer Products or on or with respect to any other consumer products, and will not license or permit any third party to license, and will require any direct or indirect transferee not to license, any such trademark, modifications, stylizations or derivations (except to the extent required by any pre-existing license agreement as disclosed on Exhibit 3, which, to the extent within the control of the Licensor, shall not be modified or renewed). Notwithstanding the foregoing, the Licensor reserves to itself, its Affiliates and its licensees and assigns (excluding the Licensee hereunder) the right to continue to use or sublicense the term and trademark PYREX outside of the field of Durable Consumer Products or any other consumer products, including, but not limited to, OEM components for lighting, laboratory glassware, glass tubing, and OEM components for consumer household appliances.

            (b) Nothing in this Agreement affects or limits the rights of the Licensor and its Affiliates to use any trademark owned by the Licensor or its Affiliates and not licensed hereunder, including, but not limited to, the PYROCERAM trademark.

            (c) Nothing in this Agreement shall mean, or shall be construed to mean that, in the event that any pre-existing license agreement that licensed the PYREX TRADEMARK terminates or expires during the Term of this Agreement, the rights of the pre-existing licensee shall automatically be subsumed by the Licensee under this Agreement; provided, however, in the event of the termination or expiration of any such pre-existing license agreement(s), the Licensor shall (i) offer all of such rights to the Licensee on terms virtually identical to such expired or terminated pre-existing license, except with respect to terms relating to royalties or related payments in respect of such rights, and (ii) with respect to the terms of any royalty or related payment (which Licensor agrees will be reasonable) or to the extent the Licensee desires terms other than virtually identical terms, the Licensor agrees to bargain in good faith with the Licensee to grant such rights to Licensee prior to bargaining with any third party for such rights. In the event Licensor and Licensee fail to reach agreement with respect to such royalty, related payment or differing terms, Licensor agrees that it will not license such rights to any person other than Licensee on terms that are less favorable to Licensor than those last discussed with Licensee without first offering to Licensee the opportunity to license such rights on such less favorable terms.

            (d) The Licensor and the Licensee agree that the use of the PYREX TRADEMARK as part of a Universal Resource Locator (URL) or as a domain name, e.g., pyrex.com, by only one party could result in confusion in the marketplace. Consequently, the parties agree to cooperate with each other regarding the potential use of the PYREX TRADEMARK as part of such a URL or the operation of any Internet site(s) under such URLs, in order to make optimal use of such site(s) to promote the Licensor's and the Licensee's respective businesses and enhance the goodwill related thereto. The Licensor shall, upon reasonable request of the Licensee, register any such URL containing a PYREX TRADEMARK in the name of the Licensor with any applicable governmental authority. The Licensee shall operate and have discretion over the content of any Internet site containing the PYREX TRADEMARK in its URL provided that such URL contains an additional word or words so as to indicate the nature of the Business (e.g., pyrexconsumer.com, pyrexkitchen.com) and, provided that a reasonable number of Licensee's sites shall be linked, at no cost to the Licensee, to a main site operated by the Licensor under the pyrex.com URL. Further, the first page of the Licensor's pyrex.com site shall indicate clearly and respectfully the link to the Licensee's sites. The Licensor and Licensee acknowledge that the URL pyrex.com is presently placed on hold by the InterNIC, and at the request of Licensee or of its own volition, Licensor shall exercise reasonable efforts to remove pyrex.com from the hold status and obtain rights to the domain name. All other terms and conditions regarding the parties' Internet sites shall be negotiated in good faith by the parties at a future point prior to the establishment of such sites on the Internet.

                                   ARTICLE III
                          QUALITY CONTROL, ADVERTISING

            SECTION 3.01. Quality Standard. The Licensee agrees that all current and future Licensed Products shall maintain, with respect to all cosmetic and functional attributes, such quality standards so as to maintain the reputation and goodwill of the PYREX TRADEMARK.

            SECTION 3.02. Quality Assurance. Within thirty (30) days after the end of each calendar year during the Term, upon written request from the Licensor, the officer of the Licensee responsible for all quality control and quality assurance functions shall submit to the Licensor a written statement verified by affidavit that, during the preceding calendar year and with respect to all Licensed Products sold during that calendar year and all operations of the Licensed Services within the preceding calendar year, all quality control procedures followed by the Licensee immediately prior to the date of this Agreement, or any modifications thereof approved by the Licensor, were followed during the applicable period.

            SECTION 3.03. Samples, Quality. (a) Upon Licensor's written request, and at no charge to the Licensor, the Licensee shall annually make available to the Licensor a reasonable number of representative samples of (i) the Licensed Products and (ii) any and all new products sold under the PYREX TRADEMARK introduced by the Licensee in the preceding calendar year, together with any applicable sales or promotional materials (including but not limited to packaging, advertising and sell sheets), for inspection and testing by the Licensor to facilitate proper quality control. The Licensor reserves the right to have such inspection and testing conducted by third parties under contract with the Licensor. Further, the Licensor, upon reasonable notice to the Licensee (or, sublicensee), not more than once in any calendar year and subject to appropriate confidentiality obligations, shall have the right to inspect any facility of the Licensee (or, sublicensee) at which Licensed Products are manufactured, distributed or sold, solely for the purpose of ensuring that the Licensee is complying with the appropriate quality standards and quality control procedures. The

Licensee shall permit duly authorized representatives of the Licensor to conduct any such inspections.

            (b) Upon the written request of the Licensor, the Licensee shall annually (or more often if reasonably justified) make available to the Licensor a reasonable number of representative samples of any materials utilizing the PYREX TRADEMARK (including but not limited to packaging, advertising and sell sheets) for inspection and review by the Licensor. Licensor reserves the right to have such inspection and testing conducted by third parties under contract with the Licensor.

            SECTION 3.04. Advertising/Packaging. (a) Licensee shall have the right to create and use its own advertising, packaging, Internet content and other promotional materials utilizing the PYREX TRADEMARK in connection with the manufacture, distribution or sale of Licensed Products; provided, however, the Licensee shall not commit or omit any act or pursue any course of conduct that might tend to bring the PYREX TRADEMARK into disrepute or use the PYREX TRADEMARK in any way likely to damage the goodwill and reputation attaching thereto, or in a manner likely to dilute the value or strength of the PYREX TRADEMARK or registrations thereof. Upon any request from the Licensor, and at no charge to the Licensor, the Licensee shall make available to the Licensor once in any calendar year a reasonable number of representative samples of any advertising or promotional materials utilizing the PYREX TRADEMARK to ensure proper use thereof.

            (b) The Licensee shall adhere at least to the following standards in its use of the PYREX TRADEMARK: (i) the mark PYREX can be (x) capitalized completely ("PYREX"), (y) used with an initial capital letter or (z) used in quotes followed by the word "brand", (ii) the mark PYREX shall be followed by the word "brand" or a generic term for the product, and (iii) the mark PYREX shall not be used in the plural or possessive form.

            SECTION 3.05. Compliance. Licensee agrees to take such actions as are necessary and appropriate to avoid any material in the production of Licensed Products that would contaminate or otherwise degrade foods or beverages used with Licensed Products, and to otherwise comply with all laws and regulations applicable to the packaging, handling, manufacture, distribution or sale of the Licensed Products. Licensee, at its sole expense, shall be responsible for obtaining and maintaining all material licenses, permits and approvals which are required by all appropriate governmental authorities, with respect to the manufacture, distribution or sale of the Licensed Products. Upon reasonable request, the Licensee shall furnish to Licensor written evidence from such governmental authorities of any such governmental license, permit, clearance authorization, approval or recording.

            SECTION 3.06. Notice. The Licensee acknowledges the value of, the popularity of, and the goodwill associated with the PYREX TRADEMARK and acknowledges that such value, popularity and goodwill are property rights belonging to the Licensor. The Licensee shall affix to each Licensed Product or item on which the PYREX TRADEMARK is used any notice which the Licensor may reasonably request for the purpose of preserving its rights according to law. If the Licensee uses the PYREX TRADEMARK in advertising, packaging or in any other promotional materials in connection with Licensed Products, Licensee shall in a manner reasonable for the materials, clearly indicate the Licensor's ownership of the PYREX TRADEMARK. The style, form and manner in which the PYREX TRADEMARK is used by the Licensee on the date hereof shall be deemed approved by the Licensor. When using the PYREX TRADEMARK, the Licensee shall comply with all laws pertaining to the use thereof, including all applicable marking requirements. The Licensee will at no time accept or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the PYREX TRADEMARK.

                                   ARTICLE IV
                           INDEMNIFICATION, INSURANCE

            SECTION 4.01. Indemnification. (a) The Licensee agrees to defend, indemnify, and hold the Licensor and the Licensor's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensor or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury or otherwise (excluding infringement, dilution and related claims related to the PYREX TRADEMARK), as a result of (i) the manufacture, distribution, sale or use of the Licensed Products or (ii) the Licensee's use of the PYREX TRADEMARK, which claims are based on the Licensor's ownership of the PYREX TRADEMARK or the rights of the Licensor under this Agreement ("Licensor Claims"), regardless of whether the Licensor may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensor Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            (b) The Licensor agrees to defend, indemnify, and hold the Licensee and the Licensee's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensee or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury, unfair competition claims (including trademark infringement or dilution related to the PYREX TRADEMARK), or otherwise, as a result of (i) the manufacture, distribution, sale or use of products sold by the Licensor under the PYREX TRADEMARK or (ii) the Licensee's use of the PYREX TRADEMARK pursuant to this Agreement ("Licensee Claims"), regardless of whether the Licensee may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to the

Licensee Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            SECTION 4.02. Insurance. The Licensee shall purchase and maintain, in its own name and at its own expense, during the Term (and any extensions or renewals thereof) adequate insurance protecting the Licensee from any personal injury claims based on the manufacture, distribution, sale or use of the Licensed Products, in an amount and with a company or companies and on terms and conditions reasonably expected to cover the expected liability of Licensee and Licensee's indemnification obligation to the Licensor.

                                    ARTICLE V
                              TERM AND TERMINATION

            SECTION 5.01. Term. Unless previously terminated in accordance with this Article V, the term of this Agreement, subject to extension or termination as provided in this Agreement, shall begin as of the date hereof and shall continue for a period of ten years. Unless previously terminated in accordance with this Article V, this Agreement shall be extended in the discretion of the Licensee for additional successive ten (10) year term(s) through the Licensee's providing the Licensor with notification of its desire to extend the term of this Agreement. In the event the Licensee fails to provide the Licensor with such notification, this Agreement shall automatically extend, unless in response to an inquiry from the Licensor, the Licensee notifies Licensor of its desire not to extend this Agreement. Upon the termination or expiration of this Agreement, the Licensee shall cease all use of the PYREX TRADEMARK.

            SECTION 5.02. The Licensee's Option to Terminate. At any time on ninety (90) days prior written notice, the Licensee may, at its sole election, terminate this Agreement.

            SECTION 5.03. Material Breach. In the event that the Licensee is in material breach of any provision of this Agreement such that the PYREX TRADEMARK is in imminent danger of a material diminution in value, or of losing its validity, the Licensor shall give the Licensee a first notice specifying all pertinent information known by Licensor concerning the nature of the breach and at least enough information so as to provide the Licensee with the ability to attempt a cure, and the Licensee shall have a period specified by the Licensor, but not less than ninety (90) days from the receipt of such first notice, to remedy the alleged breach. If the breach is not remedied within such specified period, the Licensor shall give the Licensee a second notice and within sixty
(60) days after the Licensee's receipt of such notice, the parties will arrange for a first meeting within thirty (30) days of at least one corporate officer of each party to discuss the alleged breach. If the ensuing meeting(s) of corporate officers does not resolve the dispute or the Licensee refuses to participate, the Licensor shall seek arbitration in accordance with the procedures set forth in Exhibit 4 to resolve the dispute. Thereafter, if the Licensee refuses to participate in such arbitration or it is finally determined by such arbitration that the Licensee committed a material breach then the Licensor shall be entitled to any equitable remedy a court shall order in accordance with such arbitration decision, including, without limitation, specific performance, injunctive relief or an accounting, in addition to any legal remedy in accordance with such arbitration decision, such as monetary damages; provided, however, nothing contained herein shall prevent either party from seeking immediate and temporary equitable remedies in a court to preserve the status quo until such arbitration proceeding can be completed.

            SECTION 5.04. Termination for Other Events. Upon the occurrence of any of the following events, the Licensor shall have the right, by sending written notice to the Licensee, to terminate this Agreement with immediate effect:

            (a) the liquidation (except for the purposes of an amalgamation or reconstruction) or insolvency of the Licensee, or the appointment of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of the Licensee; or

            (b) with respect only to the subject jurisdiction in the Territory, the nationalization or sequestration by governmental authority of a controlling interest in the Licensee.

            SECTION 5.05. Survival. The obligations of the parties under Sections 2.02, 2.03, 2.04 and 4.01 and Article VI shall continue during any court ordered enforcement of any obligation under this Agreement.

                                   ARTICLE VI
                                FEES AND CHARGES

            SECTION 6.01. Fees and Charges. The Licensor shall exercise reasonable diligence to maintain the portfolio of PYREX TRADEMARK registrations and pay all fees and charges that may be incurred in connection with applications, registrations and renewals of the PYREX TRADEMARK; provided, however, the Licensee shall reimburse Licensor for all fees and charges incurred in connection with any application or registration of the PYREX TRADEMARK requested by the Licensee after the Closing. At the request of and without charge to the Licensor, the Licensee shall assist, to the extent reasonably necessary, in the registration of the PYREX TRADEMARK in each jurisdiction in which this Agreement is applicable and in preparing, executing and filing any document necessary to be executed or filed in connection with the Licensee's use of any of the PYREX TRADEMARK. Should the filing or approval of an application for registration or other documents be required prior to the Licensee's use of the PYREX TRADEMARK, the Licensee shall not use the PYREX TRADEMARK in such place or places unless and until such required filings are made and approvals secured.

            SECTION 6.02. Registered User. If and to the extent the applicable law permits or requires, the Licensor shall apply to register the Licensee as a permitted user or registered user of the PYREX TRADEMARK in such countries in which the Licensor or the Licensee believe such registration is desirable or required. The Licensee shall join in any or all of such applications and shall execute and deliver any such documents as may be necessary to implement such applications. The costs and expenses of such permitted user or registered user applications shall be borne by the Licensee in such jurisdictions of the Territory where such recordation is not required by law yet is desired by the Licensee and the Licensor, and by the Licensor in such jurisdictions where such recordation is required by law.

                                   ARTICLE VII
                               FORCE MAJEURE EVENT

            SECTION 7.01. Force Majeure Event. Neither party shall be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any Force Majeure Event.

            SECTION 7.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the party whose performance is so affected shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event.

            SECTION 7.03. Length of a Force Majeure Event. During the duration of the Force Majeure Event, the party so affected shall use its reasonable best efforts to avoid or remove such Force Majeure Event and shall take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                  ARTICLE VIII
                       SUBLICENSING, ADDITIONAL LICENSING

            SECTION 8.01. Sublicensing. (a) Subject to the Licensor's appropriate quality control limitations, the Licensee may sublicense the PYREX TRADEMARK only within the field of Durable Consumer Products and only within those jurisdiction(s) of the Territory where current law or practice does permit sublicensing of trademarks. The right to sublicense set forth in this Section 8.01(a) shall immediately terminate in any jurisdiction within the Territory where the sublicensing of trademarks becomes prohibited by law or judicial determination. Each sublicense pursuant to which the Licensee purports to grant to a third party any rights licensed herein by the Licensor to the Licensee shall be in writing and a copy delivered to the Licensor by the Licensee. Each such sublicense agreement shall include provisions which insure that the sublicensee conveys rights and undertakes obligations to sublicensor (the Licensee hereunder) of the same character, and to the same extent as herein conveyed or undertaken by the Licensee and therefore, the Licensee agrees that language substantially similar to Sections 2.02, 2.05, 3.01 through 3.06 and
9.01 shall be incorporated in such sublicense agreements. Each such sublicense agreement shall provide that the Licensor shall have the right to terminate any such sublicense agreement in the event of the expiration or termination of this Agreement. Any purported sublicense agreement that does not in all respect comply with the provisions of this paragraph shall be of no force or effect.

            SECTION 8.02. Additional Licensing. In the event that the Licensee desires to sublicense the PYREX TRADEMARK within the field of Durable Consumer Products in a jurisdiction which prohibits sublicensing, the Licensee shall notify the Licensor of such desire and, with respect to any such products to be licensed to such a third party, waive the Licensee's exclusivity under this Agreement. The Licensor shall then grant a license to such third party on terms and conditions similar to this Agreement, including the applicable quality control standards, and such other terms as the Licensee requests, but provide that any royalties to be received from such licensee shall be paid to the Licensee, provided, however, that if there are any tax consequences to the Licensor created by the delegation of the royalties to the Licensee, then the Licensee shall reimburse the Licensor for any such taxes that the Licensor shall be required to pay.

                                   ARTICLE IX
                                  INFRINGEMENT

            SECTION 9.01. Infringement. (a) To the extent that such items come to the attention of the Licensee or any sublicensee or their respective employees, agents and Affiliates, the Licensee shall notify the Licensor promptly of (i) any claim of or action for infringement or dilution, or related claims threatened, made, or brought against the Licensee by reason of the Licensee's use of the PYREX TRADEMARK and (ii) any infringement by a third party of the PYREX TRADEMARK. The Licensor shall have a duty to defend the PYREX TRADEMARK from any infringement of the PYREX TRADEMARK by third parties. The Licensor shall have the duty to (y) defend any claim or action brought against the Licensee for trademark infringement, dilution, or related claims concerning the PYREX TRADEMARK, and (z) take such action as the Licensor deems reasonable, including litigating, to prevent infringements of the PYREX TRADEMARK, in each case through attorneys selected and paid for by the Licensor, that meet with the Licensee's reasonable satisfaction. In the case of infringements within the field of Durable Consumer Products the parties shall equally share all costs and proceeds of, and control and supervision over, such action.

            (b) In the case of infringements by third parties, the Licensor shall not be required, and may elect not, to prosecute such third parties in situations in which the Licensor is advised by trademark counsel that such an action could risk a finding of invalidity or cancellation of the applicable registration(s) of the PYREX TRADEMARK. The Licensee shall join as a party to any action if necessary to establish standing to sue (locus standi), shall make available to the Licensor all relevant records, papers, information, samples, specimens, formulae and the like, shall cooperate with the Licensor in all respects, and shall make all reasonable efforts to have the Licensee's employees testify when requested by the Licensor, all in support of the defense or prosecution of any infringement, passing-off or related actions undertaken by the Licensor hereunder, provided, however, the Licensor shall reimburse the Licensee for reasonable out of pocket costs incurred in connection with the foregoing. If the Licensor informs the Licensee that the Licensor has been advised by trademark counsel that an action to prevent alleged infringement or passing off or related action could risk a finding of invalidity or cancellation of the applicable registrations(s) of the PYREX TRADEMARK, the Licensee shall not be permitted to prosecute such an action.

                                    ARTICLE X
                               GENERAL PROVISIONS

            SECTION 10.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

            (a)   if to the Licensor:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

            (b)   if to the Licensee:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, New York  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

            SECTION 10.02. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.04. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Licensor and the Licensee with respect to the subject matter hereof, provided, further, to the extent the Licensee and/or the Subsidiaries have been heretofore authorized or licensed to use PYREX TRADEMARK in connection with the Business by virtue of agreements (whether oral or written) or authorized conduct between the Licensor and the Licensee and the Subsidiaries, such agreements or authorizations of such conduct by the Licensee or the Subsidiaries are hereby terminated and replaced by this Agreement, including all limitations and other provisions contained herein.

            SECTION 10.05. Assignment. This Agreement may not be assigned by the Licensee without the prior written consent of the Licensor, which shall not be unreasonably withheld; provided, however, that the Agreement may be assigned by the Licensee to any successor to all or substantially all of the Business pertaining to each Trademark without the consent of the Licensor. Licensor agrees that a substantial change in ownership of the Licensee through a public offering of shares in the Licensee or any other change of control of Licensee shall not constitute an assignment requiring consent. The Licensee agrees that the franchising, as defined in 16 C.F.R. 436 and attached hereto as Exhibit 5, of any portion of its Business shall be considered an assignment requiring the Licensor's consent.

            SECTION 10.06. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 10.07. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Licensor and the Licensee.

            (b) Any failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 10.08. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and fully performed within said State, without regard to any applicable principles of conflict of laws, and, to the extent applicable, the laws of the United States of America. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state court or a federal court sitting in the State of New York having jurisdiction thereover.

            SECTION 10.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.10. Independent Contractors. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 10.11. Personnel. The personnel of any party, while present at the facilities of another party, shall be subject to all rules, regulations and security requirements generally in effect at the respective facility. Each party shall be responsible for the costs of their respective employees and agents while present at the facilities of the other party. Each party shall be responsible for insuring its respective personnel against all risks of injury to person or property, caused to or by such personnel, while present at the facilities of another party, or the Affiliates of any of them.

            SECTION 10.12. Disclaimer. Nothing in this Agreement shall be construed as (a) an assumption by the Licensor of any obligation to increase the sales or profits of the Licensee; (b) an assumption by the Licensor of any financial obligation to the Licensee; (c) the creation of any relationship of employment between employees of the Licensees and its Affiliates and employees of the Licensor and its Affiliates; (d) the creation of any fiduciary relationship between the Licensor and the Licensee; (e) the creation of a joint venture or franchise relationship between the Licensor and the Licensee; or (f) the delegation of any function of authority of the Licensee to the Licensor.

            IN WITNESS WHEREOF, the Licensor and the Licensee have executed this Agreement by their respective duly authorized representatives as of the date first above written.

                                    CORNING INCORPORATED


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                    CORNING LIMITED


                                    By:
                                        ---------------------------------
                                        Name:
                                        Title:


                                   CORNING CONSUMER PRODUCTS
                                   COMPANY


                                   By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                Exhibit 5.09(d)

                 Form of Patent and Know-How License Agreement

             ------------------------------------------------------

                      PATENT AND KNOW-HOW LICENSE AGREEMENT

             ------------------------------------------------------

                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY

                            Dated as of April 1, 1998

================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms...........................................2

                                   ARTICLE II
             DISCLOSURE AND TRANSFER OF SELLER'S RETAINED KNOW-HOW

SECTION 2.01.  Know-How Transfer...............................................3
SECTION 2.02.  Form of Know-How................................................3
SECTION 2.03.  Revisions to Form of Technical Data.............................3
SECTION 2.04.  Technical Assistance............................................3
SECTION 2.05.  Licensee's Use of Consumer Know-How.............................3

                                   ARTICLE III
                                    LICENSES

SECTION 3.01.  Grant of Know-How License.......................................4
SECTION 3.02.  Grant of Patent Licenses........................................4
SECTION 3.03.  Terms of Licenses...............................................5
SECTION 3.04.  Termination of Prior Licenses Between the Parties...............5
SECTION 3.05.  Reservation of Licensor's Rights................................5
SECTION 3.06.  Sublicensing....................................................5

                                   ARTICLE IV
                                  INFRINGEMENT

SECTION 4.01.  Third-Party Use.................................................6
SECTION 4.02.  Third-Party Claims of Invalidity................................6

                                    ARTICLE V
                                 CONFIDENTIALITY

SECTION 5.01.  Confidentiality.................................................7

                                   ARTICLE VI
                            PATENT FEES AND EXPENSES

SECTION 6.01.  Patent Fees and Expenses........................................7

                                   ARTICLE VII
                         DEFAULT, TERMINATION AND TERM

SECTION 7.01.  Term............................................................7
SECTION 7.02.  Licensee's Option to Terminate..................................8
SECTION 7.03.  Material Breach.................................................8
SECTION 7.04.  Termination for Other Events....................................8
SECTION 7.05.  Effect of Termination...........................................9
SECTION 7.06.  Bankruptcy......................................................9

                                  ARTICLE VIII
                               FORCE MAJEURE EVENT

SECTION 8.01.  Force Majeure Event.............................................9
SECTION 8.02.  Effect of a Force Majeure Event.................................9
SECTION 8.03.  Length of a Force Majeure Event.................................9

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01.  Notices........................................................10
SECTION 9.02.  Headings.......................................................10
SECTION 9.03.  Severability...................................................10
SECTION 9.04.  Entire Agreement...............................................11
SECTION 9.05.  Assignment.....................................................11
SECTION 9.06.  No Third Party Beneficiaries...................................11
SECTION 9.07.  Amendment; Waiver..............................................11
SECTION 9.08.  Governing Law..................................................11
SECTION 9.09.  Counterparts...................................................11
SECTION 9.10.  Independent Contractors........................................12
SECTION 9.11.  Waiver of Jury Trial...........................................12
SECTION 9.12.  Disclaimer.....................................................12
SECTION 9.13.  Personnel......................................................13
SECTION 9.14.  Indemnification................................................13

                                                                            Page

EXHIBIT 1   Seller's Retained Patents
EXHIBIT 2   Map of Territory
EXHIBIT 3   List of Countries
EXHIBIT 4   Pre-Existing License Agreements

            PATENT AND KNOW-HOW LICENSE AGREEMENT, dated April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a corporation organized under the laws of New York (the "Licensor"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware (the "Licensee").

            WHEREAS, the Licensor, the Licensee and CCPC Acquisition Corp., a corporation organized under the laws of Delaware (the "Purchaser"), and, for certain limited purposes only, Borden, Inc. have entered into a Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"), providing for the sale by the Licensor to the Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value per share, of the Licensee;

            WHEREAS, the execution and delivery of this Agreement by the Licensor is a condition precedent to the obligations of the Purchaser under the Recapitalization Agreement;

            WHEREAS, contemporaneously with this Agreement, the Licensor has assigned the Consumer Patents (as defined in the Recapitalization Agreement) owned by the Licensor to the Licensee;

            WHEREAS, the Licensor desires to retain the right to practice the Seller's Retained Patents (listed on Exhibit 1 hereto), Seller's Future Patents and Consumer Know-How outside of the Business (as all are defined in the Recapitalization Agreement), but to grant to the Licensee an exclusive license to practice the Seller's Retained Patents, Seller's Future Patents and Consumer Know-How in the field of Corning Consumer Products and a nonexclusive license to practice the Seller's Retained Patents, Seller's Future Patents and Consumer Know-How in the field of Durable Consumer Products and Other Consumer Products;

            WHEREAS, the Licensor had previously granted a license to the Licensee to utilize the Seller's Retained Patents and Consumer Know-How while Licensee was a wholly owned subsidiary of Licensor and desires to replace such authorization and license with the license granted herein, without eliminating any preclusive effect of such previous license, and subject to the terms and conditions of this Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. Capitalized words or phrases used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Recapitalization Agreement. The following terms shall have the following meanings:

            "Commercial Production" means the manufacture of Licensed Products for the purpose of sale to bona fide customers in transactions negotiated and consummated at arm's length and in accordance with regular commercial practices.

            "Confidential Information" means information, in whatever form (including, but not limited to, the Consumer Know-How, processes, data, methods, specifications, designs, and formulas) that has commercial value and is not known or disclosed to the general public and relates to the Field; provided, however, that Confidential Information shall not include any such information:
(i) that, through no fault of the Licensee or its Affiliates, is or becomes public information or otherwise available to the public; (ii) that the Licensee or its Affiliates rightfully possessed prior to the receipt from the Licensor; or (iii) that the Licensee or its Affiliates develops independently, and such independent development can be demonstrated by competent evidence.

            "Force Majeure Event" means, with respect to a Person, any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruptions, accident, unusually severe weather or similar causes that are beyond the reasonable control of such Person.

            "Licensee", to the extent applicable, shall include both Corning Consumer Products Company and any of its subsidiaries.

            "Licensed Products" shall mean Corning Consumer Products, Durable Consumer Products and Other Consumer Products.

            "subsidiary" or "subsidiaries" means any Person with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock (or similar voting securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

            "Term" means, subject to earlier termination in accordance herewith,
(i) with respect to the Seller's Retained Patents or Seller's Future Patents, the period of time from the Closing until the expiration of the last to expire of Seller's Retained Patents or Seller's Future Patents (including any extension, reissue or prolongation thereof) licensed hereunder and (ii) with respect to the Consumer Know-How, ten (10) years after the expiration of the last of the Seller's Retained Patents or Seller's Future Patents (including any extension, reissue or prolongation thereof) expires.

            "Territory" shall mean worldwide subject to any rights of a third party as set forth in a pre-existing license as identified on Exhibit 3.

                                   ARTICLE II
              DISCLOSURE AND TRANSFER OF SELLER'S RETAINED KNOW-HOW

            SECTION 2.01. Know-How Transfer. During the Term of this Agreement and subject to the provisions of Article V hereof, the Licensor, upon request by the Licensee, shall identify, disclose and transfer in writing or by other means convertible to written form, to the Licensee the Consumer Know-How possessed by the Licensor relating to the Commercial Production of Licensed Products.

            SECTION 2.02. Form of Know-How. Consumer Know-How transferred by the Licensor pursuant to the provisions of Section 2.01 hereof shall be in such form (e.g., drawings, blueprints, written memoranda, electronic media, or personal consultation) as the Licensee decides will satisfactorily and expeditiously accomplish the transfer of such Consumer Know-How. The transfer of such Consumer Know-How through personal consultation shall be performed only (i) upon specific request by the Licensee, in cases where the transfer of such Consumer Know-How is not reasonably practicable in the form of drawings, blueprints, written memoranda or any other written form, or (ii) as may be provided by the Technology Support Agreement, dated as of the date hereof, between the Licensor and the Licensee. Nothing herein shall require the Licensor to teach the Licensee how to utilize any of the Consumer Know-How.

            SECTION 2.03. Revisions to Form of Technical Data. In the event that the Licensee requests any part of the Consumer Know-How in a form that differs from the form in which the Licensor has supplied or offered to supply it, the Licensee shall pay the costs incurred by the Licensor to prepare the Consumer Know-How in the requested form; provided, however, that the Licensee shall not be required to pay the costs of obtaining any such information if it is already available to the Licensor in the form requested by the Licensee.

            SECTION 2.04. Technical Assistance. Representatives of the Licensor shall provide certain services regarding the Consumer Know-How and Seller's Retained Patents licensed pursuant to the Technology Support Agreement entered into by the Licensee and the Licensor as of the date hereof.

            SECTION 2.05. Licensee's Use of Consumer Know-How. Consumer Know-How licensed hereunder shall be used by the Licensee only at facilities of the Licensee (or any sublicensee) and solely for the Commercial Production of Licensed Products. The Licensee shall implement policies and procedures to ensure that, to the extent possible, Consumer Know-How licensed hereunder is not publicly disclosed.

                                   ARTICLE III
                                    LICENSES

            SECTION 3.01. Grant of Know-How License. (a) The Licensor hereby grants to the Licensee a fully paid, exclusive, royalty-free license in the field of Corning Consumer Products, and limited to such field, to utilize the Consumer Know-How provided by the Licensor hereunder to make, have made, use and sell the Licensed Products within the Territory, to the extent that the Licensor has the right to do so without making payments to or infringing the rights of any third party, only as subject to any pre-existing license, only as identified and described on Exhibit 2 hereto. (b) The Licensor hereby grants to the Licensee a fully paid, nonexclusive, royalty-free license in the field of Durable Consumer Products and Other Consumer Products and limited to such field, to utilize the Consumer Know-How provided by the Licensor hereunder to make, have made, use and sell the Licensed Products within the Territory to the extent that the Licensor has the right to do so without making payments to or infringing the rights of any third party, only as subject to any pre-existing license only as identified and described on Exhibit 2 hereto. (c) If the use by the Licensee of any future Consumer Know-How licensed hereunder requires the Licensor to make a payment to a third party, Licensee shall be so notified, and, if it elects to use or continue to use such Consumer Know-How, it shall reimburse the Licensor the pro rata amount of such third party payment that pertains to Licensee's use thereof. The Licensee agrees not to exploit the Consumer Know-How outside the respective fields or outside the scope of the licenses granted herein. The licenses granted herein shall include the right to sublicense within the respective fields without the payment of compensation to Licensor.

            SECTION 3.02. Grant of Patent Licenses. (a) The Licensor hereby grants to the Licensee a fully paid, exclusive, royalty-free license to make, have made, import, use, offer to sell and sell Corning Consumer Products under the Seller's Retained Patents and the Seller's Future Patents within the Territory to the extent that the Licensor has the right to do so without making payments to or infringing the rights of any third party, only as subject to any pre-existing licenses only as identified and described on Exhibit 2 hereto. (b) The Licensor hereby grants to the Licensee a fully paid, nonexclusive, royalty-free license to make, have made, import, use, offer to sell and sell Durable Consumer Products and Other Consumer Products under the Seller's Retained Patents and the Seller's Future Patents within the Territory to the extent that the Licensor has the right to do so without making payments to or infringing the rights of any third party, only as subject to any pre-existing licenses only as identified and described on Exhibit 2 hereto. (c) Such licenses shall be limited to the respective fields, and shall include the right to sublicense within the fields without payment of compensation to the Licensor. The licenses granted herein shall not include any future improvements made by the Licensor to the Seller's Retained Patents other than the Seller's Future Patents.

            SECTION 3.03. Terms of Licenses. Subject to Section 7.04 below: (i) the licenses granted in Section 3.02 shall extend for the lifetime of each of the licensed Seller's Retained Patents or the Seller's Future Patents; and (ii) the licenses granted in Section 3.01 shall extend for ten (10) years after the last of the Seller's Retained Patents or Seller's Future Patents expire.

            SECTION 3.04. Termination of Prior Licenses Between the Parties. To the extent Licensee and/or the Subsidiaries have heretofore been authorized or licensed to use or practice the Consumer Know-How or the Seller's Retained Patents in connection with the Business by virtue of agreements (whether written or oral) or authorized conduct between the Licensor and the Licensee and the Subsidiaries ("Prior Agreements"), such Prior Agreements are hereby terminated, replaced and superseded by the terms and conditions of this Agreement; provided, however, to the extent any of the Prior Agreements preserved rights of the Licensee vis-a-vis any subsequent agreements to which Licensor was a party, the Licensor and Licensee agree that the terms of such Prior Agreement are carried forward so as to preserve such rights, subject to the terms and conditions of this Agreement.

            SECTION 3.05. Reservation of Licensor's Rights. Notwithstanding any other provision of this Agreement, nothing contained herein shall prohibit the Licensor from utilizing the Consumer Know-How or practicing the Seller's Retained Patents or Seller's Future Patents outside of the field of Corning Consumer Products.

            SECTION 3.06. Sublicensing. Each sublicense pursuant to which Licensee purports to grant to a third party any rights licensed herein by the Licensor to the Licensee shall be in writing and a copy delivered to the Licensor by the Licensee. Each such sublicense agreement shall include provisions that ensure that the sublicensee receives rights and undertakes obligations to the Licensor of the same character, and to the same extent as herein received or undertaken by the Licensee. Each such sublicense agreement shall provide that the Licensor shall have the right to terminate any such sublicense agreement (i) in the event of a breach thereof by the sublicensee, if the Licensor has given notice of such breach to the Licensee and the Licensee has not been able to cure such breach to the Licensor's reasonable satisfaction within thirty (30) days of such notice or (ii) upon the expiration or termination of this Agreement. The Licensor shall be named as a third party beneficiary in any such sublicense agreement with respect thereto. Any purported sublicense agreement that does not in all respects comply with the provisions of this Section 3.06 shall be of no force or effect. In no event will the provisions of this Article III be used to undermine the Licensee's obligations pursuant to Section 9.06 hereof to obtain the Licensor's consent to the assignment of all or part of the Licensee's obligations under this Agreement.

                                   ARTICLE IV
                                  INFRINGEMENT

            SECTION 4.01. Third-Party Use. (a) In the event that the Licensee learns that there is, or may be, an infringement of Seller's Retained Patents or Seller's Future Patents or any unauthorized use of any of the Consumer Know-How licensed hereunder, the Licensee shall inform the Licensor of any such infringement or unauthorized use as soon as practicable. The Licensor shall have the duty to (y) defend any claim or action brought against the Licensee for claims that use of the Consumer Know-How, Seller's Retained Patents or Seller's Future Patents infringe the rights of others and (z) take such action as the Licensor deems reasonable, including litigating, to protect or defend the validity or use, or to prevent the unauthorized use of the Seller's Retained Patents or Seller's Future Patents or the Consumer Know-How in connection with the Business, in each case through attorneys selected and paid for by the Licensor. The Licensee shall have the right to participate in the prosecution of any such action affecting the Business, and in no event shall such an action be settled or compromised so as to have any material effect on the value of the Company's license to and use of Seller's Retained Patents, Seller's Future Patents or Consumer Know-How without the Licensee's consent. If the Licensor elects not to prosecute such claims, the Licensee may do so, unless the Licensor provides written opinion of counsel that proceeding would subject Seller's Retained Patents, Seller's Future Patents, Consumer Know-How to a finding of invalidity, unenforcibility or, in the case of the Consumer Know-How, public disclosure.

            (b) At the Licensee's request, the Licensor shall join in and cooperate with any legal action that the Licensee in its sole discretion may deem necessary or appropriate to protect or defend the validity or use of, or to prevent the unauthorized use of Seller's Retained Patents, Seller's Future Patents or Consumer Know-How in connection with the Business; provided, however, that the Licensee shall not proceed if the Licensor provides written opinion of counsel that proceeding would subject Seller's Retained Patents, Seller's Future Patents or Consumer Know-How to a finding of invalidity, unenforcibility or, in the case of the Consumer Know-How, public disclosure.

            SECTION 4.02. Third-Party Claims of Invalidity. In the event of any claim asserted by a third party to invalidate one or more of the Seller's Retained Patents or the Seller's Future Patents licensed hereunder, the Licensee shall cooperate fully in any defense that the Licensor decides to undertake; provided, however, that the Licensor shall reimburse the Licensee for all reasonable out-of-pocket costs or expenses incurred by the Licensee as a result of such cooperation.

                                    ARTICLE V
                                 CONFIDENTIALITY

            SECTION 5.01. Confidentiality. (a) All Confidential Information that the Licensee receives from the Licensor under the provisions of this Agreement, whether contained in blueprints, drawings, written reports, letters or memoranda, or notes made by employees, or acquired by employees from observation or any other activities of a party related directly or solely to this Agreement, shall be held in confidence and accorded the same protection and confidential treatment used by the Licensee with respect to its own confidential information and trade secrets, and shall not be used by the Licensee for any purpose other than in accordance with the terms of this Agreement.

            (b) Licensor shall exercise the same degree of care as it has exercised in the past to ensure that all Confidential Information in its possession that is also Consumer Know-How is not publicly disclosed.

                                   ARTICLE VI
                            PATENT FEES AND EXPENSES

            SECTION 6.01. Patent Fees and Expenses. The Licensee shall reimburse the Licensor for all patent fees and reasonable expenses associated with prosecuting, issuing or maintaining each of the Seller's Retained Patents and Seller's Future Patents to the extent the same are maintained on the date hereof, unless prior to the Licensor incurring such costs, the Licensee notifies the Licensor of its desire that such actions not be taken, provided that, to the extent any of the Seller's Retained Patents have potential applicability outside the Business by the Licensor or by other licensees outside the Field, such costs shall be equitably apportioned. Otherwise, the Licensor shall have no obligation to pay any such fees; provided, however, if Licensor refuses to pay any share of any such fee, it shall be required to assign the subject patent to the Licensee. All such fees or expenses shall be invoiced by the Licensor to the Licensee in accordance with the Licensor's billing practices and all such invoices shall be promptly paid by the Licensee.

                                   ARTICLE VII
                          DEFAULT, TERMINATION AND TERM

            SECTION 7.01. Term. Unless earlier terminated in accordance with
Section 7.02 or 7.03, this Agreement shall be effective for the Term.

            SECTION 7.02. Licensee's Option to Terminate. At any time on ninety
(90) days' prior written notice, the Licensee may, at its sole election, terminate this Agreement. The Licensee shall have the right to terminate any license granted under any one or more of the Seller's Retained Patents or Seller's Future Patents upon thirty (30) days' written notice.

            SECTION 7.03. Material Breach. In the event that the Licensee is in material breach of any provision of this Agreement such that the Seller's Retained Patents, Seller's Future Patents, or Consumer Know-How are in imminent danger of a material diminution in value or of losing their validity, the Licensor shall give Licensee a first notice specifying all pertinent information known by the Licensor concerning the nature of the breach and at least enough information so as to provide the Licensee with the ability to attempt a cure, and the Licensee shall have a period specified by the Licensor, but not less than ninety (90) days from the receipt of such first notice to remedy the alleged breach. If the breach is not remedied within such specified period, the Licensor shall give the Licensee a second notice and within sixty (60) days after the Licensee's receipt of such notice, the parties will arrange for a first meeting within thirty (30) days of at least one corporate officer of each party to discuss the alleged breach. If the ensuing meeting(s) of corporate officers do not resolve the dispute or the Licensee refuses to participate, Licensor shall seek arbitration in accordance with the procedures set forth in
Exhibit 3 to resolve the dispute. Thereafter, if the Licensee refuses to participate in such arbitration or it is finally determined by such arbitration that the Licensee committed a material breach then the Licensor shall be entitled to any equitable remedy a court shall order in accordance with such arbitration decision, including, without limitation, specific performance, injunctive relief or an accounting, in addition to any legal remedy in accordance with such arbitration decision, such as monetary damages; provided, however, nothing contained herein shall prevent either party from seeking immediate and temporary equitable remedies in a court to preserve the status quo until such arbitration proceeding can be completed.

            SECTION 7.04. Termination for Other Events. Upon the occurrence of any of the following events, the Licensor shall have the right, by sending written notice to the Licensee, to terminate this Agreement with immediate effect:

            (a) the liquidation (except for the purposes of an amalgamation or reconstruction) or insolvency of the Licensee, or the appointment (subject to the provisions of paragraph (b) of this Section 7.04) of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of the Licensee; or

            (b) the adjudication of the Licensee as bankrupt and the appointment of a trustee in bankruptcy who does not expressly affirm this Agreement in its entirety within thirty (30) days after its appointment.

            SECTION 7.05. Effect of Termination. The termination of this Agreement by the Licensor pursuant to this Article VII shall immediately terminate all licenses granted herein as of the effective date of the termination.

            SECTION 7.06. Bankruptcy. (a) The licenses to the Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How granted under Article III hereof shall be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses to "intellectual property" as defined in Section 101 of the Bankruptcy Code. The parties agree that the Licensee shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

            (b) In the event that a bankruptcy proceeding under the Bankruptcy Code is commenced by or against the Licensor, the Licensee shall be entitled to a complete duplicate of, or complete access to, all Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How constituting "intellectual property" under Section 101 of the Bankruptcy Code and all embodiments thereof. If such Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How are not already in the Licensee's possession, it shall be promptly delivered to the Licensee upon the Licensee's written request (i) upon any such commencement of a bankruptcy proceeding, unless the Licensor elects to continue to perform all of its obligations under this Agreement; or (ii) upon the rejection of this Agreement by or on behalf of the Licensor. The Licensee shall have the sublicensable right to modify, adapt and prepare derivative works based upon Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How.

                                  ARTICLE VIII
                               FORCE MAJEURE EVENT

            SECTION 8.01. Force Majeure Event. Neither party shall be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any Force Majeure Event.

            SECTION 8.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the party whose performance is so affected shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event.

            SECTION 8.03. Length of a Force Majeure Event. During the duration of the Force Majeure Event, the party so affected shall use its reasonable best efforts to avoid or remove such Force Majeure Event, and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                   ARTICLE IX
                               GENERAL PROVISIONS

            SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

            (a)   if to the Licensor:

                  Corning Incorporated
                  Sullivan Park, FR-02-12
                  Corning, NY 14831
                  Telecopy: (607) 974-3848
                  Attention: General Patent Counsel

            (b)   if to the Licensee:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, New York 14831
                  Telecopy: (607) 974-2215
                  Attention: President

            SECTION 9.02. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 9.03. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or unenforceable by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 9.04. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Licensor and the Licensee with respect to the subject matter hereof.

            SECTION 9.05. Assignment. This Agreement may not be assigned by the Licensee without the prior written consent of the Licensor, which shall not unreasonably be withheld; provided, however, that this Agreement may be assigned by the Licensee to any successor to all or substantially all of the Business without the consent of the Licensor; provided further that the Licensor agrees that a substantial change in ownership of the Licensee through a public offering of shares in the Licensee or any other change of control of the Licensee, shall not constitute an assignment requiring consent. The Licensor may assign this Agreement or Seller's Retained Patents, Seller's Future Patents or the Consumer Know-How to a third party without Licensee's consent; provided, however, such assignee shall be bound by all the terms and conditions of this Agreement.

            SECTION 9.06. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 9.07. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Licensor and the Licensee.

            (b) No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 9.08. Governing Law. This Agreement shall be governed by the laws of the State of New York, excluding any principles of conflict of laws. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the State of New York, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

            SECTION 9.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed, shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

            SECTION 9.10. Independent Contractors. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities, or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 9.11. Waiver of Jury Trial. Each of the Licensor and the Licensee hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the Licensor or the Licensee in the negotiation, administration, performance and enforcement thereof.

            SECTION 9.12. Disclaimer. (a) Nothing in this Agreement shall be construed as:

            (i) any warranty or representation that any Seller's Retained Patent or Seller's Future Patent licensed hereunder is or shall be valid;

            (ii) any warranty or representation as to the results to be attained by the utilization of Seller's Retained Patents, Seller's Future Patents, or Consumer Know-How licensed herein;

            (iii) a promise that any of Seller's Retained Patent or Seller's Future Patents licensed hereunder will be enforced or is enforceable;

            (iv) any warranty or representation as to the quality, utility, merchantability or any other characteristic of any product manufactured, used or sold under any right, license or immunity granted or conferred by this Agreement;

            (v) the delegation of any function or authority by one party to another;

            (vi) an assumption by the Licensor of any financial obligation to the Licensee;

            (vii) the creation of any relationship of employment between the Licensee and employees of the Licensor or any of its subsidiaries, Affiliates or associated companies; or

            (viii) the creation of any fiduciary relationship between the Licensor and the Licensee.

            (b) Notwithstanding anything in clause (a) hereto, the parties declare that, to the best of each of their respective knowledge, as of the date hereof, there are no laws or regulations in effect that materially limit or restrict their ability to fully perform their obligations under this Agreement.

            SECTION 9.13. Personnel. The personnel of any party, while present at the facilities of another party, shall be subject to all rules, regulations and security requirements generally in effect at the respective facilities. Each party shall be responsible for insuring its respective personnel against all risks of injury to person or property, caused to or by such personnel while present at the facilities of another party, or the Affiliates of any of them.

            SECTION 9.14. Indemnification. (a) The Licensee agrees to defend, indemnify, and hold the Licensor and Licensor's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensor or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury or otherwise (excluding patent infringement and related claims related to the Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How), as a result of the manufacture, distribution, sale or use of the Licensed Products, which claims are based on the Licensor's ownership of the Seller's Retained Patents, Seller's Future Patents and the Consumer Know-How or the rights of the Licensor under this Agreement ("Licensor Claims"), regardless of whether the Licensor may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensor Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            (b) The Licensor agrees to defend, indemnify and hold the Licensee and the Licensee's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensee or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury, unfair competition claims, patent infringement or otherwise, as a result of the manufacture, distribution, sale or use of products sold by Licensor and utilizing the Seller's Retained Patents, Seller's Future Patents, or Consumer Know-How, pursuant to this Agreement ("Licensee Claims"), regardless of whether Licensee may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensee Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            IN WITNESS WHEREOF, the Licensor and the Licensee have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CORNING INCORPORATED


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CORNING CONSUMER PRODUCTS
                                            COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                Exhibit 5.09(e)

                  Form of Temporary CORNING License Agreement

================================================================================



                       TEMPORARY CORNING LICENSE AGREEMENT



                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY

                                  April 1, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms...........................................1

                                   ARTICLE II
                           GRANT OF TRADEMARK LICENSE

SECTION 2.01.  Grant of License................................................3
SECTION 2.02.  Ownership of Trademarks.........................................4
SECTION 2.03.  Notice..........................................................4
SECTION 2.04.  Exclusions from License and Reservation of Rights...............4
SECTION 2.05.  Termination of Pre-existing Licenses Between the Parties........5

                                   ARTICLE III
                          QUALITY CONTROL, ADVERTISING

SECTION 3.01.  Quality Standards...............................................5
SECTION 3.02.  Quality Assurance...............................................5
SECTION 3.03.  Samples, Quality................................................5
SECTION 3.04.  Advertising/Packaging...........................................6
SECTION 3.05.  Compliance......................................................6
SECTION 3.06.  Further Use.....................................................6
SECTION 3.07.  Additional Materials............................................6

                                   ARTICLE IV
                                INDEMNIFICATION

SECTION 4.01.  Indemnification.................................................7

                                    ARTICLE V
                                  TERMINATION

SECTION 5.01.  Licensee's Option to Terminate..................................7
SECTION 5.02.  Material Breach.................................................7
SECTION 5.03.  Termination for Other Events....................................8

                                   ARTICLE VI
                              FORCE MAJEURE EVENT

SECTION 6.01.  Force Majeure Event.............................................8
SECTION 6.02.  Effect of a Force Majeure Event.................................8
SECTION 6.03.  Length of a Force Majeure Event.................................9

                                   ARTICLE VII
                               GENERAL PROVISIONS

SECTION 7.01.  Notices.........................................................9
SECTION 7.02.  Headings........................................................9

                                                                            Page

SECTION 7.03.  Severability....................................................9
SECTION 7.04.  Entire Agreement...............................................10
SECTION 7.05.  Assignment and Sublicensing....................................10
SECTION 7.06.  No Third Party Beneficiaries...................................10
SECTION 7.07.  Amendment; Waiver..............................................10
SECTION 7.08.  Governing Law..................................................10
SECTION 7.09.  Counterparts...................................................11
SECTION 7.10.  Independent Contractors........................................11
SECTION 7.11.  Personnel......................................................11
SECTION 7.12.  Disclaimer.....................................................11


EXHIBIT 1      CORNING TRADEMARK Registrations
EXHIBIT 2      Pre-existing License Agreements
EXHIBIT 3      Arbitration Procedures
EXHIBIT 4      Definition of Franchising

            TEMPORARY CORNING LICENSE AGREEMENT, dated as of April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a corporation organized under the laws of New York (the "Licensor"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware (the "Licensee").

            WHEREAS, the Licensor, the Licensee and CCPC Acquisition Corp., a corporation organized under the laws of Delaware (the "Purchaser"), and, for certain limited purposes only, Borden, Inc. have entered into a Recapitalization Agreement dated March 2, 1998 (the "Recapitalization Agreement"), providing for the sale by the Licensor to the Purchaser approximately 92% of the issued and outstanding shares of common stock, no par value per share, of the Licensee;

            WHEREAS, the execution and delivery of this Agreement by the Licensor is a condition precedent to the obligations of the Purchaser under the Recapitalization Agreement;

            WHEREAS, the Licensor heretofore owned all of the outstanding shares of the Licensee;

            WHEREAS, the Licensor previously conducted the Business associated with the CORNING trademark through the Licensee and the Subsidiaries and had licensed or otherwise authorized the Licensee and the Subsidiaries to use the CORNING trademark in the Business;

            WHEREAS, the Licensor has separately licensed the Licensee to use the CORNING WARE trademark in the Business in the future;

            WHEREAS, the Licensor desires that the CORNING trademark no longer be associated with the Business, but recognizes that in order for the Licensee to discontinue such use it needs to continue using the CORNING trademark for a transitional period.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01. Certain Defined Terms. Capitalized words or phrases used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Recapitalization Agreement. The following terms shall have the following meanings:

            "Associated Equipment" means internal and external signage (other than the signage for the CORNING REVERE Factory Stores), automobiles, trucks, trailers and other vehicles and other forms and types of equipment, other than molds used in the production of Licensed Products, owned or used by the Licensee.

            "Associated Materials" means advertising, business cards, catalogs, checks, contracts (including purchase orders and customer agreements), invoices, labels, letterhead, packaging, shipping documents, stationery, promotional brochures and related items, and other like or similar materials owned or used by the Licensee.

            "CORNING NAME" means the term "CORNING" (i) followed by the term "Consumer" as part of the corporate name of the Licensee or any of the Subsidiaries or (ii) as part of trade names "CORNING REVERE Factory Stores" and "CORNING REVERE Factory Outlet Stores".

            "CORNING TRADEMARK" means the CORNING trademark and any and all common law and/or statutory trademark rights therein and any confusingly similar modifications, derivations or stylizations thereof, e.g., CROWN CORNING, (including translations thereof into any language other than English), the goodwill related thereto, and all related registrations, applications, renewals, continuations and extensions owned by the Licensor; provided, however, that the CORNING TRADEMARK shall not include the term CORNING or any confusingly similar modifications, derivation or stylizations thereof used as part of a trade name, corporate name, vanity phone number, Universal Resource Locator (URL), domain name, or used principally as a trade name; provided further that the trademarks CORELLE, COMCOR, CORNERSTONE and CORNING WARE shall not be included in the CORNING TRADEMARK, as they are the subject of separate agreements between the Licensor and the Licensee.

            "Field" means Corning Consumer Products.

            "Force Majeure Event" means, with respect to a Person, any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruptions, accident, unusually severe weather or similar causes which are beyond the reasonable control of such Person.

            "Licensee", to the extent applicable, shall include both Corning Consumer Products Company and any of its subsidiaries.

            "Licensed Products" means Corning Consumer Products bearing or otherwise using one of the Trademarks manufactured, distributed or sold by Licensee after the Closing.

            "subsidiary" or "subsidiaries" means any Person with respect to which a specified Person (or a subsidiary thereof) owns a majority of the common stock (or similar voting securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or individuals exercising similar functions.

            "Term" means five (5) years after the Closing, unless this Agreement is terminated earlier in accordance with its terms.

            "Territory" shall mean worldwide, subject to any rights of a third party as set forth in a pre-existing license as identified on Exhibit 2.

            "Trademarks" means the CORNING TRADEMARK and the CORNING NAME.

                                   ARTICLE II
                           GRANT OF TRADEMARK LICENSE

            SECTION 2.01. Grant of License. (a) Subject to the terms and conditions contained herein and to any pre-existing agreements as identified and described on Exhibit 2 hereto, the Licensor hereby grants to the Licensee a fully-paid, royalty-free and nonexclusive license to use the CORNING NAME in connection with and as part of the Licensee's respective corporate name(s), trade name(s) and fictitious name(s) in the Territory for a period of three (3) years from the Closing Date. The Licensee is authorized to use the CORNING NAME as part of its fictitious name in connection with its use of both the Associated Equipment and the Associated Materials. The Licensee shall not use the CORNING NAME outside of the Field. The Licensee undertakes to use the CORNING NAME strictly in accordance with the terms and conditions set forth herein. At the expiration of such three (3) year period, all such use of the CORNING NAME by the Licensee shall cease.

            (b) Subject to the terms and conditions contained herein and to any pre-existing agreements as identified and described on Exhibit 2 hereto, the Licensor hereby grants to the Licensee a fully-paid, royalty-free and nonexclusive license in the Territory to use the CORNING TRADEMARK solely on or in connection with the manufacture, distribution and/or sale of Licensed Products and on or in the Associated Materials and Associated Equipment in the Territory all for a period of three (3) years from the Closing. The Licensee shall not use the CORNING TRADEMARK outside of the Field. All use of the CORNING TRADEMARK by the Licensee shall inure to the benefit of the Licensor. The Licensee undertakes to use the CORNING TRADEMARK strictly in accordance with the terms and conditions set forth herein. Except as authorized by Section 2.01(c) hereof, at the expiration of such three (3) year period all such use of the CORNING TRADEMARK by the Licensee shall cease.

            (c) Subject to the terms and conditions contained herein and to any pre-existing agreements as identified and described in Exhibit 2 hereto, the Licensor hereby grants to the Licensee a fully-paid, royalty-free, worldwide and nonexclusive license in the Territory to use the CORNING TRADEMARK for molds with the CORNING TRADEMARK embedded therein and Licensed Products made therefrom in the Territory for the Term hereof. The Licensee shall not use the CORNING TRADEMARK outside of the Field. All use of the CORNING TRADEMARK by the Licensee shall inure to the benefit of the Licensor. The Licensee undertakes to use the CORNING TRADEMARK strictly in accordance with the terms and conditions set forth herein. At the expiration of the Term, all such use of the CORNING TRADEMARK by the Licensee shall cease.

            SECTION 2.02. Ownership of Trademarks. The Licensor warrants to the Licensee that the Licensor is the owner of each of the Trademarks and the Licensee acknowledges the exclusive right and title in and to each of the Trademarks is owned by the Licensor. The Licensee shall not in any manner represent that it has any ownership in either of the Trademarks or any registration thereof, and the Licensee acknowledges that use of either of the Trademarks shall not create in the Licensee's favor any ownership right, title or interest in or to either of the Trademarks. The Licensee hereby waives and disclaims any ownership right or interest in each of the Trademarks that may arise under the law of any country out of the use hereunder of either of the Trademarks by the Licensee.

            SECTION 2.03. Notice. The Licensee acknowledges the value and the popularity of, and the goodwill associated with, each of the Trademarks and acknowledges that such value, popularity and goodwill are property rights belonging to the Licensor. The Licensee agrees to cooperate with the Licensor to preserve such rights of the Licensor, and, as a condition of the continuance of this license, the Licensee shall affix to each Licensed Product or package therefor such notice as the Licensor may reasonably request for the purpose of preserving its rights according to law.

            SECTION 2.04. Exclusions from License and Reservation of Rights.

            (a) Notwithstanding the foregoing, the Licensor reserves to itself, its Affiliates and its licensees and assignees the right to continue to use the CORNING NAME and the CORNING TRADEMARK.

            (b) Nothing in this Agreement affects or limits the rights of the Licensor and its Affiliates to use any trademark owned by the Licensor or its Affiliates whether or not licensed hereunder.

            SECTION 2.05. Termination of Pre-existing Licenses Between the Parties. To the extent the Licensee and/or the Subsidiaries have heretofore been authorized or licensed to use the Trademarks in connection with the Business by virtue of agreements (whether oral or written) or authorized conduct between the Licensor and the Licensee and the Subsidiaries, such agreements or authorizations of such conduct by the Licensee or the Subsidiaries are hereby terminated and replaced by this Agreement, including all limitations and other provisions contained herein.

                                   ARTICLE III
                          QUALITY CONTROL, ADVERTISING

            SECTION 3.01. Quality Standards. Licensor has, in the course of conducting the Business through the Licensee prior to the Closing, established and maintained standards of quality for the Licensed Products. The Licensee knows and is familiar with such quality standards. The Licensee accepts said quality standards as the standard required to maintain the reputation and goodwill of the Trademarks.

            SECTION 3.02. Quality Assurance. Within thirty (30) days after the end of each calendar year during the Term after a written request from the Licensor, the officer of the Licensee responsible for all quality control and quality assurance functions shall submit to the Licensor a written statement verified by affidavit that, during the preceding calendar year and with respect to all Licensed Products sold during said calendar year and all operations of the Licensed Services within the preceding calendar year, all quality control procedures followed by the Licensee immediately prior to the date of this Agreement, or any modifications thereof approved by the Licensor, were followed.

            SECTION 3.03. Samples, Quality. Upon Licensor's written request, and at no charge to the Licensor, the Licensee shall annually make available to the Licensor a reasonable number of representative samples of (i) the Licensed Products and (ii) any and all new products sold under one of the Trademarks introduced by Licensee in the preceding calendar year, together with any applicable sales or promotional materials (including but not limited to packaging, advertising and sell sheets), for inspection and testing by the Licensor to facilitate proper quality control. Licensor reserves the right to have such inspection and testing conducted by third parties under contract with the Licensor. Further, the Licensor, upon reasonable notice to the Licensee (or sublicensee) and no more than once in any calendar year and subject to appropriate confidentiality obligations, shall have the right to inspect any facility of the Licensee (or sublicensee) at which Licensed Products are manufactured, distributed or sold, solely for the purpose of ensuring that the Licensee is complying with the appropriate quality standards and quality control procedures. Licensee shall permit duly authorized representatives of the Licensor to conduct any such inspections.

            SECTION 3.04. Advertising/Packaging. The Licensee shall have the right to create and use its own advertising, packaging Internet content and other promotional materials utilizing either of the Trademarks in connection with the manufacture, distribution or sale of

Licensed Products; provided, however, the Licensee shall not commit or omit any act or pursue any course of conduct that might tend to bring either of the Trademarks into disrepute or use any of the Trademarks in any way likely to damage the goodwill and reputation attaching thereto, or in a manner likely to dilute the value or strength of either of the Trademarks or registrations thereof. Upon any reasonable request from the Licensor, and at no charge to the Licensor, the Licensee shall make available to the Licensor a reasonable number of representative samples of any advertising or promotional materials utilizing either of the Trademarks to ensure proper use of the Trademarks. All advertising, packaging or other promotional materials using any of the Trademarks shall be subject to the Licensor's approval. The Licensee shall discontinue all use of any advertising, packaging or other promotional material that in the reasonable opinion of the Licensor violates the terms of this
Section 3.04.

            SECTION 3.05. Compliance. Licensee agrees to take such actions as are necessary and appropriate to avoid any material in the production of Licensed Products that would contaminate or otherwise degrade foods or beverages used with Licensed Products, and to otherwise comply with all laws and regulations applicable to the packaging, handling, manufacture, distribution or sale of the Licensed Products. The Licensee, at its sole expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals that are required by all appropriate governmental authorities with respect to the manufacture, distribution or sale of the Licensed Products. Upon request, the Licensee shall furnish to the Licensor written evidence from such governmental authorities of any such governmental license, permit, clearance, authorization, approval or recording.

            SECTION 3.06. Further Use. The Licensee agrees to communicate to the Licensor any intended use by the Licensee of the Trademarks on Associated Equipment and Associated Materials that are different from those in inventory or in existence on the date hereof and to comply with the Licensor's reasonable requests and instructions regarding such use. Any approval by the Licensor of a particular use of the Trademarks under this Section 3.06 shall not require subsequent approvals by the Licensor for the same use during the Term (or any portion thereof), after which time Licensee shall discontinue all such uses and remove the Trademarks in all instances, except as expressly authorized hereunder.

            SECTION 3.07. Additional Materials. Until new Associated Materials and Associated Equipment are prepared by the Licensee, the Licensee shall have the right to create additional copies of existing Associated Materials bearing the Trademarks for the limited purpose of continuing sales of Licensed Products until such new Associated Materials and Associated Equipment can be prepared.

                                   ARTICLE IV
                                 INDEMNIFICATION

            SECTION 4.01. Indemnification. (a) Licensee agrees to defend, indemnify, and hold the Licensor and Licensor's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensor or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury or otherwise (excluding infringement, dilution and related claims related to the Trademarks), as a result of the manufacture, distribution, sale or use of the Licensed Products, which claims are based on Licensor's ownership of the Trademarks or the rights of the Licensor under this Agreement ("Licensor Claims"), regardless of whether Licensor may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensor Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

            (b) Licensor agrees to defend, indemnify, and hold the Licensee and Licensee's related companies and their respective officers, directors, employees and agents harmless against all liabilities, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses (including reasonable attorneys' fees and litigation expenses) actually incurred by the Licensee or its related companies or such officers, directors, employees and agents resulting from or arising out of claims by third parties, whether for personal injury, unfair competition claims (including trademark infringement or dilution), or otherwise, as a result (i) of the manufacture, distribution, sale or use of products sold by Licensor under the CORNING trademark or (ii) Licensee's use of the Trademarks pursuant to this Agreement ("Licensee Claims"), regardless of whether Licensee may be found, or alleged to be liable therefor, on the basis of negligence, strict liability, breach of warranty, products liability or any other theory; provided, however, that this sentence shall not apply to Licensee Claims based on or arising out of accidents, injuries or product failures occurring prior to the date hereof.

                                    ARTICLE V
                                   TERMINATION

            SECTION 5.01. Licensee's Option to Terminate. At any time on ninety
(90) days' prior written notice, the Licensee may, at its sole election, terminate this Agreement.

            SECTION 5.02. Material Breach. In the event that Licensee is in material breach of any provision of this Agreement such that the Trademarks are in imminent danger of a material diminution in value, or of losing their validity, the Licensor shall give the Licensee a first notice specifying all pertinent information known by Licensor concerning the nature of the breach and at least enough information so as to provide Licensee with the ability to attempt a cure, and Licensee shall have a period specified by Licensor, but not less than ninety (90) days from the receipt of such first notice to remedy the alleged breach. If the breach is not remedied within such specified period, Licensor shall give Licensee a second notice and, within sixty (60) days after Licensee's receipt of such notice, the parties will arrange for a first meeting within thirty (30) days of at least one corporate officer of each party to discuss the alleged breach. If the ensuing meeting(s) of corporate officers do not resolve the dispute or Licensee refuses to participate, Licensor shall seek arbitration in accordance with the procedures set forth in Exhibit 3 to resolve the dispute. Thereafter, if Licensee refuses to participate in such arbitration or it is finally determined by such arbitration that Licensee committed a material breach, then the Licensor shall be entitled to any equitable remedy a court shall order in accordance with such arbitration decision, including, without limitation, specific performance, injunctive relief or an accounting, in addition to any legal remedy in accordance with such arbitration decision, such as monetary damages; provided, however, nothing contained herein shall prevent either party from seeking immediate and temporary equitable remedies in a court to preserve the status quo until such arbitration proceeding can be completed.

            SECTION 5.03. Termination for Other Events. Upon the occurrence of
(i) the liquidation (except for the purposes of an amalgamation or reorganization) or (ii) insolvency of the Licensee or (iii) the appointment of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of the Licensee, the Licensor shall have the right, by sending written notice to the Licensee, to terminate this Agreement with immediate effect.

                                   ARTICLE VI
                               FORCE MAJEURE EVENT

            SECTION 6.01. Force Majeure Event. Neither party shall be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any Force Majeure Event.

            SECTION 6.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, the party whose performance is so affected shall promptly give notice to the other party of the occurrence of a Force Majeure Event or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event.

            SECTION 6.03. Length of a Force Majeure Event. During the duration of the Force Majeure Event, the party so affected shall use its reasonable best efforts to avoid or remove such Force Majeure Event, and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                   ARTICLE VII
                               GENERAL PROVISIONS

            SECTION 7.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

            (a)   if to the Licensor:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

            (b)   if to the Licensee:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

            SECTION 7.02. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 7.04. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Licensor and the Licensee with respect to the subject matter hereof.

            SECTION 7.05. Assignment and Sublicensing. This Agreement may not be assigned by the Licensee without the prior written consent of the Licensor, which shall not be unreasonably withheld; provided, however, that the Agreement may be assigned by the Licensee to any successor to all or substantially all of the Business pertaining to each Trademark without the consent of the Licensor. Licensor agrees that a substantial change in ownership of Licensee through a public offering of shares in Licensee or any other change of control of Licensee shall not constitute an assignment requiring consent. Licensee agrees that the franchising, as defined in 16 C.F.R. 436 and attached hereto as Exhibit 4, of any portion of its Business shall be considered an assignment requiring Licensor's consent.

            SECTION 7.06. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 7.07. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Licensor and the Licensee.

            (b) Any failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 7.08. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and fully performed within said State, without regard to any applicable principles of conflict of laws, and to the extent applicable, the laws of the United States of America. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a New York state or federal court sitting in the State of New York having jurisdiction thereover.

            SECTION 7.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 7.10. Independent Contractors. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities, or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 7.11. Personnel. The personnel of any party, while present at the facilities of another party, shall be subject to all rules, regulations and security requirements generally in effect at the respective facility. Each party shall be responsible for the costs of their respective employees and agents while present at the facilities of the other party. Each party shall be responsible for insuring its respective personnel against all risks of injury to person or property, caused to or by such personnel, while present at the facilities of another party, or the Affiliates of any of them.

            SECTION 7.12. Disclaimer. Nothing in this Agreement shall be construed as (a) an assumption by the Licensor of any obligation to increase the sales or profits of the Licensee; (b) an assumption by the Licensor of any financial obligation to the Licensee; (c) the creation of any relationship of employment between employees of the Licensee and its Affiliates and employees of the Licensor and its Affiliates; (d) the creation of any fiduciary relationship between the Licensor and the Licensee; (e) the creation of a joint venture or franchise relationship between licensor and Licensee; or (f) the delegation of any function of authority of the Licensee to the Licensor.

            IN WITNESS WHEREOF, the Licensor and the Licensee have executed this Agreement by their respective duly authorized representatives as of the date first above written.

                                          CORNING INCORPORATED


                                          By: __________________________________
                                              Name:
                                              Title:


                                          CORNING CONSUMER PRODUCTS
                                          COMPANY


                                          By: __________________________________
                                              Name:
                                              Title:

                                 Exhibit 5.10

                       Form of Shared Facility Agreement

================================================================================

                           SHARED FACILITIES AGREEMENT

                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY


                            Dated as of April 1, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS

                                   ARTICLE II
                          PROVISION OF SHARED SERVICES

      SECTION 2.01.  Undertaking to Provide and to Accept Shared Services....5
      SECTION 2.02.  Shared Service Standards................................6
      SECTION 2.03.  Persons to Provide Shared Services......................6
      SECTION 2.04.  Review of Shared Services and Mixed Facilities..........6

                                   ARTICLE III
                              TERM AND TERMINATION

      SECTION 3.01.  Effective Date..........................................7
      SECTION 3.02.  Duration of Shared Services.............................7
      SECTION 3.03.  Termination of Shared Services..........................7

                                   ARTICLE IV
            FORCE MAJEURE AND TEMPORARY SUSPENSION OF SHARED SERVICES

      SECTION 4.01.  Occurrence of Event of Force Majeure....................9
      SECTION 4.02.  Modification and Temporary Suspension
                        of Shared Services for Repairs......................10

                                    ARTICLE V
                        PAYMENT FOR SERVICES; MAINTENANCE

      SECTION 5.01.  Payment for Shared Services; Maintenance...............10
      SECTION 5.02.  Terms of Payment.......................................11
      SECTION 5.03.  Adjustments for Errors.................................11
      SECTION 5.04.  Default Interest.......................................11
      SECTION 5.05.  Sales and Use Taxes....................................11

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                                   ARTICLE VII
                                    COVENANTS

      SECTION 7.01.  Covenants of Corning...................................12
      SECTION 7.02.  Covenants of CCPC......................................15

                                  ARTICLE VIII
                             LIMITATION ON LIABILITY

      SECTION 8.01.  Limitation on Liability................................18
      SECTION 8.02.  Dispute Resolution.....................................18
      SECTION 8.03.  Liability Generally....................................19
      SECTION 8.04.  Indemnification........................................19
      SECTION 8.05.  Waiver of Subrogation..................................20
      SECTION 8.06.  Scope of Article VIII..................................20

                                   ARTICLE IX
                                    EASEMENTS

      SECTION 9.01.  Declaration............................................21
      SECTION 9.02.  Granting of Easements..................................21
      SECTION 9.03.  Exculpation............................................22
      SECTION 9.04.  Warranty...............................................22
      SECTION 9.05.  Environmental Laws.....................................23
      SECTION 9.06.  Relocation of Easements................................23
      SECTION 9.07.  Miscellaneous..........................................24

                                    ARTICLE X
                                  MISCELLANEOUS

      SECTION 10.01.  Amendment.............................................25
      SECTION 10.02.  Notices...............................................25
      SECTION 10.03.  Headings..............................................27
      SECTION 10.04.  Severability..........................................27
      SECTION 10.05.  Entire Agreement......................................27
      SECTION 10.06.  Assignment............................................27
      SECTION 10.07.  Governing Law.........................................28
      SECTION 10.08.  Counterparts..........................................28
      SECTION 10.09.  Specific Performance..................................28
      SECTION 10.10.  Waiver of Jury Trial..................................28
      SECTION 10.11.  Relationship of Parties...............................28
      SECTION 10.12.  Survival..............................................28
      SECTION 10.13.  Ownership of Property.................................28
      SECTION 10.14.  Estoppel Certificate..................................29

EXHIBIT A - [PROPERTY DESCRIPTION - CORNING PROPERTY]
EXHIBIT B - [PROPERTY DESCRIPTION - CCPC PROPERTY]
EXHIBIT C - [LOCATION OF MIXED FACILITIES]
EXHIBIT D - ACCOUNTING POLICIES AND PROCEDURES
EXHIBIT E - SHARED SERVICES
EXHIBIT F - [OWNERSHIP OF PERSONAL PROPERTY]

            THIS SHARED FACILITIES AGREEMENT (this "Agreement"), is made this 1st day of April, 1998 between CORNING INCORPORATED, a New York corporation ("Corning"), and CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation ("CCPC").

                                   WITNESSETH:

            WHEREAS, Corning and CCPC (each a "Party") together with CCPC Acquisition Corp., a Delaware corporation ("Purchaser"), have entered into that certain Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; all terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Recapitalization Agreement), providing for the acquisition by Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value, of CCPC;

            WHEREAS, the Parties own adjacent parcels of land together with improvements thereon, as more precisely described on Exhibit A (describing the parcel owned by Corning) and Exhibit B (describing the parcel owned by CCPC) attached hereto;

            WHEREAS, after the date hereof (the "Closing Date") CCPC will continue to operate on its owned parcel in substantially the same manner as it did prior to the Closing Date;

            WHEREAS, the Parties desire to provide for the continued use and sharing of specified properties and facilities after the Closing Date as provided herein; and

            WHEREAS, the Parties recognize that in order for them to operate their respective businesses, and, in particular, provide and receive the Shared Services described in this Agreement, compatibly and without undue interference by either Party with the operations of the other, it is necessary to establish certain easements and covenants on and over certain portions of the Properties.

            NOW, THEREFORE, in consideration of the premises and mutual agreements and covenants hereinafter set forth, the Parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

            As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounting Policies and Procedures" means the standard accounting policies and procedures set forth in Exhibit D hereto, and as such policies and procedures may change from time to time to the extent permitted by Paragraph 4 of Exhibit D hereto.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Alteration" means, with respect to any Mixed Facility, any repair, replacement, substitution therefor or additions there.

            "Business Day" means any day other than Saturday, Sunday or a legal holiday in the State of New York.

            "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material, including, without limitation: (a) any and all claims by any Person for investigation, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or Environmental Permit; and (b) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief to the extent resulting from the presence of or exposure to Hazardous Materials or arising from any actual or alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any foreign, federal, state or local Law, statute, ordinance, rule, regulation or common law, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or any indemnity agreements or other contractual obligations, in each case in effect and as amended as of the Closing Date or at any time while this Agreement remains in effect, relating to, regulating or imposing liability or standards of conduct concerning pollution or protection of the environment, health or safety or the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of any Hazardous Materials.

            "Environmental Losses" means, without limitation, any actual cleanup costs, remediation, removal or other response costs (including, without limitation, costs to cause either Party or its Subsidiaries or any of a Party's or its subsidiaries' properties or assets to come into compliance with Environmental Laws), investigation costs (including, without limitation, reasonable fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities or obligations (including, without limitation, liabilities or obligations under any lease or other contract), payments, damages (including, without limitation, any actual or punitive damages and any damages (i) of third parties for personal injury or property damage or (ii) to natural resources), civil or criminal fines or penalties, judgments, amounts paid in settlement and reasonable fees (including, without limitation, reasonable fees of consultants, counsel and other experts in connection with any action or proceeding or in connection with the enforcement of this Agreement), arising out of, relating to or resulting from any Environmental Claims or any other environmental or health and safety matter or Environmental Laws.

            "Environmental Permits" means all permits, approvals, regulations and other governmental consents of any Governmental Authority necessary for the current use, occupancy or operation of the Business and required by any applicable Environmental Law.

            "Event of Force Majeure" means, for any Person, any event, circumstance or condition that is beyond the control of such Person and that prevents such Person from performing, in whole or in part, its obligations under this Agreement. Without limiting the generality of the foregoing, the following occurrences shall be deemed to be Events of Force
      Majeure: (a) Acts of God, fire, explosion, accident, flood, storm or other natural phenomenon; (b) war (whether declared or undeclared), riot, blockade, sabotage or acts of public enemies; (c) national defense requirements; (d) compliance with any law, rule, regulation or Governmental Order that (i) becomes effective after the date hereof and
      (ii) is binding on the Person seeking to rely on such law, rule, regulation or Governmental Order to excuse performance and such Person's compliance therewith is not voluntary or optional; (e) strikes, lockouts or injunctions (it being understood that nothing herein shall require a Person to settle such or any other kind of labor dispute except on such terms as shall be satisfactory to such Person); (f) unavailability (for reasons other than the cost thereof) of adequate fuel, power, raw materials, labor, containers or transportation facilities; and (g) breakage or failure of machinery or equipment.

            "FB" means the Fallbrook Plant, a manufacturing facility owned and operated by Corning as of the Date of Closing, located on the property described in Exhibit A attached hereto.

            "Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

            "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

            "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, including, without limitation, petroleum or any by-products thereof, any form of natural gas, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing equipment, radon or other radioactive elements, carcinogenic or mutagenic agents, pesticides, explosives, flammables, corrosives and urea formaldehyde foam insulation, in each case that form the basis of liability, or are subject to regulation, under any applicable Environmental Laws.

            "Hours of Operation" means, for any Shared Service, the days and times during which Provider is required to provide such Shared Service to Recipient and during which Recipient is required to accept such Shared Service, and which shall be substantially those hours that the Shared Service operated prior to the Closing Date unless otherwise specified in Exhibit E hereto.

            "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

            "Losses" means any and all Liabilities, Environmental Losses, losses, damages, claims, costs, interests, judgments, fines, amounts paid in settlement and expenses actually incurred by a Party.

            "Mixed Facility" means any asset, property or facility located at or on PW or FB, as the case may be, that is: (a) owned by one Party but utilized by or for the benefit of the other Party; (b) owned by one Party, but located on the property of the other; and/or (c) utilized by or for the benefit of both Parties in their respective manufacturing operations. The Mixed Facilities together with their associated Shared Services are more precisely described on Exhibits C and E attached hereto.

            "Person" means any individual, sole proprietorship, general partner of a general or limited partnership, partnership, joint venture, trust, incorporated organization, association, corporation, institution, party, entity or Governmental Authority, including any instrumentality, division, body, agency or department thereof.

            "Property" means, as applicable, either FB or PW.

            "Pro Rata Portion" means on any date of determination a fraction:
      (a) the numerator of which is the level or quantity of a Shared Service consumed or used by Recipient during the twelve (12) months most recently ended prior to such date; and (b) the denominator of which is the sum of the level or quantity of such Shared Service consumed or used by Provider plus the level or quantity of such Shared Service consumed or used by Recipient during such twelve (12) months.

            "Provider" means the Party that owns a Mixed Facility and provides to Recipient a Shared Service associated with that Mixed Facility.

            "PW" means the Pressware Plant, a manufacturing facility owned and operated by CCPC as of the Closing Date, located on the property described in Exhibit B attached hereto.

            "Recapitalization Agreement" means the Recapitalization Agreement dated March 2, 1998, among Corning, CCPL, CCPC Acquisition Corp. and Borden, Inc.

            "Recipient" means the Party that benefits from Shared Services provided by Provider.

            "Shared Services" means activities, operations, services, functions, processes, facilities and/or resources, that are used in the operations of FB and/or PW, as the case may be, or that utilize Mixed Facilities, all of which are described in Exhibit E, and that shall be provided by Provider to Recipient pursuant to the terms of this Agreement.

            "Voting Stock" means capital stock issued by a corporation, or the equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such a contingency.

                                   ARTICLE II
                          PROVISION OF SHARED SERVICES

            SECTION 2.01. Undertaking to Provide and to Accept Shared Services. The Parties hereto shall provide (or, subject to the provisions of Section 2.03, shall arrange for one or more third parties to provide) and accept, as applicable, each of the Shared Services described in Exhibit E hereto, in each case on the terms and subject to the conditions set forth in this Agreement, the provision of such Shared Services to be in accordance with the service standards set forth in Section 2.02. Nothing in this Agreement shall prevent either Party from developing within its organization the ability to provide such Shared Services or from contracting with one or more third parties to provide such Shared Services.

            SECTION 2.02. Shared Service Standards. (a) Provider shall provide each Shared Service to Recipient, and Recipient shall accept each Shared Service from Provider, of the same quality and character as each Shared Service was provided prior to the Closing Date and in a manner so as not to discriminate against either Party.

            (b) Provider shall provide each Shared Service to Recipient at the level and/or the quantity requested by Recipient, but Provider shall have no obligation to provide a level or quantity in excess of Recipient's Pro Rata Portion as of the Closing Date of the total capacity of such Shared Services.

            (c) Measurement of the levels and quantities of Shared Services to be provided shall be undertaken in accordance with practices in effect prior to the Closing Date and the terms and conditions set forth in Exhibits D and E hereto; provided, however, that the Parties shall cooperate to modify such practices if such modifications: (i) would improve the accuracy or would reduce the costs associated with the measurement of the levels and quantities of Shared Services provided under this Agreement; and (ii) would not result in an increase in the costs to be borne by Provider or the burden (including any administrative burden) to Provider.

            SECTION 2.03. Persons to Provide Shared Services. All Shared Services shall be provided by employees of Provider or, at Provider's election, by third parties with whom Provider has contracted to provide such Shared Services. All references in this Agreement to Provider's "providing" Shared Services shall include direct provision of Shared Services by Provider and indirect provision of Shared Services by third parties on behalf of Provider.

            SECTION 2.04. Review of Shared Services and Mixed Facilities. (a) Once each calendar year at a mutually agreeable time and place, the Parties shall review, in good faith, the Shared Services, the costs thereof and the allocation of costs of maintenance thereof (as such allocations currently are set forth on Exhibit E hereto) for the purpose of adjusting such allocations of costs consistent with the Parties' respective utilizations thereof and need therefor. If the allocations of costs are altered as a result of such annual review, the Parties will amend Exhibit E hereto accordingly.

            (b) Twice each year (once in January and once in June), the owner of each Mixed Facility shall certify in writing to the other Party that the Mixed Facility is operating and is free from significant threats to its continued operations.

                                   ARTICLE III
                              TERM AND TERMINATION

            SECTION 3.01. Effective Date. This Agreement shall become effective on the Closing Date.

            SECTION 3.02. Duration of Shared Services. (a) Provider shall be required to provide and Recipient shall be required to accept each Shared Service until the tenth (10th) anniversary of the Closing Date, or until such earlier time as Recipient or Provider, as applicable, shall have terminated the obligation to accept or provide a Shared Service in the manner set forth in
Section 3.03 hereof.

            (b) Either Party may renew this Agreement, with respect to any Shared Service that has not been cancelled pursuant to Section 3.03, by delivering written notice to the other Party not later than twelve (12) months prior to the expiration of the term or the then current renewal period, as applicable, for up to seventeen (17) successive renewal terms of five (5) years each.

            SECTION 3.03. Termination of Shared Services. Except as provided in this Section 3.03, no Party may cause the termination or discontinuation of any Shared Service or Mixed Facility that is used or provided for the benefit of the other Party without the written consent of such other Party.

            (a) Recipient may, at any time, terminate this Agreement as to any Shared Service on not less than six (6) months' prior written notice to Provider, unless Provider also is a Recipient of such Shared Service and such cancellation would have the effect of depriving Provider of the use or benefit of such Shared Services; provided, however, for purposes of this Section 3.03(a), the loss or reduction of financial support alone shall not be deemed to deprive the Provider of the use or benefit of Shared Services.

            (b) Either Party may terminate its use of and access to a Mixed Facility that it owns and that is located on the Property of the other Party on not less than ninety (90) days' written notice, wherein the termination date of such use and access will be specified. In such event: (i) the Party on whose Property the Mixed Facility is located may require the other Party to remove such Mixed Facility and to repair any damage and to clean up any environmental damage to the extent caused by such other Party's use of such Mixed Facility by notice delivered within sixty (60) days after delivery of the termination notice (provided, however, that the timing of such repair and clean up responsibility shall be determined based on reasonable business or legal requirements of both Parties); and (ii) after the conditions set forth in the previous clause hereof are met and after the effective termination date, the owner of the Mixed Facility shall no longer be responsible for maintenance costs thereof. In the event the owner of the Property on which such Mixed Facility is located requests the other Party to remove the Mixed Facility and such other Party fails to commence and diligently pursue the removal of such Mixed Facility within thirty
(30) days after the termination date, then the Mixed Facility shall be deemed abandoned by the terminating Party and the nonterminating Party may either scrap, destroy or remove the Mixed Facility at the terminating Party's expense (to the extent such scrapping, destruction or removal is performed in a reasonably cost-effective manner) or retain the Mixed Facility, at its own expense, as its own property.

            (c) Either Party may terminate this Agreement as to any Shared Service or any Mixed Facility owned by the other Party that is located on the terminating Party's Property on not less than six (6) months' prior written notice if the nonterminating Party has not used such Shared Service or Mixed Facility during the twelve (12) months immediately prior to the date of such notice. If the termination involves a Mixed Facility: (i) the terminating Party shall tender such Mixed Facility located on its Property to the other Party, and if such tender is rejected, such Mixed Facility shall be deemed abandoned and may be scrapped, destroyed or removed at the terminating Party's expense or retained as the terminating Party's own property; and (ii) the nonterminating Party shall remain responsible for and shall repair any damages and shall clean up any environmental damage to the extent caused by the nonterminating Party's use of such Mixed Facility (provided, however, that the timing of such clean up responsibility shall be determined based on reasonable business or legal requirements of the terminating Party).

            (d) This Agreement may be terminated with respect to any Shared Service or Mixed Facility, at the option of:

                  (i) Recipient, if Provider fails to supply the Shared Service in question or to perform in accordance with the terms of this Agreement any other material term, covenant or agreement contained in this Agreement on its part to be performed or observed with respect to such Shared Service, if such failure shall remain unremedied for sixty (60) days after notice thereof shall have been given by Provider or, if the failure is of a type that cannot reasonably be cured within sixty (60) days, failure to initiate within such sixty (60) day period such action as reasonably can be taken toward curing the same and/or failure to prosecute such action as promptly as is reasonably possible after such action is initiated; or

                  (ii) Provider, if Recipient shall fail to pay to Provider any amount due to Provider hereunder with respect to the Shared Service in question, when the same becomes due and payable under this Agreement and any such failure shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given by Provider to Recipient. The foregoing termination rights shall be in addition to all other rights and remedies that the nonbreaching Party may have against the breaching Party under
Article VIII hereof.

            (e) Both Parties agree to cooperate to minimize costs to the other associated with termination of this Agreement with respect to any Mixed Facilities or Shared Services.

                                   ARTICLE IV
            FORCE MAJEURE AND TEMPORARY SUSPENSION OF SHARED SERVICES

            SECTION 4.01. Occurrence of Event of Force Majeure. (a) Upon the occurrence and during the continuance of an Event of Force Majeure, the obligation of Provider to provide one or more Shared Services or the obligation of Recipient to accept one or more Shared Services, as the case may be, shall be temporarily suspended; provided, however, that: (i) such suspension shall relate solely to that portion of the Shared Service or Shared Services that the Party seeking to rely on such Event of Force Majeure is unable to perform or accept, as the case may be; and (ii) such suspension shall be in effect only for such period during which such Event of Force Majeure shall be continuing. If such Event of Force Majeure results in a partial rather than a total inability on the part of Provider to perform, Recipient shall be entitled to receive its Pro Rata Portion of any available quantity or level of such Shared Service.

            (b) If an Event of Force Majeure prevents a Party from fully performing its obligations under this Agreement, such Party shall diligently attempt to remove the cause of its inability to perform fully and shall keep the other Party advised on a regular basis of its progress in removing the cause of its inability to perform fully its obligations hereunder.

            (c) Upon the occurrence and during the continuance of an Event of Force Majeure, Recipient shall be entitled to obtain substitute Shared Services on a temporary or permanent basis; provided, however, that if Provider also is a Recipient of the Shared Service in question and such cancellation would have the effect of depriving Provider of the use or benefit of such Shared Services, then Recipient shall only be entitled to obtain substitute Shared Services on a permanent basis after receiving the prior written consent of Provider. In the event that Recipient elects to obtain any substitute Shared Service on a permanent basis (and such election may not be made unless the Event of Force Majeure continues for not less than sixty (60) days), then on the later of: (i) the thirtieth (30th) day after the date on which Recipient notifies Provider that it intends to exercise its right to obtain permanent substitute Shared Services, and (ii) any date of termination specified in such notice, Provider will have no further obligation to provide and Recipient shall have no further obligation to accept such Shared Service or Shared Services and all costs associated with such Shared Service or Shared Services shall cease to accrue.

            SECTION 4.02. Modification and Temporary Suspension of Shared Services for Repairs. (a) To allow the Party that owns a Mixed Facility to maintain and/or make necessary repairs or improvements to the Mixed Facility, such Party may elect to reduce, interrupt, allocate, alter or change (each activity a "Change") the Mixed Facility or Shared Services that it is required to provide under this Agreement; provided that:

                  (i) The Party desiring to make the Change in the Shared Services or Mixed Facility shall give notice of such action to the other Party, pursuant to Section 7.01(i)(i) and Section 7.02(i)(i), as applicable; and

                  (ii) The Party that does not own the Mixed Facility or Shared Services in question provides prior written consent for the Change.

            (b) Except as the Parties may otherwise agree in writing, a Party that desires to undertake a Change in a Shared Services or Mixed Facilities as described in Section 4.02(a) hereof, shall be responsible for any costs associated therewith; provided, however, that this Section 4.02(b) shall not apply to activities that are part of a standard periodic maintenance program.

            (c) The Party undertaking any Change described in Section 4.02(a) hereof shall use all reasonable efforts to allocate the effects of such Change in a manner so that each Party receives its Pro Rata Portion of any available quantity or level of any effected Mixed Facility or Shared Service.

            (d) Upon the occurrence and during the continuance of any Change referred to in this Section 4.02, the Parties shall cooperate to attempt to arrange for Shared Services to be furnished in an alternate manner, to minimize or reduce the effect on its operations of such reduction, interruption, allocation, alteration or change of a Shared Service, and to otherwise engage in a course of conduct intended to enable Provider to provide and Recipient to receive the suspended Shared Service, in each case, without imposing any obligations on either party in addition to those otherwise imposed by this Agreement including, without limitation, obligations that would increase the costs that are to be borne by either Party.

                                    ARTICLE V
                        PAYMENT FOR SERVICES; MAINTENANCE

            SECTION 5.01. Payment for Shared Services; Maintenance. Except as otherwise provided in Exhibits D and E: (a) the Party which owns a Mixed Facility shall be responsible for the upkeep, Maintenance (as defined in Exhibit E hereto) and replacement thereof, and the other Party will cooperate to facilitate the same; (b) each Party shall be responsible for its own costs in the use and operation for its own benefit of any Mixed Facilities; and (c) the costs of upkeep, repair and replacement of Mixed Facilities shall be shared proportionately on the basis of the relative amount of use by the respective Parties of the particular Shared Services related to the Mixed Facilities, as such proportion is specified for each Shared Service in Exhibit E hereto.

            SECTION 5.02. Terms of Payment. On or before the seventh (7th) Business Day of each month that occurs during the term of this Agreement and on or before the seventh (7th) Business Day after the termination date of any Shared Service in the case of any termination of a Shared Service, Provider shall deliver to Recipient an invoice setting forth, in detail sufficient so as to permit the calculation of the amounts payable with respect to each Shared Service, the amounts payable by Recipient under Section 5.01(c) hereof with respect to the immediately preceding month or, in the case of any termination of a Shared Service, with respect to the portion of the month prior to the applicable termination date. Recipient shall pay Provider the invoiced amount within thirty (30) days after delivery of the invoice. Payments due on a day other than a Business Day shall be made on the next succeeding Business Day.

            SECTION 5.03. Adjustments for Errors. If at any time during the term of this Agreement an error is made in the calculation of any amount payable by Recipient under this Agreement, the invoice for the month immediately succeeding the month in which such error was finally determined shall be increased or decreased, as the case may be, by an amount equal to the amount of such overpayment or underpayment, as the case may be, by Recipient. Corrections of errors shall be made in accordance with the provisions of Paragraph 3 of Exhibit D hereto.

            SECTION 5.04. Default Interest. Notwithstanding any other provision of this Agreement, interest shall accrue on any overdue amount payable under this Agreement at a rate equal to one and one-half percent (1 1/2%) per month, prorated for the number of days such overdue amounts are outstanding.

            SECTION 5.05. Sales and Use Taxes. Recipient shall pay to Provider for each Shared Service that is the subject of any sales or use tax imposed by any Governmental Authority, thirty (30) days after demand therefor, an amount equal to Recipient's Pro Rata Portion of the aggregate amount of such sales and use taxes. Notwithstanding the foregoing, Recipient shall use reasonable efforts to provide exemption certificates where available and to calculate any applicable sales and use taxes and to make payment thereof directly to the appropriate taxing authority.

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

            Each Party represents and warrants that except as otherwise permitted by this Agreement, and except for a gas services agreement, an electricity services agreement and certain raw material supply agreements all of which have been entered into between Corning and various third parties, it has not entered into any agreements or undertakings (whether or not in writing) that relate to the Shared Services to be provided pursuant to this Agreement with a third party or with one of its Affiliates, nor has it adopted any policies or procedures that would entitle such third party or Affiliate to receive such Shared Services in a manner that, solely as a result of the rights afforded to such third party or Affiliate, would impair the rights or increase the obligations of Recipient of such Shared Services.

                                   ARTICLE VII
                                    COVENANTS

            SECTION 7.01. Covenants of Corning. So long as this Agreement remains in effect, Corning agrees to do the following:

            (a) Compliance with Law. Corning shall provide Shared Services in a manner consistent with applicable laws, rules, regulations and orders including, without limitation, all applicable Environmental Laws and Environmental Permits.

            (b) Inspection, Access and Testing. At scheduled times and intervals to be agreed upon by the Parties, Corning shall:

                  (i) permit either CCPC or, at Corning's option, independent public accountants mutually acceptable to the Parties, to inspect and to audit the books, records and accounts of Corning relating to the Shared Services furnished to CCPC pursuant to this Agreement; provided that: (A) such inspection and audit shall be conducted for the sole purpose of determining whether the costs charged to CCPC have been assessed in accordance with the terms of this Agreement; and (B) the cost of such audit or inspection shall be borne by CCPC; and

                  (ii) permit CCPC or any of CCPC's agents or representatives to visit FB in order to: (A) consult with those agents of Corning designated by Corning regarding Shared Services to be provided hereunder; and (B) require that meter calibration and/or other tests be conducted to verify the accuracy of equipment used to determine the quantity or quality of Shared Services (and any Mixed Facilities) provided by or on behalf of Corning to CCPC; provided that:
(Y) CCPC shall not be entitled to require meter calibration and/or other tests permitted by clause (B) above any more frequently than every thirty (30) days; and (Z) CCPC shall cause its employees, agents and representatives to comply with all of Corning's rules and regulations pertaining to security, safety and property protection and follow the route or routes designated by Corning.

            (c) Books and Records. Corning shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions related to the performance of its obligations under this Agreement, including, without limitation, recording the levels or quantities of Shared Services provided by or on behalf of Corning to CCPC under this Agreement, the costs and expenses associated therewith and amounts paid by or on behalf of CCPC.

            (d) Authorizations and Permits. (i) Except as otherwise specified herein, Corning shall maintain in full force and effect all authorizations, waivers, consents, permits (including all Environmental Permits), orders and approvals and make or cause to be made all registrations, filings, permit transfers (including any Environmental Permit transfers) and notices with or to all third parties and Governmental Authorities necessary or appropriate for Corning to provide the Shared Services with respect to which Corning is the Provider and to maintain all Mixed Facilities owned by Corning; and (ii) with respect to such authorizations, waivers, consents, permits, orders and approvals that will materially affect the manner in which CCPC operates PW, Corning shall consult with and allow CCPC to participate in discussions with any Governmental Authority or third party regarding compliance with any such authorizations, waivers, consents, permits, orders or approvals and in the making of any such registration, filing, permit transfer or notice now or hereafter in effect or to obtain, modify or renew any such authorizations, waivers, consents, permits, orders or approvals.

            (e) Alteration of Facilities. Corning shall not make any Alteration to FB, if such Alteration would materially adversely affect Corning's ability to provide Shared Services to CCPC on the terms and conditions of this Agreement (except as otherwise permitted by Section 4.02 hereof) or that would materially increase the amounts that are payable by CCPC in connection with Shared Services provided to CCPC under this Agreement; provided that this Section 7.01(e) shall not apply to any Alteration: (A) that is required by any law, rule, regulation or Governmental Order; (B) that, in Corning's reasonable opinion, is required to preserve safety or environmental standards at FB or is required by any of Corning's other contractual undertakings in existence on the Closing Date; or
(C) if the amounts that are payable by CCPC in connection with Shared Services provided to CCPC under this Agreement would not be materially increased as a result of such Alteration.

            (f) Increases in Levels of Shared Services. Corning shall discuss and reasonably consider requests by CCPC to increase the quantities of any Shared Service or to provide additional Shared Services; provided that nothing in this Section 7.01(f) shall obligate Corning to agree to changes in the nature, level or types of Shared Services provided.

            (g) Accounting Changes. Corning shall not make any change in the Accounting Policies and Procedures except to the extent permitted in Schedule D hereto.

            (h) Provision of Shared Services to Other Entities. Except as otherwise permitted by this Agreement, Corning shall not enter into any agreements or undertakings that relate to the Shared Services to be provided by Corning to CCPC pursuant to this Agreement with any third parties or any of Corning's Affiliates, or adopt any policies or practices within FB that would entitle such third parties or any of Corning's Affiliates to receive Shared Services in a manner that, solely as a result of the rights afforded to such third party or Affiliate, would materially impair the rights or increase the obligations of CCPC with respect to such Shared Services.

            (i) Reporting. Corning shall furnish to CCPC:

                  (i) promptly, and in any event (except for emergency situations) not later than thirty (30) days prior to the commencement of a suspension or a reduction of a Shared Service or Shared Services of the type described in Section 4.02, a statement made by Corning describing the nature, extent, effect and the anticipated duration of such suspension of Shared Service;

                  (ii) promptly, and in any event within three days after the occurrence of an Event of Force Majeure, a statement made by Corning describing the nature, extent, effect and anticipated duration of such Event of Force Majeure;

                  (iii) promptly upon receipt thereof, copies of any statement or report to or notice from any Governmental Authority or third party that relates to any authorization, waiver, consent, permit (including any Environmental Permit), order or approval that relates to any Shared Service to be provided by or on behalf of Corning and that will materially affect the manner in which CCPC operates PW;

                  (iv) promptly upon becoming aware, notice of any event or occurrence that results in any noncompliance by Corning with any applicable law, rule, regulation, permit or authorization including, without limitation, any Environmental Law or Environmental Permit insofar as such noncompliance will adversely affect any Shared Service to be provided by or on behalf of Corning to CCPC or the performance of any of Corning's other obligations under this Agreement;

                  (v) within a reasonable period after becoming aware, notice of any event or contingency that may significantly increase CCPC's share of costs under this Agreement and any proposals that Corning may have to avoid or reduce such cost increase; and

                  (vi) promptly, and in any event not later than three (3) days prior thereto, notice of the date and time of all meter calibrations or other tests conducted to verify the accuracy of the equipment used to determine the quality, quantity or level of Shared Services or Mixed Facilities.

            SECTION 7.02. Covenants of CCPC. So long as this Agreement remains in effect, CCPC agrees to do the following:

            (a) Compliance with Law. CCPC shall provide Shared Services in a manner consistent with applicable laws, rules, regulations and orders including, without limitation, all applicable Environmental Laws and Environmental Permits.

            (b) Inspection, Access and Testing. At scheduled times and intervals to be agreed upon by the Parties, CCPC shall:

                  (i) permit Corning or, at CCPC's option, independent public accountants mutually acceptable to the Parties, to inspect and to audit the books, records and accounts of CCPC relating to the Shared Services furnished to Corning pursuant to this Agreement; provided that: (A) such inspection and audit shall be conducted for the sole purpose of determining whether the costs charged to Corning have been assessed in accordance with the terms of this Agreement; and (B) the cost of such audit or inspection shall be borne by Corning; and

                  (ii) permit Corning or any of Corning's agents or representatives to visit PW in order to: (A) consult with those agents of CCPC designated by CCPC regarding Shared Services to be provided hereunder; and (B) require that meter calibration and/or other tests be conducted to verify the accuracy of equipment used to determine the quantity and quality of Shared Services (and any Mixed Facilities) provided by or on behalf of CCPC to Corning; provided that: (Y) Corning shall not be entitled to require meter calibration and/or other tests permitted by clause (B) above any more frequently than every thirty (30) days; and (Z) Corning shall cause its employees, agents and representatives to comply with all of CCPC's rules and regulations pertaining to security, safety and property protection and follow the route or routes designated by CCPC.

            (c) Books and Records. CCPC shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions related to the performance of its obligations under this Agreement, including, without limitation, recording the levels or quantities of Shared Services provided by or on behalf of CCPC to Corning under this Agreement, the costs and expenses associated therewith and amounts paid by or on behalf of Corning.

            (d) Authorizations and Permits. (i) Except as otherwise specified herein, CCPC shall maintain in full force and effect all authorizations, waivers, consents, permits (including all Environmental Permits), orders and approvals and make or cause to be made all registrations, filings, permit transfers (including any Environmental Permit transfers) and notices with or to all third parties and Governmental Authorities necessary or appropriate for CCPC to provide the Shared Services with respect to which CCPC is the Provider and to maintain all Mixed Facilities owned by CCPC; and (ii) with respect to such authorizations, waivers, consents, permits, orders and approvals that will materially affect the manner in which Corning operates FB, CCPC shall consult with and allow Corning to participate in discussions with any Governmental Authority or third party regarding compliance with any such authorizations, waivers, consents, permits, orders or approvals and in the making of any such registration, filing, permit transfer or notice now or hereafter in effect or to obtain, modify or renew any such authorizations, waivers, consents, permits, orders or approvals.

            (e) Alteration of Facilities. CCPC shall not make any Alteration to PW if such Alteration would materially adversely affect CCPC's ability to provide Shared Services to Corning on the terms and conditions of this Agreement (except as otherwise permitted by Section 4.02 hereof) or that would materially increase the amounts that are payable by Corning in connection with Shared Services provided to Corning under this Agreement; provided that this Section 7.02(e) shall not apply to any Alteration: (A) that is required by any law, rule, regulation or Governmental Order; (B) that, in CCPC's reasonable opinion, is required to preserve safety or environmental standards at FB or is required by any of CCPC's other contractual undertakings in existence on the Closing Date; or (C) if the amounts that are payable by Corning in connection with Shared Services provided to Corning under this Agreement would not be materially increased as a result of such Alteration.

            (f) Increases in Levels of Shared Services. CCPC shall discuss and reasonably consider requests by Corning to increase the quantities of any Shared Service or to provide additional Shared Services; provided that nothing in this
Section 7.02(f) shall obligate CCPC to agree to changes in the nature, level or types of Shared Services provided.

            (g) Accounting Changes. CCPC shall not make any change in the Accounting Policies and Procedures except to the extent permitted in Schedule D hereto.

            (h) Provision of Shared Services to Other Entities. Except as otherwise permitted by this Agreement, CCPC shall not enter into any agreements or undertakings that relate to the Shared Services to be provided by Corning to Corning pursuant to this Agreement with any third parties or any of CCPC's Affiliates, or adopt any policies or practices within FB that would entitle such third parties or any of CCPC's Affiliates to receive Shared Services in a manner that, solely as a result of the rights afforded to such third party or Affiliate, would materially impair the rights or increase the obligations of Corning with respect to such Shared Services.

            (i) Reporting. CCPC shall furnish to Corning:

                  (i) promptly, and in any event (except for emergency situations) not later than thirty (30) days prior to the commencement of a suspension or a reduction of a Shared Service or Shared Services of the type described in Section 4.02, a statement of CCPC describing the nature, extent, effect and the anticipated duration of such suspension of Shared Service;

                  (ii) promptly, and in any event within three days after the occurrence of an Event of Force Majeure, a statement of CCPC describing the nature, extent, effect and anticipated duration of such Event of Force Majeure;

                  (iii) promptly upon receipt thereof, copies of any statement or report to or notice from any Governmental Authority or third party that relates to any authorization, waiver, consent, permit (including any Environmental Permit), order or approval that relates to any Shared Service to be provided by or on behalf of CCPC and that will materially affect the manner in which Corning operates PW;

                  (iv) promptly upon becoming aware, notice of any event or occurrence that results in any noncompliance by CCPC with any applicable law, rule, regulation, permit or authorization including, without limitation, any Environmental Law or Environmental Permit insofar as such noncompliance will adversely affect any Shared Service to be provided by or on behalf of CCPC to Corning or the performance of any of CCPC's other obligations under this Agreement;

                  (v) within a reasonable period after becoming aware, notice of any event or contingency that may significantly increase Corning's share of costs under this Agreement and any proposals that Corning may have to avoid or reduce such cost increase; and

                  (vi) promptly, and in any event not later than three (3) days prior thereto, notice of the date and time of all meter calibrations or other tests conducted to verify the accuracy of the equipment used to determine the quality, quantity or level of Shared Services or Mixed Facilities.

                                  ARTICLE VIII
                             LIMITATION ON LIABILITY

            SECTION 8.01. Limitation on Liability. Subject to the provisions of Sections 8.02, 8.03, 8.04, 8.05 and 8.06 hereof, the Parties hereto agree as follows:

            (a) Neither Corning, its Affiliates nor any of their respective officers, directors, employees or agents (other than third parties providing Shared Services in accordance with Section 2.04 hereof) (each, a "Corning Entity") shall be liable to CCPC or its Affiliates for, and CCPC and its Affiliates release and discharge each Corning Entity from any Losses that may be incurred by or asserted or awarded against CCPC arising out of or in connection with any act or omission, by any Corning Entity in connection with the performance of (or the failure to perform) any of Corning's obligations under this Agreement, other than: (i) any Losses that are caused by or arise from the negligence, recklessness or wilful misconduct of a Corning Entity in connection with the performance of (or the failure to perform) any of Corning's obligations under this Agreement; and (ii) any physical damage caused by a Corning Entity to a Mixed Facility. This paragraph 8.01(a) shall in no way limit any rights to indemnification that CCPC or any of its Affiliates may have under the Recapitalization Agreement.

            (b) Neither CCPC, its Affiliates nor any of their respective officers, directors, employees or agents (other than third parties providing Shared Services in accordance with Section 2.04 hereof) (each, a "CCPC Entity") shall be liable to Corning or its Affiliates for, and Corning and its Affiliates release and discharge each CCPC Entity from any Losses that may be incurred by or asserted or awarded against Corning arising out of or in connection with any act or omission, by any CCPC Entity in connection with the performance of (or the failure to perform) any of CCPC's obligations under this Agreement, other than: (i) any Losses that are caused by or arise from the negligence, recklessness or wilful misconduct of a CCPC Entity in connection with the performance of (or the failure to perform) any of CCPC's obligations under this Agreement; or (ii) any physical damage caused by a CCPC Entity to a Mixed Facility.

            SECTION 8.02. Dispute Resolution. (a) In the event that any claim or controversy shall arise as to whether either Party hereto shall have fulfilled its respective obligations under this Agreement, the Parties agree that within five (5) days after notification thereof authorized representatives of the Parties shall meet to resolve such claim or controversy. If, within ten (10) days after the authorized representatives first began such meetings the Parties have not agreed to a resolution, a CCPC representative and a Corning representative (other than, in the case of each Party, the aforementioned authorized representative) shall meet within five (5) days to resolve such claim or controversy. If, within ten (10) days after the designated representatives first began such meetings, the Parties have not reached agreement, the issue shall be determined in the manner set forth in
Section 8.02(b) hereof.

            (b) If, within five (5) Business Days after the date referred to in the last sentence of Section 8.02(a) hereof the issue in question remains unresolved, each Party shall select a third party to act as such Party's arbitration representative, and the two arbitration representatives so designated shall have five (5) Business Days in which to agree upon and to select an independent third party (the "Arbitrator") with knowledge of and expertise in the matter being submitted for arbitration. If at the end of such five (5) Business Days (unless such period is extended by agreement of the arbitration representatives) the Arbitrator has not been agreed upon and selected, the arbitration representatives shall petition the most senior available judge on active service of the United States District Court for the Western District of New York to select the Arbitrator. The Arbitrator will have the sole authority to determine the issue in accordance with the terms of this
Section 8.02. On the next Business Day following the selection of the Arbitrator, each party shall submit in writing to the Arbitrator and to the other party its evidence as to the matter in question. The Arbitrator shall have fifteen (15) days in which to evaluate the two proposals and to determine the matter in question. The Arbitrator shall be entitled to make any determination or award any relief or remedy. The decision of the Arbitrator shall be binding on the parties. The costs of the Arbitrator and, if any, the costs of the proceedings described in this Section 8.02 shall be borne by the parties equally. Each party shall bear all costs associated with its arbitration representative and its legal and other expenses, if any.

            SECTION 8.03. Liability Generally. Neither Party shall be responsible for special or consequential damages (including lost profits) of the other Party unless its failure to minimize damages shall amount to gross negligence. Each Party shall use all reasonable efforts to minimize its damages caused by the other Party.

            SECTION 8.04. Indemnification. (a) Subject to the limitations set forth in clause (c) below, Corning hereby agrees to indemnify, hold harmless and defend CCPC and CCPC's Affiliates, against and in respect of any and all Losses (including reasonable attorneys' fees and litigation expenses) incurred by CCPC and CCPC's Affiliates caused by or arising from (i) acts of a Corning Entity in connection with the performance of (or failure to perform) any of Corning's obligations under this Agreement that would constitute negligence, recklessness or wilful misconduct of a Corning Entity and (ii) any damages (including, without limitation, Environmental Losses) caused by a Corning Entity to a Mixed Facility. This paragraph 8.04(a) shall in no way limit any rights to indemnification that CCPC or any of its Affiliates may have under the Recapitalization Agreement.

            (b) Subject to the limitations set forth in clause (c) below, CCPC hereby agrees to indemnify, hold harmless and defend Corning and Corning's Affiliates, against and in respect of any and all Losses (including reasonable attorneys' fees and litigation expenses) incurred by Corning and Corning's Affiliates caused by or arising from (i) acts of a CCPC Entity in connection with the performance of (or failure to perform) any of CCPC's obligations under this Agreement that would constitute negligence, recklessness or wilful misconduct of a CCPC Entity and
(ii) any damages (including, without limitation, Environmental Losses) caused by a CCPC Entity to a Mixed Facility.

            (c) A party seeking indemnification pursuant to this Section 8.05 (the "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceedings, in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder, except to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. The Indemnified Party shall by entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may be withheld at the sole discretion of the Indemnifying Party. The Indemnifying Party may settle and claim without the consent of the Indemnified Party, but only if the settlement involved solely monetary damages.

            SECTION 8.05. Waiver of Subrogation. Each Party hereby waives any causes of action that it might have against the other Party on account of any loss or damage arising from activities the Party undertakes in accordance with this Agreement that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers any property that is the subject of this Agreement, and the fixtures, personal property, improvements, business or activities thereon. Each Party agrees that it will request its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other Party.

            SECTION 8.06. Scope of Article VIII. This Article VIII shall provide the sole and exclusive remedies available to the parties for any breach or alleged breach of, or failure to perform under, this Agreement and the Exhibits hereto.

                                   ARTICLE IX

                                    EASEMENTS

            SECTION 9.01. Declaration. The Parties hereby declare that the Properties shall hereafter be conveyed, hypothecated, encumbered, leased, occupied, built upon and otherwise used, improved or transferred in whole or in part subject to the easements and covenants set forth in this Article IX. All of the easements and covenants set forth in this Article IX are declared to be in furtherance of a general plan for the Properties and are established for the purpose of enhancing and protecting the value, desirability and attractiveness of the Properties.

            SECTION 9.02. Granting of Easements. To the extent a Mixed Facility owned by one Party (the owner of each such Mixed Facility in each instance the "Mixed Facility Owner") is located on the Property owned by the other Party (the owner of each such Property in each instance the "Property Owner"), and the Mixed Facility Owner requires access thereto to use, maintain or replace such Mixed Facility in accordance with this Agreement, or to otherwise meet its obligations under this Agreement, the Property Owner hereby grants and conveys unto the Mixed Facility Owner, for the benefit of the Mixed Facility Owner, nonexclusive easements, rights and privileges over, under, upon, across and through the Property Owner's Property, for the purpose of accessing, operating, maintaining, repairing, replacing, inspecting, constructing, monitoring, investigating, providing stormwater drainage or in any other way using the Property Owner's Property for the purposes contemplated by this Agreement and specifically as described in Exhibit E hereto, by the Mixed Facility Owner and its tenants, employees, agents, contractors, vendors and invitees with respect to the Mixed Facility in question (each such easement, right and privilege an "Easement"). The general location of each Mixed Facility subject to the easements, rights and privileges set forth in this Article IX (each an "Easement Area") shall be as identified in Exhibits C and E hereto with respect to each Shared Facility identified. The Easements set forth in this Section 9.02 shall terminate on the date that this Agreement terminates with respect to the Mixed Facility or Shared Service associated with that Easement, as set forth in
Article III hereof. In connection with its use and enjoyment of the Easements set forth in this Section 9.02, the Mixed Facility Owner shall comply with the following provisions:

            (a) The Mixed Facility Owner shall comply with such reasonable Property security procedures and regulations as the Property Owner shall adopt and impose from time to time.

            (b) The Property Owner shall have the right to designate from time to time specific access roads and gates for use by outside contractors, vendors and agents, including, without limitation, designation of separate access roads and gates for use by union contractors or nonunion contractors, provided each such designation or restriction is then being imposed by the Property Owner on its own outside contractors, vendors and agents.

            (c) The Property Owner shall have the right to restrict access by employees of the Mixed Facility Owner to designated access gate or gates. The Property Owner shall not modify or alter any parking facilities adjacent to such designated gates, or the staffing or security procedures with respect to such gates in any manner that: (i) materially adversely affects the access of employees of the Mixed Facility Owner to the Mixed Facility Owner's Property; or
(ii) discriminates between the employees of the Mixed Facility Owner and the employees of the Property Owner in terms of ease of access to the Mixed Facility Owner's Property or the Property Owner's Property, as the case may be.

            (d) The Mixed Facility Owner shall not undertake construction or any other action in connection with its use of the Easements that results in an adverse impact to the financial, property or other interests of the Property Owner, except as otherwise provided for in this Agreement.

            (e) Any dispute arising under Sections 9.02(a), 9.02(b), 9.02(c) and 9.02(d) hereof shall be resolved by the arbitration provisions set forth at
Section 8.02(b) hereof.

            SECTION 9.03. Exculpation. Neither the Property Owner, its Affiliates nor any of their respective officers, directors, employees or agents (other than third parties providing Shared Services in accordance with Section
2.04 hereof) (each a "Property Owner Entity") shall have any liability or obligation with respect to any Losses arising out of or in connection with any act or omission by any such party with respect to (a) any improvements, equipment or facilities constructed, maintained or placed by the Mixed Facility Owner on, under, over or across any of the Easement Areas granted pursuant to this Article IX, (b) repair and maintenance of such improvements, equipment or facilities, or (c) any release or spill of any Hazardous Material from any Mixed Facility constructed or maintained by the Mixed Facility Owner in such Easement Areas, unless such Losses resulted from the negligence, recklessness or wilful misconduct of a Property Owner Entity in connection with the performance of (or the failure to perform) any of Property Owner's obligations under this Agreement.

            SECTION 9.04. Warranty. Property Owner has granted and conveyed the Easements set forth under Section 9.02 hereof to the Mixed Facility Owner TO HAVE AND TO HOLD same, together with all and singular the rights and appurtenances thereto in anywise belonged, unto the Mixed Facility Owner, and its successors and assigns and the Property Owner does hereby bind itself and its successors and assigns to WARRANT AND FOREVER DEFEND such Easements and other matters unto the Mixed Facility Owner and its successors and assigns against every person whomsoever lawfully claiming, or to claim the same, on any part thereof, during the existence of such Easement.

            SECTION 9.05. Environmental Laws. In connection with its use and enjoyment of the Easements granted hereunder, each Mixed Facility Owner shall comply with the following provisions:

            (a) Except as set forth in Section 9.05(c) hereof, each Mixed Facility Owner shall comply, at its sole cost and expense, with all applicable Environmental Laws relating to the activities conducted by such Mixed Facility Owner at, on or under the applicable Easement Area and shall obtain any and all necessary Environmental Permits for all activities so conducted. The costs of complying with Environmental Laws pursuant to this Section 9.05(a), shall be deemed Maintenance Costs (as defined in Exhibit E attached hereto), and shall be allocated pursuant to Section 5.01(c) hereof.

            (b) The Mixed Facility Owner shall engage in its activities in the Easement Area in all respects in compliance with Environmental Law and shall cooperate with the Property Owner, when appropriate, to ensure compliance with same, including compliance with any requirement to adopt and amend from time to time comprehensive plans with respect to: (i) emergency response (including, without limitation, with respect to releases or threatened releases of Hazardous Materials); (ii) emergency evacuation; and (iii) other matters relating to safety and environmental issues for which a comprehensive approach or plan applicable to the Mixed Facilities in question is required by applicable laws or is agreed upon by the parties.

            (c) Subject to Section 9.05 of the Recapitalization Agreement, the Property Owner shall not be responsible for any Losses arising with respect to any violation of Environmental Law relating to the Easement Area or any presence or release of Hazardous Materials, relating to the Easement Area, arising out of or in connection with any act or omission, negligent or otherwise, by the Mixed Facility Owner, except to the extent such violation, presence or release results from any negligent actions or omission of the Property Owner.

            SECTION 9.06. Relocation of Easements. (a) Subject to the terms and conditions of this Article IX, the Property Owner, at its sole cost and expense, shall have the right to relocate any of the Easements granted pursuant to
Section 9.02 hereof.

            (b) Any relocation of Easements by the Property Owner pursuant to
Section 9.06(a) hereof shall be subject to the following terms and conditions:

                  (i) The Property Owner shall not relocate any Easement without the prior written consent of the Mixed Facility Owner if such relocation would materially adversely affect the operation, Property or business of the Mixed Facility Owner.

                  (ii) Anything to the contrary provided in this Section 9.06 notwithstanding, the Property Owner shall have the right, without the prior consent of the Mixed Facility Owner, to relocate any Easement with respect to the Property Owner Property, if such relocation is required: (A) by applicable Laws; or (B) by the terms of any Permitted Encumbrance (as defined in the Recapitalization Agreement) in effect as of the date hereof.

                  (iii) Upon written request by the Property Owner to relocate any Easement in accordance with this Section 9.06, each of the Property Owner and the Mixed Facility Owner shall promptly execute, acknowledge and deliver an amendment to this Agreement effecting such relocation.

                  (iv) Any dispute arising with respect to the relocation of any Easement pursuant to this Section 9.06 shall be resolved by the arbitration provisions set forth in Section 8.02 hereof.

            SECTION 9.07. Miscellaneous. (a) Mixed Facility Owner shall engage in all activities in the Easement Area in a manner pursuant to Section 2.02 hereof.

            (b) Mixed Facility Owner shall keep the Easement Area free from liens arising in any manner out of the activities of Mixed Facility Owner and shall promptly discharge any such liens.

            (c) Each Party shall exercise its rights and privileges in connection with the Easements granted hereunder and shall conduct all activities in such Easement Areas in substantial compliance with all applicable laws.

            (d) Each of the Easements established by this Declaration shall constitute a servitude on the property of the Property Owner, shall be an appurtenance to the property of the Mixed Facility Owner, shall survive the total or partial destruction of the subject matter of the Easement and/or the servient tenement of such grant, and shall run with the land.

            (e) It is intended that each and all of the covenants and agreements in this Article IX, to be performed by or on the part of the Property Owner or the Mixed Facility Owner, or on or in any portion of the Properties, and whether affirmative or negative in nature, shall be construed as covenants and not as conditions. To the fullest extent legally possible all such covenants shall run with the land to the end that the covenants of each of the Property Owner and the Mixed Facility Owner shall be appurtenant to each other's parcel and shall constitute covenants running with the land as between such owner's parcel as the dominant tenement and the other owner's parcel as the servient tenement. In furtherance thereof, upon the sale or conveyance of all or any portion of the Property Owner's Property, the Property Owner shall cause the purchaser or transferee to expressly assume the obligations of the Property Owner hereunder to locate the Easements granted hereby.

            (f) In the event that all or a portion of the Property Owner Property shall be the subject of a Taking (as hereinafter defined), the award with respect to such parcel (whether awarded as compensation for the portion of such parcel taken or as severance damages with respect to the remainder of such parcel and whether made with respect to the Easement over and across such parcel created pursuant to this Article IX) shall belong solely to the owner of such parcel. Unless it is otherwise expressly agreed between the Parties, the Mixed Facility Owner shall not be entitled to any award made with respect to the portion of the parcel so taken if the effect thereof would be to diminish the amount of the award made to the Property Owner. The foregoing shall not, however, prevent the Mixed Facility Owner from asserting a collateral claim for damages concerning the Mixed Facility Owner Property (even though no portion thereof is taken) by reason of the Taking of the whole or any portion of the other parcel, to the extent that such damages suffered may be awarded or paid by the taking authority in recognition of reduced access, loss of business or similar consequences. For the purposes of this Section, the term "Taking" shall mean an acquisition of a parcel or portion thereof for public or quasi-public use by condemnation or power of eminent domain or by voluntary conveyance under threat or in anticipation thereof.

            (g) Nothing contained herein shall ever constitute or be construed as a dedication of any interest described herein to the public, and there shall be no merger of the Easement created hereby with the fee or leasehold estate therein by reason of the fact that the fee or leasehold title to the Easement Areas may be held, directly or indirectly, by or for the benefit of any Person which shall be have any interest in such Easements.

                                    ARTICLE X
                                  MISCELLANEOUS

            SECTION 10.01. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by Corning and CCPC.

            SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02:

            (a)   if to the Seller:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

                  with a copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

            (b)   if to the Company prior to the Closing:

                  Corning Consumer Products Company
                  E-Building
                  Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

                  with copy to:

                  Shearman & Sterling
                  599 Lexington Avenue
                  New York, NY  10022
                  Telecopy:  (212) 848-7179
                  Attention:  Clare O'Brien, Esq.

            (c)   if to Purchaser:

                  c/o Borden Capital Management Partners
                  180 East Broad Street
                  Columbus, OH  43215
                  Telecopy:  (614) 627-8374
                  Attention:  General Counsel
                  with a copy to:

                  Simpson, Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017
                  Telecopy:  (212) 455-2507
                  Attention:  David Sorkin, Esq.

            SECTION 10.03. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 10.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 10.05. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Corning and CCPC with respect to the subject matter hereof.

            SECTION 10.06. Assignment. This Agreement shall not be assigned without the express written consent of Corning and CCPC (which consent may be granted or withheld in the sole discretion of Corning or CCPC), except that no consent shall be required for CCPC to assign its rights and delegate its duties hereunder, in whole or in part, to one or more of its subsidiaries or pledge and assign all of its rights hereunder to the financial institutions providing the Financing (or refinancings thereof).

            SECTION 10.07. Governing Law. This Agreement shall be governed by the laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York or the Western District of New York, Steuben County, and the parties hereto hereby consent to the jurisdiction of such courts in any such action or proceeding.

            SECTION 10.08. Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.09. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof.

            SECTION 10.10. Waiver of Jury Trial. Each of Corning and CCPC hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Corning and CCPC in the negotiation, administration, performance and enforcement thereof.

            SECTION 10.11. Relationship of Parties. In all matters relating to this Agreement, both Parties will be acting solely as independent contractors and will be solely responsible for the acts of their employees, officers, directors and agents including any third parties providing Shared Services on a Party's behalf. Employees, agents or contractors of a Party shall not be considered employees, agents or contractors of the other Party. Neither Party shall have the right, power or authority to create any obligation, express or implied, on behalf of the other Party.

            SECTION 10.12. Survival. Without prejudice to the survival of the other agreements of the Parties hereunder, the agreements of the Parties pursuant to Articles V and VIII hereof shall survive the termination of this Agreement.

            SECTION 10.13. Ownership of Property. Unless otherwise indicated on Exhibit E hereto, on the date hereof the ownership of personal property relating to the operations of Corning and CCPC are as indicated on Exhibit F hereto.

            SECTION 10.14. Estoppel Certificate. Each Party agrees to furnish to the other Party within ten (10) days of the request therefor, at the request of the other Party, an executed certificate signed by such Party containing a list of the Shared Services under this Agreement, provided by such Party, that are then in effect and confirming the accuracy of such list.

            IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                       CORNING INCORPORATED


                                       By_______________________________________
                                         Name:
                                         Title:


                                       CORNING CONSUMER PRODUCTS
                                       COMPANY


                                       By_______________________________________
                                         Name:
                                         Title:

                                ACKNOWLEDGEMENTS

State of New York        )
                         )  ss.:
County of _____________  )

            On the _____ day of ___________ in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                       ___________________________________[Seal]
                                       Signature of Notary Public


State of New York        )
                         )  ss.:
County of _____________  )

            On the _____ day of ___________ in the year 1998 before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

                                       ___________________________________[Seal]
                                       Signature of Notary Public

                                 Exhibit 5.11

                      Form of Greenville Supply Agreement

                         GREENVILLE SUPPLY AGREEMENT

            SUPPLY AGREEMENT, dated April 1, 1998 (this "Agreement"), between CORNING INCORPORATED, a New York corporation (the "Seller"), and CORNING CONSUMER PRODUCTS COMPANY, a Delaware corporation ("CCPC").

            WHEREAS, the Seller, CCPC and CCPC Acquisition Corp. (the "Purchaser") are parties to the Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Recapitalization Agreement), providing for the acquisition by the Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value, of CCPC; and

            WHEREAS, pursuant to the Recapitalization Agreement, the Seller and CCPC agreed to enter into this Agreement;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, CCPC and the Seller hereby agree as follows:

            1.    Definitions.

            "Full Line" means the total number of Products that can be manufactured on one manufacturing line of the Greenville Plant currently devoted to the manufacturing of Products during normal working hours and based on the customary product mix.

            "Greenville Plant" means the Seller's manufacturing facilities located in Greenville, Ohio.

            "Products" means clear borosilicate glass consumer houseware products manufactured at the Greenville Plant for sale to CCPC.

            2.    Term and Termination.

            (a) The term (the "Term") of this Agreement shall be three years.

            (b) CCPC shall have the right to terminate this Agreement at any time upon delivery to the Seller of a written notice at least 12 months prior to the intended termination date. The Seller shall have the right to terminate this Agreement, upon delivery to CCPC of a written notice at least 12 months prior to the intended termination date, if the volume of

CCPC's average purchases over any calendar year is less than the Minimum Order Level specified below.

            (c) Obligations contained in Sections 4, 7, 8, 11 and 22 below shall survive the termination or expiration of this Agreement.

            3.    Quantities.

            CCPC shall have the right to order, and the Seller shall be obligated to deliver to CCPC, not more than three Full Lines of Products and not less than one Full Line of Products (the "Minimum Order Level") in each calendar year of the Term.

            4.    Purchase Price; Payment Terms.

            (a) The purchase price for each of the Products (the "Purchase Price") shall be the average per unit standard cost determined based on the fully absorbed cost of production, including plant overhead cost adjusted pro rata for CCPC's share of standard plant capacity (the "Cost"). The Cost shall be determined in the same manner as it was determined during the 12 months immediately preceding the date hereof. The Purchase Price will be determined at the beginning of each contract year based on CCPC's forecasted purchases and the Seller's forecasted Cost for such contract year and shall be adjusted upwards or downwards on a quarterly basis based on CCPC's actual purchase volume and the Seller's actual Cost. The Purchase Price shall be determined F.O.B. Greenville Plant.

            (b) The Seller shall invoice CCPC on a monthly basis, and payment shall be made in U.S. Dollars within 30 days after the date of the Seller's invoice. The Seller reserves the right to suspend further deliveries of Products upon failure of CCPC to make any payment pursuant to this Agreement.

            (c) Seller shall charge or credit CCPC for variances from standard cost resulting from upward or downward changes in CCPC's actual purchase order volumes. Seller will determine variances from standard cost in the same manner as variances were determined during the 12 months prior to the date hereof. Such changes or credits (which shall be set forth in a statement prepared on a reasonably detailed basis and delivered to CCPC) will be netted and charged or credited to CCPC on a quarterly basis.

            5.    Forecasts.

            CCPC shall submit on a quarterly basis a 12-month rolling forecast of the volume of purchases of Products. Firm purchase orders shall be issued three months in advance of the intended date of delivery and shall identify the Product ordered, the quantity of such Product, the shipping instructions and the date on which delivery is required. CCPC shall use reasonable good faith efforts to schedule orders so as to provide for a level manufacturing load for Seller.

            6.    Specifications/Quality.

            Products delivered pursuant to this Agreement shall meet Product and quality specifications existing as of the date hereof. CCPC shall have the right to request a change in such Product or quality specifications, and the Seller shall use commercially reasonable efforts to accommodate any such requests; provided, however, that CCPC shall be responsible for all costs and expenses incurred by the Seller in connection with any such change in specifications. In the event that such change in specifications has been approved by the Seller, CCPC shall continue to be obligated to purchase the inventory of Products manufactured by the Seller based on CCPC's orders prior to the effective time of any such change in the specifications. In the event the Seller is unable to accommodate any such request for a change in specifications, the parties hereto shall continue to perform their respective obligations pursuant to this Agreement until this Agreement is terminated in accordance with Section 2 hereof.

            7.    Warranties and Remedies.

            (a) The Seller hereby warrants that each of the Products delivered to CCPC hereunder will meet the specifications for such Product. In the event that the Seller delivers any Product not in conformance with the Seller's warranty contained herein, then CCPC shall have the right to return such Product to the Seller, and the Seller shall replace such Product with a conforming Product and pay for the freight costs of returning such Products and shipping conforming Products. Except with respect to Losses subject to indemnification under Section 8, such replacement shall be the exclusive remedy available to CCPC for a breach of any warranties hereunder.

            (b) EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 7(a), THE SELLER DOES NOT MAKE AND DISCLAIMS ALL WARRANTIES WITH RESPECT TO PRODUCTS, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            (c) Except with respect to Losses subject to indemnification under
Section 8 (to the extent that such damages are suffered by a third party), neither party shall be liable to the other for any indirect, consequential, special, exemplary or incidental damages arising in connection with this agreement, including, without limitation, damages for harm to business, lost profits or lost savings, regardless of how caused and whether or not either party had been advised of the possibility of such damages. These limitations of liability shall apply regardless of the form of action, whether such action is in contract or based on warranty, strict liability, statute or tort.

            8.    Indemnification.

            (a) Subject to the limitations set forth in clause (c) below, the Seller hereby agrees to indemnify, hold harmless and defend CCPC and CCPC's Affiliates, against and in respect of any and all liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) ("Losses") incurred by CCPC and CCPC's Affiliates resulting from third party claims or demands to the extent arising out of, based upon, relating or pertaining to (i) the sale by the Seller to CCPC of any Product that does not conform to the warranty contained in Section 7(a), (ii) the breach by the Seller of any agreement, warranty, representation or covenant contained in this Agreement or (iii) acts of the Seller of the Seller's Affiliates that constitute gross negligence or willful misconduct.

            (b) Subject to the limitations set forth in clause (c) below, CCPC hereby agrees to indemnify, hold harmless and defend the Seller and the Seller's Affiliates, against and in respect of any and all liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) incurred by the Seller and the Seller's Affiliates resulting from third party claims or demands to the extent arising out of, based upon, relating or pertaining to (i) the sale of any Products, unless such claims are based on breach of the warranty set forth in Section 7(a), (ii) the breach by CCPC of any agreement, warranty, representation or covenant contained in this Agreement or (iii) acts of CCPC or CCPC's Affiliates that constitute gross negligence or willful misconduct.

            (c) A party seeking indemnification pursuant to this Section 8 (the "Indemnified Party") shall give prompt notice to the party from which such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceedings, in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder, except to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may be withheld at the sole discretion of the Indemnifying Party. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the settlement involves solely payment of monetary damages and includes an unconditional release of the Indemnified Party.

            9.    Sale or Shutdown of Greenville Plant.

            The Seller shall have the right to sell the Greenville Plant, provided, however, that the purchaser thereof shall assume the Seller's obligations hereunder. Notwithstanding anything to the contrary contained in this Agreement, the Seller shall have the right at any time, upon giving to CCPC 12-months' written notice, to shut down the Greenville Plant and shall thereafter have no further obligations pursuant to this Agreement.

            10.   Force Majeure Event.

            The Seller shall not be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruption, accident, unusually severe weather or other similar causes, which are beyond its reasonable control (a "Force Majeure Event"). Upon the occurrence of a Force Majeure Event, the Seller shall promptly give notice to CCPC of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event. During the duration of a Force Majeure Event, the Seller shall use commercially reasonable efforts to avoid or remove such Force Majeure Event and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

            11.   Notices.

            All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11):

            (a)   if to the Seller:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

            (b)   if to CCPC:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

            12.   Nondisclosure.

            Neither the Seller nor CCPC shall disclose, imply the existence of or include in any promotional materials any reference to this Agreement or its terms without the written consent of the other party.

            13.   Headings.

            The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            14.   Severability.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            15.   Entire Agreement.

            This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and CCPC with respect to the subject matter hereof.

            16.   Assignment.

            This Agreement shall not be assigned by either party without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party); provided, however, that either party may assign its rights and obligations hereunder to one or more of its Affiliates (except that no such assignment shall relieve such party of its obligations hereunder and such party shall remain liable for the performance of its obligations hereunder). Notwithstanding anything contained herein to the contrary, (i) the Seller shall have the right to assign this Agreement to a purchaser of the Greenville Plant without CCPC's consent, provided, however, that such purchaser assumes the Seller's obligations under this Agreement, and
(ii) CCPC may pledge and assign all of its rights hereunder to the financial institutions providing the financing (or refinancings thereof).

            17.   No Third Party Beneficiaries.

            This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            18.   Amendment; Waiver.

            (a) This Agreement may not be amended or modified except by an instrument in writing signed by the Seller and CCPC.

            (b) No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            19.   Governing Law.

            This Agreement shall be governed by the laws of the State of New
York.

            20.   Counterparts.

            This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            21.   Independent Contractors.

            No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            22.   Confidentiality.

            Each of the Seller and CCPC hereby agrees that it will not, and will cause each of its Affiliates not to, at any time reveal to any Person or use in any way detrimental to the other Person any non-public, confidential or proprietary information relating to the other or the business or affairs of such other Person that is acquired or otherwise received by such Person in connection with the performance of its obligations under this Agreement, other than such information that (a) is generally available to the public (other than as a result of a disclosure by such Person), (b) is available to such Person on a nonconfidential basis from a source that is not prohibited from disclosing such information to such Person or (c) after notice and an opportunity to contest, such Person is required to disclose under any applicable law or under subpoena or other process of laws.

            IN WITNESS WHEREOF, the Seller and CCPC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          CORNING INCORPORATED


                                          By:
                                              -----------------------------
                                              Name:
                                              Title:


                                          CORNING CONSUMER PRODUCTS
                                            COMPANY


                                          By:
                                              -----------------------------

                                              Name:
                                              Title:

                                 Exhibit 5.12

                     Form of Technology Support Agreement

--------------------------------------------------------------------------------


                ------------------------------------------------

                          TECHNOLOGY SUPPORT AGREEMENT

                ------------------------------------------------

                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY

                            Dated as of April 1, 1998

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I   SERVICES

SECTION 1.01.  Provision of Services...........................................1
SECTION 1.02.  Covered Services................................................1
SECTION 1.03.  Term and Termination............................................1
SECTION 1.04.  Service Periods.................................................2
SECTION 1.05.  Payment and Billing.............................................2
SECTION 1.06.  Performance of Services; Limitation of Liability; Indemnity.....3
SECTION 1.07.  Additional Services.............................................4
SECTION 1.08.  Limitations on Corning's Obligations............................5
SECTION 1.09.  Limitations on Company's Obligations............................5
SECTION 1.10.  Sales and Use Taxes.............................................5

                                   ARTICLE II   CONFIDENTIALITY AND INVENTIONS

SECTION 2.01.  Confidentiality.................................................5
SECTION 2.02.  Inventions......................................................6

                                   ARTICLE III  RESPONSIBILITY

SECTION 3.01.  Responsibility..................................................6

                                   ARTICLE IV   MAINTENANCE OF BOOKS AND RECORDS

SECTION 4.01.  Maintenance of Books and Records................................6

                                    ARTICLE V   CONTROVERSIES

SECTION 5.01.  Controversies...................................................7

                                   ARTICLE VI   FORCE MAJEURE EVENT

SECTION 6.01.  Force Majeure Event.............................................7
SECTION 6.02.  Effect of a Force Majeure Event.................................7
SECTION 6.03.  Length of a Force Majeure Event.................................7

                                   ARTICLE VII  GENERAL PROVISIONS

SECTION 7.01.  Notices.........................................................8
SECTION 7.02.  Headings........................................................8
SECTION 7.03.  Severability....................................................8
SECTION 7.04.  Entire Agreement................................................9
SECTION 7.05.  Assignment......................................................9
SECTION 7.06.  No Third-Party Beneficiaries....................................9
SECTION 7.07.  Amendment; Waiver...............................................9
SECTION 7.08.  Governing Law...................................................9
SECTION 7.09.  Counterparts....................................................9
SECTION 7.10.  Independent Contractors.........................................9
SECTION 7.11.  No Guarantee of Results........................................10

Attachment A   Services and Charges

                          Technology Support Agreement

            TECHNOLOGY SUPPORT AGREEMENT, dated as of April 1, 1998, by and between CORNING INCORPORATED, a corporation organized under the laws of New York ("Corning"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware ("Company").

            WHEREAS, Corning is engaged in a variety of businesses and employs personnel to support such businesses in the areas of manufacturing technology and engineering services, and research and development services; and

            WHEREAS, Corning, Company and CCPC Acquisition Corp., a company organized under the laws of Delaware ("Purchaser"), have entered into a Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; terms defined therein being used herein as defined therein), providing for the acquisition by Purchaser of approximately 92% of the issued and outstanding shares of common stock, no par value, of Company; and

            WHEREAS, pursuant to the Recapitalization Agreement, Corning has agreed to make available to Company certain technology support services.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                    SERVICES

            SECTION 1.01. Provision of Services. Corning agrees to make available certain services to Company in connection with the operation of Company on the terms and conditions contained herein. Such services are described herein and in Attachment A hereto, which sets forth: (a) a description of the services to be rendered by Corning to Company; and (b) the costs or charges for providing such services.

            SECTION 1.02. Covered Services. Corning shall be obligated to make available the services described in Attachment A and any services subsequently made a part of this Agreement in accordance with Section 1.07. Services to be provided by Corning to Company pursuant to this Agreement are hereinafter referred to as the "Services".

            SECTION 1.03. Term and Termination. (a) Term. Unless earlier terminated in accordance with paragraph (b) or (c) of this Section 1.03, or unless otherwise agreed to in writing by the parties hereto, the term of this Agreement ("Term") shall be five
(5) years from the date hereof, renewable at the option of Company, subject to
Section 1.08, for an additional five-year period.

            (b) Termination for Breach. If Company shall fail to perform or shall default in the performance of any material provision of this Agreement, and if such failure or default shall continue for thirty (30) Business Days after receipt by Company of written notice of such failure or default, and such failure or default is not cured within such 30-day period, then Corning may terminate this Agreement with immediate effect.

            (c) Termination for Other Events. Upon the occurrence of any of the following events, Corning shall have the right, by sending written notice to Company, to terminate this Agreement with immediate effect:

            (i) the liquidation (except for the purposes of an amalgamation or reconstruction) or insolvency of Company, or the appointment (subject to the provisions of clause (ii) of this paragraph (c)) of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of Company; or

            (ii) the adjudication of Company as bankrupt and the appointment of a trustee in bankruptcy who does not expressly affirm this Agreement in its entirety within thirty (30) Business Days after its appointment.

            (d) Survival. The obligations of the parties under Section 1.06 shall survive the expiration or termination of this Agreement.

            SECTION 1.04. Service Periods. The period during which Corning shall provide each of the Services described in Attachment A shall commence on the date hereof and continue until the end of the Term. The period during which Corning shall provide any Services subsequently made a part of this Agreement in accordance with Section 1.07 below shall be as agreed upon by the parties. Notwithstanding anything herein to the contrary, except as otherwise provided in Attachment A, Company may discontinue any Service (and its obligations to continue paying for the same) on ninety (90) days' advance written notice provided in accordance with Section 6.01. Upon such discontinuance of any Service, Company may renew such service for the remainder of the Term only with the express written consent of Corning.

            SECTION 1.05. Payment and Billing. (a) In full compensation for the Services, Company shall pay Corning for the Services at the same rates charged by Corning for similar services performed by it for its own businesses or wholly owned subsidiaries (the

"Standard Internal Rates") except as otherwise provided in Attachment A. Except as otherwise agreed upon by Corning and Company, such Standard Internal Rates will not increase by more than 5% from year to year. The Standard Internal Rates shall not include travel, parts, materials and expense charges, which shall be billed at cost (and may increase accordingly). To the extent that program or system changes or other changes to the Services are requested by Company, the applicable charges, to the extent Standard Internal Rates are not applicable, will be as agreed by the parties. Payments will be made quarterly within thirty
(30) days after Company's receipt of Corning's statement therefor together with applicable supporting documentation, unless payment is required more often pursuant to this Agreement or Attachment A.

            (b) All payments will be made in U.S. dollars. Each statement shall set forth in reasonable detail the calculation of the charges and costs upon which the amount to be reimbursed is based, broken down by the Services rendered during the month to which such statement relates. If Company has any objection to the amount of any statement, it shall nevertheless pay such amount in full, but may thereafter cause Corning's records with respect thereto to be inspected in accordance with Article III hereof, and thereafter Company will be entitled to a prompt refund of any amounts paid in excess of the amounts required hereunder and Corning shall promptly pay any deficiency amounts found to be due as a result of such inspection. Following such inspection, the parties shall endeavor in good faith to resolve any disagreement with respect to charges and costs hereunder, but any disagreement that cannot be so resolved shall be submitted to binding arbitration in accordance with Article IV.

            SECTION 1.06. Performance of Services; Limitation of Liability; Indemnity. (a) The Services shall be performed in a reasonably prompt and professional manner by Corning's internal staff group that generally performs comparable services for Corning's businesses in the United States; provided, however, that if Corning is not able to provide requested Services or if such Services can be provided in a satisfactory manner by a third party contractor or Corning's retiree, Corning may provide such Services through such third party contractors or Corning's retiree at such rate as the third party charges for such services. Each of Corning and Company hereby agrees and acknowledges that, subject to paragraph (b) of this Section 1.06, Company's sole and exclusive remedy and Corning's sole and exclusive liability for any defect or error in the Services will be re-performance of such Services. CORNING MAKES NO WARRANTY AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            (b) Notwithstanding the provisions of paragraph (a) of this Section 1.06, (i) subject to Section 1.08 below, in the event Corning fails to perform its obligations hereunder (other than such failure as is excused by Article V), it will be liable for any out-of-pocket costs (including those resulting from hiring employees on a temporary basis) actually incurred by Company, in excess of amounts that would have been paid to Corning under this Agreement if Corning had performed its obligations hereunder, in arranging for the performance of Services not performed by Corning as a result of the breach of Corning's obligations hereunder and (ii) Corning will be liable to Company for, and will indemnify, hold harmless and defend Company against, any and all liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) (collectively, "Damages") incurred by Company or its Affiliates as a result of the bad faith or gross negligence of Corning.

            (c) Subject to the limitations set forth in paragraph (d) of this
Section 1.06, Company agrees to indemnify, hold harmless and defend Corning against all liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) incurred by Corning or its Affiliates as a result of the performance by Corning of Services under this Agreement, other than those costs and Damages for which Corning is liable pursuant to
Section 1.06(b).

            (d) A party seeking indemnification pursuant to this Section 1.06 (the "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder, except to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third party, and the Indemnified Party shall cooperate in such defense and make available all records and materials reasonably requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may not be unreasonably withheld. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the settlement involves solely the payment of monetary damages.

            SECTION 1.07. Additional Services. Additional reasonable requests for services not previously described in Attachment A shall be negotiated by Corning and Company at rates equal to Corning's Standard Internal Rates. Any Services to be so provided shall be agreed upon in writing by Corning and Company.

            SECTION 1.08. Limitations on Corning's Obligations. (a) Subject to subparagraph (c) below, Corning will not be obligated to (i) hire additional or different personnel, replace retiring or otherwise disassociated personnel or acquire additional resources in order to provide any Services to Company pursuant to this Agreement, (ii) take any actions other than in the ordinary course of its business to retain personnel currently employed by it in order to provide any Services to Company pursuant to this Agreement, or (iii) provide any services to Company beyond the initial five (5) year period where such services are provided solely for the benefit of Company and are not used by Corning in the ordinary course of business.

            (b) The obligation of Corning to provide Services is conditioned upon and subject to any contractual and legal obligations, prohibitions and restrictions applicable to Corning regarding such Services, and this Agreement will not obligate Corning to violate, modify or eliminate any such obligation, prohibition or restriction. Corning hereby agrees not to enter voluntarily into any arrangement containing any such obligations, prohibitions or restrictions during the term of this Agreement.

            (c) To the extent Company is using Services provided for herein, Corning will use commercially reasonable efforts (but shall not otherwise be obligated) to retain personnel necessary to perform such Services.

            SECTION 1.09. Limitations on Company's Obligations. Nothing contained in this Agreement shall obligate Company to purchase any particular Service from Corning nor, subject to Company's obligations of confidentiality, shall Company be prohibited by this Agreement from obtaining such Services from third parties.

            SECTION 1.10. Sales and Use Taxes. Company shall pay to Corning for each of the Services that is the subject of any sales or use tax imposed by any governmental authority, thirty (30) days after demand therefor, an amount equal to Company's pro rata share with respect to the Services of the aggregate amount of such sales and use taxes. Notwithstanding the foregoing, Company shall use reasonable efforts to provide exemption certificates when available and to calculate any applicable sales and use taxes and to make payment thereof directly to the appropriate taxing authority.

                                   ARTICLE II
                         CONFIDENTIALITY AND INVENTIONS

            SECTION 2.01. Confidentiality. All confidential information that is disclosed by a party under the provisions of this Agreement, whether contained in blueprints, drawings, written reports, letters or memoranda, or notes made by employees, or acquired by employees from observation or any other activities of a party related directly or solely to this Agreement, shall be held in confidence and accorded the same protection and confidential treatment used by the party receiving such information (the "Receiving Party") with respect to its own confidential information and trade secrets, and shall not be used by the Receiving Party for any purpose other than in accordance with the terms of this Agreement.

            Upon expiration or termination of this Agreement, the confidentiality obligations in this Agreement shall continue for three (3) years.

            SECTION 2.02. Inventions. Unless otherwise agreed by the Parties in writing, Corning will own any invention made solely by an employee of Corning while involved in, or as a result of, Services provided to Company under this Agreement, and such invention shall be deemed licensed to Company pursuant to the Patent and Know-How License Agreement dated as of the same date as this Agreement between Corning and Company. If an invention is made jointly by employees of Company and Corning pursuant to the Services provided under this Agreement, both Company and Corning shall jointly own the invention; and, unless otherwise agreed in writing, the party which requested that the patent application be filed shall pay any application and maintenance expenses. Unless otherwise agreed by the parties, Company shall own any invention made solely by an employee of Company.

                                   ARTICLE III
                                 RESPONSIBILITY

            SECTION 3.01. Responsibility. Nothing in this Agreement shall be construed as: (a) an assumption by Corning of any obligation to increase the sales or profits of Company or otherwise to assume responsibility for the operations of Company; (b) an assumption by Corning of any financial obligation of Company; (c) the creation of any relationship of employment between Company and employees or consultants of Corning, its subsidiaries or Affiliates; (d) an assumption by Corning of any responsibility for the work performed by outside suppliers employed directly by Company or any of its Affiliates at the suggestion or recommendation of Corning; or (e) the delegation of any function or authority of Company.

                                   ARTICLE IV
                        MAINTENANCE OF BOOKS AND RECORDS

            SECTION 4.01. Maintenance of Books and Records. Corning shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of all charges to be paid and costs to be reimbursed by Company under the terms of this Agreement.

                                    ARTICLE V
                                  CONTROVERSIES

            SECTION 5.01. Controversies. Any conflict or disagreement arising out of the interpretation, implementation, or compliance with the provisions of this Agreement, or arising out of a dispute as to the proper computation of all charges and costs to be reimbursed by Company under the terms of this Agreement, shall be finally settled by arbitration held in New York, New York under the Rules of Conciliation and Arbitration then obtaining of the American Arbitration Association before a single arbitrator appointed in accordance with such Rules, and judgment upon the award rendered may be entered by any court having jurisdiction. The costs and expenses of the arbitration shall be paid by the parties in inverse proportion to the allocation by the arbitrator of the amounts disputed, or, if no amounts are in dispute, by the party against whom the dispute is finally settled.

                                   ARTICLE VI
                               FORCE MAJEURE EVENT

            SECTION 6.01. Force Majeure Event. Corning shall not be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruption, accident, unusually severe weather or other similar causes that are beyond its reasonable control (a "Force Majeure Event").

            SECTION 6.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, Corning shall promptly give notice to Company of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event. In the event of, and only during the occurrence of, a Force Majeure Event, Company may take such reasonable measures as are necessary to meet its needs, including the provision of services from alternative sources.

            SECTION 6.03. Length of a Force Majeure Event. During the duration of a Force Majeure Event, Corning shall use its reasonable best efforts to avoid or remove such Force Majeure Event, and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                   ARTICLE VII
                               GENERAL PROVISIONS

            SECTION 7.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.01):

            (a)   if to Corning:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY 14831
                  Telecopy: (607) 974-8656
                  Attention: General Counsel

            (b)   if to Company:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY 14831
                  Telecopy: (607) 974-2215
                  Attention: President

            SECTION 7.02. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.03. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

            SECTION 7.04. Entire Agreement. This Agreement (including the Attachment hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Corning and Company with respect to the subject matter hereof.

            SECTION 7.05. Assignment. This Agreement shall not be assigned by either party without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party); provided, however, that either party may assign its rights and obligations hereunder to one or more of its Affiliates (except that no such assignment shall relieve such party of its obligations hereunder and such party shall remain liable for the performance of its obligations hereunder). Notwithstanding anything contained herein to the contrary, the Company may pledge and assign all of its rights hereunder to the financial institutions providing the Financing (or refinancings thereof).

            SECTION 7.06. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 7.07. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by Corning and Company.

            (b) No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 7.08. Governing Law. This Agreement shall be governed by the laws of the State of New York.

            SECTION 7.09. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            SECTION 7.10. Independent Contractors. No agency, partnership, fiduciary relationship or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities, or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 7.11. No Guarantee of Results. Neither Seller nor Company makes any representation or promise concerning the earnings or other results to be achieved by any party or an Affiliate of any party in connection with the performance of this Agreement, and neither Seller nor Company shall have any liability to the other based thereon.

            IN WITNESS WHEREOF, Company and Corning have executed this Agreement by their respective duly authorized representatives as of the date first above written.

                                          CORNING INCORPORATED


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          CORNING CONSUMER PRODUCTS
                                          COMPANY


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                 Exhibit 5.13

                     Form of Transition Services Agreement

================================================================================


               ---------------------------------------------------


                          TRANSITION SERVICES AGREEMENT


               ---------------------------------------------------


                                     Between

                              CORNING INCORPORATED

                                       and

                        CORNING CONSUMER PRODUCTS COMPANY


                            Dated as of April 1, 1998


================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I    SERVICES

SECTION 1.01.  Provision of Services...........................................1
SECTION 1.02.  Covered Services................................................1
SECTION 1.03.  Term and Termination............................................2
SECTION 1.04.  Service Periods.................................................2
SECTION 1.05.  Payments for Services...........................................3
SECTION 1.06.  Performance of Services; Limitation of Liability; Indemnity.....3
SECTION 1.07.  Additional Services.............................................4
SECTION 1.08.  Limitations on Corning's Obligations............................5

                                   ARTICLE II   RESPONSIBILITY

SECTION 2.01.  Responsibility..................................................5

                                   ARTICLE III  MAINTENANCE OF BOOKS
                                                AND RECORDS

SECTION 3.01.  Maintenance of Books and Records................................5

                                   ARTICLE IV   CONTROVERSIES

SECTION 4.01.  Controversies...................................................6

                                   ARTICLE V    FORCE MAJEURE EVENT

SECTION 5.01.  Force Majeure Event.............................................6
SECTION 5.02.  Effect of a Force Majeure Event.................................6
SECTION 5.03.  Length of a Force Majeure Event.................................6

                                                                            Page
                                   ARTICLE VI   GENERAL PROVISIONS

SECTION 6.01.  Notices.........................................................7
SECTION 6.02.  Nondisclosure...................................................7
SECTION 6.03.  Headings........................................................7
SECTION 6.04.  Severability....................................................7
SECTION 6.05.  Entire Agreement................................................8
SECTION 6.06.  Assignment......................................................8
SECTION 6.07.  No Third Party Beneficiaries....................................8
SECTION 6.08.  Amendment; Waiver...............................................8
SECTION 6.09.  Governing Law...................................................8
SECTION 6.10.  Counterparts....................................................8
SECTION 6.11.  Independent Contractors.........................................9
SECTION 6.12.  Confidentiality.................................................9


ANNEX 1        Services and Charges
ANNEX 2        1998 Services and Charges

                          Transition Services Agreement

            TRANSITION SERVICES AGREEMENT, dated April 1, 1998, by and between CORNING INCORPORATED, a corporation organized under the laws of New York ("Corning"), and CORNING CONSUMER PRODUCTS COMPANY, a corporation organized under the laws of Delaware ("Company").

            WHEREAS, Corning is engaged in a variety of businesses and employs personnel and maintains staff departments to provide management, operating and administrative services to such businesses;

            WHEREAS, Corning, Company and CCPC Acquisition Corp., a Delaware corporation ("Purchaser"), have entered into a Recapitalization Agreement, dated March 2, 1998 (the "Recapitalization Agreement"; terms defined therein being used herein as defined therein), providing for the acquisition by Purchaser of approximately 92% of all the issued and outstanding shares of common stock, no par value, of Company; and

            WHEREAS, pursuant to the Recapitalization Agreement, Corning has agreed to make available to Company certain transition services.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                    SERVICES

            SECTION 1.01. Provision of Services. Corning agrees to make available on the terms and conditions contained herein certain services to Company in connection with the operation of Company. Such services are described herein and in Annex 1 hereto, which sets forth: (a) a description of the services to be rendered by Corning to Company; and (b) the costs or charges for providing such services.

            SECTION 1.02. Covered Services. Corning shall be obligated to make available the services described in Annex 1 and any services subsequently made a part of this Agreement in accordance with Section 1.07. Services to be provided by Corning to Company pursuant to this Agreement are hereinafter referred to as the "Services". For purposes of clarification and not limitation, Annex 2 hereto describes certain terms and conditions upon which the Services specified therein will be made available by Corning to Company from the date hereof until December 31, 1998. Thereafter, the terms and conditions for such Services will be negotiated by the parties in accordance with Annex 1 hereto.

            SECTION 1.03. Term and Termination. (a) Term. Unless earlier terminated in accordance with paragraph (b) or (c) of this Section 1.03, or unless otherwise agreed to in writing by the parties hereto, the term of this Agreement ("Term") shall be two years from the date hereof.

            (b) Termination for Breach. If Company shall fail to perform or shall default in the performance of any material provision of this Agreement, and if such failure or default shall continue for 30 days after receipt by Company of written notice of such failure or default, and such failure or default is not cured within such 30-day period, then Corning may terminate this Agreement with immediate effect.

            (c) Termination for Other Events. Upon the occurrence of any of the following events, Corning shall have the right, by sending written notice to Company, to terminate this Agreement with immediate effect:

            (i) the liquidation (except for the purposes of an amalgamation or reconstruction) or insolvency of Company, or the appointment (subject to the provisions of clause (ii) of this paragraph (c)) of an administrator, receiver, administrative receiver, trustee or other custodian acting to protect the interests of any creditor or class of creditors over all or a substantial part of the assets of Company; or

            (ii) the adjudication of Company as bankrupt and the appointment of a trustee in bankruptcy who does not expressly affirm this Agreement in its entirety within 30 days after its appointment.

            (d) Survival. The obligations of the parties under Section 1.06 shall survive the expiration or termination of this Agreement.

            SECTION 1.04. Service Periods. The period during which Corning shall provide each of the Services described in Annex 1 shall commence on the date hereof and continue until the end of the Term. The period during which Corning shall provide any Services subsequently made a part of the Agreement in accordance with Section 1.07 below, shall be as agreed by the parties. Notwithstanding anything herein to the contrary, except as otherwise provided in Annex 1, (i) Company is not required to purchase Services from Corning and may, at its option, obtain Services from third parties and (ii) Company may discontinue any Service (and its obligations to continue paying for the same) on 90 days' advance written notice provided in accordance with Section 6.01. Upon such discontinuance of any Service, Company may renew such Service for the remainder of the Term only with the express written consent of Corning.

            SECTION 1.05. Payments for Services. In full compensation for the Services, Company shall pay Corning for the Services at the same rates charged by Corning for similar services performed by it for its own businesses or wholly owned subsidiaries (the "Standard Internal Rates") except as otherwise provided in Annex 1 or Annex 2. To the extent that program or system changes or other changes to the Services are requested by Company, the applicable charges, to the extent Standard Internal Rates are not applicable, will be as agreed by the parties. Payments will be made monthly within 30 days after Company's receipt of Corning's statement therefor together with applicable supporting documentation, unless payment is required more often pursuant to this Agreement, Annex 1 or Annex 2. All payments will be made in U.S. dollars. Each statement shall set forth in reasonable detail the calculation of the charges and costs upon which the amount to be reimbursed is based, broken down by the Services rendered during the month to which such statement relates. If Company has any objection to the amount of any statement, it shall nevertheless pay such amount in full, but may thereafter cause Corning's records with respect thereto to be inspected in accordance with Article III hereof, and thereafter Company will be entitled to a prompt refund of any amounts paid in excess of the amounts required hereunder and Corning shall promptly pay any deficiency amounts found to be due as a result of such inspection. Following such inspection, the parties shall endeavor in good faith to resolve any disagreement with respect to charges and costs hereunder, but any disagreement which cannot be so resolved shall be submitted to binding arbitration in accordance with Article IV.

            SECTION 1.06. Performance of Services; Limitation of Liability; Indemnity. (a) The Services shall be performed in a reasonably prompt and professional manner by Corning's internal staff group that generally performs comparable services for Corning's businesses in the United States; provided, however, that if Corning is not able to provide requested Services or if such Services can be provided in a satisfactory manner by a third party contractor at a commercially reasonable rate, Corning may provide such Services through such third party contractors at the rate charged by the third party contractor for such Services. Each of Corning and Company hereby agrees and acknowledges that, subject to paragraph (b) of this Section 1.06, Company's sole and exclusive remedy and Corning's sole and exclusive liability for any defect or error in the Services will be re-performance of such Services. CORNING MAKES NO WARRANTY AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

            (b) Notwithstanding the provisions of paragraph (a) of this Section 1.06, (i) subject to Section 1.08 below, in the event Corning fails to perform its obligations hereunder (other than such failure as is excused by Article V), it will be liable for any out-of-pocket costs (including those resulting from hiring employees on a temporary basis) actually incurred by Company, in excess of amounts that would have been paid to Corning under this Agreement if Corning had performed its obligations hereunder, in arranging for the performance of Services not performed by Corning as a result of the breach of Corning's obligations hereunder and (ii) Corning will be liable to Company for, and will indemnify, hold harmless and defend Company against, any and all liabilities, losses, costs and expenses (including reasonable attorneys' fees and litigation expenses) (collectively, "Damages") incurred by Company or its Affiliates as a result of the bad faith or gross negligence of Corning.

            (c) Subject to the limitations set forth in paragraph (d) of this
Section 1.06, Company agrees to indemnify, hold harmless and defend Corning against all Damages incurred by Corning or its Affiliates as a result of the performance by Corning of Services under this Agreement, other than those costs and Damages for which Corning is liable pursuant to Section 1.06(b).

            (d) A party seeking indemnification pursuant to this Section 1.06 (the "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding, in respect of which indemnity may be sought hereunder, and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but no failure to give such notice shall relieve the Indemnifying Party of any liability hereunder, except to the extent that the Indemnifying Party has suffered actual prejudice thereby. The Indemnifying Party shall have the right to undertake the defense of any such claim asserted by a third person, and the Indemnified Party shall cooperate in such defense and make available all records and materials requested by the Indemnifying Party in connection therewith at the Indemnifying Party's expense. The Indemnified Party shall be entitled to participate in such defense, but shall not be entitled to indemnification with respect to the costs and expenses of such defense if the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent may not be unreasonably withheld. The Indemnifying Party may settle any claim without the consent of the Indemnified Party, but only if the settlement involves solely payment of monetary damages.

            (e) To the extent that Company receives Services from Corning involving the exercise of managerial judgment or discretion (including, but not limited to, the selection of service or raw material providers, the investment and management of funds and the selection of depositories), Company will have no claim against and will indemnify Corning for losses resulting from the performance of such Services.

            SECTION 1.07. Additional Services. Additional reasonable requests for services not previously described in Annex 1 or Annex 2 shall be negotiated by Corning and

Company at rates equal to Corning's Standard Internal Rates. Any Services to be so provided shall be agreed in writing by Corning and Company.

            SECTION 1.08. Limitations on Corning's Obligations. (a) Subject to subparagraph (c) below, Corning will not be obligated to (i) hire additional or different personnel or acquire additional resources or (ii) take any actions other than in the ordinary course of its business to retain personnel currently employed by it, in each case in order to provide any Services to Company pursuant to this Agreement.

            (b) The obligation of Corning to provide Services is conditioned upon and subject to any contractual and legal obligations, prohibitions and restrictions applicable to Corning regarding such Services, and this Agreement will not obligate Corning to violate, modify or eliminate any such obligation, prohibition or restriction. Corning hereby agrees not to enter voluntarily into any arrangement containing any such obligations, prohibitions or restrictions during the term of this Agreement.

            (c) To the extent Company is using Services provided for herein, Corning will use commercially reasonable efforts (but shall not otherwise be obligated) to retain personnel necessary to perform such Services.

                                   ARTICLE II
                                 RESPONSIBILITY

            SECTION 2.01. Responsibility. Nothing in this Agreement shall be construed as: (a) an assumption by Corning of any obligation to increase the sales or profits of Company or otherwise to assume responsibility for the operations of Company; (b) an assumption by Corning of any financial obligation of Company; (c) the creation of any relationship of employment between Company and employees or consultants of Corning, its subsidiaries or Affiliates; (d) an assumption by Corning of any responsibility for the work performed by outside suppliers employed directly by Company or any of its Affiliates at the suggestion or recommendation of Corning; or (e) the delegation of any function or authority of Company.

                                   ARTICLE III
                        MAINTENANCE OF BOOKS AND RECORDS

            SECTION 3.01. Maintenance of Books and Records. Corning shall maintain true and complete books of account containing an accurate record of all data necessary for the proper computation of all charges and costs to be reimbursed by Company under the terms of this Agreement.

                                   ARTICLE IV
                                  CONTROVERSIES

            SECTION 4.01. Controversies. Any conflict or disagreement arising out of the interpretation, implementation, or compliance with the provisions of this Agreement, or arising out of a dispute as to the proper computation of all charges and costs to be reimbursed by Company under the terms of this Agreement, shall be finally settled by arbitration held in New York, New York under the Rules of Conciliation and Arbitration of the American Arbitration Association before a single arbitrator appointed in accordance with such Rules, and judgment upon the award rendered may be entered by any court having jurisdiction. The costs and expenses of the arbitration shall be paid by the parties in inverse proportion to the allocation by the arbitrator of the amounts disputed, or, if no amounts are in dispute, by the party against whom the dispute is finally settled.

                                    ARTICLE V
                               FORCE MAJEURE EVENT

            SECTION 5.01. Force Majeure Event. Corning shall not be held responsible for the failure or delay in performance hereunder if such failure or delay is due to any act of God or the public enemy, war, compliance with laws, governmental acts or regulations, fire, flood, epidemic, strikes and labor interruption, accident, unusually severe weather or other similar causes, which are beyond its reasonable control (a "Force Majeure Event").

            SECTION 5.02. Effect of a Force Majeure Event. Upon the occurrence of a Force Majeure Event, Corning shall promptly give notice to Company of the occurrence or circumstance upon which it intends to rely to excuse its performance. Duties and obligations of both parties shall be suspended for the duration of the Force Majeure Event. In the event of, and only during the occurrence of, a Force Majeure Event, Company may take such reasonable measures as are necessary to meet its needs, including the provision of services from alternative sources.

            SECTION 5.03. Length of a Force Majeure Event. During the duration of a Force Majeure Event, Corning shall use its best efforts to avoid or remove such Force Majeure Event and shall also take reasonable steps to resume its performance under this Agreement with the least possible delay.

                                   ARTICLE VI
                               GENERAL PROVISIONS

            SECTION 6.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.01):

            (a)   if to Corning:

                  Corning Incorporated
                  One Riverfront Plaza
                  Corning, NY  14831
                  Telecopy:  (607) 974-8656
                  Attention:  General Counsel

            (b)   if to Company:

                  Corning Consumer Products Company
                  E-Building, Houghton Park
                  Corning, NY  14831
                  Telecopy:  (607) 974-2215
                  Attention:  President

            SECTION 6.02. Nondisclosure. Neither Corning nor Company shall disclose, imply the existence of, or include in any promotional materials any reference to this Agreement or its terms without the written consent of the other party.

            SECTION 6.03. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 6.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            SECTION 6.05. Entire Agreement. This Agreement (including the Annexes hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between Corning and Company with respect to the subject matter hereof, provided, however, this Agreement shall be implemented and interpreted in a manner consistent with the Recapitalization Agreement.

            SECTION 6.06. Assignment. This Agreement shall not be assigned by either party without the express written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party); provided, however, that either party may assign its rights and obligations hereunder to one or more of its Affiliates (except that no such assignment shall relieve such party of its obligations hereunder and such party shall remain liable for the performance of its obligations hereunder). Notwithstanding anything contained herein to the contrary, the Company may pledge and assign all of its rights hereunder to the financial institutions providing the Financing (or refinancings thereof).

            SECTION 6.07. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            SECTION 6.08. Amendment; Waiver. (a) This Agreement may not be amended or modified except by an instrument in writing signed by Corning and Company.

            (b) No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies provided by law or available at equity.

            SECTION 6.09. Governing Law. This Agreement shall be governed by the laws of the State of New York.

            SECTION 6.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

            SECTION 6.11. Independent Contractors. No agency, partnership or joint venture is established by this Agreement. Neither party shall enter into, incur liabilities or hold itself out to third parties as having the authority to enter into and incur any contractual obligations, expenses or liabilities on behalf of the other party.

            SECTION 6.12. Confidentiality. Each of Corning and Company hereby agrees that it will not, and will cause each of its Affiliates not to, at any time reveal to any Person or use in any way detrimental to the other Person any non-public, confidential or proprietary information relating to the other or the business or affairs of such other Person that is acquired or otherwise received by such Person in connection with the performance of its obligations under this Agreement, other than such information that (a) is generally available to the public (other than as a result of a disclosure by such Person), (b) is available to such Person on a nonconfidential basis from a source that is not prohibited from disclosing such information to such Person or (c) after notice and an opportunity to contest, such Person is required to disclose under any applicable law or under subpoena or other process of laws.

            IN WITNESS WHEREOF, Company and Corning have executed this Agreement by their respective duly authorized representatives as of the date first above written.

                                          CORNING INCORPORATED


                                          By: __________________________________
                                              Name:
                                              Title:


                                          CORNING CONSUMER PRODUCTS
                                          COMPANY


                                          By: __________________________________
                                              Name:
                                              Title: